Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257731

PROSPECTUS

JANUS INTERNATIONAL GROUP, INC.

Up to 114,045,400 Shares of Common Stock

Up to 10,150,000 Warrants

Up to 10,150,000 Shares of Common Stock Underlying Warrants

This prospectus relates to resale from time to time of up to 114,045,400 shares of our common stock, par value $0.0001 per share (the “Common Stock”), 10,150,000 warrants to purchase Common Stock of the Company (the “Warrants”) and 10,150,000 shares of Common Stock issuable upon exercise of the Warrants by the selling securityholders named in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”). The Common Stock may be offered from time to time up to specified limits by one or more of the Selling Stockholders identified in this prospectus or in any supplement to this prospectus. See the sections of this prospectus entitled “Selling Securityholders” and “Plan of Distribution.”

The shares of Common Stock and Warrants are being registered to permit the Selling Stockholders to sell the shares of Common Stock from time to time through ordinary brokerage transactions, directly to market makers or through any other means described in the section of this prospectus entitled “Plan of Distribution,” including through sales to underwriters or dealers (in which case this prospectus will be accompanied by a prospectus supplement listing any underwriters, the compensation to be received by the underwriters and the total amount of money that the Selling Stockholders will receive in such sale after expenses of the offering are paid).

We will pay certain offering fees and expenses and fees in connection with the registration of the shares of Common Stock offered hereby and will not receive proceeds from the sale of the shares of common stock by the Selling Stockholders. We will receive the proceeds from the exercise of any Warrants for cash.

Each Selling Stockholder may elect to sell all, a portion or none of the shares of Common Stock or Warrants it offers hereby. Each Selling Stockholder will determine the prices and terms of the sales at the time of each offering made by it. We will bear all costs, expenses and fees in connection with the registration of the Common Stock and Warrants and will not receive any proceeds from the sale of the Common Stock or Warrants. We will receive the proceeds from the exercise of any Warrants for cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock or Warrants.

Our Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “JBI” and “JBI WS,” respectively. On August 5, 2021, the closing sale prices of our Common Stock and Warrants were $13.73 and $3.80, respectively.

Investing in our Common Stock and Warrants involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

On June 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 21, 2020 (as amended from time to time, the “Business Combination Agreement”), by and among Janus International Group, Inc. (f/k/a Janus Parent, Inc.) (“we,” “us,” “Janus” or the “Company”), Juniper Industrial Holdings, Inc. (“Juniper”), JIH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“JIH Merger Sub”), Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc. (collectively referred to as the “Blocker Merger Subs”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (collectively referred to as the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative. Pursuant to the Business Combination Agreement, (i) JIH Merger Sub merged with and into Juniper with Juniper being the surviving corporation in the merger and a wholly-owned subsidiary of the Company, (ii) each of the Blocker Merger Subs merged with and into the corresponding Blockers with such Blocker being the surviving corporation in each such merger and a wholly-owned subsidiary of the Company, (iii) each other equityholder of Midco contributed or sold, as applicable, all of its equity interests in Midco or Juniper, as applicable, to the Company in exchange for cash, preferred units and/or shares of the Common Stock, as applicable, and (iv) the Company contributed all of the equity interests in Midco acquired pursuant to the foregoing transactions to Juniper, such that, as a result of the consummation of the Business Combination, Midco became an indirect wholly-owned subsidiary of Juniper.

Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”), entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors purchased an aggregate of 25,000,000 shares of Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s directors also purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms we, us, our, the Company and Janus refer to Janus International Group, Inc. Furthermore, in this prospectus:

“Amendment to the Registration and Stockholder Rights Agreement” means the amendment to the Registration and Stockholder Rights Agreement, entered into on June 7, 2021 by Juniper, the Sponsor and the other parties to the Sponsor Registration and Stockholders Rights Agreement.

“Blocker 1” means Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., a Delaware corporation.

“Blocker 2” means Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation.

“Blocker 3” means Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., a Delaware corporation.

“Blocker 4” means Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., a Delaware corporation.

“Blocker 5” means and Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, a Delaware corporation.

“Blockers” means, collectively, Blocker 1, Blocker 2, Blocker 3, Blocker 4 and Blocker 5.

“Blocker Merger Sub 1” means Jade Blocker Merger Sub 1, Inc., a Delaware corporation.

“Blocker Merger Sub 2” means Jade Blocker Merger Sub 2, Inc., a Delaware corporation.

“Blocker Merger Sub 3” means Jade Blocker Merger Sub 3, Inc., a Delaware corporation.

“Blocker Merger Sub 4” means Jade Blocker Merger Sub 4, Inc., a Delaware corporation.

“Blocker Merger Sub 5” means Jade Blocker Merger Sub 5, Inc. a Delaware corporation.

“Blocker Merger Subs” means, collectively, Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3, Blocker Merger Sub 4 and Blocker Merger Sub 5.

“Blocker Owners” means the owner of the equity interests of the Blockers.

“Board” means the board of directors of the Company.

“Business Combination” or “business combination” means the business combination consummated on June 7, 2021, as contemplated by the Business Combination Agreement and the related agreements.

“Business Combination Agreement” means the Business Combination Agreement, dated as of December 21, 2020, as it may be amended, by and among JIH, Midco, Janus Parent, JIH Merger Sub, the Blockers, the Blocker Merger Subs, Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative.

“Bylaws” means the amended and restated bylaws of the Company, adopted as of June 7, 2021.

“CCG” or “Clearlake” means Clearlake Capital Group, L.P.

“Certificate of Incorporation” or “charter” means the Amended and Restated Certificate of Incorporation, adopted as of June 7, 2021 of the Company.

“Closing Date” means the date on which the Business Combination is consummated.

“Code” means the Internal Revenue Code of 1986, as amended and restated from time to time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“DGCL” means Delaware General Corporation Law.

“Earnout Agreement” means the earnout agreement, dated June 7, 2021, by and between the Company and the Sponsor.

“Earnout Shares” means the 2,000,000 shares of Common Stock the Sponsor received (pro rata among the Sponsor shares and shares held by certain affiliates) in connection with the closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“founder shares” means the 8,625,000 shares of JIH Class B common stock purchased by the Sponsor prior to the IPO.

“GAAP” means generally accepted accounting principles in the United States.

“Intermediate” means Janus Intermediate, LLC, a wholly-owned subsidiary of Midco.

“Investor Rights Agreement” means the investor rights agreement, dated June 7, 2021, between the Company, CCG, the Sponsor, certain stockholders of Juniper and certain former stockholders of Midco with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement.

“IPO” means the initial public offering of Juniper, consummated on November 13, 2019, in which Juniper sold 34,500,000 public units at $10.00 per share.

“IRS” means the U.S. Internal Revenue Service.

“Janus,” “we,” “us,” or the “Company” means, collectively, Janus International Group, Inc., a Delaware corporation, and each of its operating subsidiaries from and after the Closing of the Transactions.

“Janus Core” means, collectively, Janus International Group, LLC, a wholly-owned subsidiary of Intermediate and Delaware limited liability company, and each of its operating subsidiaries.

“Janus Parent” means Janus Parent, Inc., a Delaware corporation.

“JIH” or “Juniper” means Juniper Industrial Holdings, Inc., a Delaware corporation.

“JIH Merger” means the merger of JIH Merger Sub with and into Juniper with Juniper being the surviving corporation in the Business Combination and a wholly-owned subsidiary of the Company.

“JIH Merger Sub” means JIH Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company.

“Lock-Up Agreement” means the lock-up agreement, dated June 7, 2021, between the Company and CCG, pursuant to which CCG will not be able to (i) transfer Warrants beneficially owned or otherwise held by them for a period of 30 days from the Closing and (ii) transfer any other securities of Parent beneficially owned or otherwise held by them for a period of 180 days from the Closing (the “Lock-Up Period”), subject to certain customary exceptions.

“Midco” means Janus Midco, LLC, a Delaware limited liability company.

“NYSE” means the New York Stock Exchange.

“PIPE Investment” means the issuance and sale of PIPE Shares to the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Investors” means certain institutional accredited investors who entered into the PIPE Subscription Agreements.

“PIPE Shares” means 25,000,000 shares of Common Stock at a purchase price per share of $10.00.

“PIPE Subscription Agreements” means the subscription agreements entered into on December 21, 2020 by the Company and the PIPE Investors.

“private placement” means the private placement transactions that occurred simultaneously with the consummation of the IPO and the closing of the over-allotment option for the IPO, where the Sponsor purchased private placement warrants for a purchase price of $1.00 per whole private placement warrant, or total gross proceeds of $10,150,000.

“private placement warrants” means the 10,150,000 warrants purchased by the Sponsor in the private placement, each of which is exercisable for one share of Class A common stock of JIH in accordance with its terms.

“Private Warrants” means the 10,150,000 Warrants governed by the Private Warrant Agreement.

“Private Warrant Agreement” means the warrant agreement, dated July 15, 2021, between the Company and Continental Stock Transfer & Trust Company.

“Registration and Stockholder Rights Agreement” means the sponsor registration and stockholder rights agreement, dated November 13, 2019, between Juniper, the Sponsor and the other parties thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission.

“Selling Stockholder” or “Selling Stockholders” means the selling securityholders named in this prospectus.

“Sponsor” means Juniper Industrial Sponsor, LLC, a Delaware limited liability company, which is our initial stockholder.

“Sponsor Letter Agreement” means the sponsor letter agreement, dated November 7, 2019, between JIH, the Sponsor and the other parties thereto.

“Sponsor Letter Agreement Amendment” means the amendment to the Sponsor Letter Agreement, entered into on June 7, 2021 by JIH, the Sponsor and the other parties to the Sponsor Letter Agreement.

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“Trust Account” means the trust account into which $345.0 million of the net proceeds of the IPO and the private placement were deposited for the benefit of the public stockholders.

“Warrant Agreement” means the warrant agreement, dated June 7, 2021, between the Company and Continental Stock Transfer & Trust Company, or the Private Warrant Agreement, as applicable, which governs the terms of the Warrants.

“Warrants” means warrants to purchase Common Stock of the Company.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Janus,” “we,” “us,” “our” and similar terms refer to Janus International Group, Inc. (f/k/a Janus Parent, Inc.) and its consolidated subsidiaries. References to “Juniper” refer to Juniper Industrial Holdings, Inc.

OUR BUSINESS

Janus is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions including: roll up and swing doors, hallway systems, relocatable storage units, and facility and door automation technologies with manufacturing operations in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia, and Singapore. The self-storage industry is comprised of institutional and non-institutional facilities. Institutional facilities typically include multi-story, climate controlled facilities located in prime locations owned and/or managed by large real estate investment trusts (“REITs”) or returns-driven operators of scale and are primarily located in the top 50 U.S. Metropolitan Statistical Areas (“MSAs”), whereas the vast majority of non-institutional facilities are single-story, non-climate controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs. Janus is highly integrated with customers at every phase of a project, including facility planning/design, construction, access control and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products.

Our business is operated through two geographic regions that comprise our two reportable segments: Janus North America and Janus International. The Janus International segment is comprised of Janus International Europe Holdings Ltd. (UK), whose production and sales are largely in Europe and Australia. The Janus North America segment is comprised of all the other entities including Janus International Group, LLC (together with each of its operating subsidiaries, “Janus Core”), Betco, Inc. (“BETCO”), Noke, Inc. (“NOKE”), ASTA Industries, Inc. (“ASTA”), Janus Door, LLC and Steel Door Depot.com, LLC.

Furthermore, our business is comprised of three primary sales channels: New Construction-Self-storage, R3-Self-storage, and Commercial and Other. The Commercial and Other category is primarily comprised of roll-up sheet and rolling steel door sales into the commercial marketplace.

New construction consists of engineering and project management work pertaining to the design, building, and logistics of a greenfield new self-storage facility tailored to customer specifications while maintaining compliance with ADA regulations. Any Nokē Smart Entry System revenue associated with a new construction project also rolls up into this sales channel.

The concept of Janus R3 is to replace storage unit doors, optimize unit mix and idle land, and add a more robust security solution to enable customers to (1) charge higher rental rates and (2) compete with modern self-storage facilities and large operators. In addition, the R3 sales channel also includes new self-storage capacity being brought online through conversions and expansions. R3 transforms facilities through door replacement, facility upgrades, Nokē Smart Entry Systems, and relocatable storage “MASS” units (Moveable Additional Storage Structures).

Commercial light duty steel roll-up doors are designed for applications that require less frequent and less demanding operations. Janus offers heavy duty commercial grade steel doors (minimized dead-load, or constant weight of the curtain itself) perfect for warehouses, commercial buildings, and terminals, designed with a higher gauge and deeper guides, which combats the heavy scale of use with superior strength and durability. Janus also offers rolling steel doors known for minimal maintenance and easy installation with but not limited to the following options, commercial slat doors, heavy duty service doors, fire doors, fire rated counter shutters, insulated service doors, counter shutters and grilles.

Corporate Information

Headquartered in Temple, Georgia, the Company has seven domestic manufacturing operations in Arizona, Georgia, Indiana, North Carolina and Texas, and three international manufacturing operations in Australia, Singapore and United Kingdom. The Company focuses on two primary markets, providing building solutions to the self-storage industry and broader commercial industrial market. Within self-storage, Janus provides its solutions to both institutional and non-institutional customers, with over 50% market share in both categories. Institutionally owned facilities typically include multi-story, climate controlled facilities located in prime locations owned and/or managed by a REIT or other returns-driven operator of scale. These institutional facilities are typically located in a top 50 U.S. MSA. Non-institutional facilities are comprised of single-story, non-climate controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs. Janus’s business in the commercial industrial end market is comprised of roll-up sheet, rolling steel doors and other solutions for commercial and industrial clients such as manufacturing facilities, eCommerce distribution centers and other similar locations.

Company History

Janus was founded in 2002, originally to provide the best-in-industry door systems for the self-storage industry. Over the last 19 years, the Company has consistently expanded its product offerings to the self-storage industry while also diversifying its product and solution offerings into commercial industrial end markets. The Company started operations in Temple, Georgia providing value-added door systems to self-storage clients, and in 2003 expanded to Surprise, Arizona to better serve clients in the Western U.S. In 2004, Janus opened a facility in Houston, Texas to address demand in the Southwest and moved internationally in 2006 by establishing a joint venture in Peterlee, United Kingdom to provide solutions to the European market. In 2009, Janus acquired Epic Doors to strengthen the company’s presence in the sector and in 2011 acquired U.S. Door & Building Components to significantly increase its market share. In 2014, Janus opened a facility in Butler, Indiana to further penetrate the Midwestern and Canadian markets, and also acquired Steel Storage Europe to expand its offerings internationally. In 2017, the Company accelerated its plans in the commercial industrial door market through the acquisition of ASTA, and in 2018 acquired software and technology platform NOKE, which brought new access control products and solutions to Janus’s suite of product offerings to both the self-storage and commercial industrial markets. In December 2018, Janus completed the acquisition of Active Supply & Design (CDM) Ltd. (UK) (“AS&D”), a company incorporated in England and Wales. AS&D is a self-storage design, construction and installation company. In March 2019, we completed the acquisition of BETCO, a Delaware corporation in the business of manufacturing and installing steel building structures for self-storage customers. In January 2020, Janus completed the acquisition of Steel Storage Australia and Asia (“Steel Storage”), a provider of self-storage design and construction services in Australia, New Zealand, Singapore and surrounding regions. In March 2020, Janus completed the acquisition of PTI Australasia Pty Ltd, an Australian distributor of self-storage access control security and integrative technologies. In January 2021, the Company acquired G & M Stor-More Pty Ltd., which has over 23 years’ experience in self-storage building, design, construction and consultation.

In 2013, Janus’s founder sold a majority interest in the Company to a private equity firm which subsequently sold the Company in February 2018 to existing majority shareholder Clearlake Capital Group. In connection with the 2018 transaction, Janus became a wholly-owned subsidiary of Midco.

The Business Combination

On June 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 21, 2020 (as amended from time to time, the “Business Combination Agreement”), by and among Janus International Group, Inc. (f/k/a Janus Parent, Inc.) (“we,” “us,” “Janus” or the “Company”), Juniper Industrial Holdings, Inc. (“Juniper”), JIH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“JIH Merger Sub”), Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc. (collectively referred to as the “Blocker Merger Subs”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (collectively referred to as the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative. Pursuant to the Business Combination Agreement, (i) JIH Merger Sub merged with and into Juniper with Juniper being the surviving corporation in the merger and a wholly-owned subsidiary of the Company, (ii) each of the Blocker Merger Subs merged with and into the corresponding Blockers with such Blocker being the surviving corporation in each such merger and a wholly-owned subsidiary of the Company, (iii) each other equityholder of Midco contributed or sold, as applicable, all of its equity interests in Midco to the Company or Juniper, as applicable, in exchange for cash, preferred units and/or shares of the Common Stock, as applicable, and (iv) the Company contributed all of the equity interests in Midco acquired pursuant to the foregoing transactions to Juniper, such that, as a result of the consummation of the Business Combination, Midco became an indirect wholly-owned subsidiary of Juniper.

SUMMARY OF RISK ASSOCIATED WITH OUR BUSINESS

There are a number of risks related to our business and investing in our Common Stock and Warrants that you should consider before deciding to invest. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:

•	Janus’s continued success is dependent upon its ability to hire, retain and utilize qualified personnel.

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Janus is dependent upon its on-site personnel to maximize customer satisfaction; any difficulties Janus encounters in hiring, training, and retaining skilled field personnel may adversely affect its revenues.

•	The recent COVID-19 pandemic and the global attempt to contain it may harm Janus’s industry, business, results of operations and ability to raise additional capital.

•	Janus engages in a highly competitive business. If Janus is unable to compete effectively, it could lose market share and its business and results of operations could be negatively impacted.

•	Janus’s business strategy relies in part on acquisitions to sustain its growth. Acquisitions of other companies present certain risks and uncertainties.

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Janus’s dependence on, and the price and availability of, raw materials (such as steel coil) as well as purchased components may adversely affect its business, results of operations and financial condition.

•	Janus may be subject to liability if it breaches its contracts, and its insurance may be inadequate to cover our losses.

•	Janus’s management team has limited experience managing a public company.

•	Janus’s past growth may not be indicative of its future growth, and its revenue growth rate may decline in the future.

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Adverse macroeconomic and business conditions may significantly and negatively affect the self-storage and commercial market, which could have a negative effect on Janus’s business and therefore its results of operations.

THE OFFERING

Issuer	Janus International Group, Inc.

Shares of Common Stock Offered by the Selling Stockholders	Up to 114,045,400 shares (including 10,150,000 shares issuable upon exercise of Warrants).

Warrants Offered by the Selling Stockholders	10,150,000 Warrants.

Shares of Common Stock Outstanding	138,384,250 shares (as of July 8, 2021).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. With respect to the shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the New York Stock Exchange under the symbols “JBI” and “JBI WS,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. These forward-looking statements include, but are not limited to, statements about our financial condition, results of operations, earnings outlook and prospects or regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this prospectus in relation to the Company and our management, and forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to maintain the listing of our securities on a national securities exchange;

•	our ability to recognize the anticipated benefits of the Business Combination;

•	our management and board composition of the Company following the Business Combination;

•	changes adversely affecting the business in which we are engaged;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Janus or Juniper may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk;

•	the possibility that the COVID-19 pandemic, or another major disease, disrupts Janus’s business;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Janus’s resources; and

•	other risks and uncertainties, including those described in this prospectus under the heading “Risk Factors.”

All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this prospectus. Janus may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on Janus’s business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of Janus’s securities could decline, and you could lose part or all of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones that Janus faces. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair Janus’s business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Janus’s actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Janus’s Business

Janus’s continued success is dependent upon its ability to hire, retain and utilize qualified personnel.

The success of Janus’s business is dependent upon its ability to hire, retain and utilize qualified personnel, including engineers, craft personnel and corporate management professionals who have the required experience and expertise at a reasonable cost. The market for these and other personnel is competitive. From time to time, it may be difficult to attract and retain qualified individuals with the expertise, and in the timeframe, demanded by Janus’s clients, or to replace such personnel when needed in a timely manner. In certain geographic areas, for example, Janus may not be able to satisfy the demand for its services because of its inability to successfully hire and retain qualified personnel. Loss of the services of, or failure to recruit, qualified technical and management personnel could limit Janus’s ability to successfully complete existing projects and compete for new projects.

In addition, if any key personnel leave or retire from Janus, Janus needs to have appropriate succession plans in place and to successfully implement such plans, which requires devoting time and resources toward identifying and integrating new personnel into leadership roles and other key positions. If Janus cannot attract and retain qualified personnel or effectively implement appropriate succession plans, it could have a material adverse impact on its business, financial condition and results of operations.

The coronavirus (COVID-19) pandemic and the global attempt to contain it may harm our industry, business, results of operations and ability to raise additional capital.

The global spread of the coronavirus (COVID-19) and the various attempts to contain it have created significant volatility, uncertainty and economic disruption. In response to government mandates, health care advisories and otherwise responding to employee and vendor concerns, we have altered certain aspects of our operations. A large portion of our professional workforce has had to spend a significant amount of time working from home, which impacts their productivity. International and domestic travel has been severely curtailed, which required the cancellation of dozens of partner and potential partner meetings and the rescheduling to virtual and telephonic forums for other such meetings. Many productions are paused, including productions of third parties who supply us with necessary product. Additionally, trade shows have been cancelled globally, which is where we have significant interactions with customers and suppliers. Other partners have similarly had their operations altered or temporarily suspended by government mandated shutdowns, both domestically and globally, including distribution partners and those partners that we use for our operations as well as development, production and post-production services. To the extent the resulting economic disruption is severe, we could see some partners and vendors go out of business, resulting in reduced demand from distributors and consequent reduction in forecasted revenue and potential increased write-downs of accounts receivable, as well as supply constraints and increased costs or delays to our production. Such production pauses may cause us temporarily to have less products available to provide our services in subsequent quarters, which could negatively impact demand for our products and services. Temporary production pauses or permanent shutdowns in production could result in asset impairments or other charges and will change the timing and amount of cash outflows associated with production activity.

Notwithstanding our continued operations and performance, the COVID-19 pandemic may continue to have negative impacts on our operations, supply chain, transportation networks and customers, which may compress our margins as a result of preventative and precautionary measures that Janus, other businesses, and governments are taking. Any resulting economic downturn could adversely affect demand for our products and contribute to volatile supply and demand conditions affecting prices and volumes in the markets for our products, services and raw materials. The progression of this matter could also negatively impact our business or results of operations through the temporary closure of our operating locations or those of our customers or suppliers, among others. In addition, the ability of our employees and our suppliers’ and customers’ employees to work may be significantly impacted by individuals contracting or being exposed to COVID-19, or as a result of the control measures noted above, which may significantly hamper our production throughout the supply chain and constrict sales channels. The extent to which the COVID-19 pandemic may adversely impact our business depends on future developments, which are highly uncertain and unpredictable, including new information concerning the severity of the pandemic and the effectiveness of actions globally to contain or mitigate its effects.

In addition to the potential direct impacts to our business, the global economy is likely to be significantly weakened as a result of the actions taken in response to COVID-19. To the extent that such a weakened global economy impacts consumers’ ability or willingness to pay for our service or vendors’ ability to provide services to us, we could see our business and results of operation negatively impacted. Additionally, if we need to access the capital markets, there can be no assurance that financing may be available on attractive terms, if at all. We will continue to actively monitor the issues raised by the COVID-19 pandemic and may take further actions that alter our business operations, as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and stockholders.

Janus engages in a highly competitive business. If Janus is unable to compete effectively, it could lose market share and its business and results of operations could be negatively impacted.

Janus faces intense competition to provide technical, professional and construction services to clients. The markets Janus serves are highly competitive, and it competes against many local, regional and national companies.

The extent of Janus’s competition varies by industry, geographic area and project type. Janus’s projects are frequently awarded through a competitive bidding process, which is standard in its industry. Janus is constantly competing for project awards based on pricing, schedule and the breadth and technical sophistication of its services. Competition can place downward pressure on Janus’s contract prices and profit margins, and may force Janus to accept contractual terms and conditions that are less favorable to it, thereby increasing the risk that, among other things, it may not realize profit margins at the same rates as it has seen in the past or may become responsible for costs or other liabilities it has not accepted in the past. If Janus is unable to compete effectively, it may experience a loss of market share or reduced profitability or both, which, if significant, could have a material adverse impact on Janus’s business, financial condition and results of operations.

Janus’s business strategy relies in part on acquisitions to sustain its growth. Acquisitions of other companies present certain risks and uncertainties.

Janus’s business strategy involves growth through, among other things, the acquisition of other companies. Janus tries to evaluate companies that it believes will strategically fit into its business and growth objectives, including, for example, Janus’s acquisition of NOKE in December 2018. If Janus is unable to successfully integrate and develop acquired businesses, it could fail to achieve anticipated synergies and cost savings, including any expected increases in revenues and operating results, which could have a material adverse effect on its financial results.

Janus may not be able to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required consent of its lenders and, therefore, may not be able to complete such acquisitions or strategic investments. Janus may incur expenses associated with sourcing, evaluating and negotiating acquisitions (including those that do not get completed), and it may also pay fees and expenses associated with financing acquisitions to investment banks and other advisors. Any of these amounts may be substantial, and together with the size, timing and number of acquisitions Janus pursues, may negatively affect and cause significant volatility in its financial results.

In addition, Janus has assumed, and may in the future assume, liabilities of the company it is acquiring. While Janus retains third-party advisors to consult on potential liabilities related to these acquisitions, there can be no assurances that all potential liabilities will be identified or known to it. If there are unknown liabilities or other obligations, Janus’s business could be materially affected.

Our dependence on, and the price and availability of, raw materials (such as steel coil) as well as purchased components may adversely affect our business, results of operations and financial condition.

We are subject to fluctuations in market prices for raw materials such as steel and energy. In recent years, the prices of various raw materials have increased significantly, and we have been unable to avoid exposure to global price fluctuations and supply limitations, such as have occurred with the cost and availability of steel coil and related products. Additionally, although most of the raw materials and purchase components we use are commercially available from a number of sources, we could experience disruptions in the availability of such materials. If we are unable to purchase materials we require or are unable to pass on price increases to our customers or otherwise reduce our cost of goods or services sold, our business, results of operations and financial condition may be adversely affected.

The outcome of pending and future claims and litigation could have a material adverse impact on Janus’s business, financial condition and results of operations.

Janus is a party to claims and litigation in the normal course of business. Since Janus engages in engineering and construction activities for large facilities and projects where design, construction or systems failures can result in substantial injury or damage to employees or others, it is exposed to claims and litigation and investigations if there is a failure at any such facility or project. Such claims could relate to, among other things, personal injury, loss of life, business interruption, property damage, pollution and environmental damage and could be brought by Janus’s clients or third-parties, such as those who use or reside near its clients’ projects. Janus can also be exposed to claims if it agreed that a project will achieve certain performance standards or satisfy certain technical requirements and those standards or requirements are not met. In addition, while clients and subcontractors may agree to indemnify Janus against certain liabilities, such third-parties may refuse or be unable to pay it.

We may be subject to liability if we breach our contracts, and our insurance may be inadequate to cover our losses.

We are subject to numerous obligations in our contracts with organizations using our products and services, as well as vendors and other companies with which we do business. We may breach these commitments, whether through a weakness in our procedures, systems, and internal controls, negligence, or through the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, as well as disruptions in our services, failures or disruptions to our infrastructure, catastrophic events and disasters, or otherwise.

In addition, our insurance may not cover all claims made against us, and defending a suit, regardless of its merit, could be costly and divert management’s attention. Further, such insurance may not be available to us in the future on economically reasonable terms, or at all.

We are potentially subject to taxation related risks in multiple jurisdictions, and changes in U.S. tax laws, in particular, could have a material adverse effect on our business, cash flow, results of operations or financial condition.

We are a U.S.-based company potentially subject to tax in multiple U.S. and non-U.S. tax jurisdictions. Significant judgment will be required in determining our global provision for income taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be overturned by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.

Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. In particular, on December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “Tax Act”), which significantly revises the Code. The Tax Act was recently amended by the CARES Act . Certain provisions of the Tax Act may adversely affect us. The Tax Act requires complex computations that were not previously provided for under U.S. tax law. Furthermore, the Tax Act requires significant judgments to be made in interpretation of the law and significant estimates in the calculation of the provision for income taxes. Additional interpretive guidance may be issued by the U.S. Internal Revenue Service, the U.S. Department of the Treasury or another governing body that may significantly differ from the Company’s interpretation of the Tax Act, which may result in a material adverse effect on our business, cash flow, results of operations or financial condition. In addition, governmental tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we do business. If U.S. or non-U.S. tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.

The CARES Act, among other things, allowed for the deferral of the employer share of social security taxes for the period from March 27, 2020 through December 31, 2020, and requires repayment of 50% of the deferred amount by December 31, 2021 and the remaining 50% by December 31, 2022. We have chosen to avail ourselves of these CARES Act provisions for the deferral of employer taxes. As of July 1, 2021, we have deferred payment of $2,641,066 in employer share of social security taxes in accordance with the CARES Act. The payments of the deferred payroll taxes in fiscal 2021 and fiscal 2022 are expected to result in additional operating cash outflows during these periods.

The current Presidential Administration has proposed changes to tax law that would, among other things, increase the corporate tax rate, impose a 15% minimum tax on corporate book income, and strengthen the GILTI regime imposed by the Tax Act while eliminating related tax exemptions. Any such tax changes could materially increase the amount of taxes we would be required to pay, which could adversely affect our business, financial condition and operating results. For example, increases in the corporate tax rate may adversely impact our cash flow, which would in turn negatively impact our performance and liquidity. Other changes that may be enacted in the future, including changes to tax laws enacted by state or local governments in jurisdictions in which we operate, could result in further changes to state and local taxation and materially adversely affect our financial position and results of operations.

Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including user and corporate information, or theft of intellectual property, including digital assets, which could adversely impact our financial condition or harm our reputation.

Our reputation and ability to attract, retain and serve our users is dependent upon the reliable performance and security of our computer systems, mobile and other user applications, and those of third parties that we utilize in our operations. These systems may be subject to cyber incident, damage or interruption from earthquakes, adverse weather conditions, lack of maintenance due to the COVID-19 pandemic, other natural disasters, terrorist attacks, power loss or telecommunications failures. Additionally, threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Interruptions in, destruction or manipulation of these systems, or with the internet in general, could make our service unavailable or degraded or otherwise hinder our ability to deliver our services. Service interruptions, errors in our software or the unavailability of computer systems used in our operations, delivery or user interface could diminish the overall attractiveness of our user service to existing and potential users.

Our computer systems, mobile and other applications and systems of third parties we use in our operations are vulnerable to cybersecurity risks, including cyber-attacks and loss of confidentiality, integrity or availability, both from state-sponsored and individual activity, such as hacks, unauthorized access, computer viruses, denial of service attacks, physical or electronic break-ins and similar disruptions and destruction. Such systems may periodically experience directed attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data or intellectual property. Any attempt by hackers to obtain our data (including customer and corporate information) or intellectual property, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could harm our business, be expensive to remedy and damage our reputation. We have implemented certain systems and processes to thwart hackers and protect our data and systems. From time to time, we have experienced an unauthorized release of certain digital assets, however, to date these unauthorized releases have not had a material impact on our service or systems. There is no assurance that hackers may not have a material impact on our service or systems in the future. There is no 100% security guarantee. Our insurance may cover some, but not necessarily all expenses/losses associated with a cyber-attack and resultant business disruption. Any significant disruption to our service or access to our systems could result in a loss of users, liability and adversely affect our business and results of operation.

We utilize our own communications and computer hardware systems located either in our facilities or in that of a third-party web hosting provider. In addition, we utilize third-party “cloud” computing services in connection with our business operations. Problems faced by us or our third-party Web hosting, “cloud” computing, or other network providers, including technological or business-related disruptions, as well as cybersecurity threats, could adversely impact the experience of our users.

We face system security risks as we depend upon automated processes and the Internet and we could damage our reputation, incur substantial additional costs and become subject to litigation if our systems are penetrated.

We are increasingly dependent upon automated information technology processes, and many of our new customers come from the telephone or over the Internet. Moreover, the nature of our business involves the receipt and retention of personal information about our customers. We also rely extensively on third-party vendors to retain data, process transactions and provide other systems and services. These systems, and our systems, are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, malware, and other destructive or disruptive security breaches and catastrophic events, such as a natural disaster or a terrorist event or cyber-attack. In addition, experienced computer programmers and hackers may be able to penetrate our security systems and misappropriate our confidential information, create system disruptions, or cause shutdowns. Such data security breaches as well as system disruptions and shutdowns could result in additional costs to repair or replace such networks or information systems and possible legal liability, including government enforcement actions and private litigation. In addition, our customers could lose confidence in our ability to protect their personal information, which could cause them to discontinue our services.

If we are unable to attract and retain team members or contract with third parties having the specialized skills or technologies needed to support our systems, implement improvements to our customer-facing technology in a timely manner, quickly and efficiently fulfill our customers products and payment methods they demand, or provide a convenient and consistent experience for our customers regardless of the ultimate sales channel, our ability to compete and our results of operations could be adversely affected.

Our brand is integral to our success. If we fail to effectively maintain, promote, and enhance our brand in a cost-effective manner, our business and competitive advantage may be harmed.

We believe that maintaining and enhancing our reputation and brand recognition is critical to our relationships with existing customers, providers and strategic partners, and to our ability to attract new customers, providers and strategic partners. The promotion of our brand may require us to make substantial investments, and we anticipate that, given the highly competitive nature of our market, these marketing initiatives may become increasingly difficult and expensive. Brand promotion and marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our results of operations could be harmed. In addition, any factor that diminishes our reputation or that of our management, including failing to meet the expectations of our customers, providers, or partners, could harm our reputation and brand and make it substantially more difficult for us to attract new customers, providers, and partners. If we do not successfully maintain and enhance our reputation and brand recognition in a cost-effective manner, our business may not grow and we could lose our relationships with customers, providers, and partners, which could harm our business, financial condition and results of operations.

Economic uncertainty or downturns, particularly as it impacts specific industries, could adversely affect our business and results of operations.

In recent years, the United States and other significant markets have experienced cyclical downturns and worldwide economic conditions remain uncertain. This has especially been the case in 2020 as a result of the COVID-19 pandemic. Economic uncertainty and associated macroeconomic conditions make it extremely difficult for our partners, suppliers, and us to accurately forecast and plan future business activities, and could cause our customers to slow spending on our offerings, which could adversely affect our ability to complete current projects and attract new customers.

A significant downturn in the domestic or global economy may cause our customers to pause, delay, or cancel spending on our platform or seek to lower their costs by exploring alternative providers or our competitors. To the extent purchases of our offerings are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in general spending. Also, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or any industry in particular. If the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and results of operations could be materially adversely affected.

If we are unable to develop new offerings, achieve increased consumer adoption of those offerings or penetrate new vertical markets, our business and financial results could be materially adversely affected.

Our success depends on our continued innovation to provide product and service offerings that make our products and service offerings useful for consumers. Accordingly, we must continually invest resources in product, technology and development in order to improve the comprehensiveness and effectiveness of our products and service offerings and effectively incorporate new technologies into them. These product, technology and development expenses may include costs of hiring additional personnel and of engaging third-party service providers and other research and development costs.

Without innovative products and service offerings, we may be unable to attract additional consumers or retain current consumers, which could adversely affect our ability to attract and retain customers, which could, in turn, harm our business and financial results. In addition, while we have historically concentrated our efforts on the self-storage and commercial markets. We may penetrate additional vertical markets in order to aid in our long-term growth goals. Our success in the self-storage and commercial markets depends on our deep understanding of these industries. In order to penetrate new vertical markets, we will need to develop a similar understanding of those new markets and the associated business challenges faced by participants in them. Developing this level of understanding may require substantial investments of time and resources and we may not be successful. In addition, these new vertical markets may have specific risks associated with them.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company following completion of the Business Combination, we will be subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Our corporate culture has contributed to our success and, if we are unable to maintain it as we grow, our business, financial condition and results of operations could be harmed.

We have experienced and may continue to experience rapid expansion of our employee ranks. We believe our corporate culture has been a key element of our success. However, as our organization grows, it may be difficult to maintain our culture, which could reduce our ability to innovate and operate effectively. The failure to maintain the key aspects of our culture as our organization grows could result in decreased employee satisfaction, increased difficulty in attracting top talent, increased turnover and could compromise the quality of our client service, all of which are important to our success and to the effective execution of our business strategy. In the event we are unable to maintain our corporate culture as we grow to scale, our business, financial condition and results of operations could be harmed.

Our past growth may not be indicative of our future growth, and our revenue growth rate may decline in the future.

The growth in revenue we have experienced in recent years may not be indicative of our future growth, if any, and we will not be able to grow as expected, or at all, if we do not accomplish the following:

•	increase the number of customers;

•	further improve the quality of our products and service offerings, and introduce high-quality new products;

•	timely adjust expenditures in relation to changes in demand for the underlying products and services offered;

•	maintain brand recognition and effectively leverage our brand; and

•	attract and retain management and other skilled personnel for our business.

Our revenue growth rates may also be limited if we are unable to achieve high market penetration rates as we experience increased competition. If our revenue or revenue growth rates decline, investors’ perceptions of our business may be adversely affected and the market price of our Common Stock could decline.

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available to us, our business, operating results and financial condition may be harmed.

We intend to continue to make investments to support our growth and may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to increase our marketing expenditures to improve our brand awareness, develop new product and service offerings and existing product and service offerings, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Volatility in the credit markets also may have an adverse effect on our ability to obtain debt financing.

If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be materially adversely affected.

We may not be able to generate sufficient cash to service our obligations and any debt we incur.

Our ability to make payments on our obligations and any debt we incur in the future will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to attain a level of cash flows from operating activities sufficient to permit us to pay our obligations, including amounts due under our obligations, and the principal, premium, if any, and interest on any debt we incur.

If we are unable to service our obligations and any debt we incur from cash flows, we may need to refinance or restructure all or a portion of such obligations prior to maturity. Our ability to refinance or restructure obligations and any debt we incur will depend upon the condition of the capital markets and our financial condition at such time. Any refinancing or restructuring could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. If our cash flows are insufficient to service our then-existing debt and other obligations, we may not be able to refinance or restructure any of these obligations on commercially reasonable terms or at all and any refinancing or restructuring could have a material adverse effect on our business, results of operations or financial condition.

If our cash flows are insufficient to fund our obligations and any debt we incur in the future and we are unable to refinance or restructure these obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures or to sell material assets or operations to meet our then-existing debt and other obligations. We cannot assure you that we would be able to implement any of these alternative measures on satisfactory terms or at all or that the proceeds from such alternatives would be adequate to meet any debt or other obligations then due. If it becomes necessary to implement any of these alternative measures, our business, results of operations or financial condition could be materially and adversely affected.

We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.

Our success is dependent, in part, upon protecting our proprietary information and technology. We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

Current law may not provide for adequate protection of our platform or data. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our data or certain aspects of our platform, or our data may increase. Competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology.

Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property.

To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our customers or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform or solutions, impair the functionality of our platform or solutions, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies into our platform or solutions, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.

We may in the future be sued by third parties for various claims, including alleged infringement of proprietary intellectual property rights.

There is considerable patent and other intellectual property development activity in our market, and litigation, based on allegations of infringement or other violations of intellectual property, is frequent in software and internet-based industries. We may receive communications from third parties, including practicing entities and non-practicing entities, claiming that we have infringed their intellectual property rights.

In addition, we may be sued by third parties for breach of contract, defamation, negligence, unfair competition, or copyright or trademark infringement or claims based on other theories. We could also be subject to claims based upon the services that are accessible from our website through links to other websites or information on our website supplied by third parties or claims that our collection of information from third-party sites without a license violates certain federal or state laws or website terms of use. We could also be subject to claims that the collection or provision of certain information breached laws or regulations relating to privacy or data protection. As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages, or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations, and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our products or services, which could negatively affect our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology. In addition, third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition.

Adverse macroeconomic and business conditions may significantly and negatively affect the self-storage and commercial market, which could have a negative effect on our business and therefore our results of operations.

We are susceptible to the indirect effects of adverse macro-economic events that can result in higher unemployment, shrinking demand for products, large-scale business failures and tight credit markets. Specifically, if adverse macroeconomic and business conditions significantly affect self-storage and commercial market rental rates and occupancy levels, our customers could reduce spending surrounding our products and services, which could have a negative effect on our business and therefore our results of operations. Thus, our results of operations are sensitive to changes in overall economic conditions that impact consumer spending, including discretionary spending, as well as to increased bad debts due to recessionary pressures. Adverse economic conditions affecting disposable consumer income, such as employment levels, business conditions, interest rates, tax rates, and fuel and energy costs, could reduce consumer spending or cause consumers to shift their spending to other products and services. A general reduction in the level of discretionary spending or shifts in consumer discretionary spending could adversely affect our growth and profitability.

It is difficult to determine the breadth and duration of economic and financial market disruptions and the many ways in which they may affect our customers and our business in general. Nonetheless, financial and macroeconomic disruptions could have a significant adverse effect on our sales, profitability, and results of operations.

Rising operating expenses for our customers could indirectly reduce our cash flow and funds available for future distributions.

Our customers’ self-storage and commercial market facilities and any other facilities they acquire or develop in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect our customers, and in turn, negatively affect us. Our customers’ self-storage and commercial market facilities are subject to increases in operating expenses such as real estate and other taxes, personnel costs including the cost of providing specific medical coverage to their employees, utilities, insurance, administrative expenses, and costs for repairs and maintenance. If our customers’ operating expenses increase without a corresponding increase in revenues, they may decrease discretionary spending, which could diminish our profitability and limit our ability to make distributions to our shareholders.

Certain of our customers have negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue, and lower average selling prices and gross margins, all of which could harm our results of operations.

Some of our customers have bargaining power when negotiating new projects or renewals of existing agreements and have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. We have been required to, and may continue to be required to, reduce the average selling price of our products in response to these pressures. If we are unable to avoid reducing our average selling prices or otherwise negotiate renewals with certain of our customers on favorable terms, our results of operations could be harmed.

Privacy concerns could result in regulatory changes that may harm our business.

Personal privacy has become a significant issue in the jurisdictions in which we operate. Many jurisdictions in which we operate, including California, Canada and certain European Union member states, have imposed restrictions and requirements on the use of personal information by those collecting such information. The regulatory framework for privacy issues is rapidly evolving and future enactment of more restrictive laws, rules, or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our business or our customers businesses. Failure to comply with such laws and regulations could result in consent orders or regulatory penalties and significant legal liability, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition.

Extensive environmental regulation to which we are subject creates uncertainty regarding future environmental expenditures and liabilities.

Under environmental regulations such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), owners and operators of real estate may be liable for the costs of investigating and remediating certain hazardous substances or other regulated materials on or in such property. Such laws often impose liability, without regard to knowledge or fault, for removal or remediation of hazardous substances or other regulated materials upon owners and operators of contaminated property, even after they no longer own or operate the property. Moreover, the past or present owner or operator of a property from which a release emanates could be liable for any personal injuries or property damages that may result from such releases, as well as any damages to natural resources that may arise from such releases. The presence of such substances or materials, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to lease, sell or rent such property or to borrow using such property as collateral.

Risks Relating to Ownership of our Common Stock

We may issue additional common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

Our only significant asset is ownership of Janus’s business through our ownership interest in Midco. If Janus’s business is not profitably operated, Midco may be unable to pay us dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

We have no direct operations and no significant assets other than our ownership of Midco, which will operate Janus’s business. We will depend on profits generated by Janus’s business for distributions and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our capital stock. Legal and contractual restrictions in agreements governing our indebtedness, as well as our financial condition and operating requirements, may limit our ability to receive distributions from Midco and the Janus business.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions to limit the ability of others to acquire control of the Company or cause us to engage in change-of-control transactions, including, among other things:

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provisions that authorize the board of directors of the Company (the “Board”), without action by our stockholders, to authorize by resolution the issuance of shares of preferred stock and to establish the number of shares to be included in such series, along with the preferential rights determined by the Board; provided that, the Board may also, subject to the rights of the holders of preferred stock, authorize shares of preferred stock to be increased or decreased by the approval of the Board and the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the corporation;

•	provisions that impose advance notice requirements and other requirements and limitations on the ability of stockholders to propose matters for consideration at stockholder meetings; and

•	a staggered board whereby our directors are divided into three classes, with each class subject to retirement and reelection once every three years on a rotating basis.

These provisions could have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our business in a tender offer or similar transaction. With our staggered Board, at least two annual meetings of stockholders will generally be required in order to effect a change in a majority of our directors. Our staggered Board can discourage proxy contests for the election of directors and purchases of substantial blocks of our shares by making it more difficult for a potential acquirer to gain control of the Board in a relatively short period of time.

Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation will provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former of the Company’s directors, officers, stockholders, agents or other employees to the Company or its shareholders, or any claim for aiding and abetting such alleged breach, (3) any action asserting a claim against the Company or any director, officer, stockholder, agent or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (4) any other action asserting a claim against the Company or any director, officer, stockholder, agent or other employee of the Company that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XI of the Company’s amended and restated certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum provisions in its amended and restated certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in Janus’s amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

We will incur increased costs and obligations as a result of being a public company.

As a privately held company, Janus has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that Janus was not required to incur in the recent past. These expenses will increase once the Company is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and NYSE, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase Janus’s legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (its predecessor), (b) in which it has total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. To the extent the Company chooses not to use exemptions from various reporting requirements under the JOBS Act, or if it no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce its ability to operate profitably.

As an “emerging growth company,” the Company cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make its common stock less attractive to investors.

As an “emerging growth company,” the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of its internal controls over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which the Company has elected to do.

The Company cannot predict if investors will find its common stock less attractive because it will rely on these exemptions. If some investors find its common stock less attractive as a result, there may be a less active market for its common stock, its share price may be more volatile and the price at which its securities trade could be less than if the Company did not use these exemptions.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and NYSE regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.

We are a public reporting company subject to the rules and regulations established from time to time by the SEC and NYSE. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Public company reporting obligations place a considerable burden on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company we will be required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting by the time our second annual report is filed with the SEC and thereafter, which will require us to document and make significant changes to our internal control over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, if we are an “accelerated filer” or “large accelerated filer” at such time.

We expect to incur costs related to our internal control over financial reporting in the upcoming years to further improve our internal control environment. If we identify deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we also could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or express an adverse opinion, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our stock price may be adversely affected.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our Common Stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under the Omnibus Plan without stockholder approval in a number of circumstances.

The issuance of additional common stock or other equity securities could have one or more of the following effects:

•	our existing stockholders’ proportionate ownership interest will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; and

•	the market price of our Common Stock may decline.

If our performance following the Business Combination does not meet market expectations, the price of our securities may decline.

If our performance following the Business Combination does not meet market expectations, the price of our Common Stock may decline. In addition, following the Business Combination, fluctuations in the price of our Common Stock could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the equity interests of us, and trading in our Common Stock has not been active. Accordingly, the valuation ascribed to our Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our Common Stock develops and continues, the trading price of our Common Stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Any of the factors listed below could have a material adverse effect on your investment in our Common Stock and its common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of our Common Stock following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	changes in the market’s expectations about its operating results;

•	success of competitors;

•	our operating results failing to meet market expectations in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the self-storage and commercial industry and market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Common Stock available for public sale;

•	any significant change in the Board or management;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our Common Stock irrespective of our operating performance. The stock market in general and NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for industrial technology stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The Warrants may not remain in the money or expire worthless.

The exercise price for the Warrants is $11.50 per share, subject to adjustment, which is less than the market price of our Common Stock, which was $13.73 per share based on the closing price on August 5, 2021. There can be no assurance that the Warrants will remain in the money prior to their expiration and, as such, the Warrants may expire worthless.

The terms of the Warrants may be amended in a manner that may be adverse to the holders. On the effective date of the Business Combination, the Company and Continental Stock Transfer & Trust Company entered into each Warrant Agreement which provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares of our Common Stock issuable upon exercise of a Warrant.

The Company may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

The Company has the ability to redeem outstanding Warrants at any time after they become exercisable (other than the Private Warrants) and prior to their expiration, at $0.01 per Warrant, provided that the last reported sales price (or the closing bid price of its Common Stock in the event the shares of its common stock are not traded on any specific trading day) of its Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which the Company gives proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

In addition, we may redeem your Warrants after they become exercisable for $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants prior to redemption for a number of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Please see “Description of Securities — Warrants.” Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the our Common Stock had your Warrants remained outstanding.

Our Warrants became exercisable on July 7, 2021, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding Warrants to purchase an aggregate of 27,399,995 shares of Common Stock became exercisable on July 7, 2021 (the 30th day following the closing of the Business Combination) in accordance with the terms of the Warrant Agreement governing those securities. These Warrants include 10,150,000 Warrants being registered by the Selling Stockholders in this offering. Each Warrant entitles its holder to purchase one share of our Common Stock at an exercise price of $11.50 per share and will expire at 5:00 p.m., Eastern Time, on June 7, 2026 or earlier upon redemption of our Common Stock. To the extent Warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our Common Stock.

The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Combined Financial Information” for more information.

Our ability to successfully operate the business after the Business Combination will depend largely upon the efforts of certain key personnel, including Janus’s executive officers, all of whom have stayed with us following the Business Combination. The loss of such key personnel could adversely affect the operations and profitability of our business.

Our ability to recognize certain benefits of the Business Combination and successfully operate Janus’s business following the Business Combination will depend upon the efforts of certain key personnel of Janus, including Janus’s executive officers who served in their roles prior to the Business Combination. The unexpected loss of key personnel may adversely affect our operations and profitability. In addition, our future success depends in part on our ability to identify and retain key personnel to succeed senior management. Furthermore, while we have closely scrutinized the skills, abilities and qualifications of the key Janus personnel that will be employed by us, our assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities we expect or those necessary to manage a public company, the operations and profitability of our business may be negatively impacted.

The Company’s ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its common stock.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of the Company, our stock price would likely be less than that which would be obtained if we had such coverage and the liquidity, or trading volume of our Common Stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the Company, their projections may vary widely and may not accurately predict the results we actually achieve. The Company’s share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on the Company downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, our share price or trading volume could decline.

Future sales of Common Stock issued to the Selling Stockholders may reduce the market price of the Common Stock that you might otherwise obtain.

In connection with the consummation of the Business Combination and the PIPE Investment, the Selling Stockholders received approximately 70,270,400 shares of Common Stock and 10,150,000 Warrants. The Company also granted certain registration rights to the Selling Stockholders pursuant to the Amendment to the

Registration and Stockholder Rights Agreement, by and among Juniper, the Sponsor and Midco (the “Amendment to the Stockholder and Registration Rights Agreement”), the Investor Rights Agreement, by and among Clearlake Capital Group, L.P. (“CCG”), the Sponsor, certain stockholders of Juniper and equityholders of Midco (the “Investor Rights Agreement”) and the PIPE Subscription Agreements. Following the expiration of any lockup period applicable to such shares of Common Stock or Warrants owned by the Selling Stockholders, they or their affiliates may sell large amounts of Common Stock in the open market, in privately negotiated transactions or in underwritten public offerings. The registration and availability of such a significant number of shares of Common Stock and Warrants for trading in the public market may increase the volatility in the prices of the Common Stock or Warrants or put significant downward pressure on such prices. In addition, the Company may use shares of its Common Stock as consideration for future acquisitions, which could further dilute its current stockholders.

We may be substantially influenced by CCG, whose interests may conflict with yours. The concentrated ownership of our Common Stock could prevent you and other shareholders from influencing significant decisions.

As of July 8, 2021, CCG controlled the voting of approximately 39.85% of our outstanding Common Stock. As a result, CCG has substantial influence over most matters requiring stockholder consent. Matters over which CCG may, directly or indirectly, substantially influence include:

•	the election of the Board and the appointment and removal of our officers;

•	mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in our stockholders receiving a premium price for their shares;

•	certain customary negative consent rights in connection with a change in control; and

•	amendments to our certificate of incorporation or increases or decreases in the size of the Board.

Although CCG’s deemed ownership subsequently falls below 50%, CCG may continue to be able to strongly influence our decisions.

The Company’s amended and restated certificate of incorporation will renounce any interest or expectancy that the Company has in corporate opportunities that may be presented to the Company’s officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are the Company’s or the Company’s subsidiaries’ employees. As a result, these persons will not be required to offer certain business opportunities to the Company and may engage in business activities that compete with the Company.

CCG and its affiliates, as well as our other non-employee directors, may engage in activities where their interests conflict with Janus’s interests, such as investing in or advising businesses that directly or indirectly compete with certain portions of Janus’s business. Janus’s amended and restated certificate of incorporation will provide that it does not have an interest or expectancy in corporate opportunities that may be presented to Janus’s directors or their respective affiliates, other than those directors who are Janus’s employees. Accordingly, neither CCG, its affiliates nor any of Janus’s non-employee directors has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which the Company operates. CCG also may pursue acquisition opportunities that may be complementary to Janus’s business, and, as a result, those acquisition opportunities may not be available to us. In addition, CCG may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to other stockholders of the Company. See “Description of Securities — Conflicts of Interest” for more information.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

With respect to the shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE

Our Common Stock and Warrants are listed on NYSE under the symbols “JBI” and “JBI WS,” respectively. The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share.

We cannot currently determine the price or prices at which the shares of Common Stock or Warrants may be sold by the Selling Stockholders under this prospectus. The actual offering price by the Selling Stockholders of the shares of Common Stock and the Warrants covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET PRICE OF COMMON STOCK AND DIVIDENDS

Market Price of Our Common Stock

Our Common Stock and Warrants are currently listed on NYSE under the symbols “JBI,” and “JBI WS,” respectively.

On August 5, 2021, the closing price of our Common Stock was $13.73 per share. As of July 8, 2021, we had 138,384,250 shares of Common Stock outstanding held by approximately 74 holders of record. Also as of July 8, 2021, we had 27,399,995 Warrants outstanding held by approximately 40 holders of record. The number of record holders of our Common Stock and Warrants does not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that the Board will declare dividends in the foreseeable future. In addition, the terms of our credit facilities include restrictions on our ability to issue dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Overview” for a discussion of our credit facilities’ restrictions on our subsidiaries’ ability to pay dividends or other payments to us.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Janus Midco LLC (“Midco”) is a holding company. Janus International Group, LLC (together with each of its operating subsidiaries, “Janus Core”) is a wholly-owned subsidiary of Janus Intermediate, LLC (“Intermediate”). Intermediate is a wholly-owned subsidiary of Midco. On June 7, 2021, Juniper Industrial Holdings, Inc. (“JIH” or “Juniper”) and Midco consummated the previously announced Business Combination Agreement dated December 21, 2020. As a result of the Business Combination, JIH securityholders, Midco equityholders and the Blockers became securityholders of Janus Parent, Inc. (“Janus Parent”). After the completion of the Business Combination, Janus Parent changed its name to “Janus International Group, Inc.” (hereinafter referred to as, the “Company” or “Janus”), the Company’s Common Stock and Warrants began trading on the NYSE under the symbols “JBI,” and “JBI WS,” respectively, and the Company became a publicly-listed entity. After giving effect to the Business Combination, the Company now owns, directly or indirectly, all of the issued and outstanding equity interests of Midco and its subsidiaries, and the former Midco unitholders hold a portion of the Common Stock. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

JIH was a blank check company whose purpose was to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar transaction with one or more businesses. JIH was incorporated in Delaware on August 12, 2019, as Juniper Industrial Holding, Inc. On November 13, 2019 JIH consummated its IPO. Simultaneously with the closing of its IPO, JIH consummated a private placement with Juniper Industrial Sponsor, LLC (the “Sponsor”), where the Sponsor purchased 10,150,000 warrants to purchase Class A common stock of JIH (the “private placement warrants”) for a purchase price of $1.00 per whole private placement warrant, generating proceeds of $10.15 million (the “private placement”).

On November 13, 2019, JIH sold 34,500,000 units, including 4,500,000 additional units to cover over-allotment, at a price of $10.00 per unit, generating gross proceeds of $345.00 million. Each unit consisted of one share of Class A common stock of JIH and one-half of one private placement warrant. Each private placement warrant entitled the holder to purchase one share of Class A common stock of JIH at a price of $11.50 per share, subject to adjustment. The private placement warrants were only exercisable for a whole number of shares of Class A common stock of JIH.

Upon the closing of the IPO and the private placement, $345.00 million ($10.00 per unit) of the net proceeds of the IPO and certain of the proceeds of the private placement was placed in a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account. As of March 31, 2021, there was $347.37 million held in the Trust Account. JIH had 24 months from the closing of the IPO (by November 13, 2021) to complete a transaction.

We are a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions including: roll up and swing doors, hallway systems, relocatable storage units, and facility and door automation technologies with manufacturing operations in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia, and Singapore. The self-storage industry is comprised of institutional and non-institutional facilities. Institutional facilities typically include multi-story, climate controlled facilities located in prime locations owned and/or managed by large real estate investment trusts (“REITs”) or returns-driven operators of scale that are primarily located in the top 50 U.S. Metropolitan Statistical Areas

(“MSAs”). Whereas, the vast majority of non-institutional facilities are single-story, non-climate controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs. Midco is highly integrated with customers at every phase of a project, including facility planning/design, construction, access control and restore, rebuild, replace of damaged or end-of-life products.

The unaudited pro forma condensed combined financial information of JIH combines the accounting periods of JIH and Midco. JIH and Midco had different fiscal year ends. Regulation S-X, Rule 11-02(c)(3) allows the combination of financial information for companies if their fiscal years end within 93 days of each other, as described in greater detail in “Note 1 — Basis of Presentation” below. The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 11,150 shares of Class A common stock by JIH’s stockholders in conjunction with the stockholder vote on the Business Combination at a meeting held on June 3, 2021.

The historical financial information of JIH was derived from the unaudited financial statements of JIH as of and for the three months ended March 31, 2021 and from the restated annual audited financial statements ended December 31, 2020, included elsewhere in this filing. The historical financial information of Midco was derived from the unaudited consolidated financial statements of Midco as of and for the three month period ended March 27, 2021 and from the audited consolidated financial statements for the year ended December 26, 2020, included elsewhere in this filing. This information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this filing.

Description of the transaction

As a result of the Business Combination, equityholders of Midco received aggregate consideration with a value equal to $1,192,704,000 which consisted of (i) $490,000,000 in cash and (ii) $702,704,000 in shares of our Common Stock, or 70,270,400 shares based on an assumed stock price of $10.00 per share. In connection with the closing of the Business Combination, the Sponsor received 2,000,000 shares of our Common Stock (pro rata among the Sponsor shares and shares held by certain affiliates) (the “Earnout Shares”) contingent upon achieving certain market share price milestone as outlined in the Business Combination Agreement. The vesting of the Earnout Shares occurred automatically as of the close of the trading on June 21, 2021 in accordance with the terms of the Earnout Agreement, entered into by and between the Company and the Sponsor at the closing of the Business Combination (the “Earnout Agreement”). The following unaudited pro forma condensed combined balance sheet reflects the Earnout Shares as contingent consideration.

Each unit of Midco Class A Preferred was converted into approximately 340 shares of our Common Stock, assuming the stock price of $10.00 per share and cash of $2,381, and each unit of Midco Class B Common was converted into approximately 289 shares of our Common Stock, assuming the stock price of $10.00 per share and cash of $2,025 based on the determined exchange ratio.

The following summarizes the pro forma Common Stock shares outstanding at the closing of the Business Combination, excluding the dilutive effect of the vesting of the Earnout Shares and the potential dilutive effect of the exercise of Warrants:

Ownership	Shares Outstanding	%
Shares held by JIH stockholders	41,113,850	30.2%
Shares held by Midco equityholders	70,270,400	51.4%
Shares issued to PIPE Investors	25,000,000	18.4%
Closing shares	136,384,250	100.0%

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021, as well as the year ended December 31, 2020 are based on the historical financial statements of JIH and Midco, respectively. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Juniper Industrial Holdings, Inc. as of 3/31/21	Janus Midco, LLC as of 3/27/21	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash	$858,532	$64,504,035	$—		$(60,362,567)	(A)	$5,000,000
Accounts receivable, less allowance for doubtful accounts	—	74,298,101	—		—		74,298,101
Costs and estimated earning in excess of billing on uncompleted contracts	—	12,319,195	—		—		12,319,195
Inventory, net	—	30,223,806	—		—		30,223,806
Prepaid expenses	164,325	5,632,366	—		—		5,796,691
Other Current Assets	—	11,108,943	—		(8,829,000)	(J)	2,279,943

Total current assets	1,022,857	198,086,446	—		(69,191,567)		129,917,736

Property and equipment, net	—	31,737,021	—		—		31,737,021
Customer relationships, net	—	303,917,260	—		—		303,917,260
Tradename and trademarks	—	85,792,538	—		—		85,792,538
Other intangibles, net	—	17,010,190	—		—		17,010,190
Goodwill	—	260,363,156	—		—		260,363,156
Other assets	—	1,839,573	—		—		1,839,573
Cash and marketable securities held in Trust Account	347,371,282	—	—		(347,371,282)	(B)	—
Deferred tax asset	—	—	—		68,835,321	(C)	68,835,321
Total assets	$348,394,139	$898,746,184	$—		$(347,727,528)		$899,412,795

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Accounts payable	24,852	35,530,541	—		—		35,555,393
Billing in excess of costs and estimated earning on uncompleted contracts	—	19,871,491	—		—		19,871,491
Accrued expenses	5,447,970	—	—		(5,447,970)	(J)	—
Franchise tax payable	43,171	—	(43,171)	(I)	—		—
Income tax payable	325,311	—	(325,311)	(I)	—		—
Current maturities of long-term debt	—	6,346,071	—		—		6,346,071
Other accrued expenses	—	46,328,873	368,482	(I)	(8,032,000)	(J)	38,665,355
Total current liabilities	5,841,304	108,076,976	—		(13,479,970)		100,438,310

Long-term debt, net	—	617,507,580	—		(60,563,205)	(E)	556,944,375
Deferred tax liability	—	14,523,870	—		—		14,523,870
Other long-term liabilities	—	2,779,351	—		—		2,779,351
Deferred underwriting commissions	12,075,000	—	—		(12,075,000)	(D)	—
Contingent consideration	—	—	—		25,793,300	(G)	25,793,300
Derivative Warrant liabilities	81,541,500	—	—		(47,437,500)	(K)	34,104,000

Total liabilities	$99,457,804	$742,887,777	$—		$(107,762,375)		$734,583,206

	Juniper Industrial Holdings, Inc. as of 3/31/21	Janus Midco, LLC as of 3/27/21	Reclassification Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Common shares subject to possible redemption	243,936,330	—	—	(243,936,330)	(F)	—
MEMBER’S EQUITY
Juniper Industrial Holdings, Inc. Class A common stock, $0.0001 par value	1,025	—	—	(1,025)	(F)	—
Juniper Industrial Holdings, Inc. Class B common stock, $0.0001 par value	863	—	—	(863)	(F)	—
Janus International Group, LLC	—	—	—	13,638	(F)	13,638
Additional paid-in capital	67,850,839	—	—	134,204,896	(F), (H)	$202,055,735
Common units	—	313,301	—	(313,301)	(F)	—
Preferred units	—	189,043,734	—	(189,043,734)	(F)	—
Accumulated other comprehensive income	—	83,608	—	—		83,608
Accumulated deficit	—	(33,582,236)	—	(3,741,156)	(F), (H)	(37,323,392)
Retained earnings (accumulated deficit)	(62,852,722)	—	—	62,852,722	(F)	—

Total member’s equity	$5,000,005	$155,858,407	$—	$3,971,177		$164,829,589

Total Liabilities and Shareholders’ Equity	$348,394,139	$898,746,184	$—	$(347,727,528)		$899,412,795

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

	Juniper Industrial Holdings, Inc. Three Month Ended 3/31/21	Janus Midco, LLC Three Month Ended 3/27/21	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
REVENUE
Sales of product	$—	$121,696,226	$—		$—		$121,696,226
Sales of services	—	31,128,042	—		—		31,128,042

Total revenue	—	152,824,268	—		—		152,824,268
Cost of sales	—	99,530,970	—		—		99,530,970

GROSS PROFIT	—	53,293,298	—		—		53,293,298
OPERATING EXPENSE
Selling and marketing	—	9,458,127	—		—		9,458,127
General and administrative	2,641,049	19,586,307	50,000	(EE)	—		22,277,356
Contingent consideration fair value adjustments	—	—	—		—		—
Franchise tax expense	50,000	—	(50,000)	(EE)	—		—
Change in fair value contingent consideration	—	—	—		—		—

Operating Expenses	2,691,049	29,044,434	—		—		31,735,483
INCOME (LOSS) FROM OPERATIONS	$(2,691,049)	$24,248,864	$—		$—		$21,557,815
Interest expense	—	(8,126,070)	—		744,420	(CC)	(7,381,650)
Change in fair value of derivative Warrant liabilities	(27,471,500)	—	—		15,697,500	(HH)	(11,774,000)
Other income (expense)	—	(1,558,867)	—		—		(1,558,867)
Interest income in operating account	45	—	—		(45)	(DD)	—
Interest earned on marketable securities held in Trust Account	34,479	—	—		(34,479)	(AA)	—
Unrealized gain on marketable securities held in Trust Account	1,704	—	—		(1,704)	(BB)	—
Other Expense, Net	(27,435,272)	(9,684,937)	—		16,405,692		(20,714,517)
INCOME BEFORE TAXES	(30,126,321)	14,563,927	—		16,405,692		843,298
Provision (Benefit) for Income Taxes	(4,350)	(154,894)	—		199,085	(FF)	39,841

NET INCOME (LOSS)	(30,121,971)	14,718,821	—		16,206,607		803,457

Other comprehensive Income	—	310,768	—		—		310,768
COMPREHENSIVE (LOSS) INCOME	$(30,121,971)	$15,029,589	$—		$16,206,607		$1,114,225
Earnings Per Share
Weighted average shares outstanding of Class A Common Stock	15,942,646					(GG)	136,384,250
Basic and diluted net income per share, Class A	$(1.89)					(GG)	$0.01
Weighted-average Class B common units outstanding, basic and diluted		4,907
Net income (loss) per Class B common unit, basic and diluted		$—

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Juniper Industrial Holdings, Inc. Year Ended 12/31/20 (As Restated)	Janus Midco, LLC Year Ended 12/26/20	Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
REVENUE
Sales of product	$—	$439,457,684	$—		$—		$439,457,684
Sales of services	—	109,515,524	—		—		109,515,524

Total revenue	—	548,973,208	—		—		548,973,208
Cost of sales	—	345,150,110	—		—		345,150,110
GROSS PROFIT	—	203,823,098	—		—		203,823,098
OPERATING EXPENSE
Selling and marketing	—	34,532,168			—		34,532,168
General and administrative	4,200,717	76,945,660	200,050	(EE)	—		81,346,427
Contingent consideration fair value adjustments	—	(2,175,248)	—		—		(2,175,248)
Franchise tax expense	200,050	—	(200,050)	(EE)	—		—
Change in fair value contingent consideration		—	—		—		—

Operating Expenses	4,400,767	109,302,580	—		—		113,703,347
INCOME (LOSS) FROM OPERATIONS	$(4,400,767)	$94,520,518	$—		$—		$90,119,751
Interest expense	—	(36,010,847)	—		3,237,917	(CC)	(32,772,930)
Change in fair value of derivative Warrant liabilities	(26,608,000)	—	—		18,285,000	(HH)	(8,323,000)
Other income (expense)	—	441,322	—		—		441,322
Interest income in operating account	1,390	—	—		(1,390)	(DD)	—
Interest earned on marketable securities held in Trust Account	2,225,201	—	—		(2,225,201)	(AA)	—
Unrealized gain on marketable securities held in Trust Account	6,221	—	—		(6,221)	(BB)	—
Other Expense, Net	(24,375,188)	(35,569,525)	—		19,290,105		(40,654,608)
INCOME BEFORE TAXES	(28,775,955)	58,950,993	—		19,290,105		49,465,143
Provision (Benefit) for Income Taxes	618,682	2,114,375	—		282,926	(FF)	3,015,983
NET INCOME (LOSS)	(29,394,637)	56,836,618	—		19,007,179		46,449,160
Other comprehensive Income	—	1,925,525	—		—		1,925,525
COMPREHENSIVE (LOSS) INCOME	$(29,394,637)	$58,762,143	$—		$19,007,179		$48,374,685

Earnings Per Share
Weighted average shares outstanding of common stock, basic and diluted	13,255,127	—	—		—	(GG)	136,384,250
Basic and diluted net income per share, Class A	$(2.30)	—	—		—	(GG)	$0.34
Weighted-average Class B common units outstanding, basic and diluted	—	3,657	—		—		—
Net income (loss) per Class B common unit, basic and diluted	—	$35.30	—		—		—

Note 1 — Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, JIH is treated as the acquired company and Midco is treated as the acquirer for financial statement reporting purposes (the “Combined Company”). Midco has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•

Midco equityholders have the majority ownership and voting rights. The relative voting rights is equivalent to equity ownership (each share of common stock is one vote). JIH shareholders (IPO investors, founders, PIPE investors) hold 48.6% voting interest compared to Midco’s 51.4% voting interest.

•

The board of directors of the Combined Company is composed of nine directors, with Midco equity holders having the ability to elect or appoint a majority of the board of directors in the Combined Company.

•	Midco’s senior management are the senior management of the Combined Company.

•	The Combined Company has assumed the Janus name.

Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Midco with the acquisition being treated as the equivalent of Midco issuing stock for the net assets of JIH, accompanied by a recapitalization. The net assets of JIH will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the Combined Company additional paid-in capital and are assumed to be cash settled.

The unaudited pro forma condensed combined financial information of JIH combines the accounting periods of JIH and Midco. JIH and Midco had different fiscal year ends. Regulation S-X, Rule 11-02(c)(3) allows the combination of financial information for companies if their fiscal years end within 93 days of each other. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following included elsewhere in this prospectus:

•	JIH’s unaudited condensed balance sheet as of March 31, 2021 and the related notes for the three months ended March 31, 2021; and

•	Midco’s unaudited condensed consolidated balance sheet as of March 27, 2021 and the related notes for the three months ended March 27, 2021.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following included elsewhere in this prospectus:

•	JIH’s unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes for the three months ended March 31, 2021; and

•	Midco’s unaudited condensed consolidated statements of operations for the three months ended March 27, 2021 and the related notes for the three months ended March 27, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following included elsewhere in this prospectus:

•	JIH’s restated annual audited statement of operations for the year ended December 31, 2020 and the related notes for the year ended December 31, 2020; and

•	Midco’s audited consolidated statement of operations for the year ended December 26, 2020 and the related notes for the year ended December 26, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma condensed combined adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Business Combination, the Combined Company’s management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, the Combined Company’s management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of JIH and Midco.

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021. This Pro Forma financial information is presented in accordance with the guidance per Release No. 33-10786.

Note 2 — Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

(A) Cash. Represents pro forma adjustments to cash to reflect the following:

	Note
Cash balance of Juniper prior to Business Combination		$858,532
Cash balance of Midco prior to Business Combination		64,504,035
Juniper cash held in Trust Account	(1)	347,371,282
Proceeds from PIPE	(2)	250,000,000
Payment to redeeming Juniper stockholders	(3)	(112,058)
Payment of accrued and incremental transaction cost	(4)	(50,691,308)
Payment of deferred underwriting commissions	(5)	(12,075,000)
Midco debt pay down	(6)	(61,607,146)
Distribution of remaining cash balance of Midco to existing Midco shareholders prior to Business Combination	(7)	(43,248,337)
Cash paid to existing Midco unit holders at the Business Combination	(8)	(490,000,000)

Total cash balance after the Business Combination		$5,000,000

(1)	Reflects the release of cash equivalents held in the Trust Account inclusive of accrued interest and to reflect that the cash equivalents are available to effectuate the Business (see Note 2 (B)).
(2)

Reflects the net proceeds of $250,000,000 from the issuance and sale of 25,000,000 shares of JIH Class A Common Stock at $10.00 per share in a private placement pursuant to the PIPE Subscription Agreements.

(3)	Represents payment to redeeming Juniper stockholders
(4)	Reflects payment of transaction fees.
(5)	Represents the payment of deferred underwriting costs incurred as part of the JIH IPO (see Note 2 (D)).
(6)	Reflects the paydown of Midco outstanding debt which are contractually required upon close of the Business Combination Agreement (see Note 2 (E)).
(7)	Represents distribution of any excess cash balance of Midco to existing Midco unit holders prior to closing of the Business Combination.
(8)	Represents distribution of cash balance of JIH to existing Midco unit holders at the Business Combination in excess of cash reserve of $5,000,000.

(B) Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

(C) Tax effect of pro forma adjustments. Following the Business Combination, the Combined Company is subject to U.S. federal income taxes, in addition to state and local taxes. As a result, the pro forma balance sheet reflects an adjustment to our deferred taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

(D) Underwriting Commissions. Represents the payment of deferred underwriting commissions costs incurred by JIH in consummating the public offering.

(E) Debt Pay down. Represents the Business Combination Agreement which requires JIH to pay down the First Lien Credit Facility in an amount to decrease the remaining principal balance to $573,000,000.

(F) Impact on equity. The following table represents the impact of the Business Combination on the number of shares of Class A and Class B Common Stock, and represents the total equity section:

	Common Stock
	Number of Shares			Par Value
	Class A Common Stock	Class B Common Stock	Janus International Group, LLC	Class A Common Stock	Class B Common Stock	Janus International Group, LLC	Members’ Units (Midco)	Additional Paid in Capital	Retained Earnings (Juniper)	Accumulated Deficit (Midco)
Pre Business Combination — Juniper permanent equity	10,251,856	6,625,000	—	$1,025	$863	$—	$—	$67,850,839	$(62,852,722)	$—
Pre Business Combination —Juniper temporary equity	24,248,144	—	—	2,425	—	—	—	—	—	—
Less redemption of Class A shares	(11,150)	—	—	(1)	—	—	—	—	—	—
Conversion of Founders shares to Class A Stock	6,625,000	(6,625,000)	—	663	(863)	—	—	200	—	—
Conversion of Class A Stock to Janus Parent, Inc.	(41,113,850)	—	41,113,850	(4,112)	—	4,112	—	—	—	—
Private Placement	—	—	25,000,000	—	—	2,500	—	249,997,500	—	—
Shares issued to Midco unit holders as consideration	—	—	70,270,400	—	—	7,027		(7,027)	—	—
Class A Preferred (189,044 units outstanding)	—	—	—	—	—	—	189,043,734	—	—	—
Class B Common (19,745 units outstanding)	—	—	—	—	—	—	313,301	—	—	—
Pre Business Combination — Midco	—	—	—	—	—	—	—	—	—	(33,582,236)
Balances after share transactions of the Company	—	—	136,384,250	$—	$—	$13,638	$189,357,035	$317,841,512	$(62,852,722)	$(33,582,236)

Elimination of historical retained earnings of Juniper	—	—	—	—	—	—	—	(62,852,722)	62,852,722	—
Transaction cost	—	—	—	—	—	—	—	(45,537,097)	—	(503,242)
Reclassification of common shares subject to possible redemption	—	—	—	—	—	—	—	243,933,905	—	—
Elimination of historical Members’ Class A Preferred units	—	—	—	—	—	—	(189,043,734)	189,043,734	—	—
Elimination of historical Members’ Class B Common units	—	—	—	—	—	—	(313,301)	313,301	—	—
Write-off of debt issuance cost due to repayment of debt	—	—	—	—	—	—	—	—	—	(1,043,940)
Accelerated vesting of historical Midco share-based compensation plan due to change in control	—	—	—	—	—	—	—	2,193,974	—	(2,193,974)

	Common Stock
	Number of Shares			Par Value
	Class A Common Stock	Class B Common Stock	Janus International Group, LLC	Class A Common Stock	Class B Common Stock	Janus International Group, LLC	Members’ Units (Midco)	Additional Paid in Capital	Retained Earnings (Juniper)	Accumulated Deficit (Midco)
Recognition of deferred tax asset as a result of the Business Combination	—	—	—	—	—	—	—	68,835,321	—	—
Recognition of contingent consideration related to earn out shares	—	—	—	—	—	—	—	(25,793,300)	—	—
Reclassification of public warrant	—	—	—	—	—	—	—	47,437,500	—	—
Redemption of redeemable stock	—	—	—	—	—	—	—	(112,056)	—	—
Distribution of remaining cash balance of Midco to existing Midco shareholders prior to Business Combination	—	—	—	—	—	—	—	(43,248,337)	—	—
Cash paid to existing Midco unit holders at the Business Combination	—	—	—	—	—	—	—	(490,000,000)	—	—
Post-Business Combination	—	—	136,384,250	$—	$—	$13,638	$—	$202,055,735	$—	$(37,323,392)

(G)

Contingent Consideration. Represents recognition of contingent consideration related to 2,000,000 shares of JIH common stock as required under terms of the Business Combination Agreement. The contingent consideration is classified as a liability in the Unaudited Pro Forma Condensed Combined Balance Sheet and becomes issuable upon (i) a change in control if it occurs within two years of the Business Combination or (ii) achieving certain market share price milestone as outlined in the Business Combination Agreement. The contingent consideration liability was recognized at its estimated fair values of $25,793,300 at the closing of the Business Combination. Post-Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the Combined Company’s statement of operations within other income/expense. The vesting of the Earnout Shares occurred automatically as of the close of the trading on June 21, 2021 in accordance with the terms of the Earnout Agreement.

(H)

Share-based compensation. Represents the accelerated vesting of the awards associated with the historical share-based compensation plan of Midco in the amount of $2,193,974. These awards fully vest upon a qualifying event (i.e. a change in control of the Combined Company), which was recognized upon closing of the Business Combination. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results, thus it is not reflected in the pro forma statements of operations. The Company also has a proposal to implement an incentive plan (i.e., the Omnibus Plan), which became effective upon closing of the Business Combination. The purpose of the Omnibus Plan is to provide eligible employees, directors and consultants the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to our growth and to align the economic interests of such persons with those of its stockholders. The financial impact of the Omnibus plan has not been included in the unaudited pro forma condensed combined financial statement as it cannot be reliably estimated at this stage.

(I)	Reclassification. Reflects the reclassification of JIH franchise tax payable and income tax payable to align with the balance sheet presentation of Midco.

(J)

Transaction Expense. Reflects the non-recurring transaction expenses recorded by JIH and Midco, including $5,447,970 of JIH accrued transaction expenses, $8,032,000 of Midco transaction expenses accrued, and $8,829,000 of deferred transaction cost that were recognized in other current assets by Midco as of March 27, 2021.

(K)	Warrant. Represents the pro forma adjustment to reclassify Warrants from liability to equity, as a result of the tender offer provision to a single class of shares.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Adjustment to eliminate historical interest income to reflect the use of cash in Trust account to close the Business Combination.

(BB) Represents the elimination of unrealized gain on investment held in the Trust Account to close the Business Combination.

(CC) Represents the elimination of interest expense and write off of debt issuance costs associated with the debt pay down described in Note 1 (E). These loan facilities previously incurred interest at a variable rate of the LIBOR Rate plus the LIBOR Rate Margin of 3.75% per annum and LIBOR Rate plus the LIBOR Rate Margin of 4.50% per annum. On February 5, 2021 Midco amended the loan facilities and condensed the two loan agreements into one which resulted in a new variable rate of LIBOR Rate plus 3.25%.

(DD) Represents the elimination of interest income recognized in the operating account of JIH, as this income will not be recurring post Business Combination.

(EE) Reflects the reclassification of JIH franchise tax expense to align with the statement of operations presentation of Midco.

(FF) Reflects adjustments to income tax expense as a result of the tax impact due to pro forma adjustments to the statement of operations at the estimated statutory tax rate of 28%.

(GG) Represents pro forma net income per share based on pro forma net income and 136,384,250 total shares outstanding upon consummation of the Business Combination.

(HH) Represents the pro forma adjustment to eliminate the change in fair value of the Warrants which were classified from liability to equity.

SELECTED HISTORICAL FINANCIAL INFORMATION OF JUNIPER

The following table sets forth summary historical financial information derived from Juniper’s unaudited financial statements as of March 31, 2020 and 2021 and for the three months ended March 31, 2020 and 2021 and Juniper’s audited financial statements as of December 31, 2019 and 2020 and for the period from August 12, 2019 (inception) through December 31, 2019 and the year ended December 31, 2020. You should read the following summary financial information in conjunction with Juniper’s financial statements and related notes appearing elsewhere in this prospectus. Juniper’s statement of operations data for the three months ended March 31, 2021 and 2020 and balance sheet data as of March 31, 2021 and as of March 31, 2020 are derived from Juniper’s unaudited financial statements included elsewhere in this prospectus.

Juniper neither engaged in any operations nor generated any revenue from the time of its inception through the Business Combination. Juniper’s only activities from inception through March 31, 2021 were organizational activities and those necessary to complete the IPO, identifying a target company for a business combination and completing the Business Combination.

The information is only a summary and should be read in conjunction with Juniper’s consolidated financial statements and related notes included elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Juniper the Company post-Business Combination.

	For the Three Months Ended March 31, 2021,	For the Three Months Ended March 31, 2020,	For the Year Ended December 31, 2020	For the Period from August 12, 2019 (inception) through December 31, 2019
Statement of Operations Data:
General and administrative expenses	$2,641,049	$254,917	$4,200,717	$186,884
Franchise tax expense	50,000	50,050	200,050	77,310

Loss from operations	(2,691,049)	(304,967)	(4,400,767)	(264,194)
Other (expense) income:
Change in fair value of derivative Warrant liabilities	(27,471,500)	7,144,500	(26,608,000)	4,829,500
Interest income in operating account	45	1,213	1,390	100
Interest earned on marketable securities held in Trust Account	34,479	1,337,239	2,225,201	690,662
Unrealized gain on marketable securities held in Trust Account	1,704	592,352	6,221	23,879

(Loss) Income before income tax expense	(30,126,321)	8,770,337	(28,775,955)	5,279,947
Income tax expense	4,350	(435,437)	(618,682)	(128,824)

Net (loss) income	$(30,121,971)	$8,334,900	$(29,394,637)	$5,151,123

Weighted average JIH shares outstanding subject to redemption, basic and diluted (1)	27,182,354	30,290,702	29,869,873	29,840,997

Basic and diluted net loss per share, JIH Common Stock	$0.00	$0.04	$0.04	$0.01
Weighted average shares outstanding of common stock, basic and diluted	15,942,646	12,834,375	13,255,127	9,767,329

Basic and diluted net (loss) income per share, JIH Common Stock	$(1.89)	$0.55	$(2.30)	$0.48

(1)	This number excludes an aggregate of up to 27,215,323 shares subject to possible redemption at December 31, 2020.

	As of March 31, 2021	As of March 31, 2020	As of December 31, 2020	As of December 31, 2019
Balance Sheet Data:
Cash	$858,532	$2,341,479	$1,789,687	$2,456,150
Prepaid expenses	164,325	235,203	136,012	275,686

Total Current Assets	1,022,857	2,576,682	1,925,699	2,731,836
Cash and marketable securities held in Trust Account	347,371,282	347,644,132	347,472,903	345,714,541

Total Assets	$348,394,139	$350,220,814	$349,398,602	$348,446,377

Total Current Liabilities	$5,841,304	$1,040,471	$4,195,296	$467,858
Deferred underwriting commissions	12,075,000	12,075,000	12,075,000	12,075,000
Derivative Warrant liabilities	81,541,500	20,317,500	54,070,000	27,462,000
Commitments and contingencies	243,936,330	311,787,837	274,058,304	303,441,511
Total Stockholders’ Equity	5,000,005	5,000,006	5,000,002	5,000,008

Total Liabilities and Stockholders’ Equity	$348,394,139	$350,220,814	$349,398,602	$348,446,377

	As of March 31, 2021	As of March 31, 2020	As of December 31, 2020	As of December 31, 2019
Statement of Cash Flows Data
Net cash provided by (used in) operating	(1,068,959)	(114,671)	$(991,698)	$(359,995)
Net cash provided by (used in) investing	137,804	—	473,060	(345,000,000)
Net cash provided by (used in) financing	—	—	(147,825)	347,816,145

SELECTED HISTORICAL FINANCIAL INFORMATION OF MIDCO

The following selected historical financial information and other data for Midco set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Midco’s historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

The selected historical consolidated financial information and other data presented below for the year ended December 28, 2019 and December 26, 2020 and the period from February 12, 2018 through December 29, 2018 (Successor Period) and the period December 31, 2017 through February 11, 2018 (Predecessor Period) have been derived from Midco’s audited consolidated financial statements included in this prospectus. Midco’s consolidated statement of operations data, consolidated statement of changes in members’ equity, and consolidated statements of cash flows for the periods ended March 27, 2021 and March 28, 2020 and balance sheet data as of March 27, 2021 and as of March 28, 2020 are derived from Midco’s unaudited financial statements included elsewhere in this prospectus.

	Successor (1)					Predecessor (2)
	Three Months Ended March 27, 2021	Three Months Ended March 28, 2020	Year Ended December 26, 2020	Year Ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018

Statement of Operations Data
Revenue
Sales of products	$121,696,226	$108,110,910	$439,457,684	$460,071,382	$362,435,351	$36,877,514
Sales of services	31,128,042	29,702,885	109,515,524	105,220,805	76,523,154	8,894,905

Total revenue	152,824,268	137,813,795	548,973,208	565,292,187	438,958,505	45,772,419
Cost of sales	99,530,970	89,684,858	345,150,110	368,394,574	284,969,471	30,467,846

Gross Profit	53,293,298	48,128,937	203,823,098	196,897,613	153,989,034	15,304,573
Operating Expense
Selling and marketing	9,458,127	10,260,283	34,532,168	34,544,621	22,434,140	2,401,205
General and administrative	19,586,307	17,680,578	76,945,660	75,692,824	92,274,874	3,669,132
Contingent consideration fair value adjustments	—	—	(2,175,248)	—	—	—

Operating expenses	29,044,434	27,940,861	109,302,580	110,237,445	114,709,014	6,070,337

Income from operations	24,248,864	20,188,076	94,520,518	86,660,168	39,280,020	9,234,236
Interest expense	(8,126,070)	(9,941,148)	(36,010,847)	(42,575,909)	(32,249,170)	(2,293,486)
Other income (expense)	(1,558,867)	75,327	441,322	(4,049,578)	168,736	(4,451)

Other expense, net	(9,684,937)	(9,865,821)	(35,569,525)	(46,625,487)	(32,080,434)	(2,297,937)

Income before taxes	14,563,927	10,322,255	58,950,993	40,034,681	7,199,586	6,936,299
Provision (benefit) for income taxes	(154,894)	370,225	2,114,375	635,540	1,703,022	220,293

Net income	$14,718,821	$9,952,030	$56,836,618	$39,399,141	$5,496,564	$6,716,006

Balance Sheet Data
Total current assets	$198,086,446		$168,212,502	$137,460,524	$128,791,147
Total assets	898,746,184		873,478,745	861,932,712	823,167,785
Total liabilities	742,887,777		732,605,920	731,038,467	660,798,181
Total member’s equity	155,858,407		140,872,825	130,894,245	162,369,604
Statement of Cash Flows Data
Net cash provided by (used in) operating	$25,560,015	$20,318,833	$100,847,385	$92,712,271	$47,597,036	$(3,916,928)
Net cash used in investing	(3,872,788)	(6,419,448)	(10,767,228)	(48,111,050)	(743,528,691)	(324,822)
Net cash provided by (used in) financing	(2,491,827)	(1,685,338)	(64,131,436)	(30,184,728)	703,340,108	7,900,000

(1)	The successor columns reflect the historical accounting basis in Midco and its subsidiaries, which includes the activity of Janus Core.
(2)

The predecessor columns reflect the historical accounting basis in Janus Core’s assets and liability prior to being acquired and becoming a wholly-owned subsidiary of Janus Intermediate, LLC (“Intermediate”), which is a wholly-owned subsidiary of Midco, as reflected in Midco’s audited financial statements included elsewhere in this prospectus.

BUSINESS

Overview

The Company is a leading global provider of turn-key self-storage, commercial and industrial building solutions. The Company provides facility and door automation and access control technologies, roll up and swing doors, hallway systems, and relocatable storage “MASS” units (Moveable Additional Storage Structures) (among other solutions). The Company is integral to its customer’s success, integrated throughout every phase of a project by providing solutions spanning from facility planning/design, construction, technology, and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products.

Headquartered in Temple, Georgia, the Company has seven domestic manufacturing operations in Arizona, Georgia, Indiana, North Carolina and Texas, and three international manufacturing operations in Australia, Singapore and United Kingdom. The Company focuses on two primary markets, providing building solutions to the self-storage industry and broader commercial industrial market. Within self-storage, the Company provides its solutions to both institutional and non-institutional customers, with over 50% market share in both categories. Institutionally owned facilities typically include multi-story, climate controlled facilities located in prime locations owned and/or managed by a REIT or other returns-driven operator of scale. These institutional facilities are typically located in a top 50 U.S. MSA. Non-institutional facilities are comprised of single-story, non-climate controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs. Our business in the commercial industrial end market is comprised of roll-up sheet, rolling steel doors and other solutions for commercial and industrial clients such as manufacturing facilities, eCommerce distribution centers and other similar locations.

Company History

The Company was founded in 2002, originally to provide the best-in-industry door systems for the self-storage industry. Over the last 19 years, the Company has consistently expanded its product offerings to the self-storage industry while also diversifying its product and solution offerings into commercial industrial end markets. The Company started operations in Temple, Georgia providing value-added door systems to self-storage clients, and in 2003 expanded to Surprise, Arizona to better serve clients in the Western U.S. In 2004, we opened a facility in Houston, Texas to address demand in the Southwest and moved internationally in 2006 by establishing a joint venture in Peterlee, United Kingdom to provide solutions to the European market. In 2009, we acquired Epic Doors to strengthen the company’s presence in the sector and in 2011 acquired U.S. Door & Building Components to significantly increase its market share. In 2014, we opened a facility in Butler, Indiana to further penetrate the Midwestern and Canadian markets, and also acquired Steel Storage Europe to expand its offerings internationally. In 2017, the Company accelerated its plans in the commercial industrial door market through the acquisition of ASTA, and in 2018 acquired software and technology platform NOKE, which brought new access control products and solutions to our suite of product offerings to both the self-storage and commercial industrial markets. In December 2018, Janus completed the acquisition of Active Supply & Design (CDM) Ltd. (UK) (“AS&D”), a company incorporated in England and Wales. AS&D is a self-storage design, construction and installation company. In March 2019, we completed the acquisition of BETCO, a Delaware corporation in the business of manufacturing and installing steel building structures for self-storage customers. In January 2020, Janus completed the acquisition of Steel Storage Australia and Asia (“Steel Storage”), a provider of self-storage design and construction services in Australia, New Zealand, Singapore and surrounding regions. In March 2020, Janus completed the acquisition of PTI Australasia Pty Ltd, an Australian distributor of self-storage access control security and integrative technologies. In January 2021, the Company acquired G & M Stor-More Pty Ltd., which has over 23 years’ experience in self-storage building, design, construction and consultation.

The Business Combination

On June 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 21, 2020 (as amended from time to time, the “Business Combination Agreement”), by and among Janus International Group, Inc. (f/k/a Janus Parent, Inc.) (“we,” “us,” “Janus” or the “Company”), Juniper Industrial Holdings, Inc. (“Juniper”), JIH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“JIH Merger Sub”), Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc. (collectively referred to as the “Blocker Merger Subs”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (collectively referred to as the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative. Pursuant to the Business Combination Agreement, (i) JIH Merger Sub merged with and into Juniper with Juniper being the surviving corporation in the merger and a wholly-owned subsidiary of the Company, (ii) each of the Blocker Merger Subs merged with and into the corresponding Blockers with such Blocker being the surviving corporation in each such merger and a wholly-owned subsidiary of the Company, (iii) each other equityholder of Midco contributed or sold, as applicable, all of its equity interests in Midco to the Company or Juniper, as applicable, in exchange for cash, preferred units and/or shares of the Common Stock, as applicable, and (iv) the Company contributed all of the equity interests in Midco acquired pursuant to the foregoing transactions to Juniper, such that, as a result of the consummation of the Business Combination, Midco became an indirect wholly-owned subsidiary of Juniper.

Competitive Strengths

We believe the following competitive strengths have been instrumental in our growth and position the Company for continued success:

Strong Share in Growing, Well-Structured Markets. Management estimates the Company provides approximately over 50% of the market for interior building solutions with both institutional REITs and non-institutional operators. REITs comprise approximately 30% of the overall self-storage market, and have grown significantly over the past decade and at a higher rate than the non-institutional market. Within the commercial industrial sector, we are a smaller participant within a larger addressable market, which provides the Company significant opportunity for market share growth within a sector that is well positioned for future growth driven by the rising growth of eCommerce. We have achieved this success within the self-storage and commercial industrial sectors by being a full solution provider to its customers, providing expertise and a full suite of products to solve its customers’ problems.

Mission Critical Solutions for a Small Fraction of Facility Costs. Our self-storage products are typically the last items installed on site before an operator can generate income from its properties. This results in a high cost of failure for our suite of product solutions and a reliance by customers on our extensive domestic and international manufacturing and distribution networks. We focus on finding solutions to obstacles that arise long before a unit or facility is complete and customers place a premium on our efficiency, reliability and ability to deliver. Our products also represent a small portion of the overall cost of a facility or an R3 retrofit. Our value-added services, such as site pre-work planning, site drawings, installation and general contracting, project management, and third-party security, as well as its ability to differentiate itself through on-time delivery, efficient installation, best-in-class service, and a reputation for high quality products, has allowed us to gain a significant competitive advantage.

Complete Offering of Products and Solutions. We provide a full suite of products and services that meet a wide-range of client demands including management of third-party installation, architect drawings, R3 solutions, self-storage doors, hallway systems, relocatable systems, electronic locks and commercial doors, all of which is through a large network of best-in-class, trusted third-party installers, as well as its seven strategically placed manufacturing facilities in the United States. Our current manufacturing and distribution footprint enables us to serve customers globally, minimize lead times and reduce freight expense. Our ability to provide a full suite of products and services across a nationwide network enables it to compete for complex, marquee contract opportunities and deliver highly customized solutions at both the national and local level.

First Mover with Proprietary High ROI Technology Solutions. The Company and NOKE (which we acquired in 2018) have been working for several years to develop proprietary access control technologies, software and solutions focused on the self-storage sector where limited technologies or products currently exist. We are actively selling security-as-a-service and has been able to disrupt the conventional security market by developing a platform with multiple attractive adjacencies including hardware (i.e. purpose-built locks), software (i.e. applications and a web portal) and back-end integration (i.e. APIs and a cloud platform) to support a compelling ROI opportunity for its client’s new facilities and R3 retrofits. Our proprietary hardware and smart locking systems have helped businesses effortlessly manage physical security and have laid the ground work for Janus to integrate an enhanced wireless network with a self-storage facility, thus creating a segment of its business with limited competition and high barriers to entry.

Proven and Experienced Management Team. Our management team has deep industry expertise and a deep bench of supporting talent. Janus is led by its Chief Executive Officer, Ramey Jackson, who has been with the Company for over 18 years and has more than 20 years of experience in the industry. Mr. Jackson is supported by an executive leadership team that also has an average of over 20 years of experience. Our management team has a long track record of robust and consistent organic and inorganic growth.

Our Acquisition Strategy

General

Our management team has a proven track record of identifying, executing and integrating acquisitions to support strategic growth. In order to achieve this growth, we utilize a disciplined, highly accretive acquisition strategy that prioritizes portfolio diversification into logical adjacencies, geographic expansion and technological innovation. We continue to actively review a number of acquisition opportunities that fit this framework.

Recent Acquisitions

G & M Stor-More Pty Ltd. Acquisition

In January 2021, the Company acquired the assets of G & M Stor-More Pty Ltd (“G&M”). G&M has over 23 years’ experience across the world in self-storage building, design, construction and consultation. As a result of the acquisition, Janus will have an opportunity to increase its customer base of the self-storage industry and expand our geographical reach in the Australian market.

PTI Australasia Pty Ltd. Acquisition

In March 2020, we completed the acquisition of PTI Australasia Pty Ltd, an Australian distributor of self-storage access control security and integrative technologies. We believe that the acquisition of PTI Australasia Pty Ltd adds to the breadth of its expertise in order to help accelerate the global adoption of the Nokē® Smart Entry System.

Steel Storage Australia and Asia Acquisitions

In January 2020, we completed the acquisition of Steel Storage Australia and Asia (“Steel Storage”), a provider of self-storage design and construction services in Australia, New Zealand, Singapore and surrounding regions. The acquisition of Steel Storage expands our global automated product offerings and allows it to reach customers in a broader range of geographic locations.

BETCO Acquisition

In March 2019, we completed the acquisition of Betco, Inc. (“BETCO”), a Delaware corporation in the business of manufacturing and installing steel building structures for self-storage customers. As a result of the acquisition, we have been able to grow its geographic presence and leverage its institutional customer relationships to expand its product offerings into a “one stop shopping” model that includes improved multi-story self-storage offerings.

AS&D Acquisition

In December 2018, we completed the acquisition of Active Supply & Design (CDM) Ltd. (UK) (“AS&D”), a company incorporated in England and Wales. AS&D is a self-storage design, construction and installation company.

As a result of the AS&D acquisition, we increased its geographic presence and market share of the self-storage industry, specifically in the European market, and expanded its product offerings.

NOKE Acquisition

In December 2018, we completed the acquisition of NOKE, a Delaware corporation in the business of designing, manufacturing, supporting and selling commercial security hardware and software solutions. As a result of the acquisition, we have effectively accelerated our smart entry solutions and product offerings, including our development of the Nokē® Smart Entry System, a product which provides mobile access for tenants and remote monitoring and tracking for operators. This product has provided a substantial revenue opportunity for us through potential large-scale adoption among operators seeking to implement the Nokē® Smart Entry System into their portfolio in order to remain competitive. The Nokē Smart Entry System also presents attractive recurring revenue opportunities that results from continued software support.

ASTA Door Corporation Acquisition

In July 2017, we completed the acquisition of ASTA, a U.S. supplier of rolling-door products. This acquisition has allowed us to expand our product offerings in the commercial door segment of the self-storage market, which we have served since 2002 through our roll-up sheet doors for commercial application and pre-engineered buildings. ASTA, which offers more durable, heavy-duty rolling steel doors (18, 20 or 22 gauge) and provides additional commercial and heavy industrial solutions not offered by our roll-up sheet doors, has allowed us to increase our market-share in the commercial door market and reduce ASTA’s manufacturing costs through economies of scale.

Industry Overview

Self-Storage

Approximately 75% of our total sales are attributable to the self-storage market. We focused primarily on interior self-storage solutions, which represent approximately 65% of total sales.

The self-storage industry refers to properties that offer do-it-yourself, month-to-month storage space rental for personal or business use. Self-storage provides a convenient way for individuals and businesses to store their belongings, whether due to a life events or the need for extra storage.

According to management estimates there are approximately 55,000 self-storage facilities located in the United States. Self-storage facilities can be classified into two general categories: institutional and non-institutional. Institutionally owned facilities typically include multi-story, climate-controlled facilities located in prime locations owned and/or managed by a REIT or other returns-driven operator of scale. These institutional facilities are typically located in a top 50 U.S. MSA. Non-institutional facilities are comprised of single-story, non-climate-controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs.

The self-storage market is highly fragmented with REITs comprising approximately 30% of the overall self-storage market, having grown significantly over the past decade and at a higher rate than the non-institutional market. REITs often achieve growth via acquisition of existing self-storage facilities, which creates demand for remodeling solutions to conform branding to the acquirer’s colors, logos, and aesthetic.

The self-storage market benefits from unique and attractive demand and supply attributes. Growth in self-storage demand has been driven by favorable long-term macroeconomics trends, including rising storable consumption per capita, population growth, and rising home ownership rates. Available supply of self-storage is well below long-term levels, as exhibited by the key self-storage REITs operating at 90%+ occupancy rates. In addition to ongoing tight supply conditions, management estimates that approximately 60% of existing self-storage facilities are over 20 years old, which creates the potential need for replacement and refurbishment of an aging installed base.

Given high existing occupancy rates and expected rising demand, investment in additional self-storage capacity may be required in the future. New self-storage capacity can be created in several ways, including greenfield construction, expansions of existing self-storage facilities, conversions of existing buildings into self-storage facilities (for example: mothballed Big Box retail locations), or via facility acquisitions and upgrades. Janus is the market leader in building solutions for the self-storage market, offering institutional and non-institutional operators the broadest product offering and unique end-to-end solutions.

Commercial Door

Approximately 25% of our total sales are attributable to the commercial industrial door market. Commercial doors are composed of either primarily metal, plastic, and wood and used in industrial facilities, office, retail, & lodging establishments, institutional buildings, and other non-residential infrastructure.

We compete within the metal commercial doors subsector with a focus on commercial roll-up sheet doors and rolling steel doors. Roll-up sheet doors are constructed of lighter gauge steel, are less durable, and less expensive than rolling steel doors. These doors are used in pre-engineered buildings and for applications where insulation is less important. Rolling steels doors are constructed of heavier gauge steel, are more durable, are more expensive than roll-up sheet and sectional doors, and are primarily used in facilities such as warehouses, particularly in heavy industrial applications (ability to trap hot/cool air inside the facility).

The metal commercial door market has experienced strong growth driven by an (1) increase in construction spending, (2) aging infrastructure and (3) effort to improve security, appearance and energy efficiency of buildings.

Within the commercial industrial sector, we are a smaller participant within a larger addressable market, which provides the Company significant opportunity for market share growth within a sector that is well positioned for future growth driven by the rising growth of eCommerce.

Regulation

Laws, ordinances, or regulations affecting development, construction, operation, upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of self-storage sites or other impairments to operations, which would adversely affect our cash flows from operating activities.

Insurance activities are subject to state insurance laws and regulations as determined by the particular insurance commissioner for each state in accordance with the McCarran-Ferguson Act, as well as subject to the

Gramm-Leach-Bliley Act and the privacy regulations promulgated by the Federal Trade Commission pursuant thereto.

Under CERCLA, and comparable state laws, we may be required to investigate and remediate regulated hazardous materials at one or more of our properties. For additional information on environmental matters and regulation, see “Risk Factors — Risks Related to Our Business — Extensive environmental regulation to which we are subject creates uncertainty regarding future environmental expenditures and liabilities.”

Employees

As of May 22, 2021, we had 1,734 total employees, including 399 temporary employees.

Additional Information

Additional information about us, not contained in this prospectus or made a part hereof, may be found at www.janusintl.com. The information on our website is not intended to form a part of and is not incorporated by reference into this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of consolidated results of operations and financial condition. You should read the following discussion and analysis of financial condition and results of operations together with the financial statements and notes thereto included elsewhere in this prospectus. This discussion and analysis should also be read together with the unaudited pro forma financial information as of and for the for the three months ended March 31, 2021 and the year ended December 31, 2020. See “Unaudited Pro Forma Combined Financial Information.”

Certain information contained in this discussion and analysis or set forth elsewhere in this prospectus, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Factors that could cause or contribute to such differences include, but are not limited to, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Midco,” “Janus,” “we,” “us,” “our,” and other similar terms refer to Midco and its subsidiaries prior to the Business Combination and to Janus International Group, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.

Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding.

Janus is both the predecessor and the successor entity for accounting and financial reporting purposes with the predecessor time period spanning from the earliest period presented through February 11, 2018 and the successor time period spanning from February 12, 2018 through December 26, 2020.

Introduction

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is a supplement to the accompanying consolidated financial statements and provides additional information on our business, recent developments, financial condition, liquidity and capital resources, cash flows and results of operations. MD&A is organized as follows:

•

Business Overview: This section provides a general description of our business, and a discussion of management’s general outlook regarding market demand, our competitive position and product innovation, as well as recent developments we believe are important to understanding our results of operations and financial condition or in understanding anticipated future trends.

•	Basis of Presentation: This section provides a discussion of the basis on which our consolidated financial statements were prepared.

•

Results of Operations: This section provides an analysis of our results of operations for the periods ended March 27, 2021 and March 28, 2020 and our results of operations for the years ended December 26, 2020, December 28, 2019 and the combined period from December 31, 2017 through

February 11, 2018 (the “Predecessor Period”) and the period from February 12, 2018 through December 29, 2018 (the “Successor Period,” and together with the Predecessor Period, the “Combined 2018 Predecessor Period and Successor Period”).

•

Liquidity and Capital Resources: This section provides a discussion of our financial condition and an analysis of our cash flows for the periods ended March 27, 2021 and March 28, 2020 and for the years ended December 26, 2020, December 28 2019 and the Combined 2018 Predecessor Period and Successor Period. This section also provides a discussion of our contractual obligations, other purchase commitments and customer credit risk that existed at March 27, 2021 and at December 26, 2020, as well as a discussion of our ability to fund our future commitments and ongoing operating activities through internal and external sources of capital.

•

Critical Accounting Policies and Estimates: This section identifies and summarizes those accounting policies that significantly impact our reported results of operations and financial condition and require significant judgment or estimates on the part of management in their application.

Business Overview

We are a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions including: roll up and swing doors, hallway systems, relocatable storage units, and facility and door automation technologies with manufacturing operations in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia, and Singapore. The self-storage industry is comprised of institutional and non-institutional facilities. Institutional facilities typically include multi-story, climate controlled facilities located in prime locations owned and/or managed by large REITs or returns-driven operators of scale and are primarily located in the top 50 U.S. Metropolitan Statistical Areas (“MSAs”), whereas the vast majority of non-institutional facilities are single-story, non-climate controlled facilities located outside of city centers owned and/or managed by smaller private operators that are mostly located outside of the top 50 U.S. MSAs. We are highly integrated with customers at every phase of a project, including facility planning/design, construction, access control and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products.

Our business is operated through two geographic regions that comprise our two reportable segments: Janus North America and Janus International. The Janus International segment is comprised of Janus International Europe Holdings Ltd. (UK), whose production and sales are largely in Europe and Australia. The Janus North America segment is comprised of all the other entities, including Janus International Group, LLC (together with each of its operating subsidiaries, “Janus Core”), Betco, Inc. (“BETCO”), Noke, Inc. (“NOKE”), ASTA Industries, Inc. (“ASTA”), Janus Door, LLC and Steel Door Depot.com, LLC.

Furthermore, our business is comprised of three primary sales channels: New Construction-Self-storage, R3-Self-storage, and Commercial and Other. The Commercial and Other category is primarily comprised of roll-up sheet and rolling steel door sales into the commercial marketplace.

New construction consists of engineering and project management work pertaining to the design, building, and logistics of a greenfield new self-storage facility tailored to customer specifications while maintaining compliance with ADA regulations. Any Nokē Smart Entry System revenue associated with a new construction project also rolls up into this sales channel.

The concept of Janus R3 is to replace storage unit doors, optimize unit mix and idle land, and add a more robust security solution to enable customers to (1) charge higher rental rates and (2) compete with modern self-storage facilities and large operators. In addition, the R3 sales channel also includes new self-storage capacity being brought online through conversions and expansions. R3 transforms facilities through door replacement, facility upgrades, Nokē Smart Entry Systems, and relocatable storage “MASS” units (Moveable Additional Storage Structures). The Nokē Smart Entry System is a fully mobile access control solution offering an app-based entry for storage unit doors and gates. Coupled with motions sensors inside each unit to report any unauthorized activity via smartphone notifications and digital key sharing provides tenants with full convenience and security. MASS units are created with the same high-quality steel frames and structure integrity as traditional interior units, with the added benefit of being able to be placed in empty spaces that traditional storage wouldn’t fit as well as not being confined to totally level ground areas.

Commercial light duty steel roll-up doors are designed for applications that require less frequent and less demanding operations. We offer heavy duty commercial grade steel doors (minimized dead-load, or constant weight of the curtain itself) perfect for warehouses, commercial buildings, and terminals, designed with a higher gauge and deeper guides, which combats the heavy scale of use with superior strength and durability. Heavy duty door minimizes the dead-load or constant weight of the curtain itself so the door can sustain a heavier live-load which is the fluctuating pressures inflicted on the doors such as wind and rain. Janus also offers rolling steel doors known for minimal maintenance and easy installation with but not limited to the following options, commercial slat doors, heavy duty service doors, fire doors, fire rated counter shutters, insulated service doors, counter shutters and grilles.

The Business Combination

On June 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of December 21, 2020 (as amended from time to time, the “Business Combination Agreement”), by and among Janus International Group, Inc. (f/k/a Janus Parent, Inc.) (“we,” “us,” “Janus” or the “Company”), Juniper Industrial Holdings, Inc. (“Juniper”), JIH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“JIH Merger Sub”), Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc. (collectively referred to as the “Blocker Merger Subs”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (collectively referred to as the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative. Pursuant to the Business Combination Agreement, (i) JIH Merger Sub merged with and into Juniper with Juniper being the surviving corporation in the merger and a wholly-owned subsidiary of the Company, (ii) each of the Blocker Merger Subs merged with and into the corresponding Blockers with such Blocker being the surviving corporation in each such merger and a wholly-owned subsidiary of the Company, (iii) each other equityholder of Midco contributed or sold, as applicable, all of its equity interests in Midco to the Company or Juniper, as applicable, in exchange for cash, preferred units and/or shares of the Common Stock, as applicable, and (iv) the Company contributed all of the equity interests in Midco acquired pursuant to the foregoing transactions to Juniper, such that, as a result of the consummation of the Business Combination, Midco became an indirect wholly-owned subsidiary of Juniper.

Executive Overview

Janus’s financials reflect the result of the execution of our operational and corporate strategy to penetrate the fast-growing commercial storage market, as well as capitalizing on the aging self-storage facilities, while continuing to diversify our products and solutions. We believe Janus is a bespoke provider of not only products, but solutions that generate a favorable financial outcome for our clients.

During the last two years, we have acquired Steel Storage Asia and Australia, PTI Australasia Pty Ltd., and G&M Stor-More Pty Ltd. to expand geographically. Our M&A activity has collectively enhanced our growth trajectory, technology and global footprint, while providing us access to highly attractive adjacent categories.

Total revenue was $152.8 million for the period ended March 27, 2021, representing an increase of 10.9% from $137.8 million for the period ended March 28, 2020. Total revenue was $549.0 million for the year ended December 26, 2020, representing a decrease of 2.9% from $565.3 million for the year ended December 28, 2019. Total revenue was $565.3 million for the year ended December 28, 2019, representing an increase of 16.6% from $484.7 million for the Combined 2018 Predecessor Period and Successor Period.

Revenues increased in the first quarter of 2021 as compared to the first quarter of 2020, largely due to improved weather and market conditions. The same trends were present in both the Janus North America segment as well as the Janus International segment, indicative of a worldwide continued recovery from the COVID-19 pandemic.

Adjusted EBITDA was $32.6 million for the period ended March 27, 2021, representing a 14.8% increase from $28.4 million for the period ended March 28, 2020. Adjusted EBITDA was $126.4 million for the year ended December 26, 2020, representing a 3.4% increase from $122.2 million for the year ended December 28, 2019. Adjusted EBITDA was $122.2 million for the year ended December 28, 2019, representing an increase of 7.1% from $114.1 million for the Combined 2018 Predecessor Period and Successor Period.

Information regarding use of Adjusted EBITDA, a non-GAAP measure, and a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, is included in “—Non-GAAP Financial Measures.”

On February 5, 2021, Janus completed a repricing of its First Lien and First Lien B2 Term Loans in order to take advantage of currently available lower interest rates. The repricing allowed the Company to combine the two First Lien Term Loans into one Term Loan. (See “—Liquidity and Capital Resources.”)

Business Segment Information

Our business is operated through two geographic regions that comprise our two reportable segments: Janus North America and Janus International.

Janus North America is comprised of six operating segments including Janus Core, Janus Door, Steel Door Depot, ASTA, NOKE, and BETCO. Janus North America produces and provides various fabricated components such as doors, walls, hallway systems, and building components used primarily by owners or builders of self-storage facilities and also offer installation services along with the products. Janus North America represented 93.5%, 92.4%, and 92.0% of Janus’s revenue for the Combined 2018 Predecessor Period and Successor Period, year ended December 28, 2019 and year ended December 26, 2020, respectively. Janus North America represented 91.8%, and 91.1% of Janus’s revenue for the period ended March 27, 2021 and period ended March 28, 2020, respectively.

Janus International is comprised of solely of one operating segment, Janus International Europe Holdings Ltd (UK). The Janus International segment produces and provides similar products and services as Janus North America but largely in Europe as well as Australia. Janus International represented 6.5%, 7.6%, and 8.0% of Janus’s revenue for the Combined 2018 Predecessor Period and Successor Period, fiscal year ended December 28, 2019 and the fiscal year ended December 26, 2020, respectively. Janus International represented 8.2% and 8.9% of Janus’s revenue for the period ended March 27, 2021 and the period ended March 28, 2020, respectively.

Acquisitions

Our highly accretive M&A strategy focuses on (i) portfolio diversification into attractive and logical adjacencies, (ii) geographic expansion, and (iii) technological innovation.

Inorganic growth, through acquisitions, serves to increase Janus’s strategic growth. Since 2020, Janus has completed three acquisitions which attributed a combined $9.5 million inorganic revenue increase from December 29, 2019 through March 27, 2021. Refer to the “Risk Factors” section for further information on the risks associated with integration of these acquisitions. Janus acquired the following four companies to fuel the inorganic growth of its manufacturing capabilities, product offerings, and technology solutions provided to customers.

On January 18, 2021, the Company, through its wholly owned subsidiary Steel Storage Australia Pty Ltd. acquired 100% of the net assets of G & M Stor-More Pty Ltd. for approximately $1.74 million. G & M Stor-More Pty Ltd. has over 23 years’ experience in self-storage building, design, construction and consultation. As a result of the acquisition, the Company will have an opportunity to increase its customer base of the self-storage industry and expand its product offerings in the Australian market.

On March 31, 2020, Janus’s wholly-owned subsidiary, Steel Storage Australia Pty Ltd. purchased 100% of the assets of PTI Australasia Pty Ltd., a provider of access control security in the self-storage design and commercial industries in Australia, New Zealand and surrounding regions, for $0.032 million. The PTI Australasia Pty Ltd. acquisition specifically bolstered the adoption of Nokē Smart Entry Systems in Australia and New Zealand.

On January 2, 2020, Janus’s wholly-owned subsidiary, JIE purchased 100% of the outstanding shares of Steel Storage Asia Pte Ltd. and Steel Storage Australia Pty Ltd. (collectively “Steel Storage” or “SSA”) for $6.5 million. The rationale for the Steel Storage acquisition was geographic expansion. The Steel Storage acquisition specifically expanded Janus’s global presence.

Impact of Brexit

The U.K. exit from the European Union on January 31, 2020, commonly referred to as Brexit, has caused, and may continue to cause, uncertainty in the global markets. Political and regulatory responses to the withdrawal are still developing, and we are in the process of assessing the impact that the withdrawal may have on our business as more information becomes available. Any impact from Brexit on our business and operations over the long term will depend, in part, on the outcome of tariff, tax treaties, trade, regulatory, and other negotiations the U.K. conducts.

Impact of COVID-19 and the CARES Act

In early 2020, the Coronavirus (COVID-19) swiftly began to spread globally, and the World Health Organization (WHO) subsequently declared COVID-19 to be a public health emergency of international concern on March 11, 2020. The COVID-19 outbreak has resulted in travel restrictions and in some cases, prohibitions of non-essential activities, disruption and shutdown of certain businesses and greater uncertainty in global financial markets. The full extent to which COVID-19 impacts Janus’s business, results of operations and financial condition are dependent on the further duration and spread of the outbreak mainly within the United States, Europe, and Australia.

To aid in combating the negative business impacts of COVID-19, the federal government enacted the “Coronavirus Aid, Relief, and Economic Security (CARES) Act” on March 27, 2020. Under the CARES Act Janus deferred $1.7 million in payroll taxes and for the 2019 tax year Janus Cobb elected to use the 50%-of-ATI rule to increase its Federal interest expense deduction under I.R.C. § 163(j).

As a result of COVID-19 and in support of continuing its manufacturing efforts, Janus has undertaken a number of steps to protect its employees, suppliers and customers, as their safety and well-being is one of our top priorities. Janus has taken several safety measures including implementing social distancing practices, requiring employees to wear masks, and performing temperature checks at all facilities. Some of our office workers in our manufacturing and distribution facilities, as well as the corporate headquarters, continue to work remotely, where possible. The senior management team meets regularly to review and assess the status of Janus’s operations and the health and safety of its employees. There was $0.9 million in COVID-19 related expenses in the year ended December 26, 2020 primarily related to COVID-19 PPE supplies, COVID tests, costs to implement temperature checks at all locations for all employees, and computer/IT infrastructure to support remote work.

Notwithstanding our continued operations and performance, the COVID-19 pandemic may continue to have negative impacts on our operations, supply chain, transportation networks and customers, which may compress our margins as a result of preventative and precautionary measures that Janus, other businesses, and governments are taking. Any resulting economic downturn could adversely affect demand for our products and contribute to volatile supply and demand conditions affecting prices and volumes in the markets for our products, services and raw materials. The progression of this matter could also negatively impact our business or results of operations through the temporary closure of our operating locations or those of our customers or suppliers, among others. In addition, the ability of our employees and our suppliers’ and customers’ employees to work may be significantly impacted by individuals contracting or being exposed to COVID-19, or as a result of the control measures noted above, which may significantly hamper our production throughout the supply chain and constrict sales channels. The extent to which the COVID-19 pandemic may adversely impact our business depends on future developments, which are highly uncertain and unpredictable, including new information concerning the severity of the pandemic and the effectiveness of actions globally to contain or mitigate its effects.

Our consolidated financial statements and discussion and analysis of financial condition and results of operations reflect estimates and assumptions made by management as of March 27, 2021. Events and changes in circumstances arising after March 27, 2021, including those resulting from the impacts of the COVID-19 pandemic, will be reflected in management’s estimates for future periods. Revenue shortfalls for the year ended December 26, 2020 are largely attributed to COVID-19. Sales declined because of the pandemic which negatively impacted new construction activity due to shelter in place mandates (i.e. backlog at permitting offices, projects being put on hold, etc.). As a result, Janus proactively implemented measurements to preserve its strong financial position and flexibility.

Management continues to monitor the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

Key Performance Measures

Management evaluates the performance of its reportable segments based on the revenue of services and products, gross profit, operating margins, and cash from business operations. We use adjusted EBITDA, which is a non-GAAP financial metric, as a supplemental measure of our performance in order to provide investors with an improved understanding of underlying performance trends. Please see the section entitled “—Non-GAAP Financial Measure” below for further discussion of this financial measure, including the reasons why we use such financial measures and reconciliations of such financial measures to the nearest GAAP financial measures.

Human capital is also one of the main cost drivers of the manufacturing, selling, and administrative processes of Janus. As a result, headcount is reflective of the health of Janus indicative of an expansion or contraction of the overall business. We expect to continue to increase headcount in the future as we grow our business. Moreover, we expect that we will need to hire additional accounting, finance, and other personnel in connection with our efforts to comply with the requirement of being, a public company.

The following table sets forth key performance measures for the periods ended March 27, 2021 and March 28, 2020

			Variance
	Period ended March 27, 2021	Period ended March 28, 2020	$	%
Total Revenue	$152,824,268	$137,813,795	$15,010,473	10.9%
Adjusted EBITDA	$32,614,418	$28,417,875	$4,196,543	14.8%
Adjusted EBITDA (% of revenue)	21.3%	20.6%		0.7%

As of March 27, 2021, and March 28, 2020 the headcount was 1,699 (including 380 temporary employees) and 1,560 (including 262 temporary employees), respectively.

Total revenue increased by $15.0 million primarily due to increased volumes and improved market conditions. (See “—Results of Operations.”)

Adjusted EBITDA increased by $4.2 million or 14.8% primarily due to increased revenue which was partially offset by increased cost of sales and general and administrative expenses.

Adjusted EBITDA as a percentage of revenue increased 0.7% for the period ended March 27, 2021 primarily due to an improvement of selling as percentage of revenue coupled with an increase in Non-GAAP add-backs. (See “—Non-GAAP Financial Measures.”)

The following table sets forth key performance measures for the year ended December 26, 2020 and December 28, 2019

	Successor		Variance
	Year ended December 26, 2020	Year ended December 28, 2019	$	%
Total Revenue	$548,973,208	$565,292,187	$(16,318,979)	(2.9)%
Adjusted EBITDA	$126,424,654	$122,209,568	$4,215,086	3.4%
Adjusted EBITDA (% of revenue)	23.0%	21.6%		1.4%

As of December 26, 2020, and December 28, 2019 the headcount was 1,603 (including 332 temporary employees) and 1501 (including 223 temporary employees) respectively.

Total revenue decreased by $16.3 million primarily due to the COVID-19 global pandemic. (See “—Results of Operations.”)

Adjusted EBITDA increased by $4.2 million or 3.4% primarily due to the increase in gross profit and increase in revenue and costs as a result of acquisitions.

Adjusted EBITDA as a percentage of revenue increased 1.4% for the year ended December 26, 2020 primarily due to improved gross profit margins.

The following table sets forth key performance measures for the year ended December 28, 2019 compared to the Combined 2018 Predecessor Period and Successor Period

	Successor		Predecessor	Non-GAAP	Non-GAAP
	Year ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	2019 vs 2018 Change
					$	%
Total Revenue	$565,292,187	$438,958,505	$45,772,419	$484,730,924	$80,561,263	16.6%
Adjusted EBITDA	$122,209,568	$103,880,564	$10,224,145	$114,104,709	$8,104,859	7.1%
Adjusted EBITDA (% of revenue)	21.6%	23.7%	22.3%	23.5%		(1.9)%

As of December 28, 2019 and December 29, 2018, the headcount was 1,501 (including 223 temporary employees) and 1,349 (including 251 temporary employees) respectively.

Total revenue increased by $80.6 million, or 16.6%, primarily attributable to acquisitions made as well as a continued aging infrastructure the coupled with new capacity continuing to be brought online through conversions and expansions. (See “—Results of Operations.”)

Adjusted EBITDA increased by $8.1 million or 7.1% primarily due to the increase in revenues and costs as a result of acquisitions as well as the increase driven by organic growth.

Adjusted EBITDA as a percentage of revenue decreased 1.9% for the fiscal year ended December 28, 2019, primarily due to a decrease in operating expenses as a percentage of revenue.

Factors Affecting the Results of Operations

Key Factors Affecting the Business and Financial Statements

Janus’s management believes that the Company’s performance and future growth depends on a number of factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors” in this prospectus.

We are susceptible to the indirect effects of adverse macro-economic events that can result in higher unemployment, shrinking demand for products, large-scale business failures and tight credit markets.

Specifically, if adverse macroeconomic and business conditions significantly affect self-storage and commercial market rental rates and occupancy levels, our customers could reduce spending surrounding our products and services, which could have a negative effect on our business and therefore our results of operations. Thus, our results of operations are sensitive to changes in overall economic conditions that impact consumer spending, including discretionary spending, as well as to increased bad debts due to recessionary pressures. Adverse economic conditions affecting disposable consumer income, such as employment levels, business conditions, interest rates, tax rates, and fuel and energy costs, could reduce consumer spending or cause consumers to shift their spending to other products and services. A general reduction in the level of discretionary spending or shifts in consumer discretionary spending could adversely affect our growth and profitability.

It is difficult to determine the breadth and duration of economic and financial market disruptions and the many ways in which they may affect our customers and our business in general. Nonetheless, financial and macroeconomic disruptions could have a significant adverse effect on our sales, profitability, and results of operations. Janus also closely monitors publicly available macroeconomic trends that provide insight into the commercial market activity.

Factors Affecting Revenues

Janus’s revenues from products sold are driven by economic conditions, which impacts new construction, R3 of self-storage facilities, and commercial revenue.

Janus periodically modifies sales prices of their products due to changes in costs for raw materials and energy, market conditions, labor costs and the competitive environment. In certain cases, realized price increases are less than the announced price increases because of project pricing, competitive reactions and changing market conditions. Janus also offers a wide assortment of products that are differentiated by style, design and performance attributes. Pricing and margins for products within the assortment vary. In addition, changes in the relative quantity of products purchased at different price points can impact year-to-year comparisons of net sales and operating income.

Service revenue is driven by the product revenue and the increase in value-added services, such as pre-work planning, site drawings, installation and general contracting, project management, and 3rd party security. Janus differentiates itself through on-time delivery, efficient installation, best in-class service, and a reputation for high quality products.

Factors Affecting Growth Through Acquisitions

Janus’s business strategy involves growth through, among other things, the acquisition of other companies. Janus tries to evaluate companies that it believes will strategically fit into its business and growth objectives. If Janus is unable to successfully integrate and develop acquired businesses, it could fail to achieve anticipated synergies and cost savings, including any expected increases in revenues and operating results, which could have a material adverse effect on its financial results.

Janus may not be able to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required consent of its lenders and, therefore, may not be able to complete such acquisitions or strategic investments. Janus may incur expenses associated with sourcing, evaluating and negotiating acquisitions (including those that do not get completed), and it may also pay fees and expenses associated with financing acquisitions to investment banks and other advisors. Any of these amounts may be substantial, and together with the size, timing and number of acquisitions Janus pursues, may negatively affect and cause significant volatility in its financial results.

In addition, Janus has assumed, and may in the future assume, liabilities of the company it is acquiring. While Janus retains third-party advisors to consult on potential liabilities related to these acquisitions, there can be no assurances that all potential liabilities will be identified or known to it. If there are unknown liabilities or other obligations, Janus’s business could be materially affected.

Seasonality

Generally, Janus’s sales tend to be the slowest in January due to more unfavorable weather conditions, customer business cycles and the timing of renovation and new construction project launches.

Factors Affecting Operating Costs

Janus’s operating expenses are comprised of direct production costs (principally raw materials, labor and energy), manufacturing overhead costs, freight, costs to purchase sourced products and selling, general, and administrative expenses.

Janus’s largest individual raw material expenditure is steel coils. Fluctuations in the prices of steel coil are generally beyond Janus’s control and have a direct impact on the financial results. In 2020, Janus entered into agreements with three of its largest suppliers in order to lock in steel coil prices for part of Janus’s production needs and partially mitigate the potential impacts of short-term steel coil price fluctuations. This arrangement allows Janus to purchase quantities of product within specified ranges as outlined in the contracts.

Freight costs are driven by Janus’s volume of sales of products and are subject to the freight market pricing environment.

Basis of Presentation

The consolidated financial statements have been derived from the accounts of Janus and its wholly owned subsidiaries. Janus’s fiscal year follows a 4-4-5 calendar which divides a year into four quarters of 13 weeks, grouped into two 4-week “months” and one 5-week “month.” As a result, some monthly comparisons are not comparable as one month is longer than the other two. The major advantage of a 4-4-5 calendar is that the end date of the period is always the same day of the week, making manufacturing planning easier as every period is the same length. Every fifth or sixth year will require a 53rd week.

We have presented results of operations, including the related discussion and analysis for the following periods:

•	the period ended March 27, 2021 compared to the period ended March 28, 2020;

•	the year ended December 26, 2020 compared to the year ended December 28, 2019; and

•	the year ended December 28, 2019 compared to the combined period from December 31, 2017 to February 11, 2018 (Predecessor) and February 12, 2018 through December 29, 2018 (Successor) (Non-GAAP).

Components of Results of Operations

Sales of products. Sale of products represents the revenue from the sale of products, including steel roll-up and swing doors, rolling steel doors, steel structures, as well as hallway systems and facility and door automation technologies for commercial and self-storage customers. Product revenue is recognized upon transfer of control to the customer, which generally takes place at the point of destination (Janus Core) and at the point of shipping (all other segments). We expect our product revenue may vary from period to period on, among other things, the timing and size of orders and delivery of products and the impact of significant transactions. Revenues are monitored and analyzed as a function of sales reporting within the following sales channels, Self-Storage Construction, Self-Storage R3, and Commercial and Other.

Sales of services. Service revenue reflects installation services to customers for steel facilities, steel roll-up and swing doors, hallway systems, and relocatable storage units which is recognized over time based on the satisfaction of our performance obligation. Janus is highly integrated with customers at every phase of a project, including facility planning/design, construction, access control and R3 of damaged, or end-of-life products or rebranding of facilities due to market consolidation. Service obligations are primarily short term and completed within a one-year time period. We expect our service revenue to increase as we add new customers and our existing customers continue to add more and more content per square foot.

Cost of sales. Our cost of sales consists of the cost of products and cost of services. Cost of products includes the manufacturing cost of our steel roll-up and swing doors, rolling steel doors, steel structures, and hallway systems which primarily consists of amounts paid to our third-party contract suppliers and personnel-related costs directly associated with manufacturing operations as well as overhead and indirect costs. Cost of services includes third-party installation subcontractor costs directly associated with the installation of our products. Our costs of sales include purchase price variance, cost of spare or replacement parts, warranty costs, excess and obsolete inventory charges and shipping costs, and an allocated portion of overhead costs, including depreciation. We expect cost of sales to increase in absolute dollars in future periods as we expect our revenues to continue to grow.

Selling and marketing expense. Selling expenses consist primarily of compensation and benefits of employees engaged in selling activities as well as related travel, advertising, trade shows/conventions, meals and entertainment expenses. We expect selling expenses to increase in absolute dollars in future periods as we expect our revenues to continue to grow.

General and administrative expense. General and administrative (“G&A”) expenses are comprised primarily of expenses relating to employee compensation and benefits, travel, meals and entertainment expenses as well as depreciation, amortization, and non-recurring costs. We expect general and administrative expenses to increase in absolute dollars in future periods as we expect our revenues to continue to grow. We also expect G&A expenses to increase in the near term as a result of operating as a public company, including expenses associated with compliance with the rules and regulations of the SEC; and an increase in legal, audit, insurance, investor relations, professional services and other administrative expenses.

Interest expense. Interest expense consists of interest expense on short-term and long-term debt (See “—Long Term Debt.”)

Results of Operations—Consolidated

The period to period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this document. We have derived this data from our interim and annual consolidated financial statements included elsewhere in this prospectus. The following tables set forth our results of operations for the periods presented in dollars and as a percentage of total revenue.

Period ended March 27, 2021 compared to the period ended March 28, 2020

			Variance
	Period ended March 27, 2021	Period ended March 28, 2020	$	%
REVENUE
Sales of products	$121,696,226	$108,110,910	$13,585,316	12.6%
Sales of services	31,128,042	29,702,885	1,425,157	4.8%

Total revenue	152,824,268	137,813,795	15,010,473	10.9%
Cost of Sales	99,530,970	89,684,858	9,846,112	11.0%

GROSS PROFIT	53,293,298	48,128,937	5,164,361	10.7%
OPERATING EXPENSE
Selling and marketing	9,458,127	10,260,283	(802,156)	(7.8)%
General and administrative	19,586,307	17,680,578	1,905,729	10.8%

Operating Expenses	29,044,434	27,940,861	1,103,573	3.9%

			Variance
	Period ended March 27, 2021	Period ended March 28, 2020	$	%
INCOME FROM OPERATIONS	24,248,864	20,188,076	4,060,788	20.1%
Interest expense	(8,126,070)	(9,941,148)	1,815,078	(18.3)%
Other income (expense)	(1,558,867)	75,327	(1,634,194)	(2169.5)%

Other Expense, Net	(9,684,937)	(9,865,821)	180,884	(1.8)%

INCOME BEFORE TAXES	14,563,927	10,322,255	4,241,672	41.1%
(Benefit ) Provision for Income Taxes	(154,894)	370,225	(525,119)	(141.8)%

NET INCOME	$14,718,821	$9,952,030	$4,766,791	47.9%

Revenue

	Period ended March 27, 2021	Period ended March 28, 2020	Variances	Variance %	Revenue Variance Breakdown
					Organic Growth (Reduction)	Organic Growth (Reduction)%
Sales of products	$121,696,226	$108,110,910	$13,585,316	12.6%	$13,585,316	12.6%
Sales of services	31,128,042	29,702,885	1,425,157	4.8%	1,425,157	4.8%

Total	$152,824,268	$137,813,795	$15,010,473	10.9%	$15,010,473	10.9%

The $15.0 million revenue increase is primarily attributable to increased volumes as a result of favorable industry dynamics in the commercial market. The inorganic growth as a result of the PTI Australasia Pty Ltd. and G&M Stor-More Pty Ltd. acquisitions are not separately stated above as these amounts were deemed immaterial.

The following table and discussion compares Janus’s sales by sales channel.

					Variance
Consolidated	Period ended March 27, 2021	% of sales	Period ended March 28, 2020	% of sales	$	%
New Construction—Self Storage	$56,117,394	36.7%	$69,292,281	50.3%	$(13,174,887)	(19.0)%
R3—Self Storage	42,989,896	28.1%	41,448,331	30.1%	1,541,565	3.7%
Commercial and Other	53,716,978	35.1%	27,073,183	19.6%	26,643,795	98.4%

Total	$152,824,268	100.0%	$137,813,795	100.0%	$15,010,473	10.9%

New construction sales decreased by $13.2 million or 19.0% due to the slow recovery from the COVID-19 global pandemic coupled with the continued trend of new capacity being brought online through expansions, which are included in R3 sales.

R3 sales increased by $1.5 million or 3.7% due to the increase of expansions as more self-storage capacity continues to be brought online through R3.

Commercial and other sales increased by $26.6 million or 98.4% due to Janus Core and ASTA continuing to experience favorable market gains due to the continued e-commerce movement coupled with share gains in the commercial steel roll up door market and from ASTA’s launch of the rolling steel product line.

Cost of Sales and Gross Margin

Gross margin was 34.9% for the period ended March 28, 2020 and the period ended March 27, 2021.

	Period ended March 27, 2021	Period ended March 28, 2020	Variance	Variance %	Cost of Sales Variance Breakdown
					Organic Growth (Reduction)	Organic Growth %
Cost of Sales	99,530,970	89,684,858	$9,846,112	11.0%	$9,846,112	11.0%

The $9.8 million or 11.0% increase in cost of sales is primarily attributable to the volume increases resulting from improved market conditions. Janus experienced an increase in sales of 10.9% resulting in a net increase of costs of sales.

Operating Expenses—Selling and marketing

Selling and marketing expense decreased $0.8 million from the period ended March 27, 2021 to the period ended March 28, 2020 primarily due to decreases from limited travel and trade show cancellations due to the COVID-19 global pandemic.

Operating Expenses—General and administrative

General and administrative expenses increased $1.9 million or 10.8% from March 28, 2020 to March 27, 2021 due to an increase in general and administrative expenses for Janus primarily due to an increase in health insurance and payroll related costs for additional headcount to support the transition to a public company.

Interest Expense

The interest expense decreased $1.8 million from March 28, 2020 to March 27, 2021 due to a lower interest rate environment coupled with a lower level of outstanding debt due to quarterly amortization coupled with a $2.0 million debt prepayment in July 2020. In addition, the Company entered into a Debt Modification agreement in February 2021 which consolidated the prior two outstanding tranches into a single tranche and resulted in a reduction in the overall interest rate.

Other Income (Expense)

Other income (expense) increased by $1.6 million or 2169.5% from $0.1 million of other income for the period ended March 28, 2020 to $(1.6) million of other (expense) for the period ended March 27, 2021 primarily due to a $1.4 million loss on extinguishment of debt included in the quarter ended March 27, 2021 but not present in the quarter ended March 28, 2020.

Income Taxes

Income tax (benefit) expense decreased by $0.5 million or (141.8)% from $0.4 million expense for the period ended March 28, 2020 to $(0.2) million (benefit) for the period ended March 27, 2021.

Net Income

The $4.8 million or 47.9% increase as compared to the prior period is due to increased operating income and lower interest expense, partially offset by higher other expenses.

Year ended December 26, 2020 compared to the year ended December 28, 2019.

	Successor		Variance
	Year ended December 26, 2020	Year ended December 28, 2019	$	%
REVENUE
Sales of products	$439,457,684	$460,071,382	$(20,613,698)	(4.5)%
Sales of services	109,515,524	105,220,805	4,294,719	4.1%

Total revenue	548,973,208	565,292,187	(16,318,979)	(2.9)%
Cost of Sales	345,150,110	368,394,574	(23,244,464)	(6.3)%

GROSS PROFIT	203,823,098	196,897,613	6,925,485	3.5%
OPERATING EXPENSE
Selling and marketing	34,532,168	34,544,621	(12,453)	—%
General and administrative	76,945,660	75,692,824	1,252,836	1.7%
Contingent consideration fair value adjustments	(2,175,248)	—	(2,175,248)	(100.0)%

Operating Expenses	109,302,580	110,237,445	(934,865)	(0.8)%

	Successor		Variance
	Year ended December 26, 2020	Year ended December 28, 2019	$	%
INCOME FROM OPERATIONS	$94,520,518	$86,660,168	$7,860,350	9.1%
Interest expense	(36,010,847)	(42,575,909)	6,565,062	(15.4)%
Other income (expense)	441,322	(4,049,578)	4,490,900	(110.9)%

Other Expense, Net	(35,569,525)	(46,625,487)	11,055,962	(23.7)%

INCOME BEFORE TAXES	58,950,993	40,034,681	18,916,312	47.2%
Provision for Income Taxes	2,114,375	635,540	1,478,835	232.7%

NET INCOME	$56,836,618	$39,399,141	$17,437,477	44.3%

Revenue

					Revenue Variance Breakdown
	Year ended December 26, 2020	Year ended December 28, 2019	Variances	Variance %	International Acquisitions	Domestic Acquisition	Organic Growth (Reduction)	Organic Growth (Reduction)%
Sales of products	$439,457,684	$460,071,382	$(20,613,698)	(4.5)%	$5,249,593	$12,077,558	$(37,940,849)	(8.2)%
Sales of services	109,515,524	105,220,805	4,294,719	4.1%	4,261,859	4,975,567	(4,942,707)	(4.7)%

Total	$548,973,208	$565,292,187	$(16,318,979)	(2.9)%	$9,511,452	$17,053,125	$(42,883,556)	(7.6)%

The $16.3 million revenue decrease is primarily attributable to an organic decrease in both product and service revenue caused by lower volumes due to the COVID-19 global pandemic. These decreases were partially offset by incremental revenue of $9.5 million from the January and March 2020 SSA and PTI Australasia Pty Ltd business acquisitions, respectively, and $17.1 million from the March 2019 acquisition of BETCO.

The following table and discussion compares Janus’s sales by sales channel.

	Successor				Variance
Consolidated	Year ended December 26, 2020	% of sales	Year ended December 28, 2019	% of sales	$	%
New Construction—Self Storage	$264,123,683	48.1%	$310,692,206	55.0%	$(46,568,523)	(15.0)%
R3—Self Storage	151,018,265	27.5%	141,417,823	25.0%	9,600,442	6.8%
Commercial and Other	133,831,260	24.4%	113,182,158	20.0%	20,649,102	18.2%

Total	$548,973,208	100.0%	$565,292,187	100.0%	$(16,318,979)	(2.9)%

New construction sales decreased by $46.6 million or 15.0% due to delays in projects as a result of the shelter in place mandates from the COVID-19 global pandemic.

R3 sales increased by $9.6 million or 6.8% due to the increase of conversations and expansions as more self-storage capacity continues to be brought online through R3.

Commercial and other sales increased by $20.6 million or 18.2% due to Janus Core and ASTA continuing to gain share in the commercial steel roll up door market and from the ASTA businesses launch of the rolling steel product line.

Cost of Sales and Gross Margin

Gross margin increased from 34.8% to 37.1% from the year ended December 28, 2019 to the year ended December 26, 2020, respectively, due to improved material and direct labor margins.

					Cost of Sales Variance Breakdown
	Year ended December 26, 2020	Year ended December 28, 2019	Variance	Variance %	International Acquisitions	Domestic Acquisition	Organic Growth (Reduction)	Organic Growth %
Cost of Sales	$345,150,110	$368,394,574	$(23,244,464)	(6.3)%	$6,915,326	$8,954,212	$(39,114,002)	(10.6)%

The $23.2 million or 6.3% decrease in cost of sales is primarily attributable to the volume declines caused by the global pandemic, partially offset by incremental cost of sales of $6.9 million from the January and March 2020 SSA and PTI Australasia Pty Ltd acquisitions, respectively, and $9.0 million from the March 2019 acquisition of BETCO.

Janus experienced a decrease in sales of 2.9% resulting in a net reduction of costs of material of $19.6 million and a reduction in freight of $2.2 million. Additionally, the decline in freight costs were due to Janus being able to secure better freight rates in 2020.

Operating Expenses—Selling and marketing

Selling and marketing expense remained relatively consistent from the year ended December 28, 2019 to the year ended December 26, 2020.

Operating Expenses—General and administrative

General and administrative expenses increased $1.3 million or 1.7% from December 28, 2019 to December 26, 2020 due to a $2.6 million decrease in general and administrative expenses for Janus North America primarily due to a reduction in travel and payroll related costs as a result of the COVID-19 pandemic. This decrease is offset by the international operations which had a $3.9 million increase in general and administrative expenses primarily due to the $1.8 million and $0.8 million stemming from the January and March 2020 SSA and PTI Australasia Pty Ltd business acquisitions, respectively, as well as continued investment in the business as it prepares to rebound from the COVID-19 global pandemic.

Operating Expenses—FV adjustments on contingent consideration

We recognized a $2.2 million gain on fair value adjustments on contingent consideration in the year ended December 26, 2020 related to a final earnout payment for the BETCO acquisition and a final earnout true up for the NOKE acquisition.

Interest Expense

The interest expense decreased $6.6 million from December 28, 2019 to December 26, 2020 due to a lower interest rate environment coupled with a lower level of outstanding debt due to quarterly amortization coupled with a $2.0 million debt prepayment in 2020.

Other Income

Other income increased by $4.5 million or 110.9% from the year ended December 28, 2019 to the year ended December 26, 2020 primarily due to a $4.0 million loss on extinguishment of debt included year ended December 28, 2019 but not present in the year ended December 26, 2020.

Income Taxes

Income tax expense increased $1.5 million for the year ended December 28, 2019 to the year ended December 26, 2020 primarily as a result of increased operating income, lower interest expense, and lower other expenses.

Net Income

The $17.4 million or 44.3% increase as compared to the prior year is due to increased operating income, lower interest expense, and lower other expenses.

Results of Operations—Annual Results

For the purposes of the analysis of the results presented herein, Janus is presenting the combined results of operations for the period February 12, 2018 to December 29, 2018 of the Successor Company with the period December 31, 2017 to February 11, 2018 of the Predecessor Company. Although this presentation is not in accordance with accounting principles generally accepted in the United States, Janus believes presenting and analyzing the combined results allows for a more meaningful comparison of results for the twelve-month period ended December 29, 2018 to the twelve months ended December 28, 2019. The following selected data from our audited consolidated statements of operations and other supplementary data should be referred to while reading the results of operations discussion that follows.

Year ended December 28, 2019 compared to the Combined 2018 Predecessor Period and Successor Period

	Successor		Predecessor	Non-GAAP	Non-GAAP
	Year Ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	2019 vs 2018 Change
					$	%
REVENUE
Sales of products	$460,071,382	$362,435,351	$36,877,514	$399,312,865	$60,758,517	15.2%
Sales of services	105,220,805	76,523,154	8,894,905	85,418,059	19,802,746	23.2%

Total revenue	565,292,187	438,958,505	45,772,419	484,730,924	80,561,263	16.6%
Cost of Sales	368,394,574	284,969,471	30,467,846	315,437,317	52,957,257	16.8%

GROSS PROFIT	196,897,613	153,989,034	15,304,573	169,293,607	27,604,006	16.3%
OPERATING EXPENSE
Selling and marketing	34,544,621	22,434,140	2,401,205	24,835,345	9,709,276	39.1%
General and administrative	75,692,824	92,274,874	3,669,132	95,944,006	(20,251,182)	(21.1)%

Operating Expenses	110,237,445	114,709,014	6,070,337	120,779,351	(10,541,906)	(8.7)%

INCOME FROM OPERATIONS	86,660,168	39,280,020	9,234,236	48,514,256	38,145,912	78.6%
Interest expense	(42,575,909)	(32,249,170)	(2,293,486)	(34,542,656)	(8,033,253)	23.3%
Other income (expense)	(4,049,578)	168,736	(4,451)	164,285	(4,213,863)	(2565.0)%

Other Expense, Net	(46,625,487)	(32,080,434)	(2,297,937)	(34,378,371)	(12,247,116)	35.6%

INCOME BEFORE TAXES	40,034,681	7,199,586	6,936,299	14,135,885	25,898,796	183.2%
Provision (Benefit) for Income Taxes	635,540	1,703,022	220,293	1,923,315	(1,287,775)	(67.0)%

NET INCOME	$39,399,141	$5,496,564	$6,716,006	$12,212,570	$27,186,571	222.6%

Revenue

		Non-GAAP			Revenue Variance Breakdown
	Year ended December 28, 2019	Combined year ended December 29, 2018	Variance	Variance %	Domestic Acquisition	International Acquisition	Organic Growth	Organic Growth %
Sales of Products	$460,071,382	$399,312,865	60,758,517	15.2%	$38,854,671	$8,920,533	$12,983,313	3.3%
Sales of Services	105,220,805	85,418,059	19,802,746	23.2%	12,032,490	3,997,993	3,772,263	4.4%

	$565,292,187	$484,730,924	$80,561,263	16.6%	$50,887,161	$12,918,526	$16,755,576	3.5%

The $80.6 million increase includes revenues of $50.5 million from the March 2019 acquisition of BETCO, $0.4 million from the December 2018 acquisition of NOKE, and $12.9 million from the December 2018 acquisition of AS&D as well as a 3.5% increase in organic revenue growth driven primarily by higher R3 sales.

The following table and discussion compares Janus’s sales by sales channel.

	Successor			Predecessor	Non-GAAP		Non-GAAP
Consolidated	Year ended December 28, 2019	% of Sales	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	% of Sales	2019 vs 2018 Change
							$	%
New Construction—Self-storage	$310,692,206	55.0%	$240,540,423	$29,330,012	$269,870,435	55.7%	$40,821,771	15.1%
R3—Self-storage	141,417,823	25.0%	97,349,229	6,807,380	104,156,609	21.5%	37,261,214	35.8%
Commercial and Other	113,182,158	20.0%	101,068,853	9,635,027	110,703,880	22.8%	2,478,278	2.2%

Total	$565,292,187	100.0%	$438,958,505	$45,772,419	$484,730,924	100.0%	$80,561,263	16.6%

New Construction sales increased by $40.8 million or 15.1% primarily due to the acquisition of BETCO in 2019.

R3 sales increased by $37.3 million or 35.8% due to the continued aging infrastructure couple with new capacity continuing to be brought online through conversions and expansions.

Commercial and Other sales increased by $2.5 million or 2.2% due primarily to continued sales growth in the commercial roll-up door market and some pricing initiatives in both 2018 and 2019.

Cost of Sales / Gross Margin

Gross margin as a percentage of sales remained relatively consistent from the Combined 2018 Predecessor Period and Successor Period as compared to fiscal year December 28, 2019.

		Non-GAAP			Cost of Sales Variance Breakdown
	Year ended December 28, 2019	Combined year ended December 29, 2018	Variance	Variance %	Domestic Acquisition	International Acquisition	Organic Growth	Organic Growth %
Cost of Sales	$368,394,574	$315,437,317	$52,957,257	16.8%	$36,967,144	$9,862,955	$6,127,158	1.9%

The $53.0 million cost of sales increase includes $36.6 million from the March 2019 acquisition of BETCO, $0.4 million from the December 2018 acquisition of NOKE, and $9.9 million from the December 2018 acquisition of AS&D as well as a 1.9% increase attributable to organic growth driven by the organic revenue growth of 3.5%.

Operating Expenses—Selling and marketing

Selling and marketing expenses increased by $9.7 million or 39.1% due to an uptick in economic conditions resulting in $2.8 million or 22.0% increase in payroll related costs due to an increase in headcount and $1.0 million or 33.1% increase in travel related costs which supported our revenue growth. Additionally, the acquisition of BETCO in March 2019 and NOKE and AS&D in December 2018 resulted in an increase of consolidated selling and marketing costs of $5.0 million or 21.3% in fiscal year 2019 compared to the Combined 2018 Predecessor Period and Successor Period.

Operating Expenses—General and administrative

General and administrative expenses decreased $20.3 million or 21.1% from the Combined 2018 Predecessor Period and Successor Period to December 28, 2019 primarily due to the $30.5 million decrease in amortization of backlog in fiscal year 2019 as compared with Combined 2018 Predecessor Period and Successor Period, a $1.2 million decrease related to amortization related to the Clearlake acquisition, and $5.2 million decrease in non-recurring expenses, all offset by a $14.2 increase of G&A expenses triggered by the March 1, 2019 acquisition of BETCO and the December 11, 2018 acquisitions of NOKE and AS&D. Outside the business combinations, management fee increased by $1.0 million or 17.9% which was indexed to Janus’s performance as defined by a related party agreement, offset by a $1.6 million or 18.4% increase in payroll related charges.

Interest Expense

Interest expense increased $8.0 million or 23.3% from Combined 2018 Predecessor Period and Successor Period to the fiscal year ended December 28, 2019 due to a $74.3 million or 13.6% increase in long term debt from $547.9 million as of December 29, 2018 to $622.2 million as of December 28, 2019. The additional debt was used to finance the March 1, 2019 acquisition of BETCO and pay off the outstanding line of credit draw used to fund the NOKE and AS&D acquisitions in late 2018. Interest rate on this additional debt (1st lien B2 Note Payable) was 6.2% as of December 28, 2019. Interest rates increased from 5.34% to 5.45% for the 1st lien notes payable from December 29, 2018 to December 28, 2019, respectively. Further, the amount of debt under the 1st lien note increased as well in August of 2019 as a result of the modification and extinguishment of the 2nd lien notes payable. Due to this additional debt, there was more principal which accrued interest at higher rates in 2019 as compared to 2018 which drove this increase in interest expense.

Other Income

Other income decreased by $4.2 million from the Combined 2018 Predecessor Period and Successor Period to the fiscal year ended December 28, 2019 primarily due to a loss on extinguishment of debt of $4.0 million that occurred within the fiscal year ended December 28, 2019.

Income Taxes

Income tax expense decreased $1.3 million primarily as a result of decreases in pretax book income at the taxable entities.

Net Income

The $27.2 million increase in net income was due to higher operating income partially offset by higher interest and other expenses.

Segment Results of Operations

We operate in and report financial results for two segments: North America and International with the following sales channels, Self-Storage Construction, Self-Storage R3, and Commercial and Other.

Segment operating income is the measure of profit and loss that our chief operating decision maker uses to evaluate the financial performance of the business and as the basis for resource allocation, performance reviews and compensation. For these reasons, we believe that Segment operating income represents the most relevant measure of Segment profit and loss. Our chief operating decision maker may exclude certain charges or gains, such as corporate charges and other special charges, to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base our operating decisions. We define Segment operating margin as Segment operating income as a percentage of the segment’s Net revenues.

The segment discussion that follow describe the significant factors contribution to the changes in results for each segment included in Net earnings.

Results of Operations—Janus North America

For the period ended March 27, 2021 compared to the period ended March 28, 2020

			Variance
	Period ended March 27, 2021	Period ended March 28, 2020	$	%
REVENUE
Sales of products	$120,893,159	$104,525,472	$16,367,687	15.7%
Sales of services	25,641,256	23,905,690	1,735,566	7.3%

Total revenue	146,534,415	128,431,162	18,103,253	14.1%
Cost of Sales	96,772,426	83,989,837	12,782,589	15.2%

GROSS PROFIT	49,761,989	44,441,325	5,320,664	12.0%
OPERATING EXPENSE
Selling and marketing	8,694,972	8,836,883	(141,911)	(1.6)%
General and administrative	17,151,709	16,164,543	987,166	6.1%

Operating Expenses	25,846,681	25,001,426	845,255	3.4%

INCOME FROM OPERATIONS	$23,915,308	$19,439,899	$4,475,409	23.0%

Revenue

	Period ended March 27, 2021	Period ended March 28, 2020	Variances	Variance %	Revenue Variance Breakdown
					Organic Growth (Reduction)	Organic Growth (Reduction)%
Sales of products	$120,893,159	$104,525,472	$16,367,687	15.7%	$16,367,687	15.7%
Sales of services	25,641,256	23,905,690	1,735,566	7.3%	1,735,566	7.3%

Total	$146,534,415	$128,431,162	$18,103,253	14.1%	$18,103,253	14.1%

The $18.1 million or 14.1% revenue increase is primarily attributable to increased volumes as a result of favorable industry dynamics in the commercial market.

The following table and discussion compares Janus North America sales by sales channel.

					Variance
	Period ended March 27, 2021	% of total sales	Period ended March 28, 2020	% of total sales	$	%
New Construction—Self Storage	$48,700,531	33.2%	$61,460,169	47.9%	$(12,759,638)	(20.8)%
R3—Self Storage	39,331,457	26.8%	37,570,119	29.3%	1,761,338	4.7%
Commercial and Other	58,502,427	39.9%	29,400,874	22.9%	29,101,553	99.0%

Total	$146,534,415	100.0%	$128,431,162	100.0%	$18,103,253	14.1%

New Construction sales decreased by $12.8 million or 20.8% for the period ended March 27, 2021 from the period ended March 28, 2020 due to reduced volumes and continued delays in projects associated with the COVID-19 global pandemic, coupled with the continued trend of new capacity being brought online through expansions, which are included in R3 sales.

R3 sales increased by $1.8 million or 4.7% for the period ended March 27, 2021 from the period ended March 28, 2020 due primarily to new capacity being brought online through expansions.

Commercial and Other sales increased by $29.1 million or 99.0% for the period ended March 27, 2021 from the period ended March 28, 2020 due to increases in both Janus Core and ASTA commercial steel roll up door market and with strong momentum with the launch of the ASTA rolling steel product line.

Cost of Sales and Gross Margin

Gross Margin decreased by .6% from 34.6% for the period ended March 28, 2020, to 34.0% for the period ended March 27, 2021 due primarily to increased raw material prices.

	Period ended March 27, 2021	Period ended March 28, 2020	Variance	Variance %	Cost of Sales Variance Breakdown
					Organic Growth	Organic Growth %
Cost of Sales	$96,772,426	$83,989,837	$12,782,589	15.2%	$12,782,589	15.2%

The $12.8 million or 15.2% increase in cost of sales is primarily attributed to the increased revenue volumes coupled with an increase in raw material and logistics costs, coupled with increased labor costs.

Operating Expenses—Selling and marketing

Selling and marketing expenses remained relatively consistent with a marginal decrease of $0.1 or 1.6% from $8.8 million for the period ended March 28, 2020 to $8.7 million for the period ended March 27, 2021.

Operating Expenses—General and administrative

General and administrative expenses increased $1.0 million or 6.1% from March 28, 2020 to March 27, 2021 due to an increase in health insurance and payroll related costs to support the transition to a public company.

Income from Operations

Income from operations increased by $4.5 million or 23.0% from $19.4 million for the period ended March 28, 2020 to $23.9 million for the period ended March 27, 2021 primarily due to an increase in revenue partially offset by an increase in cost of sales and general and administrative expenses.

For the year ended December 26, 2020 compared to the year ended December 28, 2019

	Successor		Variance
	Year ended December 26, 2020	Year ended December 28, 2019	$	%
REVENUE
Sales of products	$430,585,004	$442,499,219	$(11,914,215)	(2.7)%
Sales of services	89,534,309	90,269,677	(735,368)	(0.8)%

Total revenue	520,119,313	532,768,896	(12,649,583)	(2.4)%
Cost of Sales	330,184,131	348,098,839	(17,914,708)	(5.1)%

GROSS PROFIT	189,935,182	184,670,057	5,265,125	2.9%
OPERATING EXPENSE
Selling and marketing	31,931,799	31,695,985	235,814	0.7%
General and administrative	68,514,016	71,150,226	(2,636,210)	(3.7)%
FV adjustments on contingent consideration	(2,175,248)	—	(2,175,248)	—%

Operating Expenses	98,270,567	102,846,211	(4,575,644)	(4.4)%

INCOME FROM OPERATIONS	$91,664,615	$81,823,846	$9,840,769	12.0%

Revenue

					Revenue Variance Breakdown
	Year ended December 26, 2020	Year ended December 28, 2019	Variances	Variance %	BETCO Acquisition	Organic Growth (Reduction)	Organic Growth (Reduction)%
Sales of Products	$430,585,004	$442,499,219	$(11,914,215)	(2.7)%	$12,077,558	$(23,991,773)	(5.4)%
Sales of Services	89,534,309	90,269,677	(735,368)	(0.8)%	4,975,567	(5,710,935)	(6.3)%

Total	$520,119,313	$532,768,896	$(12,649,583)	(2.4)%	$17,053,125	$(29,702,708)	(5.6)%

The $12.6 million revenue decrease relates to a 5.6% decrease in organic revenue growth driven by lower volumes due to the COVID-19 global pandemic offset by $17.1 million revenue from the March 2019 acquisition of BETCO.

The following table and discussion compares Janus North America sales by sales channel.

	Successor				Variance
	Year ended December 26, 2020	% of total sales	Year ended December 28, 2019	% of total sales	$	%
New Construction—Self Storage	$246,547,039	47.4%	$279,889,907	52.5%	$(33,342,868)	(11.9)%
R3—Self Storage	132,283,651	25.4%	126,597,707	23.8%	5,685,944	4.5%
Commercial and Other	141,288,623	27.2%	126,281,282	23.7%	15,007,341	11.9%

Total	$520,119,313	100.0%	$532,768,896	100.0%	$(12,649,583)	(2.4)%

New Construction sales decreased by $33.3 million or 11.9% to $246.5 million for the year ended December 26, 2020 from $279.9 million for the year ended December 28, 2019 due to reduced volumes and delays in projects associated with the COVID-19 global pandemic, as noted above.

R3 sales increased by $5.7 million or 4.5% for the year ended December 26, 2020 from the year ended December 28, 2019 due primarily to new capacity being brought online through conversions and expansions.

Commercial and Other sales increased by $15.0 million or 11.9% to $141.3 million for the year ended December 26, 2020 from $126.3 million for the year ended December 28, 2019 due to increases in both Janus Core and ASTA commercial steel roll up door market and with strong momentum with the launch of the ASTA rolling steel product line.

Cost of Sales and Gross Margin

Gross Margin increased by 1.8% from 34.7% for the year ended December 28, 2019, to 36.5% for the year ended December 26, 2020 due to declining raw material prices and from improvements in installation margins as noted below.

	Year ended December 26, 2020	Year ended December 28, 2019	Variance	Variance %	Cost of Sales Variance Breakdown
					BETCO Acquisition	Organic Growth	Organic Growth%
Cost of Sales	$330,184,131	$348,098,839	$(17,914,708)	(5.1)%	$8,954,212	$(26,868,920)	(7.7)%

The $17.9 million or 5.1% decrease in cost of sales includes a 7.7% decline in organic growth predominately attributable to the 5.6% decline in organic revenue, partially offset by $9.0 million from the March 2019 acquisition of BETCO. The $9.0 million increase is a result of full year of activity in the year ended December 26, 2020 as compared to the ten months of activity as a result of the BETCO acquisition in March 2019. Excluding these acquisitions, the decrease of cost of sales is in line with the 2.4% decrease in revenues coupled with increases of 1.6% in material margins due to favorable material costs from declining raw material prices in 2020 and 3.1% in improved installation margins.

Operating Expenses—Selling and marketing

Selling and marketing expenses remained relatively consistent with a marginal increase of $0.2 or 0.7% from $31.7 million for the year ended December 28, 2019 to $31.9 million for the year ended December 26, 2020 representing.

Operating Expenses—General and administrative

General and administrative expenses decreased $2.6 million or 3.7% from December 28, 2019 to December 26, 2020 due to a reduction in travel and payroll related costs as a result of the COVID-19 pandemic.

Operating Expenses—Contingent consideration fair value adjustment

We recognized a $2.2 million gain on fair value adjustments on contingent consideration in the year ended December 26, 2020 related to a final earnout payment for the BETCO acquisition and a final earnout true up for the NOKE acquisition.

Income from Operations

Income from operations increased by $9.8 million or 12.0% from $81.8 million to $91.7 million primarily due to an increase in gross profit, a decrease in general and administrative expenses and due to the gain recognized on fair value adjustments on contingent consideration in the year ended December 26, 2020.

Results of Operations—Janus North America

Annual Year ended December 28, 2019 compared to Combined 2018 Predecessor Period and Successor Period

	Successor		Predecessor	Non-GAAP	Non-GAAP
	Year ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	2019 vs 2018 Change
					$	%
REVENUE
Sales of products	$442,499,219	$348,559,586	$33,897,784	$382,457,370	$60,041,849	15.7%
Sales of services	90,269,677	68,234,477	7,684,648	75,919,125	14,350,552	18.9%

Total revenue	532,768,896	416,794,063	41,582,432	458,376,495	74,392,401	16.2%
Cost of Sales	348,098,839	271,829,573	27,748,175	299,577,748	48,521,091	16.2%

GROSS PROFIT	184,670,057	144,964,490	13,834,257	158,798,747	25,871,310	16.3%
OPERATING EXPENSE
Selling and marketing	31,695,985	21,204,010	2,248,438	23,452,448	8,243,537	35.2%
General and administrative	71,150,226	86,737,083	3,208,415	89,945,498	(18,795,272)	(20.9)%

Operating Expenses	102,846,211	107,941,093	5,456,853	113,397,946	(10,551,735)	(9.3)%

INCOME FROM OPERATIONS	$81,823,846	$37,023,397	$8,377,404	$45,400,801	$36,423,045	80.2%

Revenue

		Non-GAAP			Revenue Variance Breakdown
	Year ended December 28, 2019	Combined year ended December 29, 2018	Variance	Variance %	BETCO Acquisition	NOKE Acquisition	Organic Growth	Organic Growth %
Sales of Products	$442,499,219	$382,457,370	$60,041,849	15.7%	$38,435,546	$419,125	$21,187,178	5.5%
Sales of Services	90,269,677	75,919,125	14,350,552	18.9%	12,032,490	—	2,318,062	3.1%

Total	$532,768,896	$458,376,495	$74,392,401	16.2%	$50,468,036	$419,125	$23,505,240	5.1%

Revenue increased $74.4 million or 16.2% to $532.8 million for the fiscal year ended December 28, 2019 from $458.4 million for the Combined 2018 Predecessor Period and Successor Period. The increase was attributable to $50.5 million of revenue from BETCO made through multi-story building projects that were largely the result of the conversion of cross selling opportunities with Janus’s institutional customer base coupled with geographic expansion during 2019 as a result of the March 2019 acquisition of BETCO and $0.4 million revenue from NOKE for twelve months of activity during 2019 as compared to a month of activity during 2018 as a result of the December 2018 acquisition of NOKE, as well as a $23.5 million or 5.1% increase in organic revenue growth primarily driven by significant growth in R3 sales.

The following table illustrates the sales by channel for the fiscal year ended December 28, 2019 and the Combined 2018 Predecessor Period and Successor Period.

The following table and discussion compares Janus North America sales by sales channel.

	Successor			Predecessor	Non-GAAP		Non-GAAP
	Year Ended December 28, 2019	% of total sales	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	% of total sales	2019 vs 2018 Change
							$	%
New Construction—Self-Storage	$279,889,907	52.5%	$223,493,492	$26,455,506	$249,948,998	54.5%	$29,940,909	12.0%
R3—Self-Storage	126,597,707	23.8%	86,881,133	5,225,607	92,106,740	20.1%	34,490,967	37.4%
Commercial and Other	126,281,282	23.7%	106,419,438	9,901,319	116,320,757	25.4%	9,960,525	8.6%

Total	$532,768,896	100.0%	$416,794,063	$41,582,432	$458,376,495	100.0%	$74,392,401	16.2%

New Construction sales increased by $29.9 million or 12.0% to $279.9 million for the fiscal year ended December 28, 2019 from $249.9 million for the Combined 2018 Predecessor Period and Successor Period due to $48.8 million revenue from BETCO and its multi-story facility projects partially offset by a decrease of $18.8 million from Janus Core due to weather and other related declines in construction activity in select areas of the United States and a shift towards R3 projects (namely new capacity being brought online through conversions and expansions which roll up under R3).

R3 sales increased $34.5 million or 37.4% to $126.6 million for the fiscal year ended December 28, 2019 from $92.1 million for the Combined 2018 Predecessor Period and Successor Period due to shift towards R3 conversion and expansion projects as noted above.

Commercial and Other sales increased $10.0 million or 8.6% to $126.3 million for the fiscal year ended December 28, 2019 from $116.3 million for the Combined 2018 Predecessor Period and Successor Period due to an increase in growth in commercial for both Janus Core and ASTA business units driven by the continued strong commercial marketplace.

Cost of Sales / Gross Margin

Gross margin as a percentage of sales remained relatively consistent for the fiscal year ended December 28, 2019 as compared to the Combined 2018 Predecessor Period and Successor Period.

		Non-GAAP			Cost of Sales Variance Breakdown
	Year ended December 28, 2019	Combined year ended December 29, 2018	Variance	Variance %	BETCO Acquisition	NOKE Acquisition	Organic Growth	Organic Growth %
Cost of Sales	$348,098,839	$299,577,748	$48,521,091	16.2%	$36,606,606	$360,538	$11,553,947	3.9%

Cost of sales increased by $48.5 million or 16.2% from $299.6 million for Combined 2018 Predecessor Period and Successor Period to $348.1 million for the fiscal year ended December 28, 2019 which was in line with the 16.2% increase in revenue primarily as a result of the BETCO acquisition, which incurred $36.6 million cost of sales for 2019.

Operating Expenses—Selling and marketing

Selling and marketing expenses increased by $8.2 million or 35.2% due to an uptick in economic conditions resulting in $2.8 million or 22.0% increase in payroll related costs due to the staffing up for the rolling steel and Nokē Smart Entry System product line growth, as noted above and $1.0 million or 33.1% increase in travel related costs which supported our revenue growth. Additionally, the acquisition of BETCO in March 2019 and

NOKE in December 2018 resulted in an increase of consolidated selling and marketing costs of $3.9 million for the fiscal year ended December 28, 2019 as compared to Combined 2018 Predecessor Period and Successor Period.

Operating Expenses—General and administrative

General and administrative expenses decreased $18.8 million or 20.9% from the Combined 2018 Predecessor Period and Successor Period to December 28, 2019 primarily due to a $30.5 million decrease in amortization of backlog in fiscal year 2019 as compared with Combined 2018 Predecessor Period and Successor Period, offset by an $13.8 million increase in general and administrative expenses driven by the March 1, 2019 and December 11, 2018 acquisitions of BETCO and NOKE, respectively. Outside the business combinations, management fees increased by $1.0 million or 18.0% which was indexed to Janus’s performance as defined by a related party agreement, coupled with a $1.6 million or 19.0% increase in payroll related charges.

Income from Operations

Income from operations increased by $36.4 million or 80.2% from the Combined 2018 Predecessor Period and Successor Period to December 28, 2019 primarily due to an increase in gross profit and a decrease in general and administrative expenses, partially offset by an increase in selling and marketing expenses.

INTERNATIONAL

Results of Operations—Janus International- For the period ended March 27, 2021 compared to the period ended March 28, 2020

			Variance
	Period ended March 27, 2021	Period ended March 28, 2020	$	%
REVENUE
Sales of products	$7,073,066	$6,492,069	$580,997	8.9%
Sales of services	5,486,786	5,797,195	(310,409)	(5.4)%

Total revenue	12,559,852	12,289,264	270,588	2.2%
Cost of Sales	9,055,428	8,643,522	411,906	4.8%

GROSS PROFIT	3,504,424	3,645,742	(141,318)	(3.9)%
OPERATING EXPENSE
Selling and marketing	763,155	1,423,400	(660,245)	(46.4)%
General and administrative	2,434,598	1,516,036	918,562	60.6%

Operating Expenses	3,197,753	2,939,436	258,317	8.8%

INCOME FROM OPERATIONS	$306,671	$706,306	$(399,635)	(56.6)%

Revenue

	Period ended March 27, 2021	Period ended March 28, 2020	Variances	Variance %	Revenue Variance Breakdown
					Organic Growth (Reduction)	Organic Growth (Reduction)%
Sales of products	$7,073,066	$6,492,069	$580,997	8.9%	$580,997	8.9%
Sales of services	5,486,786	5,797,195	(310,409)	(5.4)%	(310,409)	(5.4)%

Total	$12,559,852	$12,289,264	$270,588	2.2%	$270,588	2.2%

The $0.3 million revenue increase includes a 2.2% increase in organic growth driven by increased sales volumes due to improved market conditions. The inorganic growth as a result of the PTI Australasia Pty Ltd. and G&M Stor-More Pty Ltd. are not separately stated above as these amounts were deemed immaterial.

The following table illustrates the sales by channel for the period ended March 27, 2021 and March 28, 2020.

The following table and discussion compares Janus International sales by sales channel.

					Variance
	Period ended March 27, 2021	% of total sales	Period ended March 28, 2020	% of total sales	$	%
New Construction—Self Storage	$8,901,413	70.9%	$8,411,053	68.4%	$490,360	5.8%
R3—Self Storage	3,658,439	29.1%	3,878,211	31.6%	(219,772)	(5.7)%

Total	$12,559,852	100.0%	$12,289,264	100.0%	$270,588	2.2%

New Construction sales increased by $0.5 million or 5.8% to $8.9 million for the period ended March 27, 2021 from $8.4 million for the period ended March 28, 2020 due to increased volumes and improved market conditions.

R3 sales decreased by $0.2 million or 5.7% to $3.7 million for the period ended March 27, 2021 from $3.9 million for the period ended March 28, 2020.

Cost of Sales and Gross Margin

Gross Margin decreased by 1.8% from 29.7% for the period ended March 28, 2020, to 27.9% for the period ended March 27, 2021 due to increased material costs related to an increase in mezzanine product sales and overhead related costs.

	Period ended March 27, 2021	Period ended March 28, 2020	Variance	Variance %	Cost of Sales Variance Breakdown
					Organic Growth	Organic Growth %
Cost of Sales	$9,055,428	$8,643,522	$411,906	4.8%	$411,906	4.8%

Cost of sales increased by $0.4 million or 4.8% from $8.6 million, for the period ended March 28, 2020, to $9.1 million for the period ended March 27, 2021 in line with a 2.2% increase in revenues coupled with an increase in raw material costs related to an increase in mezzanine product sales which typically have a lower margin than typical product offerings as these products are buy-resale.

Operating Expenses—Selling and marketing

Selling and marketing expense decreased by $0.7 million or 46.4% from $1.4 million for the period ended March 28, 2020 to $0.8 million for the period ended March 27, 2021 primarily due to decreases from limited travel and trade show cancellations due to the COVID-19 global pandemic.

Operating Expenses—General and administrative

General and administrative expenses increased $0.9 million or 60.6% from $1.5 million for the period ended March 28, 2020 to $2.4 million for the period ended March 27, 2021 primarily to continued investment in personnel to support the strategic growth objectives of the international business operations.

Income from Operations

Income from operations decreased by $0.4 million or 56.6% from $0.7 million for the period ended March 28, 2020 to $0.3 million for the period ended March 27, 2021 primarily due to an increase in cost of sales and general and administrative expenses, partially offset by a decrease in selling expenses.

Results of Operations—Janus International—For the year ended December 26, 2020 compared to the year ended December 28, 2019

	Successor		Variance
	Year ended December 26, 2020	Year ended December 28, 2019	$	%
REVENUE
Sales of products	$25,508,998	$28,592,093	$(3,083,095)	(10.8)%
Sales of services	19,981,216	14,951,128	5,030,088	33.6%

Total revenue	45,490,214	43,543,221	1,946,993	4.5%
Cost of Sales	31,647,428	31,138,856	508,572	1.6%

GROSS PROFIT	13,842,786	12,404,365	1,438,421	11.6%
OPERATING EXPENSE
Selling and marketing	2,600,369	2,848,636	(248,267)	(8.7)%
General and administrative	8,431,644	4,542,598	3,889,046	85.6%

Operating Expenses	11,032,013	7,391,234	3,640,779	49.3%

INCOME FROM OPERATIONS	$2,810,775	$5,013,131	$(2,202,356)	(43.9)%

Revenue

	Year ended December 26, 2020	Year ended December 28, 2019	Variances	Variance %	Revenue Variance Breakdown
					Steel Storage Australia & Asia and PTI Australia Pty Ltd	Organic Growth (Reduction)	Organic Growth (Reduction) %
Sales of Products	$25,508,998	$28,592,093	$(3,083,095)	(10.8)%	$5,249,593	$(8,332,688)	(29.1)%
Sales of Services	19,981,216	14,951,128	5,030,088	33.6%	4,261,859	768,229	5.1%

Total	$45,490,214	$43,543,221	$1,946,993	4.5%	$9,511,452	$(7,564,459)	(17.4)%

The $1.9 million revenue increase includes a 17.4% decrease in organic growth driven by lower volumes of sales and project delays due to the COVID-19 global pandemic offset by $9.5 million of revenue growth from the January and March 2020 business acquisitions of SSA and PTI Australasia Pty Ltd, respectively.

The following table illustrates the sales by channel for the year ended December 26, 2020 and December 28, 2019.

The following table and discussion compares Janus International sales by sales channel.

	Successor				Variance
	Year ended December 26, 2020	% of total sales	Year ended December 28, 2019	% of total sales	$	%
New Construction—Self Storage	$26,701,469	58.7%	$28,723,105	66.0%	$(2,021,636)	(7.0)%
R3—Self Storage	18,734,613	41.2%	14,820,116	34.0%	3,914,497	26.4%
Other	54,132	0.1%	—	—%	54,132	—%

Total	$45,490,214	100.0%	$43,543,221	100.0%	$1,946,993	4.5%

New Construction sales decreased by $2.0 million or 7.0% to $26.7 million for the year ended December 26, 2020 from $28.7 million for the year ended December 28, 2019 due to the COVID-19 global pandemic, as noted above, and a shift towards R3 business.

R3 sales increased by $3.9 million or 26.4% to $18.7 million for the year ended December 26, 2020 from $14.8 million for the year ended December 28, 2019 due to customers investing in their existing sites as opposed to building new sites, largely due to the COVID-19 global pandemic.

Cost of Sales and Gross Margin

Gross Margin increased by 1.9% from 28.5% for the year ended December 28, 2019, to 30.4% for the year ended December 26, 2020 due to a trend of improved installation and freight margins.

	Year ended December 26, 2020	Year ended December 28, 2019	Variance	Variance %	Cost of Sales Variance Breakdown
					SSA/PTI Acquisitions in January/ March 2020	Organic Growth	Organic Growth %
Cost of Sales	$31,647,428	$31,138,856	$508,572	1.6%	$6,915,326	$(6,406,754)	(20.6)%

Cost of sales increased by $0.5 million or 1.6% from $31.1 million, for the year ended December 28, 2019, to $31.6 million for the year ended December 26, 2020 in line with a 4.5% increase in revenues.

Operating Expenses—Selling and marketing

Selling and marketing expense decreased by $0.2 million or 8.7% from $2.8 million for the year ended December 28, 2019 to $2.6 million for the year ended December 26, 2020 primarily as a result of operations from SSA acquired in the year ended December 26, 2020 as noted above offset by decreases from limited travel and trade show cancellations due to the COVID-19 global pandemic.

Operating Expenses—General and administrative

General and administrative expenses increased $3.9 million or 85.6% from $4.5 million for the year ended December 28, 2019 to $8.4 million for the year ended December 26, 2020 primarily as a result of operations from SSA acquired in the year ended December 26, 2020 as noted above and continued investment in personnel to support the strategic growth objectives of the international business operations.

Income from Operations

Income from operations decreased by $2.2 million or 43.9% from the year ended December 28, 2019 to the year ended December 26, 2020 primarily due to an increase in general and administrative expenses, partially offset by an increase in gross profit and decrease in selling expenses.

Results of Operations—Janus International—For the year ended December 28, 2019 compared to the Combined 2018 Predecessor Period and Successor Period

	Successor		Predecessor	Non-GAAP	Non-GAAP
	Year ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	2019 vs 2018 Change
					$	%
REVENUE
Sales of products	$28,592,093	$19,204,548	$3,230,332	$22,434,880	$6,157,213	27.4%
Sales of services	14,951,128	8,288,677	1,210,257	9,498,934	5,452,194	57.4%

Total revenue	43,543,221	27,493,225	4,440,589	31,933,814	11,609,407	36.4%
Cost of Sales	31,138,856	18,468,681	2,970,273	21,438,954	9,699,902	45.2%

GROSS PROFIT	12,404,365	9,024,544	1,470,316	10,494,860	1,909,505	18.2%
OPERATING EXPENSE
Selling and marketing	2,848,636	1,230,130	152,767	1,382,897	1,465,739	106.0%
General and administrative	4,542,598	5,537,791	460,717	5,998,508	(1,455,910)	(24.3)%

Operating Expenses	7,391,234	6,767,921	613,484	7,381,405	9,829	0.1%

INCOME FROM OPERATIONS	$5,013,131	$2,256,623	$856,832	$3,113,455	$1,899,676	61.0%

Revenue

	Year ended December 28, 2019	Non-GAAP	Variance	Variance %	Revenue Variance Breakdown
		Combined year ended December 29, 2018			AS&D Acquisition	Organic Growth (Reduction)	Organic Growth (Reduction) %
Sales of Products	$28,592,093	$22,434,880	$6,157,213	27.4%	$8,920,533	$(2,763,320)	(12.3)%
Sales of Services	14,951,128	9,498,934	5,452,194	57.4%	3,997,993	1,454,201	15.3%

Total	$43,543,221	$31,933,814	$11,609,407	36.4%	$12,918,526	$(1,309,119)	(4.1)%

The $11.6 million increase includes revenues of $12.9 million from 12 months of activity for AS&D for the fiscal year ended December 28, 2019 compared to one month of activity for the Combined 2018 Predecessor Period and Successor Period due to the December 2018 acquisition of AS&D offset by a 4.1% decrease in organic revenue growth driven by delayed New Construction projects in Q4 2019.

The following table illustrates the sales by channel for the fiscal year ended December 28, 2019 and the Combined 2018 Predecessor Period and Successor Period.

The following table and discussion compares Janus International sales by sales channel.

	Successor			Predecessor	Non-GAAP		Non-GAAP
	Year Ended December 28, 2019	% of total sales	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	% of total sales	2019 vs 2018 Change
							$	%
New Construction—Self-Storage	$28,723,105	66.0%	$17,025,129	$2,858,816	$19,883,945	62.3%	$8,839,160	44.5%
R3—Self-Storage	14,820,116	34.0%	10,468,096	1,581,773	12,049,869	37.7%	2,770,247	23.0%

Total	43,543,221	100.0%	$27,493,225	$4,440,589	$31,933,814	100.0%	$11,609,407	36.4%

New Construction sales increased by $8.8 million or 44.5% to $28.7 million for the fiscal year ended December 28, 2019 from $19.9 million for the Combined 2018 Predecessor Period and Successor Period due to continued strong demand for self-storage capacity especially in Europe coupled with the benefit from some of the larger construction projects that were delayed in 2018 and benefited 2019 revenue.

R3 sales increased by $2.8 million or 23.0% to $14.8 million for the fiscal year ended December 28, 2019 from $12.0 million for the Combined 2018 Predecessor Period and Successor Period due to a continued strategic focus on this segment of the marketplace and an aging infrastructure in the United Kingdom.

Cost of Sales / Gross Margin

Gross margin decreased 4.4% from 32.9% for the Combined 2018 Predecessor Period and Successor Period, to 28.5% for the fiscal year ended December 28, 2019 primarily due to decreases of 2.7% in material margins and 7.0% in installation margins largely attributable to the acquisition of AS&D in December 2018 and its dilutive impact on the overall gross profit margins of the international operations coupled with a 5.9% reduction in freight margins as a result of a general tightening of third-party freight costs experienced year-over-year.

		Non-GAAP			Cost of Sales Variance Breakdown
	Year ended December 28, 2019	Combined year ended December 29, 2018	Variance	Variance %	AS&D Acquisition	Organic Growth	Organic Growth %
Cost of Sales	$31,138,856	$21,438,954	$9,699,902	45.2%	$9,862,955	$(163,053)	(0.8)%

Cost of sales increased by $9.7 million or 45.2% from $21.4 million for the Combined 2018 Predecessor Period and Successor Period, to $31.1 million for the fiscal year ended December 28, 2019 primarily attributable to twelve months of activity from AS&D during the fiscal year ended December 28, 2019 as compared to one month of activity during the Combined 2018 Predecessor Period and Successor Period.

Operating Expenses—Selling and marketing

Selling and marketing expenses increased by $1.5 million or 106.0% primarily attributable to twelve months of activity from AS&D during the fiscal year ended December 28, 2019 as compared to one month of operations during the Combined 2018 Predecessor Period and Successor Period.

Operating Expenses—General and administrative

General and administrative expenses decreased $1.5 million or 24.3% from the Combined 2018 Predecessor Period and Successor Period to December 28, 2019 primarily due to $1.2 million decrease of amortization expense related to the Clearlake acquisition.

Income from Operations

Income from operations increased by $1.9 million or 61.0% from the Combined 2018 Predecessor Period and Successor Period to December 28, 2019 primarily due to an increase in gross profit and a decrease in general and administrative expenses, partially offset by an increase in selling and marketing expenses.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus presents Adjusted EBITDA and Predecessor Periods / Successor Periods which are non-GAAP financial performance measures that exclude the impact of certain items consisting of acquisition events and other non-recurring charges from reported GAAP results. Janus believes such expenses, charges, and gains are not indicative of normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies.

Predecessor Period and Successor Period

Janus’s comparison of Predecessor Period and Successor Period related financial information for 2018 on a full year basis as presented in this prospectus, is a supplemental measure of performance and is considered non-GAAP disclosures as they are not required by GAAP. Janus defines financial information for 2018 “on a full year basis,” which is presented in this prospectus, as the aggregation of financial information for the period from December 31, 2017 through February 11, 2018 (the “Predecessor Period”) and financial information for the period from February 12, 2018 through December 29, 2018 (the “Successor Period”). This aggregation is not in conformity with GAAP, since the results are not comparable on a period-to-period basis or to other issuers due to the push down method of accounting as fully described in the notes to the consolidated financial statements. The push down method of accounting was established at the consummation of Clearlake’s acquisition of the Predecessor, which affected certain line items in the financial statements appearing elsewhere in this prospectus. However, Janus believes that this approach is beneficial to the reader since it provides an easier-to-read discussion of the results of operations and provides the reader with information from which to analyze financial results on a twelve months basis that is consistent with the manner in which management reviews and analyzes results of operations.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes these measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and the Board. In addition, they provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the nearest GAAP equivalent of adjusted EBITDA. These limitations include that the non-GAAP financial measures:

•	exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•	do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available;

•	do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available;

•	exclude non-recurring items which are unlikely to occur again and have not occurred before (i.e., the extinguishment of debt); and

•

may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results.

Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:

			Variance
	Period ended March 27, 2021	Period ended March 28, 2020	$	%
Net Income	$14,718,821	$9,952,030	$4,766,791	47.9%
Interest Expense	8,126,070	9,941,148	(1,815,078)	(18.3)%
Income Taxes	(154,894)	370,225	(525,119)	(141.8)%
Depreciation	1,472,999	1,429,921	43,078	3.0%
Amortization	6,832,144	6,709,550	122,594	1.8%

EBITDA	$30,995,140	$28,402,874	$2,592,266	9.1%
BETCO transition fee(1)	—	15,000	(15,000)	(100.0)%
Loss (gain) on extinguishment of debt(2)	1,421,292	—	1,421,292	—%
COVID-19 related expenses(3)	197,986	—	197,986	—%

Adjusted EBITDA	$32,614,418	$28,417,874	$4,196,544	14.8%

(1)	Retainer fee paid to former BETCO owner, during the transition to a new President to run the business and related one-consulting fee.
(2)	Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February in 2021.
(3)	Expenses which are one-time and non-recurring related to the COVID-19 pandemic. (See “—Impact of COVID-19 and the CARES Act.”)

The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:

	Successor		Variance
	Year ended December 26, 2020	Year ended December 28, 2019	$	%
Net Income	$56,836,618	$39,399,141	$17,437,477	44.3%
Interest Expense	36,010,847	42,575,909	(6,565,062)	(15.4)%
Income Taxes	2,114,375	635,540	1,478,835	232.7%
Depreciation	5,984,782	4,812,420	1,172,362	24.4%
Amortization	27,045,820	30,511,101	(3,465,281)	(11.4)%

EBITDA	$127,992,442	$117,934,111	$10,058,331	8.5%
BETCO transition fee(1)	15,000	126,662	(111,662)	(88.2)%
Acquisition fees(2)	(2,175,248)	—	(2,175,248)	—%
Loss (gain) on extinguishment of debt(3)	(257,545)	3,978,795	(4,236,340)	(106.5)%
COVID-19 related expenses(4)	850,005	—	850,005	—%
Inventory fair value step up(5)	—	170,000	(170,000)	(100.0)%

Adjusted EBITDA	$126,424,654	$122,209,568	$4,215,086	3.4%

(1)	Retainer fee paid to former BETCO owner, during the transition to a new President to run the business and related one-consulting fee.
(2)	Contingent consideration adjustment related to the acquisition of BETCO and NOKE.
(3)

Adjustment for loss (gain) on extinguishment of debt regarding (a) the write off of unamortized fees and third-party fees as a result of refinancing in 2019, and (2) the extinguishment of $2 million in debt at a discount in 2020.

(4)	Expenses which are one-time and non-recurring related to the COVID-19 pandemic. (See “—Impact of COVID-19 and the CARES Act.”)
(5)	Step up of inventory to fair value due to the acquisition of BETCO and subsequent application of ASC 805.

The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:

	Successor		Predecessor	Non-GAAP	Non-GAAP
	Year ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	2019 vs 2018 Change
					$	%
Net Income	$39,399,141	$5,496,564	$6,716,006	$12,212,570	$27,186,571	222.6%
Interest Expense	42,575,909	32,249,170	2,293,486	34,542,656	8,033,253	23.3%
Income Taxes	635,540	1,703,022	220,293	1,923,315	(1,287,775)	(67.0)%
Depreciation	4,812,420	2,487,468	377,445	2,864,913	1,947,507	68.0%
Amortization	30,511,101	55,475,630	566,767	56,042,397	(25,531,296)	(45.6)%

EBITDA	$117,934,111	$97,411,854	$10,173,997	$107,585,851	$10,348,260	9.6%
Clearlake acquisition costs (1)	—	4,994,702	50,148	5,044,850	(5,044,850)	(100.0)%
Facility relocation (2)	—	243,008	—	243,008	(243,008)	(100.0)%
BETCO contingent consideration (3)	126,662	—	—	—	126,662	—%
Inventory fair value step up (4)	170,000	1,231,000	—	1,231,000	(1,061,000)	(86.2)%
Loss (gain) on extinguishment of debt (5)	3,978,795	—	—	—	3,978,795	—%

Adjusted EBITDA	$122,209,568	$103,880,564	$10,224,145	$114,104,709	$8,104,859	7.1%

(1)	One-time acquisition costs related to Janus’s acquisition by Clearlake.
(2)	Cost associated with moving manufacturing and headquarters of the acquired ASTA business from Acworth, Georgia to Cartersville, Georgia and the UK corporate office in Twickenham, UK.
(3)	Retainer fee paid to former BETCO owner during the transition to a new President to run the business and related one-consulting fee.
(4)	Step up of inventory to fair value due to the acquisition by Clearlake and acquisition of BETCO and subsequent application of ASC 805.
(5)	Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of refinancing in 2019.

Liquidity and Capital Resources

We assess our liquidity in terms of our ability to generate cash to fund our operating, investing and financing activities. In doing so, we review and analyze our current cash on hand, days sales outstanding, inventory turns, days payable outstanding, capital expenditure forecasts, interest and principal payments on debt and income tax payments.

Our primary sources of liquidity include cash balances on hand, cash flows from operations, proceeds from debt offerings and borrowing availability under our existing credit facility. We believe our operating cash flows, including funds available under the line of credit, provide sufficient liquidity to support Janus’s liquidity and financing needs, which are working capital requirements, capital expenditures, service of indebtedness, as well as to finance acquisitions and pay distributions to members.

Financial Policy

Our financial policy seeks to: (i) selectively invest in organic and inorganic growth to enhance our portfolio, including certain strategic capital investments; (ii) return cash to shareholders through dividends and, (iii) maintain appropriate leverage by using free cash flows to repay outstanding borrowings.

Liquidity Policy

We maintain a strong focus on liquidity and define our liquidity risk tolerance based on sources and uses to maintain a sufficient liquidity position to meet our obligations under both normal and stressed conditions. At Janus, we manage our liquidity to provide access to sufficient funding to meet our business needs and financial obligations, as well as capital allocation and growth objectives, throughout business cycles.

Cash Management

Janus manages its operating cash management activities through banking relationships for the domestic entities and international entities. Domestic subsidiaries monitor cash balances on a monthly basis and excess cash is transferred to Janus to pay down intercompany debt, interest on the intercompany debt and intercompany sales of products and materials and other services. International subsidiaries monitor excess cash balances on a periodic basis and transfer excess cash flow to Janus in the form of a dividend. Janus compiles a monthly standalone business unit and consolidated 13-week cash flow forecast to monitor various cash activities and forecast cash balances to fund operational activities.

Foreign Exchange

We have operations in various foreign countries, principally the United States, the United Kingdom, France, Australia, and Singapore. Therefore, changes in the value of the related currencies affect our financial statements when translated into U.S. dollars.

LIBOR Reform

In connection with the potential transition away from the use of the London interbank offered rate (LIBOR) as an interest rate benchmark, we are currently in the process of identifying and managing the potential impact to Janus. The majority of Janus’s exposure to LIBOR relates to the 1st Lien note payable, 1st Lien B2 note payable, and Amendment No. 3 1st Lien note payable which is discussed further below.

Debt Profile

						Net Carrying Value
	Principal Amount		Issuance Date	Maturity Date	Interest Rate	March 27, 2021	December 26, 2020
Notes Payable—1st Lien	$ $	470,000,000/ 106,000,000	February 2018/ August 2019	February 2025	4.75%[1]	$—	$562,363,000
Notes Payable—1st Lien B2		$75,000,000	March 2019	February 2025	5.50%[2]	—	73,875,000
Notes Payable—Amendment No. 3 1st Lien		$634,607,146	February 2021	February 2025	4.25%[3]	634,607,146	—

Total principal debt						634,607,146	636,238,000
Less unamortized deferred finance fees						10,753,495	12,110,329
Less: current portion of long-term debt						6,346,071	6,523,417

Long-term debt, net of current portion						$617,507,580	$617,604,254

(1)	The interest rate on the 1st Lien term loan as of December 26, 2020, was 4.75%, which is a variable rate based on LIBOR, subject to a 1.00% floor, plus an applicable margin percent of 3.75%
(2)	The interest rate on the 1st Lien B2 term loan as of December 26, 2020, was 5.50%, which is a variable rate based on LIBOR, subject to a 1.00% floor, plus an applicable margin percent of 4.50%
(3)

The interest rate on the Amendment No. 3 1st Lien term loan as of March 27, 2021, was 4.25%, which is a variable rate based on LIBOR, subject to a 1.00% floor, plus an applicable margin percent of 3.25%

Janus maintained one letter of credit totaling approximately $0.3 million and $0.3 million as of March 27, 2021 and December 26, 2020, respectively, on which there were no balances due. In addition, Janus maintained a line of credit totaling approximately $50.0 million on which there was no balance outstanding as of March 27, 2021 and December 26, 2020.

In conjunction with the Business Combination with Juniper, Janus pre-paid approximately $61.6 million of existing 1st Lien Term Loan Debt upon the closing of the Business Combination and the business becoming a public company.

On February 12, 2018, Janus was acquired by a private equity group. As a result of the acquisition, Janus originated a 1st Lien notes payable with a syndicate of lenders in the original amount of $470.0 million with interest payable in arrears. The interest rate on the facility is based on a Base Rate, unless a LIBOR Rate option is chosen by Janus. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate, subject to a 1.00% floor, plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2018 with the remaining principal due on the maturity date of February 12, 2025. The 1st Lien loan bears interest, as chosen by Janus, at a floating rate per annum consisting of the London InterBank Offered Rate, subject to a 1.00% floor, plus an applicable margin percent (total rate of 4.75% as of December 26, 2020).

Additionally, the 2nd Lien notes payable was originated with a syndicate of lenders on February 12, 2018, in the original amount of $100.0 million with interest payable quarterly in arrears. The interest rate on the facility is based on a Base Rate, unless a LIBOR Rate option is chosen by Janus. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate, subject to a 1.00% floor, plus the LIBOR Rate Margin. If Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. The outstanding loan balance was to be repaid at maturity of February 12, 2026. The 2nd Lien loan bears interest, as chosen by Janus, at a floating rate per annum consisting of the LIBOR, subject to a 1.00% floor, plus an applicable margin percent (total rate of 10.09% as of December 29, 2018). Subsequently, in August of 2019 the 2nd Lien was repaid and replaced with the amended 1st Lien.

On August 9, 2019, the 1st Lien notes payable was amended to increase the notes payable by $106.0 million. Interest on the 1st lien is payable in arrears, and the interest rate on the facility is based on a Base Rate, unless a LIBOR Rate option is chosen by Janus. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate, subject to a 1.00% floor, plus the LIBOR Rate Margin. If Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. Previous to the amendment of the 1st Lien, the 1st Lien notes payable outstanding loan balance was to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2018 with the remaining principal due on the maturity date of February 12, 2025. The 1st Lien loan bears interest, as chosen by Janus, at a floating rate per annum consisting of the London InterBank Offered Rate plus an applicable margin percent (total rate was 4.75% and 5.45% as of December 26, 2020 and as of December 28, 2019). The debt continues to be secured by substantially all business assets.

On July 21, 2020, Janus repurchased approximately $2.0 million of principal amount of the 1st Lien at an approximate $0.3 million discount, resulting in a gain on the extinguishment of debt of approximately $0.3 million.

On March 1, 2019, the 1st Lien B2 notes payable was originated in the amount of $75.0 million comprised of a syndicate of lenders, with interest payable in arrears. The interest rate on the facility is based on a Base Rate, unless a LIBOR Rate option is chosen by Janus. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate, subject to a 1.00% floor, plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2019 with the remaining principal due on the maturity date of February 12, 2025. The 1st Lien B2 loan bears interest, as chosen by Janus, at a floating rate per annum consisting of the LIBOR plus an applicable margin percent (total rate of 5.50% as of December 26, 2020).

On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans. The Amended debt is comprised of a syndicate of lenders originating on February 5, 2021 in the amount of $634.6 million with interest payable in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If the base rate is elected, the interest computation is equal to the base rate plus the base rate margin. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of March 2021 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the Amended loan bears interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 4.25% as of March 27, 2021). The debt is secured by substantially all business assets.

On February 12, 2018, Janus entered into a new revolving line of credit facility with a domestic bank replacing the Predecessor revolving line of credit. The line of credit facility is for $50 million with interest payments due in arrears that matures on February 12, 2023. The interest rate on the facility is based on a Base Rate, unless a LIBOR Rate option is chosen by Janus. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate, subject to a 1.00% floor, plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. At the beginning of each quarter the applicable margin is set and determined by the administrative agent based on the average net availability on the line of credit for the previous quarter. As of March 27, 2021 and March 28, 2020 the interest rate in effect for the facility was 3.50% and 3.50% respectively. The line of credit is secured by accounts receivable and inventories.

The revolving line of credit facility, 1st Lien note payable, 1st Lien B2 note payable, and Amendment No. 3 1st Lien note payable contain affirmative and negative covenants, including limitations on, subject to certain exceptions, the incurrence of indebtedness, the incurrence of liens, fundamental changes, dispositions, restricted payments, investments, transactions with affiliates as well as other covenants customary for financings of these types.

The line of credit facility also includes a financial covenant, applicable only when the excess availability is less than the greater of (i) 10% of the lesser of the aggregate commitments under the line of credit facility and the borrowing base, and (ii) $5.0 million. In such circumstances, we would be required to maintain a minimum fixed charge coverage ratio for the trailing four quarters equal to at least 1.0 to 1.0; subject to our ability to make an equity cure (no more than twice in any four quarter period and up to five times over the life of the facility). As of March 27, 2021, we were compliant with our covenants under the agreements governing our outstanding indebtedness.

Statement of Cash Flows

The following tables present a summary of cash flows from operating, investing and financing activities for the following comparative periods. For additional detail, please see the Consolidated Statements of Cash Flows in the Consolidated Financial Statements.

Period ended March 27, 2021 comparted to Period ended March 28, 2020

			Variance
	March 27, 2021	March 28, 2020	$	%
Net cash provided by (used in) operating activities	$25,560,015	$20,318,833	$5,241,182	25.8%
Net cash provided by (used in) investing activities	(3,872,788)	(6,419,448)	2,546,660	(39.7)%
Net cash provided by (used in) financing activities	(2,491,827)	(1,685,338)	(806,489)	47.9%
Effect of foreign currency rate changes on cash	53,980	(880,394)	934,374	106.1%

Net (decrease) increase in cash and cash equivalents	$19,249,380	$11,333,653	$7,915,727	69.8%

Net cash provided by operating activities

Net cash provided by operating activities increased by $5.2 million to $25.6 million for the period ended March 27, 2021 compared to $20.3 million for the period ended March 28, 2020. This was primarily due to an increase of $5.5 million to net income adjusted for non-cash items and an improvement in net working capital of $1.0 million which was driven by a $3.1 million deterioration in inventory and a $0.3 million decline in accounts payable offset by a $0.7 million improvement in accounts receivable and deferred revenue, $1.5 million improvement in prepaid expenses and other current assets, and a $2.1 million improvement in other accrued expenses. Additionally, there was a $1.3 million deterioration in other assets and long-term liabilities.

Net cash used in investing activities

Net cash used in investing activities decreased by $2.5 million for the period ended March 27, 2021 as compared to the period ended March 28, 2020. This decrease was driven primarily by the acquisition of Steel Storage in January of 2020 with net payment of $4.6 million as compared with the net payment of $1.6 million for the G&M Stor-More Pty Ltd. acquisition made in January 2021 which was partially offset by an increase in capital expenditures for the period ended March 27, 2021 as compared with the period ended March 28, 2020.

Net cash used in financing activities

Net cash used in financing activities increased by $0.8 million for the period ended March 27, 2021 as compared to the period ended March 28, 2020 primarily due to financing fees paid out in conjunction with the debt modification that occurred in February of 2021.

Year ended December 26, 2020 compared to the Year ended December 28, 2019

	Successor		Variance
	December 26, 2020	December 28, 2019	$	%
Net cash provided by (used in) operating activities	$100,847,385	$92,712,271	$8,135,114	8.8%
Net cash provided by (used in) investing activities	(10,767,228)	(48,111,050)	37,343,822	(77.6)%
Net cash provided by (used in) financing activities	(64,131,436)	(30,184,728)	(33,946,708)	112.5%
Effect of foreign currency rate changes on cash	(599,663)	(74,411)	(525,252)	705.9%

Net (decrease) increase in cash and cash equivalents	$25,349,058	$14,342,082	$11,006,976	76.7%

Net cash provided by operating activities

Net cash provided by operating activities increased by $8.1 million to $100.8 million for the year ended December 26, 2020 compared to $92.7 million for the year ended December 28, 2019. This was primarily due to an increase of $9.8 million to net income adjusted for non-cash items and a deterioration in net working capital of $4.2 million which was driven by a $14.9 million deterioration in accounts receivable and deferred revenue, a $2.0 million deterioration in other liabilities (current) and assets and a $2.0 million decline in prepaid and other assets offset by a $11.6 million improvement in accounts payable and accrued expenses and a $3.1 million improvement in inventory. Additionally, there was a $2.6 million improvement in other long-term liabilities and assets.

Net cash used in investing activities

Net cash used in investing activities decreased by $37.3 million for the year ended December 26, 2020 as compared to the year ended December 28, 2019. This decrease was driven primarily by the acquisition of BETCO in March of 2019 with net payment of $39.4 million as compared with the net payment of $4.5 million for the Steel Storage and PTI Australasia Pty Ltd acquisitions made in 2020. In addition, capital expenditures slightly decreased for the year ended December 26, 2020 as compared with the year ended December 28, 2019, primarily due to the COVID-19 pandemic.

Net cash used in financing activities

Net cash used in financing activities increased by $33.9 million for the year ended December 26, 2020 as compared to the year ended December 28, 2019 primarily due to the decrease of $181.0 million of proceeds received from the issuance of the 1st Lien B2 term loan and incremental 1st Lien term loan for the year ended December 28, 2019, and a $6.9 million payment of contingent consideration made in the year ended December 28, 2020, partially offset by the decrease of $96.6 million of principal payments of long-term debt driven by the full paydown of the 2nd Lien note payable in August 2019, the $29.3 million decrease in payments of line of credit, a decrease of $22.5 million of distributions to members, and a $5.5 million decrease in deferred finance fee payments. See Note 8, “Long-Term Debt” in the notes to the accompanying audited consolidated financial statements for further discussion of the new debt issuances.

Year ended December 28, 2019 compared to the combined period from December 31, 2017 through February 11, 2018 and the period from February 12, 2018 through December 29, 2018:

	Successor		Predecessor	Non-GAAP	Non-GAAP
	Year ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018	Combined Year Ended December 29, 2018	2019 vs 2018 Change
					$	%
Net cash provided by (used in) operating activities	$92,712,271	$47,597,036	$(3,916,928)	$43,680,108	$49,032,163	112.3%
Net cash provided by (used in) investing activities	(48,111,050)	(743,528,691)	(324,822)	(743,853,513)	695,742,463	(93.5)%
Net cash provided by (used in) financing activities	(30,184,728)	703,340,108	7,900,000	711,240,108	(741,424,836)	(104.2)%
Effect of foreign currency rate changes on cash	(74,411)	(1,844,937)	(5,729)	(1,850,666)	1,776,255	(96.0)%

Net (decrease) increase in cash	$14,342,082	$5,563,516	$3,652,521	$9,216,037	$5,126,045	55.6%

Net cash provided by (used in) operating activities

Net cash provided by operating activities increased by $49.0 million to $92.7 million for the year ended December 28, 2019 compared to $43.7 million for the Combined 2018 Predecessor Period and Successor Period primarily due to an increase of $6.3 million in net income adjusted for non-cash items and a $41.0 million improvement in net working capital. Net working capital improvement was primarily the result of the $47.2 million improvement in accounts receivable and deferred revenue, largely the result of the improvement in days sales outstanding by six days. Additionally, there was a $1.7 million increase in other assets.

Net cash (used in) investing activities

Net cash used in investing activities decreased by $695.7 million for the year ended December 28, 2019 compared to the Combined 2018 Predecessor Period and Successor Period primarily due to a $694.0 million decrease paid for 2019 acquisitions (BETCO) compared to 2018 acquisitions (Clearlake, NOKE, and AS&D). Additionally, capital expenditures decreased by $1.6 million in the year ended December 28, 2019 from the $10.4 million in the Combined 2018 Predecessor Period and Successor Period primarily as a result of the net impact of a $5.0 million decrease in growth-related leasehold improvements driven by purchases of two parcels of land in Georgia and Arizona in 2018, offset by a $3.9 million increase in manufacturing capital expenditures.

Net cash provided by (used in) financing activities

Net cash provided by financing activities decreased by $741.4 million for the fiscal year ended December 28, 2019 as compared to the Combined 2018 Predecessor Period and Successor Period primarily due to a decrease of $389.0 million of long-term debt proceeds. In addition, the variance was also driven by a decrease of $154.2 million of proceeds from issuance of member’s equity, $102.6 million increase in the payments of long-term debt driven by the full paydown of the 2nd Lien note payable in August 2019, an increase of $66.6 million of payments on the line of credit, and a $41.9 increase of distributions to members. See Note 8, “Long-Term Debt” in the notes to the accompanying audited consolidated financial statements for further discussion of the debt issuances.

Capital allocation strategy

We continually assess our capital allocation strategy, including decisions relating to M&A, dividends, stock repurchases, capital expenditures, and debt pay-downs. The timing, declaration and payment of future dividends, falls within the discretion of the Board and will depend upon many factors, including, but not limited to, Janus’s financial condition and earnings, the capital requirements of the business, restrictions imposed by applicable law, and any other factors the Board deems relevant from time to time.

Contractual Obligations

Summarized below are our contractual obligations as of December 26, 2020 and their expected impact on our liquidity and cash flows in future periods:

	Total	Less than 1 year	1-3 years	3-5 years	Thereafter
Long Term Debt Obligations	$636,238,000	$8,154,272	$13,046,836	$615,036,896	$—
Operating Leases	54,707,552	4,766,930	12,337,967	17,947,025	19,655,630
Long Term Supply Contracts	2,385,726	2,385,726	—	—	—
Other Long Term Liabilities (2)	4,631,116	1,272,902	1,864,215	219,734	1,274,265

Total	$697,962,393	$16,579,830	$27,349,018	$633,203,651	$20,929,895

(1)	Long-Term Supply Contracts relate to the multiple fixed price agreements.
(2)	Other Long-Term Liabilities relates primarily to an earn-out payment due December 2021 and a FICA deferral under the CARES Act due in 1-3 years.

The table above does not include warranty liabilities because it is not certain when this liability will be funded and because this liability is considered immaterial.

In addition to the contractual obligations and commitments listed and described above, Janus also had another commitment for which it is contingently liable as of December 26, 2020 consisting of an outstanding letter of credit of $0.3 million.

Off-Balance Sheet Arrangements

As of March 27, 2021, we did not have any off-balance sheet arrangements that are material or reasonably likely to be material to our financial condition or results of operations.

Related Party Transactions

On July 21, 2020, Janus entered into an Assignment and Assumption Agreement with CCG, in which private equity group acted as the assignor to sell and assign to us the rights and obligations under the First Lien Term Loan Credit Agreement for the principal amount of $1,989,000 in exchange for consideration of $1,731,000.

Holdco, on behalf of Janus, has entered into a Management and Monitoring Services Agreement (MMSA) with Clearlake. We paid management fees to the Class A Preferred Unit holders group of approximately $7.1 million and $6.9 million for the years ended December 26, 2020 and December 28, 2019, respectively. We paid management fees to the Class A Preferred Unit holders group of approximately $2.6 million and $1.9 million for the periods ended March 27, 2021 and March 28, 2020, respectively. Approximately $0.9 million of the Class A Preferred Unit holders group management fees were accrued and unpaid as of December 26, 2020 and no fees were accrued and unpaid as of March 27, 2021.

As of December 26, 2020, and December 28, 2019, there were related party sales of approximately $6,000 and $43,000, respectively, from Janus to its Mexican Joint Venture. As of March 28, 2020, there were related party sales of approximately $1,000 from the Company to its Mexican Joint Venture and no related party sales as of March 27, 2021.

Janus leases a manufacturing facility in Butler, Indiana, from Janus Butler, LLC, an entity wholly owned by a member of the Board. Rent payments paid to Janus Butler, LLC for the years ended December 26, 2020 and December 28, 2019, were approximately $134,000 and $132,000, respectively. Rent payments paid to Janus Butler, LLC for the periods ended March 27, 2021 and March 28, 2020, were approximately $49,000 and $36,000, respectively. The lease extends through July 31, 2021, with monthly payments of approximately $12,000 with an annual escalation of 1.5%.

Janus is party to a lease agreement with 134 Janus International, LLC, an entity majority owned by a member of the Board. Rent payments paid to 134 Janus International, LLC in the years ended December 26, 2020 and December 28, 2019, were approximately $446,000 and $417,000, respectively. Rent payments paid to 134 Janus International, LLC in the periods ended March 27, 2021 and March 28, 2020, were approximately $114,000 and $112,000, respectively. The lease extends through September 30, 2021, with monthly payments of approximately $37,000 per month with an annual escalation of 2.5%.

Janus leases a distribution center in Fayetteville, Georgia from French Real Estate Investments, LLC, an entity partially owned by a member of ASTA. Rent payments paid to French Real Estate Investments, LLC for the years ended December 26, 2020 and December 28, 2019, were approximately $106,000 and $114,000, respectively. Rent payments paid to French Real Estate Investments, LLC for the periods ended March 27, 2021 and March 28, 2020, were approximately $26,000 and $26,000, respectively. The lease extends through July 31, 2022, with monthly payments of approximately $9,000 per month.

Janus previously acquired a lease agreement with ASTA Investment, LLC, for a manufacturing facility in Cartersville, Georgia an entity partially owned by a member of ASTA. The lease term began April 1, 2018, and extends through March 1, 2030, with monthly lease payments of approximately $66,000 per month with an annual escalation of 2.0%. Rent payments to ASTA Investment, LLC for the years ended December 26, 2020 and December 28, 2019, respectively, were approximately $838,000 and $541,000, respectively. Rent payments to ASTA Investment, LLC for the periods ended March 27, 2021 and March 28, 2020, respectively, were approximately $198,000 and $149,000, respectively.

See Note 15 and Note 11 in the accompanying annual Consolidated Financial Statements and interim Consolidated Financial Statements, respectively.

Subsequent Events

On June 7, 2021, we consummated the Business Combination, as described herein. Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”), entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors purchased an aggregate of 25,000,000 shares of Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s directors also purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment.

Following the closing of trading on the NYSE on June 21, 2021, all 2,000,000 shares of Common Stock held by the Sponsor vested automatically in accordance with the terms of the Earnout Agreement.

Critical Accounting Policies and Estimates

For the critical Accounting Policies and Estimates used in preparing Janus’s consolidated financial statements, Janus makes assumptions, judgments and estimates that can have a significant impact on its revenue, results from operations and net income, as well as on the value of certain assets and liabilities on its consolidated balance sheets. Janus bases its assumptions, judgments and estimates on historical experience and various other factors that Janus believes to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions.

The consolidated financial statements have been prepared in accordance with GAAP. To prepare these financial statements, Janus makes estimates, assumptions, and judgments that affect what Janus reports as its assets and liabilities, what Janus discloses as contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the periods presented.

In accordance with Janus’s policies, Janus regularly evaluates its estimates, assumptions, and judgments, including, but not limited to, those concerning revenue recognition, inventory, accounts receivable, depreciation and amortization, contingencies, goodwill and other long lived asset impairment, unit-based compensation, and income taxes, and bases its estimates, assumptions, and judgments on its historical experience and on factors Janus believes reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If Janus’s assumptions or conditions change, the actual results Janus reports may differ from these estimates. Janus believes the following critical accounting policies affect the more significant estimates, assumptions, and judgments Janus uses to prepare these consolidated financial statements.

Emerging Growth Company Status

Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. Janus qualifies as an emerging growth company. Janus intends to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.

Revenue Recognition

Prior to the adoption of ASC 606, revenue for arrangements that include multiple elements, like: repairs and replacement parts, building components, hardware and fitting parts, and installation was allocated to each element based on the relative selling price of each element. Each element’s allocated revenue was recognized when the revenue recognition criteria for that element had been met. Selling price was generally determined by vendor-specific objective evidence (“VSOE”), which is based on the price charged when each element is sold separately. When VSOE was not available for an element of the arrangement, selling price was generally determined using third-party evidence (“TPE”), which is based on the price charged by a competitor for a largely interchangeable product in a stand-alone sale to a similarly situated customer. When neither VSOE nor TPE were available, management would determine its best estimate of the selling price of the element.

Under ASC 606 a performance obligation is a promise in a contract with a customer to transfer a distinct good or service to the customer. Our performance obligations include material, installation, and software support fees for the Nokē Smart Entry solution. Material revenue is recognized at a point in time when the product is transferred to the customer which is at the time of a customer pickup or when the delivery of the material to the customer takes place. Installation services are a separate single performance obligation and revenue is recognized over time based upon appropriate input measures. Revenue for software support fees is recognized over time for the period the software support revenue covers. For contracts with multiple performance obligations, the standalone selling price is generally readily observable. Our revenues are generated from contracts with customers and the nature, timing, and any uncertainty in the recognition of revenues is not affected by the type of good, service, customer or geographical region to which the performance obligation relates. Payment terms are short-term, are customary for our industry and in some cases, early payment incentives are offered.

Contract assets are disclosed as costs and estimated earnings in excess of billings on uncompleted contracts, and contract liabilities are disclosed as billings in excess of costs and estimated earnings on uncompleted contracts in the consolidated balance sheet.

Contracts that include installation are billed via payment requests (normally The American Institute of Architects (AIA) standard construction documents) instead of Company-generated invoices. The pay requests will often be submitted during the month following the period in which the revenues have been recognized, resulting in unbilled accounts receivable (costs and estimated earnings in excess of billings on uncompleted contracts) at the end of any given period. Accounts receivable also include any retention receivable under contracts.

Janus elected to apply an accounting policy election which permits an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, Janus expenses shipping and handling costs at the time revenue is recognized. Janus classifies shipping and handling expenses in Cost of Sales in the Consolidated Statements of Operations.

Janus elected a practical expedient which allows an entity to recognize the promised amount of consideration without adjusting for the time value of money if the contract has a duration of one year or less, or if the reason the contract extended beyond one year is because the timing of delivery of the product is at the customer’s discretion. Janus’s contracts typically are less than one year in length and do not have significant financing components.

Janus has not experienced significant returns, price concessions or discounts to give rise to any portfolio having variable consideration. Based on this, Janus has concluded the returns, discounts and concessions are not substantive and do not materially impact the adoption and continued application of ASC 606.

Allowance for doubtful accounts

Based upon review of the outstanding receivables, historical collection information and existing economic conditions, Janus has established an allowance for doubtful accounts and other returns not yet processed. Janus has incorporated a general and specific reserve component which are reviewed and updated monthly. Janus does not typically charge interest on past due accounts.

Inventories

Inventory is costed based on management estimates associated with material costs and allocations of certain labor and overhead cost pools for which a portion is ultimately captured within inventory costs. Inventories are measured using the first-in, first-out (FIFO) method. Labor and overhead costs associated with inventory produced by Janus are capitalized. Inventories are stated at the lower of cost or net realizable value.

Janus maintains a reserve with general and specific components for inventory obsolescence. The general component of the reserve is updated monthly whereas the specific component is adjusted on a periodic basis to ensure that all slow moving and obsolete inventory items are appropriately accrued for. At the end of each quarter, management within each business entity, performs a detailed review of its inventory on an item by item basis and identifies which products are believed to be obsolete, excess or slow moving. Management assesses the need for and the amount of any obsolescence write-down based on customer demand for the item, the quantity of the item on hand and the length of time the item has been in inventory.

Property and Equipment

Property and equipment acquired in business combinations are recorded at fair value, when material, as of the acquisition date and are subsequently stated less accumulated depreciation. Property and equipment otherwise acquired are stated at cost less accumulated depreciation. Depreciation is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold Improvements are amortized over the shorter of the lease term or their respective useful lives. Maintenance and repairs are charged to expense as incurred.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Manufacturing machinery and equipment	3-7 years
Office furniture and equipment	3-7 years
Vehicles	3-5 years
Leasehold improvements	Over the shorter of the lease term or respective useful life

Goodwill

Janus reviews goodwill for impairment on an annual basis or more frequently whenever events or changes in circumstances indicate that it is more likely than not that the goodwill may be impaired. If such circumstances or conditions exist, management applies the two step process under ASC 350-20; first, the Company compares the fair value of the reporting unit with its carrying amount, and second, if the fair value of the reporting is less than its carrying amount, the Company compares the implied fair value of the reporting unit’s goodwill with its carrying amount and records an impairment charge to the extent the carrying amount of the goodwill exceeds its implied fair value. We evaluate goodwill at the reporting unit level (operating segment or one level below an operating segment).

Janus measures fair value of the reporting units to which goodwill is allocated using an income based approach, a generally accepted valuation methodology, using relevant data available through and as of the impairment testing date. Under the income approach, fair value is determined using a discounted cash flow method, projecting future cash flows of each reporting unit, as well as a terminal value, and discounting such cash flows at a rate of return that reflects the relative risk of the cash flows. The key estimates and factors used in this approach include, but are not limited to, revenue growth rates and profit margins based on internal forecasts, a weighted average cost of capital used to discount future cash flows, and a review with comparable market multiples for the industry segment as well as our historical operating trends, all of which are subject to uncertainty. Future adverse developments relating to such matters as the growth in the market for our reporting units, competition, general economic conditions, and the market appeal of products or anticipated profit margins could reduce the fair value of the reporting units and could result in an impairment of the reporting unit.

Intangible Assets

Fair values assigned to the definite life intangible assets, consisting of customer relationships, noncompete agreements, backlog and other intangibles (i.e., software) are amortized on the straight-line basis over estimated useful lives less than 15 years. Such assets are periodically evaluated as to the recoverability of their carrying values. In determining the impairment of intangible assets, management considers an analysis under ASC 360-10-35-21 and a quantitative analysis of each intangible group to assess recoverability. A quantitative analysis indicates non-recoverability if the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of said asset. If based on a qualitative, or quantitative, analysis, the intangible asset group is not recoverable, management then compares the carrying amount of the asset to fair value. If the intangible asset is both unrecoverable and the carrying amount of the asset exceeds fair value, an impairment loss is recognized at the amount of the difference.

Trade names and trademarks have been identified as indefinite-lived intangible assets and are not amortized, but instead are tested for impairment annually or when indicators of impairment exist.

The estimated useful lives for each major classification of intangible asset are as follows:

Trademark and Trade Name	Indefinite
Customer Relationships	10-15 years
Non-Competition Agreement	3-8 years
Software	10 years
Backlog	Less than 1 year

Significant judgment is also required in assigning the respective useful lives of intangible assets. Our assessment of intangible assets that have a determinable life is based on a number of factors including the competitive environment, market share, brand history, underlying product life cycles, churn rate, operating plans, cash flows (i.e., economic life based on the discounted and undiscounted cash flows), future usage of intangible assets, and the macroeconomic environment. The costs of determinable-lived intangible assets are amortized to expense over the estimated useful life.

Potential changes in the underlying judgments, assumptions, and estimates used in our valuations of acquired intangible assets could result in different estimates of the future fair values. A potential increase in discount rates, a reduction in projected cash flows or a combination of the two could lead to a reduction in estimated fair values, which may result in impairment charges that could materially affect our financial statements in any given year.

The approaches used for determining the fair value of the definite lived trade names, customer relationships, non-compete agreements, and other intangibles acquired depends on the circumstances and can include the following:

•	The income approach (within the income approach, various methods are available such as multi-period excess earnings, with and without, incremental and relief from royalty methods).

•	In each method, a tax amortization benefit is included, which represents the tax benefit resulting from the amortization of that intangible asset depending on the tax

•	The cost approach – this approach estimates the cost to recreate the intangible assets and is used when cash flows about the intangible asset are not easily available.

Long-Lived Asset Impairment

Janus evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows to which the asset relates is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No such charges were recognized during the years or periods presented.

Using a discounted cash flow method involves significant judgment and requires Janus to make significant estimates and assumptions, including long-term projections of cash flows, market conditions and appropriate discount rates. Judgments are based on historical experience, current market trends, consultations with external valuation specialists and other information. If facts and circumstances change, the use of different estimates and assumptions could result in a materially different outcome. Janus generally develops these forecasts based on recent sales data for existing products, acquisitions, and estimated future growth of the market in which Janus operates.

Income Taxes

Janus accounts for income taxes in accordance with Accounting Standards Codification (ASC) 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. Deferred income taxes are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Janus is a corporation for U.S. income tax purposes. Janus’s effective tax rate is based on pre-tax earnings, enacted U.S. statutory tax rates, non-deductible expenses, and certain tax rate differences between U.S. and foreign jurisdictions. The foreign subsidiaries file income tax returns in the United Kingdom, France, Australia, and Singapore as necessary. For tax reporting purposes, the taxable income or loss with respect to the 45% ownership in the joint venture operating in Mexico will be reflected in the income tax returns filed under that country’s jurisdiction. Janus’s provision for income taxes consists of provisions for federal, state, and foreign income taxes.

Management of Janus is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which includes federal and certain states as well as some foreign jurisdictions. Based on Janus’s evaluation, Janus has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. Tax penalties and interest, if any, would be accrued as incurred and would be classified as tax expense on the consolidated statements of operations.

Janus recognizes accrued interest associated with uncertain tax positions as part of interest expense and penalties associated with uncertain tax positions as part of other expenses.

Business combinations

Under the acquisition method of accounting, Janus recognizes tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. Janus records the excess of the fair value of the purchase consideration, plus fair value of noncontrolling interest, plus fair value of preexisting interest in the acquiree over the value of the net assets acquired as goodwill. The accounting for business combinations requires us to make significant estimates and assumptions, especially with respect to intangible assets and the fair value of contingent payment obligations. Janus uses a variety of information sources to determine the value of acquired assets and liabilities including: third-party appraisers for the values and lives of property, identifiable intangibles and inventories; and legal counsel or other advisors to assess the obligations associated with legal, environmental or other claims. Critical estimates in valuing customer relationships, noncompete agreements, trademarks and tradenames, and other intangible assets (i.e., backlog, software, and technology) acquired, include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could experience impairment charges which could be material.

We record contingent consideration resulting from a business combination at its fair value on the acquisition date. We generally determine the fair value of the contingent consideration using the Monte Carlo simulation, and Probability-Weighted Payment method. Each reporting period thereafter, we revalue these obligations and record increases or decreases in their fair value as an adjustment to operating expenses within the Consolidated Statements of Income. Changes in the fair value of the contingent consideration can result from changes in assumed discount periods and rates, and from changes pertaining to the achievement of the defined milestones.

Significant judgment is employed in determining the appropriateness of these assumptions as of the acquisition date and for each subsequent period. Accordingly, future business and economic conditions, as well as changes in any of the assumptions described above, can materially impact the amount of contingent consideration expense we record in any given period.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years beginning after December 15, 2022 and for interim periods within those fiscal years. The Company is currently evaluating the impact of this standard to the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update removes Step 2 of the goodwill impairment test under current guidance, which requires a hypothetical purchase price allocation. The new guidance requires an impairment charge to be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. Upon adoption, the guidance is to be applied prospectively. ASU 2017-04 is effective for Emerging Growth Companies in fiscal years beginning after December 15, 2021, with early adoption permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of the adoption of ASU 2017-04 on the consolidated financial statements and does not expect a significant impact of the standard on the consolidated financial statement.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The ASU is effective for all entities as of March 12, 2020, and will apply through December 31, 2022. Janus is currently evaluating the impact this adoption will have on Janus’s consolidated financial statements.

In June 2020, the FASB issued ASU 2020-05, deferring the effective date for ASC 842, Leases, for one year. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption would continue to be allowed. The Company is evaluating the impact the standard will have on the consolidated financial statements; however, the standard is expected to have a material impact on the consolidated financial statements due to the recognition of additional assets and liabilities for operating leases.

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain convertible instruments, amends guidance on derivative scope exceptions for contracts in an entity’s own equity, and modifies the guidance on diluted earnings per share (EPS) calculations as a result of these changes. The standard will be effective for Janus beginning February 7, 2022 and can be applied on either a fully retrospective or modified retrospective basis. Early adoption is permitted for fiscal years beginning after December 15, 2020. Janus is currently evaluating the impact of this standard on Janus’s consolidated financial statements.

Quantitative and Qualitative Disclosure about Market Risk

Foreign currency exposures

Janus is exposed to foreign currency exchange risk related to currency translation exposure because the operations of its subsidiaries are measured in their functional currency which is the currency of the primary economic environment in which the subsidiary operates; particularly, the United Kingdom and Australia. Any currency balances that are denominated in currencies other than the functional currency of the subsidiary are re-measured into the functional currency, with the resulting gain or loss recorded in the other income (expense) in Janus’s income statement. In turn, subsidiary income statement balances that are denominated in currencies other than the U.S. dollar are translated into U.S. dollars, Janus’s functional currency, in consolidation using the average exchange rate in effect during each fiscal month during the period, with any related gain or loss recorded as foreign currency translation adjustments in other comprehensive income (loss). The assets and liabilities of subsidiaries that use functional currencies other than the U.S. dollar are translated into U.S. dollars in consolidation using period end exchange rates, with the effects of foreign currency translation adjustments included in accumulated other comprehensive income (loss).

Janus seeks to naturally hedge its foreign exchange transaction exposure by matching the transaction currencies for its cash inflows and outflows and maintaining access to credit in the principal currencies in which it conducts business. Janus does not currently hedge our foreign exchange transaction or translation exposure but may consider doing so in the future.

Other comprehensive income (loss) includes foreign currency translation adjustments.

Commodity/raw material price exposures and concentration of supplier risk

Janus’s biggest commodity group spend is steel coils, which is subject to price volatility due to external factors, and comprises approximately, 66.7%, 65.4% and 61.3% of commodity spend on a consolidated level for the Combined 2018 Predecessor Period and Successor Period, the fiscal year ended December 28, 2019 and the fiscal year ended December 26, 2020, respectively. For the period ended March 27, 2021 and period ended March 2, 2020, steel coils comprised approximately, 59.4% and 60.0% of commodity spend, respectively. Historically, exposures associated with these costs were primarily managed through terms of the sales and by maintaining relationships with multiple vendors. Prices for spot market purchases were negotiated on a continuous basis in line with the market at the time. Other than short term supply contracts and occasional strategic purchases of larger quantities of certain raw materials, we generally buy materials on an as-needed basis. In early 2020 Janus entered into multiple fixed price agreements to combat fluctuations in the price of steel locking in prices and will continue to do so in the future. These fixed price agreements expect to cover 48.0% of estimated steel purchases for fiscal year end 2021. We have not entered into hedges with respect to our raw material costs at this time, but we may choose to enter into such hedges in the future.

Interest rate exposure

Janus’s outstanding borrowing under its credit facilities include the Amendment No. 3 to 1st Lien term loan for $634.6 million. These borrowings accrue interest at our option of (i) a LIBOR rate, subject to a 1.00% floor, plus the applicable margin or (ii) a base rate (i.e., prime rate or federal funds rate) plus the applicable margin.

Janus also has a $50 million credit facility, which we have not yet drawn on, that accrues interest at our option of (i) a LIBOR rate plus the applicable margin or (ii) a base rate plus the applicable margin.

Janus experiences risk related to fluctuations in the LIBOR rate and base rate at any given time. The interest rate on the Amendment No. 3 to 1st Lien term loan was the LIBOR rate plus 3.25% on March 27, 2021.

Taking into account the LIBOR floor of 1.0%, a hypothetical increase or decrease in 100 basis points of the LIBOR rate on the amounts outstanding under the Amendment No. 3 to 1st Lien term loan as of March 27, 2021 would have led to an approximate $1.3 million increase and no decrease in the interest expense of the Amendment No. 3 to 1st Lien term loan. Historically, Janus management entered into interest rate hedges, but has not done so within the periods presented. Management would consider using such mitigating strategy in the future to combat potential exposure.

Credit risk

As of March 27, 2021, our cash and cash equivalents were maintained at major financial institutions in the United States, Europe, Singapore, and Australia, and our current deposits are likely in excess of insured limits. We believe these institutions have sufficient assets and liquidity to conduct their operations in the ordinary course of business with little or no credit risk to us.

Our accounts receivable primarily relate to revenue from the sale of products and services to established customers. To mitigate credit risk, ongoing credit evaluations of customers’ financial condition are performed, deposits are required for select customers, and lien rights on any jobs in which Janus provides subcontracted installation services are available. As of March 27, 2021, Janus’s top 10 customers represented less than 30% of our gross trade accounts receivable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our Common Stock acquired pursuant to this offering. This discussion assumes that the Common Stock will trade separately. All prospective non-U.S. holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not or is not treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	An estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

A trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxation. This discussion does not address any of the U.S. federal income tax consequences to non-U.S. holders that purchase, hold or dispose of our Warrants. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, including, but not limited to, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities in which all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States, holders subject to the Medicare contribution tax on net investment income or the alternative minimum tax, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our Common Stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OF SHARES OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY OTHER APPLICABLE TAXING JURISDICTION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Distributions on our Common Stock

As described in the section entitled “Market Price of Common Stock and Dividends—Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as capital gain from the sale or exchange of such Common Stock, subject to the tax treatment described below in “—Gain on Sale, Exchange or other Taxable Disposition of our Common Stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our Common Stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S.. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or other Taxable Disposition of our Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock unless:

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The gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the U.S. by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and be required to file a U.S. federal income tax return. If the non-U.S. holder is treated as a foreign corporation for U.S. federal income tax purposes, the branch profits tax described above in “Distributions on our Common Stock” also may apply;

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The non-U.S. holder is an individual who is treated as present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.); or

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Our Common Stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period ending on the date of such disposition (or the non-U.S. holder’s holding period of our Common Stock, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our Common Stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock will be subject to U.S. federal income tax on the disposition of our Common Stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our Common Stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Common Stock paid to such holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our Common Stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our Common Stock if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person (as defined in the Code).

Information reporting and backup withholding will generally apply to the proceeds of a taxable disposition of our Common Stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, taxable dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our Common Stock, and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

MANAGEMENT

Executive Officers and Board of Directors

The following persons serve as our executive officers and directors:

Name	Age	Title
Ramey Jackson	48	Chief Executive Officer, Director
Scott Sannes	48	Chief Financial Officer
Morgan Hodges	56	Executive Vice President
Vic Nettie	53	Vice President of Manufacturing
Peter Frayser	37	Vice President of Sales and Estimating
José E. Feliciano	48	Chairman
Colin Leonard	39	Director
Roger Fradin	67	Director
Brian Cook	50	Director
David Curtis	61	Director
David Doll	62	Director
Xavier Gutierrez	47	Director
Thomas Szlosek	57	Director

Executive Officers

Ramey Jackson has served as an executive director and the Chief Executive Officer of the Company since the effective time of the Business Combination in June 2021. Mr. Jackson has been with Janus for approximately 18 years, having joined the company in 2002 when Janus was founded. Prior to Janus, Mr. Jackson was a sales executive for Doors and Building Components, Inc. and prior to that, a sales and marketing executive with Atlas Door and GA Power. Mr. Jackson is an active board member of the Self-Storage Association.

Scott Sannes has served as Chief Financial Officer of the Company since the effective time of the Business Combination in June 2021. Mr. Sannes has been with Janus for approximately 6 years, having joined the business in May 2015. Prior to Janus, Mr. Sannes served as CFO of Fomas, Inc. (formerly Ajax Rolled Ring & Machine, LLC), Controls Southeast, Inc. (acquired by Ametek, Inc.) and Polyester Fibers, LLC. Mr. Sannes started his career at PricewaterhouseCoopers (“PwC”) in the audit practice. Mr. Sannes graduated from the University of Wisconsin-Madison with a bachelor’s degree in business administration and major in accounting.

Morgan Hodges has served as Executive Vice President of the Company since the effective time of the Business Combination in June 2021. Mr. Hodges has been with Janus since its inception in 2002. Prior to Janus, Mr. Hodges operated an independent company, CES, which specialized in self-storage construction and prior to that was an estimating executive at Doors and Building Components, Inc.

Vic Nettie has served as Vice President of Manufacturing of the Company since the effective time of the Business Combination in June 2021. Mr. Nettie has been with Janus since its inception in 2002. Prior to Janus, Mr. Nettie was the Manufacturing/Operations Manager for Doors and Building Components, Inc. Mr. Nettie has worked in the construction of self-storage facilities, in multiple facets, since the late 1980’s. Mr. Nettie is a graduate of Michigan State University with a degree in Materials and Logistics Management with an emphasis in Operations.

Peter Frayser has served as Vice President of Sales and Estimating of the Company since the effective time of the Business Combination in June 2021. Prior to joining Janus in 2016, Pete worked in real estate development in Valencia, Spain, and later in the international sports industry with MLB and the NBA in New York City. Pete has bachelor’s degrees in International Business and Spanish from the University of Georgia and a master’s degree in International Trade from the University of Castilla La Mancha (Spain).

Directors

José E. Feliciano has served as Chairman of the Board since the effective time of the Business Combination in June 2021. Mr. Feliciano is a Managing Partner and Co-Founder of Clearlake Capital Group, L.P. (“Clearlake” or “CCG”), which he co-founded in 2006. Mr. Feliciano is responsible for the day-to-day management of Clearlake and is primarily focused on investments in the industrials, energy and consumer sectors. Mr. Feliciano currently serves as a member of the board of directors of Smart Sand, a NASDAQ-listed company; he also previously served as a member of the board of directors of ConvergeOne Holdings, Inc., a NASDAQ-listed company, until a merger in early 2019. Mr. Feliciano currently serves, or has served, on the boards of many private companies, including Amquip Crane Rental, Better for You, Gravity Oilfield Services, Innovative XCessories & Services, Janus International prior to the effective time of the Business Combination, Pretium, PrimeSource Building Products, Sage Automotive, Sunbelt Supply, Team Technologies, Unifrax, WellPet and Wheel Pros. Mr. Feliciano graduated with High Honors from Princeton University, where he received a Bachelor of Science in Mechanical & Aerospace Engineering. He received his Master of Business Administration from the Graduate School of Business at Stanford University. We believe Mr. Feliciano’s experience as a current and former director of public and private companies and his financial expertise make him well qualified to serve on the Board.

Colin Leonard has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Leonard is a Partner of Clearlake. Prior to joining Clearlake in 2007, Mr. Leonard was an investment professional at HBK Investments L.P. where he focused on investments in the industrials and transportation/logistics sectors. Mr. Leonard currently serves, or has served, on the boards of several Clearlake portfolio companies, including Gravity Oilfield Services, Innovative XCessories & Services, Jacuzzi Brands, Janus International, Knight Energy Services, PrimeSource Building Products, Sage Automotive, Smart Sand, Unifrax and Wheel Pros. Mr. Leonard graduated cum laude with a Bachelor of Science in Economics and a minor in Mathematics from the University of Pennsylvania’s Wharton School of Business. We believe Mr. Leonard’s experience as a current and former director of various companies and his financial expertise make him well qualified to serve on the Board.

Roger Fradin has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Fradin has over 40 years of experience acquiring, building, and leading a diverse set of industrial businesses. Mr. Fradin began his career at Pittway Corporation where he held a variety of roles of increasing responsibility, including President and Chief Executive Officer of the Security and Fire Solutions segment, and helped lead an entrepreneurial team which transformed Pittway into a $2 billion world leader in electronic security and fire systems. In 2000, Pittway was acquired by Honeywell International Inc. (NYSE: HON), or Honeywell. Shortly thereafter, Mr. Fradin assumed the role of President and Chief Executive Officer of Honeywell Automation and Control Solutions, or ACS. In this role, Mr. Fradin transformed ACS from a business with $7 billion in sales in 2003 focused predominantly on the U.S. market to a $17 billion in sales (as of 2014) global business leader in the development and manufacture of environmental controls, life safety products, and building and process solutions. From 2000 to 2017, Mr. Fradin oversaw, directed, and integrated the acquisition of 60 companies at Honeywell, aggregating billions of dollars in deal value. Mr. Fradin’s strategy and execution for ACS helped create more than $85 billion of value to Honeywell’s shareholders. During his tenure at Honeywell, Mr. Fradin also served as Vice Chairman of Honeywell where he was responsible for acquisition strategy for all of Honeywell. After retiring from Honeywell, Mr. Fradin was named Chairman of Resideo Technologies, Inc. (NYSE: REZI), or Resideo, a leading provider of home comfort and security solutions. At Resideo, Mr. Fradin recruited the Chief Executive Officer, senior management team, and board of directors as well as installed all public company board processes and procedures. In addition to Resideo, Mr. Fradin currently sits on the boards of L3Harris Technologies Inc. (NYSE: LHX) and Vertiv Group Corp. (NYSE: VTV). Mr. Fradin also currently serves as Advisor to MSC Industrial Direct Co., Inc. (NYSE: MSM), or MSC, and as Chairman of Victory Innovation, a Carlyle Group company. Mr. Fradin formerly served on the boards of Pitney Bowes Inc. (NYSE: PBI) and GS Acquisition Holdings Corp. (NYSE: GSAH) and several of The Carlyle

Group’s, or Carlyle, portfolio companies in his capacity as a Carlyle Operating Executive. Mr. Fradin holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.

Brian Cook has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Cook has over 20 years of experience within mergers and acquisitions, business development, and strategic planning across a wide range of industries. Mr. Cook began his career at PwC, where he was responsible for providing business and financial due diligence and transaction structuring services to financial sponsor and corporate clients on a global basis. While at PwC, Mr. Cook’s transaction experience included Viacom’s acquisition of CBS, Ingersoll-Rand’s disposal of Ingersoll-Dresser Pump and Ford Motor Company’s acquisition of the Volvo Car Corporation. Following his tenure at PwC, Mr. Cook served as Vice President of Corporate Development and subsequently Global Head of M&A at Honeywell, in which he oversaw a global team of approximately 25 people. Over the course of his 17 years at Honeywell, Mr. Cook aided or led the execution of over 60 buy- and sell-side transactions, most of which were attributable to the ACS segment in which he partnered directly with Mr. Fradin. These transactions included the acquisitions of Novar plc, Norcross Safety Products and Intelligrated, among others. During 2018, Mr. Cook led the execution of the tax-free spinoffs of Honeywell’s Home Automation (Resideo) and Turbochargers (Garrett Motion) businesses. Mr. Cook’s transaction experience includes public and private transactions across a variety of end markets and product categories. Mr. Cook holds a B.S. from University of Rhode Island.

David Curtis has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Curtis is the former Co-Chairman of the Board and an advisor to the Company. Mr. Curtis is the former Chief Executive Officer of Janus International Group, which he founded in 2002. Prior to Janus, Mr. Curtis was the President of the Doors & Building Components Division of NCI Building Systems, a division which he founded and sold to NCI.

David Doll has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Doll is a seasoned executive in the self-storage industry, and also serves on the board of directors of Tenant Inc., a self-storage focused software development company. From 2005 through 2017, Mr. Doll was the President of Real Estate for Public Storage Inc., the world’s largest owner and operator of self-storage facilities. Prior to Public Storage, Mr. Doll was with Westfield Corporation, an international shopping center developer, owner and operator. Mr. Doll graduated from the Ross School of Business at the University of Michigan with a bachelor’s degree in business administration and a major in accounting.

Xavier A. Gutierrez has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Gutierrez is President and Chief Executive Officer of the Arizona Coyotes Hockey Club, overseeing all business operations, strategic planning, significant organizational decision-making, and government relations for the club, where he has served since June 2020. Mr. Gutierrez is the first Latino President and CEO in the history of the National Hockey League. Prior to the Coyotes, from June 2017 to June 2020, Mr. Gutierrez was a Managing Director at Clearlake Capital Group, and prior to that, from 2010 to June 2017, Chief Investment Officer of Meruelo Group and Principal & Managing Director with Phoenix Realty Group from 2003 to 2010. Mr. Gutierrez has also held positions with Latham & Watkins, Lehman Brothers and the National Football League. Mr. Gutierrez currently serves on the board of directors of Commercial Bank of California (CBC) and Arctos NorthStar Acquisition Corp. (NYSE: ANAC). He also serves on the Board and Investment Committee for the Arizona Community Foundation (ACF), the Aspen Institute Latinos & Society Program Advisory Board, the Pro Sports Assembly Advisory Board, the Board of the National Association of the Investment Companies, and the Hispanic Scholarship Fund Advisory Council. Mr. Gutierrez previously served as a voting member of the US Securities Exchange Commission Advisory Committee on Small and Emerging Companies and previously served on the board of directors of several organizations including Sizmek, Inc. (formerly NASDAQ: SZMK), the Investment Committee of the California Community Foundation, and the US Hispanic Chamber of Commerce. Mr. Gutierrez graduated cum laude from Harvard University, where he received a Bachelor of Arts in Government. He received his Doctor of Jurisprudence from Stanford Law School.

Thomas A. Szlosek has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Szlosek is Executive Vice President and Chief Financial Officer of Avantor, a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies and applied materials industries. He joined Avantor in December 2018, prior to which he spent 14 years with Honeywell, including the last five years as Chief Financial Officer. Mr. Szlosek also spent eight years with GE Corporation, including three years as the CFO for GE Medical Systems, based in Asia, and two years as the CFO for GE Consumer Finance, based in Ireland. He is a Certified Public Accountant and graduated from The State University of New York at Geneseo.

Director Independence

The NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that seven of its nine directors are independent under the NYSE rules. The Board has determined that each of Messrs. Doll, Gutierrez and Szlosek are independent directors under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of the Company’s Common Stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Classified Board of Directors

Our directors is divided into three classes designated as Class I, Class II and Class III. At our 2022 annual meeting of shareholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At our 2023 annual meeting of shareholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At our 2024 annual meeting of shareholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Committees of the Board of Directors

The standing committees of the Board consists of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The composition of each committee is set forth below.

Audit Committee

Our Audit Committee is composed of Mr. Gutierrez, Mr. Szlosek and Mr. Doll, with Mr. Gutierrez serving as chair of The committee. We intend to comply with the audit committee requirements of the SEC and the NYSE. The Board has determined that Mr. Gutierrez, Mr. Szlosek and Mr. Doll meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Our Board has determined that Mr. Gutierrez is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of the NYSE. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	review our policies on risk assessment and risk management;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Compensation Committee

Our Compensation Committee is composed of Mr. Feliciano, Mr. Leonard and Mr. Fradin, with Mr. Feliciano serving as chair of the committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in the NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the NYSE;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Mr. Leonard, Mr. Doll and Mr. Fradin, with Mr. Leonard serving as chair of the committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board, criteria for board and committee membership;

•	developing and recommending to the Board, best practices and corporate governance principles;

•	developing and recommending to the Board, a set of corporate governance guidelines; and

•	reviewing and recommending to the Board, the functions, duties and compositions of the committees of the Board.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that will apply to its directors, officers and employees in accordance with applicable federal securities laws, a copy of which will be available on our website at www.janusintl.com. We will make a printed copy of the code of conduct and ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: 135 Janus International Blvd., Temple, GA 30179, Attention: Chief Financial Officer.

If we amend or grant a waiver of one or more of the provisions of its code of ethics, it intends to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of its code of ethics that apply to its principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at www.janusintl.com. The information on this website is not part of this prospectus.

Officer and Director Compensation

Our policies with respect to the compensation of our executive officers are administered by the Board in consultation with our Compensation Committee (as described above). The compensation policies followed by us are intended to provide for compensation that is sufficient to attract, motivate and retain executives of Janus and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Compensation Committee will be charged with recommending executive compensation packages to the Board.

Performance-based and equity-based compensation are an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of shareholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. We have adopted a long-term incentive plan that reflects what we believe is a focus on performance- and equity-based compensation. We have not yet adopted formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

We are competitive with other similarly situated companies in our industry.

The compensation decisions regarding our executives are based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

We currently have no formal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, or among different forms of compensation.

In addition to the guidance provided by our Compensation Committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Our Compensation Committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Compensation Components

Base Salary. We seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. Base salaries will generally be reviewed annually, subject to terms of employment agreements, and the Compensation Committee and the Board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. We utilize bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the Board, upon the recommendation of the Compensation Committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the Board and Compensation Committee will determine the level of achievement for each corporate goal.

Equity Awards. We have established an equity incentive plan to incentivize our employees.

Severance Benefit. We currently have no formal severance benefits plan. We may consider the adoption of a severance plan for executive officers and other employees in the future.

Director Compensation. We currently do not have a definitive compensation plan for our future directors. The Company, working with the Compensation Committee, will set director compensation at a level comparable with those directors with similar positions at comparable companies.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 114,045,400 shares of Common Stock (including 10,150,000 shares issuable upon exercise of Warrants) and 10,150,000 Warrants. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock or Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock and Warrants beneficially owned, the aggregate number of shares of Common Stock and Warrants that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock and Warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 138,384,250 shares of Common Stock outstanding as of July 8, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock or Warrants. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution” for more information.

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
	Number of Shares	Percentage(1)(2)	Shares Offered Hereby	Warrants Offered Hereby	Number of Shares	Percentage
Mitchell Jacobson(3)	35,000	*	35,000	—	—	—%
Mark Stuart Levy(4)	709,852	*	209,852	500,000	—	—%
David Cote(5)	35,000	*	35,000	—	—	—%
Clearlake Capital Group, L.P.(6)	56,671,611	39.85%	52,854,385	3,817,226	—	—%
The Thomas D. Koos Living Revocable Trust dated Feb. 18 2016(7)	184,412	*	171,991	12,421	—	—%
Thomas Koos(8)	211,144	*	196,923	14,221	—	—%
David B. Curtis(9)	6,915,014	4.98%	6,449,244	465,770	—	—%
Joseph Bricker(10)	743,242	*	693,180	50,062	—	—%

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
	Number of Shares	Percentage(1)(2)	Shares Offered Hereby	Warrants Offered Hereby	Number of Shares	Percentage
Dennis Johnson(11)	530,886	*	495,128	35,758	—	—%
Linnea Kathryn Johnson(12)	530,886	*	495,128	35,758	—	—%
Norman V. Nettie(13)	1,203,030	*	1,121,999	81,031	—	—%
Morgan Hodges(14)	1,173,038	*	1,094,028	79,010	—	—%
Julia Curtis(15)	485,841	*	453,117	32,724	—	—%
Nicholas Curtis(16)	485,841	*	453,117	32,724	—	—%
Madison Curtis(17)	485,841	*	453,117	32,724	—	—%
Ramey Jackson(18)	1,694,399	1.22%	1,580,272	114,127	—	—%
Patrick S. Nesbitt(19)	212,354	*	198,051	14,303	—	—%
Rita Clary(20)	212,354	*	198,051	14,303	—	—%
Adam David Nyman(21)	106,176	*	99,025	7,151	—	—%
Robert Hadden(22)	106,176	*	99,025	7,151	—	—%
Jeffrey Higashi(23)	271,925	*	253,611	18,314	—	—%
Scott Sannes(24)	1,094,406	*	1,020,691	73,715	—	—%
Raymond Siciliano(25)	132,567	*	123,638	8,929	—	—%
Colin Jeromson(26)	338,551	*	315,749	22,802	—	—%
Terrence Bagley(27)	168,913	*	157,537	11,376	—	—%
Roc Hughes(28)	167,651	*	156,360	11,291	—	—%
Rachel Steed(29)	102,297	*	95,408	6,889	—	—%
Adrian Starling(30)	102,297	*	95,408	6,889	—	—%
Charles T. Prybyloski(31)	109,084	*	101,738	7,346	—	—%
James Charles French III(32)	105,571	*	98,461	7,110	—	—%
Troy Bix(33)	105,571	*	98,461	7,110	—	—%
David Doll(34)	56,305	*	52,513	3,792	—	—%
Kelly Gallacher(35)	56,305	*	52,513	3,792	—	—%
Shannon Marshall(36)	96,080	*	89,609	6,471	—	—%
David Gengler(37)	242,816	*	226,461	16,355	—	—%
Peter Frayser(38)	242,816	*	226,461	16,355	—	—%
Baron Funds(39)	4,000,000	2.89%	4,000,000	—	—	—%
Fidelity Funds(40)	3,900,000	2.82%	3,900,000	—	—	—%
Alyeska Master Fund, L.P.(41)	2,000,000	1.45%	2,000,000	—	—	—%
Brookdale Funds(42)	2,000,000	1.45%	2,000,000	—	—	—%
Cobalt Partners, LP(43)	1,664,778	1.20%	914,778	750,000	—	—%
Jane Street Global Trading, LLC(44)	300,000	*	300,000	—	—	—%
JFI-SPAC, LLC(45)	2,119,704	1.53%	1,119,704	1,000,000	—	—%
Linden Capital L.P.(46)	4,200,000	3.04%	4,200,000	—	—	—%
Funds managed by Luxor Capital Group, LP(47)	3,200,000	2.31%	3,200,000	—	—	—%
The Nineteen77 Entities managed by UBS O’Connor LLC(48)	1,000,000	*	1,000,000	—	—	—%
Roger Fradin(49)	4,119,499	2.96%	3,299,499	820,000	—	—%
Russell Fradin(50)	554,926	*	304,926	250,000	—	—%
The David M. Cote 2020 Grantor Retained Annuity Trust 22(51)	500,000	*	500,000	—	—	—%
Ghisallo Master Fund LP(52)	1,500,000	1.08%	1,500,000	—	—	—%
Topia Ventures, LLC(53)	2,100,000	1.52%	2,100,000	—	—	—%
Kepos Alpha Master Fund L.P. (54)	1,000,000	*	1,000,000	—	—	—%
Brian Cook(55)	2,172,601	1.57%	2,172,601	—	—	—%

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
	Number of Shares	Percentage(1)(2)	Shares Offered Hereby	Warrants Offered Hereby	Number of Shares	Percentage
Brian S. Cook 2019 Nevada Trust(56)	543,150	*	543,150	—	—	—%
Brooks Ryan Powlen(57)	17,746	*	5,246	12,500	—	—%
Bryan C. Gunderson(58)	17,746	*	5,246	12,500	—	—%
Daniel Herz and Jillian Herz(59)	70,985	*	20,985	50,000	—	—%
David Jansky(60)	70,985	*	20,985	50,000	—	—%
Franklin River LLC (by Ari Friedman, Authorized Person)(61)	106,478	*	31,478	75,000	—	—%
Havenherst Capital, Ltd. (by Spellbind, LLC, its general partner; signed by Stephen Howard, VP)(62)	354,926	*	104,926	250,000	—	—%
Jeffrey Brotman(63)	35,493	*	10,493	25,000	—	—%
Jiten Sanghai(64)	70,985	*	20,985	50,000	—	—%
Jonathan Z. Cohen(65)	106,478	*	31,478	75,000	—	—%
Joseph Bress(66)	35,493	*	10,493	25,000	—	—%
Juniper GRAT (by Roger Fradin, Trustee)(67)	779,874	*	574,874	205,000	—	—%
Matthew O’Grady(68)	17,746	*	5,246	12,500	—	—%
Northvale Capital Partners, LLC(69)	709,852	*	209,852	500,000	—	—%
Omaha Beach, LLC (by Eric B. Fishman, Manager)(70)	88,732	*	26,232	62,500	—	—%
Provident Trust Group LLC FBO Kevin Koch Inherited(71)	141,970	*	41,970	100,000	—	—%
Sushil Wagle(72)	141,970	*	41,970	100,000	—	—%
Thomas A. Szlosek(73)	177,463	*	52,463	125,000	—	—%
William Fradin(74)	1,230,075	*	1,230,075	—	—	—%
William Ulrich(75)	35,493	*	10,493	25,000	—	—%

*	Less than 1%.
(1)	Based upon 138,384,250 shares of Common Stock.
(2)	Ownership percentages do not include shares of Common Stock issuable pursuant to the Omnibus Plan.
(3)

Consists of 35,000 shares of Common Stock held by Mitchell Jacobson, a U.S. citizen. Mr. Jacobson served as a Director on Juniper’s board of directors from the company’s inception in August 2019 until the closing of the Business Combination. The address of Mr. Jacobson is 14 Fairmount Avenue, Chatham, New Jersey 07928.

(4)

Consists of (i) 209,852 shares of Common Stock and (ii) 500,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Mark Stuart Levy, a U.S. citizen. Mr. Levy served as a Director on Juniper’s board of directors from the company’s inception in August 2019 until the closing of the Business Combination. The address for Mr. Levy is 500 South Ocean Boulevard, Palm Beach, FL 33480.

(5)

Consists of 35,000 shares of Common Stock held by David Cote, a U.S. citizen. Mr. Cote served as a Director on Juniper’s board of directors from March 2020 until the closing of the Business Combination. The address of Mr. Cote is 14 Fairmount Avenue, Chatham, New Jersey 07928.

(6)

Clearlake Capital Partners IV (AIV-Jupiter), L.P., a Cayman Islands limited partnership (“CCPIV”), is the holder of record of (i) 11,198,961 shares of Common Stock and (ii) 808,802 shares of Common Stock issuable upon exercise of an equal number of Warrants. Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., a Cayman Islands limited partnership (“CCPIV USTE”), is the holder of record of (i) 415,250 shares of Common Stock and (ii) 29,990 shares of Common Stock issuable upon exercise of an equal number of Warrants. Clearlake Capital Partners IV (Offshore), L.P., a Cayman Islands limited partnership (“CCPIV Offshore”), is the holder of record of (i) 1,120,119 shares of Common Stock and (ii) 80,898 shares of Common Stock issuable upon exercise of an equal number of Warrants. CCPIV, CCPIV USTE, and CCPIV Offshore are managed by Clearlake Capital Management IV, L.P., a Delaware limited partnership (“CCMIV”). CCMIV’s general partner is Clearlake Capital Group, L.P., a Delaware limited partnership (“CCG”), whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). The general partner for each of CCPIV, CCPIV USTE and CCPIV Offshore is Clearlake Capital Partners IV GP, L.P., a Delaware limited partnership (“CCPIV GP”). CCPIV GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). Clearlake Capital Partners V, L.P., a Delaware limited partnership (“CCPV”), is the holder of record of (i) 25,621,077 shares of Common Stock and (ii) 1,850,395 shares of Common Stock issuable upon exercise of an equal number of Warrants. Clearlake Capital Partners V (USTE), L.P., a Delaware limited partnership (“CCPV USTE”), is the holder of record of (i) 1,718,137 shares of Common Stock and (ii) 124,088 shares of Common Stock issuable upon exercise of an equal number of Warrants. Clearlake Capital Partners V (Offshore), L.P., a Cayman Islands limited partnership (“CCPV Offshore”), is the holder of record of (i) 12,780,841 shares of Common Stock and (ii) 923,053 shares of Common Stock issuable upon exercise of an equal number of Warrants. CCPV, CCPV USTE, and CCPV Offshore are managed by Clearlake Capital Management V, L.P., a Delaware limited partnership (“CCMV”). CCMV’s general partner is CCG, whose general partner is CCG Ops. The general partner for each of CCPV, CCPV USTE and CCPV Offshore is Clearlake Capital Partners V GP, L.P., a Delaware limited partnership (“CCPV GP”). CCPV GP’s general partner is CCP. CCP’s managing member is CCP MM, LLC, a Delaware limited liability company (“CCP MM”). CCP MM’s managing member is CCG Ops. CCG Global LLC, a Delaware liability company (“CCG Global”), is the managing member of CCG Ops. The address of the principal business office of CCG is c/o Clearlake Capital Group, L.P., 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.
(7)

Consists of (i) 171,991 shares of Common Stock and (ii) 12,421 shares of Common Stock issuable upon exercise of an equal number of Warrants held by The Thomas D. Koos Living Revocable Trust dated Feb. 18 2016, a U.S. trust (the “Koos Trust”). Thomas Koos is the sole trustee of the Koos Trust. The address of the Koos Trust is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(8)

Consists of (i) 196,923 shares of Common Stock and (ii) 14,221 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Thomas Koos, a U.S. citizen. The address of Mr. Koos is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(9)

Consists of (i) 6,449,244 shares of Common Stock and (ii) 465,770 shares of Common Stock issuable upon exercise of an equal number of Warrants held by David B. Curtis, a U.S. citizen. Mr. Curtis serves as a Director on the Janus board of directors. Mr. Curtis was formerly the Co-Chairman of the board of Janus and an advisor to the Company. Mr. Curtis is the former Chief Executive Officer of Janus International Group, which he founded in 2002. The address of Mr. Curtis is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(10)

Consists of (i) 693,180 shares of Common Stock and (ii) 50,062 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Joseph Bricker, a U.S. citizen. The address of Mr. Bricker is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(11)

Consists of (i) 495,128 shares of Common Stock and (ii) 35,758 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Dennis Johnson, a U.S. citizen. The address of Mr. Johnson is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(12)

Consists of (i) 495,128 shares of Common Stock and (ii) 35,758 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Linnea Kathryn Johnson, a U.S. citizen. The address of the Ms. Johnson is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(13)

Consists of (i) 1,121,999 shares of Common Stock and (ii) 81,031 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Norman V. Nettie, a U.S. citizen. Mr. Nettie serves as the Vice President of Manufacturing of Janus. Mr. Nettie has been employed by Janus since 2002. The address of Mr. Nettie is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(14)

Consists of (i) 1,094,028 shares of Common Stock and (ii) 79,010 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Morgan Hodges, a U.S. citizen. Mr. Hodges serves as Executive Vice President of Janus. Mr. Hodges has been employed by Janus since 2002. The address of Mr. Hodges is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(15)

Consists of (i) 453,117 shares of Common Stock and (ii) 32,724 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Julia Curtis, a U.S. citizen. The address of Julia Curtis is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(16)

Consists of (i) 453,117 shares of Common Stock and (ii) 32,724 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Nicholas Curtis, a U.S. citizen. The address of Mr. Curtis is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(17)

Consists of (i) 453,117 shares of Common Stock and (ii) 32,724 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Madison Curtis, a U.S. citizen. The address of Mr. Curtis is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(18)

Consists of (i) 1,580,272 shares of Common Stock and (ii) 114,127 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Ramey Jackson, a U.S. citizen. Mr. Jackson serves as Janus’s Chief Executive Officer and as a Director on Janus’s Board. Mr. Jackson has been employed by Janus since 2002. The address of Mr. Jackson is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(19)

Consists of (i) 198,051 shares of Common Stock and (ii) 14,303 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Patrick S. Nesbitt, a U.S. citizen. The address of Mr. Nesbitt is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(20)

Consists of (i) 198,051 shares of Common Stock and (ii) 14,303 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Rita Clary, a U.S. citizen. The address of Ms. Clary is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(21)

Consists of (i) 99,025 shares of Common Stock and (ii) 7,151 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Adam David Nyman, a U.S. citizen. The address of Mr. Nyman is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(22)

Consists of (i) 99,025 shares of Common Stock and (ii) 7,151 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Robert Hadden, a U.S. citizen. The address of Mr. Hadden is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(23)

Consists of (i) 253,611 shares of Common Stock and (ii) 18,314 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Jeffrey Higashi, a U.S. citizen. The address of Mr. Higashi is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(24)

Consists of (i) 1,020,691 shares of Common Stock and (ii) 73,715 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Scott Sannes, a U.S. citizen. Mr. Sannes has served as Janus’s Chief Financial Officer since 2015. The address of Mr. Sannes is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(25)

Consists of (i) 123,638 shares of Common Stock and (ii) 8,929 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Raymond Siciliano, a U.S. citizen. The address of Mr. Siciliano is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(26)

Consists of (i) 315,749 shares of Common Stock and (ii) 22,802 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Colin Jeromson, a U.S. citizen. The address of Mr. Jeromson is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(27)

Consists of (i) 157,537 shares of Common Stock and (ii) 11,376 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Terrence Bagley, a U.S. citizen. The address of Mr. Bagley is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(28)

Consists of (i) 156,360 shares of Common Stock and (ii) 11,291 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Roc Hughes, a U.S. citizen. The address of Mr. Hughes is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(29)

Consists of (i) 95,408 shares of Common Stock and (ii) 6,889 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Rachel Steed, a U.S. citizen. The address of Ms. Steed is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(30)

Consists of (i) 95,408 shares of Common Stock and (ii) 6,889 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Adrian Starling, a U.S. citizen. The address of Mr. Staring is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(31)

Consists of (i) 101,738 shares of Common Stock and (ii) 7,346 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Charles T. Prybyloski, a U.S. citizen. The address of Mr. Prybyloski is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(32)

Consists of (i) 98,461 shares of Common Stock and (ii) 7,110 shares of Common Stock issuable upon exercise of an equal number of Warrants held by James Charles French III, a U.S. citizen. The address of Mr. French is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(33)

Consists of (i) 98,461 shares of Common Stock and (ii) 7,110 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Troy Bix, a U.S. citizen. The address of Mr. Bix is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(34)

Consists of (i) 52,513 shares of Common Stock and (ii) 3,792 shares of Common Stock issuable upon exercise of an equal number of Warrants held by David Doll, a U.S. citizen. Mr. Doll serves as a Director on the Janus board of directors. The address of Mr. Doll is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(35)

Consists of (i) 52,513 shares of Common Stock and (ii) 3,792 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Kelly Gallacher, a U.S. citizen. The address of Mr. Gallacher is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(36)

Consists of (i) 89,609 shares of Common Stock and (ii) 6,471 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Shannon Marshall, a U.S. citizen. The address of Mr. Marshall is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(37)

Consists of (i) 226,461 shares of Common Stock and (ii) 16,355 shares of Common Stock issuable upon exercise of an equal number of Warrants held by David Gengler, a U.S. citizen. The address of Mr. Gengler is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(38)

Consists of (i) 226,461 shares of Common Stock and (ii) 16,355 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Peter Frayser, a U.S. citizen. Mr. Frayser serves as the Vice President of Sales and Estimating of Janus. Mr. Frayser has been employed by Janus since 2016. The address of Mr. Frayser is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(39)

Consists of (i) 3,000,000 shares of common stock held by Baron Small Cap Fund and (i) 1,000,000 shares of common stock held by Baron Real Estate Fund. Mr. Ronald Baron is a Trustee of Baron Investment Funds Trust of which Baron Small Cap Fund is a series, a Trustee of Baron Select Funds of which Baron Real Estate Fund is a series and is a Director of Baron Capital Group, Inc. and its subsidiaries. Mr. Baron has voting and/or investment control over the shares held by Baron Small Cap Fund and Baron Real Estate Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund and Baron Real Estate Fund. The address of the entities named in this footnote is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(40)

Consists of (i) 675,970 shares of Common Stock held by FLAPPER CO FBO FIAM Target Date Large Cap Stock Commingled Pool, (ii) 223,160 shares of Common Stock held by Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund, (iii) 652,756 shares of Common Stock held by Mag & Co fbo Fidelity Concord Street Trust: Fidelity Large Cap Stock Fund, (iv) 17,926 shares of Common Stock held by Booth & Co fbo Fidelity Concord Street Trust: Fidelity Large Cap Stock K6 Fund, (v) 895,300 shares of Common Stock held by ROWWATER & CO. Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund, (vi) 21,766 shares of Common Stock held by THISBE CO FBO Fidelity Large Cap Stock Institutional Trust, (vii) 1,114,538 shares of Common Stock held by WAVECHART CO FBO Fidelity RutlandSquare Trust II: Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM US Equity Subportfolio, and (viii) 298,584 shares of Common Stock held by Powhatan & Co., LLC fbo Strategic Advisers Large Cap Fund—FIAM US Equity Subportfolio (collectively, the “Fidelity Funds”). The Fidelity Funds are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of

Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(41)

Consists of 2,000,000 shares of Common Stock held by Alyeska Master Fund, L.P., a Cayman Islands limited partnership (“Alyeska”). Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Mr. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The address of Alyeska is 77 West Wacker Drive, Suite 700, Chicago, Illinois 60601.

(42)

Consists of (i) 740,000 shares of common stock held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 1,260,000 shares of common stock held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also Manager of BIP GP LLC, the general partner of BIP. Andrew Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.

(43)

Consists of (i) 600,000 shares of Common Stock purchased in the PIPE Investment held by Cobalt Partners, LP, (ii) 314,778 shares of Common Stock held by Cobalt KC Partners, LP and (iii) 750,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Cobalt KC Partners, LP. Wayne Cooperman is the sole managing member of Cobalt Management, LLC, which is the general partner of Cobalt Partners, LP and Cobalt KC Partners, LP. The address for Cobalt Partners, LP and Cobalt KC Partners, LP is 636 Morris Turnpike, Suite 3B, Attn: Wayne Cooperman, Short Hills, NJ 07078.

(44)

Consists of 300,000 shares of Common Stock held by Jane Street Global Trading, LLC. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert A. Granieri are the members of the operating committee of Jane Street Group, LLC. The address for Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, Attn: Compliance Department, New York, NY 10281.

(45)

Consists of (i) 700,000 shares of Common Stock purchased in the PIPE Investment, (ii) 419,704 shares of Common Stock and (iii) 1,000,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by JFI-SPAC, LLC. Jacobson Family Investments, Inc. (the “Manager”) serves as the manager of JFI-SPAC, LLC. J. Robert Small is the President of the Manager. The address of each of JFI-SPAC, LLC, the Manager and Mr. Small is 410 Park Avenue, Suite 620, New York, NY 10022.

(46)

Consists of 1,000,000 shares of Common Stock held by Linden Capital L.P., a Bermuda limited partnership. The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The addresses of Linden Capital L.P. are Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda and c/o Linden Advisors LP, 590 Madison Avenue, 15th Fl, New York, NY 10022.

(47)

Consists of (i) 974,125 shares of Common Stock held by Lugard Road Capital Master Fund, LP, a Cayman Islands limited partnership, (ii) 650,002 shares of Common Stock held by Luxor Capital Partners Offshore Master Fund, LP., a Cayman Islands limited partnership, (iii) 1,070,507 shares of Common Stock held by Luxor Capital Partners, LP., a Delaware limited partnership, and (iv) 505,366 shares of Common Stock held by Luxor Wavefront, LP, a Delaware limited partnership, (collectively, the “Luxor Funds”). Christian Leone is acting on behalf of Luxor Capital Group, LP, the investment manager of each of the Luxor Funds. Jonathan Green, on behalf of Lugard Road Capital GP, LLC, the general partner of Lugard Road Capital Master Fund, LP, has the power to vote or dispose of, and may be deemed to beneficially own, the shares held by Lugard Road Capital Master Fund, LP. The address of each of the Luxor Funds and Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.
(48)

Consists of (i) 461,500 shares of Common Stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, (ii) 77,000 shares of Common Stock held by Nineteen77 Global Merger Arbitrage Master Limited, and (iii) 461,500 shares of Common Stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund (collectively, the “Nineteen77 Entities”). Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the shares held by the Nineteen77 Entities. The address of the Nineteen77 Entities and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606.

(49)

Consists of (i) 1,000,000 shares of Common Stock purchased in the PIPE Investment, (ii) 2,299,499 shares of Common Stock and (iii) 820,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Roger Fradin. Mr. Fradin served as Chief Executive Officer of Juniper from its inception in August 2019 until January 2020 and as Chairman of Juniper’s board of directors from the company’s inception in August 2019 until the closing of the Business Combination. Mr. Fradin serves as a Director on the Janus board of directors. The address for Mr. Fradin is 14 Fairmount Avenue, Chatham, NJ 07928.

(50)

Consists of (i) 200,000 shares of Common Stock purchased in the PIPE Investment, (ii) 104,926 shares of Common Stock and (iii) 250,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Russell Fradin. The address for Mr. Fradin is 305E 51st Street, Apt 29C, New York, NY 10022.

(51)

Consists of 500,000 shares of Common Stock held by The David M. Cote 2020 Grantor Retained Annuity Trust 22 (the “Cote Trust”). David M. Cote is the sole trustee of the Cote Trust. The address of the Cote Trust is 101 Park Ave, PO Box 0781, Anna Maria, FL 34216-0781.

(52)

Consists of 1,500,000 shares of Common Stock held by Ghisallo Master Fund LP. Ghisallo Master Fund General Partner LP is the general partner of Ghisallo Master Fund LP. The address for Ghisallo Master Fund LP is 27 Hospital Road, Attn: Legal & Compliance, Georgetown, Grand Cayman, KY1-9008.

(53)

Consists of 2,100,000 shares of Common Stock held by Topia Ventures, LLC. Topia Ventures Management, LLC is the managing member of Topia Ventures, LLC. Mr. David Broser is the managing member of Topia Ventures Management, LLC. The address for Topia Ventures, LLC is c/o Topia Ventures Management, LLC, 104 W. 40th Street, 19th Floor, New York, NY 10018.

(54)

Consists of 1,000,000 shares of Common Stock held by Kepos Alpha Master Fund L.P. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the foregoing individuals and entities is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York NY 10036.

(55)

Consists of 2,172,601 shares of Common Stock held by Brian Cook. Mr. Cook served as Chief Financial Officer of Juniper from the company’s inception in August 2019 until the closing of the Business Combination and as Chief Executive Officer of Juniper from January 2020 until the closing of the Business Combination. Mr. Cook serves as a Director on the Janus board of directors. The address for Mr. Cook is c/o Chiesa Shahinian & Giantomasi PC, One Boland Drive West Orange, New NJ 07052, Attn: Steven Loeb, Esq.

(56)

Consists of 543,151 shares of Common Stock held by Brian S. Cook 2019 Nevada Trust. Adam S. Cook is the sole trustee of the Brian S. Cook 2019 Nevada Trust. The address for the entity listed in this footnote is Adam S. Cook, Trustee 394 Summit Street Norwood, NJ 07648.

(57)

Consists of (i) 5,246 shares of Common Stock and (ii) 12,500 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Brooks Ryan Powlen. The address for Mr. Powlen is 21 Stuyvesant Avenue, Larchmont, NY 10538.

(58)

Consists of (i) 5,246 shares of Common Stock and (ii) 12,500 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Bryan C. Gunderson, a U.S. citizen. The address for Mr. Gunderson is 785 West End Avenue, #4B, New York, NY 10025.

(59)

Consists of (i) 20,985 shares of Common Stock and (ii) 50,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Daniel Herz and Jillian Herz, each a U.S. citizen. The address for Mr. and Ms. Herz is 95 Edward Street, Demarest, NJ 07627.

(60)

Consists of (i) 20,985 shares of Common Stock and (ii) 50,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by David Jansky. The address for Mr. Jansky is 4 Sharon Lane, Scarsdale, NY 10583.

(61)

Consists of (i) 31,478 shares of Common Stock and (ii) 75,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Franklin River LLC (by Ari Friedman, Authorized Person). The address for the entity listed in this footnote is 150 Columbus Avenue, 8C, New York, NY 10023.

(62)

Consists of (i) 104,926 shares of Common Stock and (ii) 250,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Havenherst Capital, Ltd. (by Spellbind, LLC, its general partner; signed by Stephen Howard, VP). The address for the entity named in this footnote is 8350 Meadow Road, Suite 181, Dallas, TX 75231.

(63)

Consists of (i) 10,493 shares of Common Stock and (ii) 25,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Jeffrey Brotman. The address for Mr. Brotman is 1254 Club House Road, Gladwyne, PA 19035.

(64)

Consists of (i) 20,985 shares of Common Stock and (ii) 50,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Jiten Sanghai. The address for the individual listed in this footnote is 1113 York Avenue, Apt 2E, New York, NY 10065.

(65)

Consists of (i) 31,478shares of Common Stock and (ii) 75,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Jonathan Z. Cohen. The address for Mr. Cohen is 1107 Fifth Avenue, Apt 7-S, New York, NY 10128.

(66)

Consists of (i) 10,493 shares of Common Stock and (ii) 25,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Joseph Bress. The address for Mr. Bress is 222 West 80th Street, Apt 11A, New York, NY 10024.

(67)

Consists of (i) 574,874 shares of Common Stock and (ii) 205,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Juniper GRAT (by Roger Fradin, Trustee) (the “Juniper GRAT Trust”). Roger Fradin is the sole trustee of the Juniper GRAT Trust. The address for the entity listed in this footnote is 72 Juniper Drive, Atherton CA 94027.

(68)

Consists of (i) 5,246 shares of Common Stock and (ii) 12,500 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Matthew O’Grady. The address for Mr. O’Grady is 58 W 58th Street, Apt 5B, New York, NY 10019.

(69)

Consists of (i) 209,852 shares of Common Stock and (ii) 500,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Northvale Capital Partners, LLC. The address for the entity listed in this footnote is c/o Chiesa Shahinian & Giantomasi PC, One Boland Drive West Orange, New NJ 07052, Attn: Steven Loeb, Esq.

(70)

Consists of (i) 26,232 shares of Common Stock and (ii) 62,500 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Omaha Beach, LLC (by Eric B. Fishman, Manager). The address for the entity listed in this footnote is Omaha Beach Capital, LLC, 2750 NE 185th Street, Suite 205, Aventura, FL 33180.

(71)

Consists of (i) 41,970 shares of Common Stock and (ii) 100,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Provident Trust Group LLC FBO Kevin Koch Inherited IRA (Kevin Koch) (the “Koch IRA”). The Koch IRA is held at Provident Trust Group LLC. Mr. Koch is the sole beneficiary of the Koch IRA and has sole investment and voting control over the shares of Common Stock and Warrants. The address for the Koch IRA is 67 Nancy Boulevard, Merrick, NY 11566.

(72)

Consists of (i) 41,970 shares of Common Stock and (ii) 100,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Sushil Wagle. The address for the individual listed in this footnote is 200 East 66th Street, Apt E15-07, New York, NY 10065.

(73)

Consists of (i) 52,463 shares of Common Stock and (ii) 125,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by Thomas A. Szlosek. Mr. Szlosek serves as a Director on the Janus board of directors. The address for Mr. Szlosek is 2 Charles Lane, Green Brook, NJ 08812.

(74)	Consists of 1,230,075 shares of Common Stock held by William Fradin. The address for Mr. Fradin is 200 E 66th Street, Apt C1903, New York, NY 10065.
(75)

Consists of (i) 10,493 shares of Common Stock and (ii) 25,000 shares of Common Stock issuable upon exercise of an equal number of Warrants held by William Ulrich. The address for Mr. Ulrich is 3824 Monticello Drive, Fort Worth, TX 76107.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 825,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of July 8, 2021, we had 138,384,250 shares of Common Stock outstanding held by approximately 74 holders of record and no shares of preferred stock outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time and the terms of the Earnout Agreement, holders of outstanding shares of Common Stock will be entitled to receive dividends out of assets legally available at the times and in the amounts as the Board may determine from time to time.

Voting Rights

Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of the Company’s Common Stock shall have no cumulative voting rights.

Preemptive Rights

The Company’s Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of the Company’s securities.

Conversion or Redemption Rights

The Company’s Common Stock is neither convertible nor redeemable.

Liquidation Rights

Upon the Company’s liquidation, the holders of the Company’s Common Stock will be entitled to receive pro rata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding and subject to the terms of the Earnout Agreement.

Preferred Stock

The Board may, without further action by the Company’s shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of the Company’s liquidation before any payment is made to the holders of shares of the Company’s Common Stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Board, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s Common Stock and the market value of the Company’s Common Stock.

Warrants

Each whole Warrant entitles the registered holder to purchase one whole share of the Company’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on July 7, 2021. In connection with the consummation of the Business Combination, the Company and Continental Stock Transfer & Trust Company entered into each Warrant Agreement. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of the Company’s Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. The Warrants will expire June 7, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of the Company’s Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Company’s Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of the Company’s Common Stock upon exercise of a Warrant unless the Company’s Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

Notwithstanding the above, if the Common Stock is at the time of exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to register or qualify the shares of Common Stock under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. We may call the Warrants (other than the Private Warrants) for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•

if, and only if, the reported closing price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by the Company, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise its

Warrant prior to the scheduled redemption date. However, the price of the Company’s Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Common Stock. Commencing ninety days after the Warrants become exercisable, we may redeem the outstanding Warrants:

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Company’s Common Stock except as otherwise described below;

•

if, and only if, the last reported sale price of the Company’s Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders;

•	if, and only if, the Warrants are also concurrently exchanged at the same price (equal to a number of shares of the Company’s Common Stock) as the outstanding Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of the Company’s Common Stock issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given, or an exemption from registration is available.

Redemption Procedures and Cashless Exercise. If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of the Company’s Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call our Warrants for redemption and our management does not take advantage of this option, our Sponsor, the former equity holders of Midco and their permitted transferees would still be entitled to exercise their Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of the Company’s Common Stock is increased by a stock dividend payable in shares of the Company’s Common Stock, or by a split-up of shares of the Company’s Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of the Company’s Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of the Company’s Common Stock. A rights offering to holders of the Company’s Common Stock entitling holders to purchase shares of the Company’s Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of the Company’s Common Stock equal to the product of (i) the number of shares of the Company’s Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Company’s Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of the Company’s Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for the Company’s Common Stock, in determining the price payable for the Company’s Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Company’s Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of the Company’s Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding shares of the Company’s Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Company’s Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Company’s Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of the Company’s Common Stock.

Whenever the number of shares of the Company’s Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Company’s Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Company’s Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of the Company’s Common Stock (other than those described above or that solely affects the par value of such shares of the Company’s Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Company’s Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of the Company’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of the Company’s Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of the Company’s Common Stock in such a transaction is payable in the form of shares of the Company’s Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement (as defined below) based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of the Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of the Company’s Common Stock and any voting rights until they exercise their Warrants and receive shares of the Company’s Common Stock. After the issuance of shares of the Company’s Common Stock upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of the Company’s Common Stock to be issued to the Warrant holder.

Anti-Takeover Effects of the Company’s Certificate of Incorporation and the Company’s Bylaws

Our certificate of incorporation, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire it. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

These provisions include:

Classified Board

Our certificate of incorporation provides that the Board be divided into three classes of directors, with each class consisting, as nearly as possible, of one-third of the total number of directors and with the directors serving three-year terms. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Board.

Stockholder Action by Written Consent

Our certificate of incorporation precludes stockholder action by written consent at any time unless such action is recommended or approved by all directors of the Company then in office, with the exception that actions taken by holders of preferred stock may be taken without a meeting provided that the requisite number of signatures required to authorize or take such action at a meeting are delivered to the Company in compliance with the parameters set forth in our certificate of incorporation.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provides that, except as required by law, special meetings of our stockholders may be called at any time only by or at the direction of the Board, the Chairman of the Board or our Chief Executive Officer. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed only for cause upon the affirmative vote of the holders of at least 66 2⁄3% of the total voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Supermajority Approval Requirements

Our certificate of incorporation and bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our certificate of incorporation provides that the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2⁄3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding filling vacancies on the Board and newly created directorships;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provision requiring exclusive forum in Delaware; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2⁄3% supermajority vote.

Our certificate of incorporation provides that the provision on competition and corporate opportunity be amended only by an affirmative vote of at least 80% of the voting power of all then-outstanding shares of stock entitled to vote thereon voting together as a single class.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our shareholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Shareholders’ Derivative Actions

Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former of our directors, officers, stockholders, agents or other employees to us or our shareholders, or any claim for aiding and abetting such alleged breach, (3) any action asserting a claim against the Company or any director, officer, stockholder, agent or other employee of us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (4) any other action asserting a claim against the Company or any director, officer, stockholder, agent or other employee of us that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XI of the Company’s amended and restated certificate of incorporation will not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. However, it is possible that a court could find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable. Although the Company believes these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our directors or their respective affiliates, other than those directors, who are our employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of the Company or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Company’s affiliates now engage or propose to engage or (2) otherwise competing with the Company’s affiliates. In addition, to the fullest extent permitted by law, in the event that the Company or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation will include a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our shareholders, through shareholders’ derivative suits on our behalf, to recover monetary damages from a director for certain breaches of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director for breaches of the duty of loyalty or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our certificate of incorporation and bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that will be included in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we are required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combinations related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders, purchasers of placement units, any of their respective affiliates and other third parties will be able to sell their founder shares, Common Stock and Warrants (and shares issued upon their exercise), as applicable, pursuant to and in accordance with Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding, which was 138,384,250 shares as of July 8, 2021; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also limited be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

As of the date of this prospectus, we had 138,384,250 shares of our Common Stock outstanding. Of these shares, the 34,488,450 shares of Common Stock are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144.

As of the date of this prospectus, there are 27,399,995 Warrants outstanding to purchase our Common Stock.

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company (the “Transfer Agent”). The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Lock-up Agreements and Registration Rights

Lock-Up Agreement

At the closing of the Business Combination Agreement, the Company entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with CCG, pursuant to which CCG will not be able to (i) transfer Warrants beneficially owned or otherwise held by them for a period of 30 days from the Closing and (ii) transfer any other securities of the Company beneficially owned or otherwise held by them for a period of 180 days from the Closing (the “Lock-Up Period”), subject to certain customary exceptions.

Investor Rights Agreement

At the closing of the Business Combination Agreement, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with CCG, the Sponsor, certain stockholders of Juniper and certain former stockholders of Midco with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes, among other things, the Company’s requirement to file a resale shelf registration statement on behalf of the parties to the Investor Rights Agreement promptly after the Closing. The Investor Rights Agreement also provides certain demand rights and piggyback rights to the Selling Stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the Investor Rights Agreement, whether or not the registration statement becomes effective.

Amendment to the Registration and Stockholder Rights Agreement

In connection with the closing of the Business Combination, Juniper, Juniper Industrial Sponsor, LLC (the “Sponsor”) and the other parties to the Registration and Stockholder Rights Agreement, dated November 13, 2019 (the “Registration and Stockholder Rights Agreement”), entered into an amendment to the Registration and Stockholder Rights Agreement (the “Amendment to the Registration and Stockholders RightAgreement”) pursuant to which (i) all references to “Founder Shares” or “Common Stock” (each as defined in the Registration and Stockholder Rights Agreement) were deemed to be references to the Common Stock, (ii) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Registration and Stockholder Rights Agreement) were deemed to be references to the Warrants, (iii) references to the registration rights to which the Sponsor is entitled were appropriately updated for the transaction structure and (iv) certain governance rights included in Article V of the Registration and Stockholder Rights Agreement were removed and the governance rights included in the Investor Rights Agreement were deemed to control.

Listing

Our Common Stock and Warrants on the NYSE are under the symbols “JBI” and “JBI WS,” respectively.

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock and/or Warrants on the NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our Common Stock or our Warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or stockholders of Selling Stockholders;

•	“at the market” or through market makers or into an existing market for the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock or our Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares or Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or Warrants or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock or Warrants offered by them will be the purchase price of our Common Stock or Warrants less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.

The Selling Stockholders may use this prospectus in connection with resales of our Common Stock and Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock or Warrants and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of our Common Stock or Warrants.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock or Warrants pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of July 8, 2021:

•	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is or expected to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock;

•	each director and each of the Company’s principal executive officers and two other most highly compensated executive officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or Warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or Warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

The beneficial ownership of our Common Stock is based on 138,384,250 shares of Common Stock issued and outstanding as of July 8, 2021.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Shares of Common Stock(2)
Directors and Executive Officers Post-Business Combination:
Ramey Jackson	1,694,399	1.22%
Scott Sannes	1,094,406	*
Morgan Hodges	1,173,038	*
Vic Nettie	1,203,030	*
Peter Frayser	242,816	*
José E. Feliciano(3)	56,671,611	39.85%
Colin Leonard	—	—
Roger Fradin	4,119,499	2.96%
Brian Cook	2,172,601	1.57%
David Curtis	6,915,014	4.98%
David Doll	56,305	*
Xavier Gutierrez	—	—
Thomas Szlosek	177,463	*
All directors and executive officers post-Business Combination as a group (thirteen individuals)	75,520,182	52.45%

Five Percent Holders:
Clearlake Capital Group, L.P. (3)	56,671,611	39.85%
José E. Feliciano(3)	56,671,611	39.85%

*	less than 1%

(1)	Unless otherwise noted, the business address of each of the directors and executive officers following the Business Combination is: 135 Janus International Blvd., Temple, GA 30179.
(2)	For each beneficial owner, beneficial ownership includes shares of Common Stock issuable upon the exercise of Warrants that are exercisable within sixty days of the date of this prospectus.
(3)

Shares held of record by Clearlake Capital Partners IV (AIV-Jupiter), L.P., a Delaware limited partnership (“CCPIV”), Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., a Delaware limited partnership (“CCPIV USTE”), Clearlake Capital Partners IV (Offshore), L.P., a Cayman Islands limited partnership (“CCPIV Offshore”), Clearlake Capital Partners V, L.P., a Delaware limited partnership (“CCPV”), Clearlake Capital Partners V (USTE), L.P., a Delaware limited partnership (“CCPV USTE”), and Clearlake Capital Partners V (Offshore), L.P., a Cayman Islands limited partnership (“CCPV Offshore”). CCPIV, CCPIV USTE and CCPIV Offshore are managed by Clearlake Capital Management IV, L.P., a Delaware limited partnership (“CCMIV”). CCMIV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners IV GP, L.P., a Delaware limited partnership (“CCPIV GP”). CCPIV GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCPV, CCPV USTE and CCPV Offshore are managed by Clearlake Capital Management V, L.P., a Delaware limited partnership (“CCMV”). CCMV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Ops. The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners V GP, L.P., a Delaware limited partnership (“CCPV GP”). CCPV GP’s general partner is CCP. CCP’s managing member is CCP MM, LLC, a Delaware limited liability company (“CCP MM”). CCPMM’s managing member is CCG Ops. CCG Global LLC, a Delaware liability company (“CCG Global”), is the managing member of CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Global and may be deemed to share voting and investment power of the shares held of record by CCPIV, CCPIV USTE, CCPIV OFFSHORE, CCPV, CCPV USTE AND CCPV OFFSHORE. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JIH’s Related Party Transactions

Founder Shares

In August 2019, Juniper Industrial Sponsor, LLC (the “Sponsor”) purchased 8,625,000 shares of Class B common stock (the “founder shares”) of Juniper Industrial Holdings, Inc. (“JIH”) for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per founder share. In October 2019, the Sponsor transferred 35,000 founder shares to each of Mark Levy and Mitchell Jacobson, two of our independent directors. These 70,000 shares were not subject to forfeiture after the underwriter’s over-allotment option was exercised in full. On March 23, 2020, 35,000 founder shares were issued to David M. Cote, one of our independent directors, upon his election to the board of directors of JIH.

By virtue of the consummation of the Business Combination, the Sponsor’s Class A common stock was converted into the right to receive an equivalent number of shares of Common Stock, 2,000,000 of which (pro rata among the Sponsor shares and shares held by certain affiliates) was subject to the terms of the Earnout Agreement. The vesting of the Earnout Shares occurred automatically as of the close of the trading on June 21, 2021 in accordance with the terms of the Earnout Agreement.

Warrants

The Sponsor purchased 10,150,000 warrants to purchase Class A common stock of JIH (the “private placement warrants”) for a purchase price of $1.00 per whole private placement warrant, or $10,150,000 in the aggregate, in private placement transactions that occurred simultaneously with the closing of the IPO and the closing of the over-allotment option for the IPO (the “private placement”). Each private placement warrant entitled the holder to purchase one share of Class A common stock of JIH at $11.50 per share. The private placement warrants were only exercisable for a whole number of shares of Class A common stock of JIH. The Sponsor transferred 5,075,000 of its private placement warrants to Clearlake Capital Group, L.P. (“CCG”) as part of the consideration for the Business Combination.

Related Party Loans

The Sponsor agreed to loan JIH up to $300,000 to be used for a portion of the expenses of the IPO (the “Sponsor Loan”). On November 15, 2019, the Sponsor Loan was repaid in full.

In addition, in order to finance transaction expenses in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of JIH’s officers and directors may, but are not obligated to, loan us funds as may be required. Following the Business Combination, we will repay any such loaned amounts.

Sponsor Letter Agreement Amendment

In connection with the Closing, JIH, the Sponsor and the other parties to the Sponsor Letter Agreement, dated November 7, 2019 (the “Sponsor Letter Agreement”), entered into an amendment to the Sponsor Letter Agreement (the “Sponsor Letter Agreement Amendment”) pursuant to which (i) all references to “Founder Shares” or “common stock” (each as defined in the Sponsor Letter Agreement) are deemed to be references to Common Stock, (ii) all references to “Private Placement Warrants” (as defined in the Sponsor Letter Agreement) are deemed to be references to Warrants and (iii) the Company has third-party beneficiary rights to enforce certain rights and obligations of the Sponsor Letter Agreement.

Amendment to the Registration and Stockholder Rights Agreement

In connection with the closing of the Business Combination, JIH, the Sponsor and the other parties to the Registration and Stockholder Rights Agreement, dated November 13, 2019 (the “Registration and Stockholder

Rights Agreement”), entered into an amendment to the Registration and Stockholder Right Agreement (the “Amendment to the Registration and Stockholder Rights Agreement”) pursuant to which (i) all references to “Founder Shares” or “Common Stock” (each as defined in the Registration and Stockholder Rights Agreement) were be deemed to be references to the Common Stock, (ii) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Registration and Stockholder Rights Agreement) were thereafter deemed to be references to the Warrants, (iii) references to the registration rights to which the Sponsor is entitled are appropriately updated for the transaction structure and (iv) certain governance rights included in Article V of the Registration and Stockholder Rights Agreement will be removed and the governance rights included in the Investor Rights Agreement control.

Investor Rights Agreement

At the closing of the Business Combination, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with CCG, the Sponsor, certain stockholders of JIH and certain former stockholders of Midco with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes, among other things, the following provisions:

Registration Rights. The Company is required to file a resale shelf registration statement on behalf of the Company’s securityholders promptly after the closing of the Business Combination. The Investor Rights Agreement also provides certain demand rights and piggyback rights to our securityholders, subject to underwriter cutbacks and issuer blackout periods. The Company shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the Investor Rights Agreement, whether or not the registration statement becomes effective.

Director Appointment. Subject to certain step down provisions, CCG will have the right to nominate four Board members (each, a “CCG Director”) and one Board observer to the Board. CCG will retain these nomination rights until, in the case of CCG Director nomination rights, it no longer beneficially owns at least 10% of the total voting power of the then outstanding shares of Common Stock. The Sponsor has the right to nominate two directors to the initial board (each a “Sponsor Director”). The four CCG Directors, the two Sponsor Directors, the two initial independent directors, and the Chief Executive Officer of the Company comprise the initial board of directors appointed in connection with the Business Combination. The Board shall be divided in three classes designated as Class I, Class II and Class III, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders of the Company. One initial independent director, one CCG Director, and the Chief Executive Officer will be nominated as Class I directors with initial terms ending at the Company’s 2022 annual meeting of stockholders; one initial independent director, one CCG Director, and one Sponsor Director will be nominated as Class II directors with initial terms ending at the Company’s 2023 annual meeting of stockholders; and two CCG Directors and one Sponsor Director will be nominated as Class III directors with initial terms ending at the Company’s 2024 annual meeting of stockholders.

PIPE Subscription Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors purchased an aggregate of 25,000,000 shares of Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s directors purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment.

The PIPE Investment closed on June 7, 2021 and the issuance of an aggregate of 25,000,000 shares of Common Stock occurred concurrently with the consummation of the Business Combination. The sale and issuance was made to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Policy for Approval of Related Party Transactions

JIH has not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

JIH’s audit committee, pursuant to the audit committee charter, is responsible for reviewing and approving related party transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee are required in order to approve a related party transaction. JIH also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To further minimize conflicts of interest, JIH has agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors unless JIH, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent accounting firm that an initial business combination is fair to JIH from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to the Sponsor, officers or directors, or its or their affiliates, by JIH for services rendered to us prior to or in connection with the completion of the Business Combination. However, the following payments will be made to the Sponsor, officers or directors, or its or their affiliates, none of which will be made from the proceeds of the IPO held in the Trust Account prior to the completion of the Business Combination:

•	payment to an affiliate of the Sponsor of $10,000 per month, for up to 24 months, for office space, utilities and secretarial and administrative support;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•

repayment of loans which may be made by the Sponsor or an affiliate of the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into Warrants, at a price of $1.00 per Warrant at the option of the lender.

The Sponsor and JIH’s executive officers and directors are deemed to be JIH’s “promoters” as such term is defined under the federal securities laws.

Janus’s Related Party Transactions

On July 21, 2020, Janus entered into an Assignment and Assumption Agreement with the private equity group that owns a majority of the Company, in which private equity group acted as the assignor to sell and assign to us the rights and obligations under the First Lien Term Loan Credit Agreement for the principal amount of $1,988,582 in exchange for consideration of $1,731,037.

The Company entered into a Management and Monitoring Services Agreement (MMSA) with CCG. We paid management fees to the Class A Preferred Unit holders group of approximately $5.2 million for the year ended December 26, 2020 and December 28, 2019. Approximately $0 and $0.7 million of the Class A Preferred Unit holders group management fees were accrued and unpaid as of December 26, 2020 and December 28, 2019.

As of December 26, 2020, and December 28, 2019, there were related party sales of approximately $6,000 and $43,000 from Janus to its Mexican Joint Venture.

Janus leases a manufacturing facility in Butler, Indiana, from Janus Butler, LLC, an entity wholly owned by David Curtis of the Company. Rent payments paid to Janus Butler, LLC as of December 26, 2020 and periods ended December 28, 2019, were approximately $134,000 and $132,000, respectively. The lease extends through July 31, 2021, with monthly payments of approximately $12,000 with an annual escalation of 1.5%.

Janus is party to a lease agreement with 134 Janus International, LLC, an entity majority owned by David Curtis. Rent payments paid to 134 Janus International, LLC in the year ended December 26, 2020 and December 28, 2019, were approximately $446,000 and $417,000, respectively. The lease extends through September 30, 2021, with monthly payments of approximately $37,000 per month with an annual escalation of 2.5%.

Janus leases a distribution center in Fayetteville, Georgia from French Real Estate Investments, LLC, an entity partially owned by a member of ASTA. Rent payments paid to French Real Estate Investments, LLC for the year ended December 26, 2020 and December 28, 2019, were approximately $106,000 and $114,000, respectively. The lease extends through July 31, 2022, with monthly payments of approximately $9,000 per month.

Janus previously acquired a lease agreement with ASTA Investment, LLC, for a manufacturing facility in Cartersville, Georgia an entity partially owned by a member of ASTA. The lease term began April 1, 2018, and extends through March 1, 2030, with monthly lease payments of approximately $66,000 per month with an annual escalation of 2.0%. Rent payments to ASTA Investment, LLC for the year ended December 26, 2020 and December 28, 2019, respectively, were approximately $838,000 and $541,000, respectively.

Related Party Transactions Policy Following the Business Combination

Policies and Procedures for Related Person Transactions

The Board has adopted the charter for our Audit Committee, which establishes that the Audit Committee is responsible for reviewing, approving and overseeing any transaction between the Company and any related person; keeping the Company’s independent auditor informed of the Audit Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the Company and whether any of the Audit Committee has concerns regarding relationships or transactions with related persons and, if so, the substance of those concerns; and to review and discuss with the Company’s independent auditor the independent auditor’s evaluation of the Company’s identification of, accounting for and disclosure of its relationships and transaction with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.

In addition, under our code of business conduct and ethics, our directors, officers and employees must avoid related-party transactions or conflicts of interested, whenever possible, except under guidelines or resolutions approved by the Board (or an appropriate committee of the Board). Additionally, a transaction in which any subsidiary of the Company or any other company controlled by the Company shall be considered a transaction in which the Company participates.

All of the transactions described above were entered into prior to the adoption of the Company’s related party transactions policy located in the Audit Committee charter, but all were approved by the applicable board of directors considering similar factors to those described above.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, Houston, Texas

EXPERTS

The consolidated financial statements of Janus Midco, LLC as of December 26, 2020 and December 28, 2019 (Successor) and for the years ended December 26, 2020 and December 28, 2019 (Successor), the period from February 12, 2018 through December 29, 2018 (Successor), and the period from December 31, 2017 through February 11, 2018 (Predecessor) included in this prospectus and in the registration statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Juniper Industrial Holdings, Inc. as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period from August 12, 2019 (inception) through December 31, 2019, appearing in this prospectus and registration statement, have been audited by Marcum, LLP, independent registered public accounting firm, as set forth in their report elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Ramey Jackson

Chief Executive Officer

Janus International Group, Inc.

135 Janus International Blvd.

Temple, GA 30179

(866) 562-2580

INDEX TO FINANCIAL STATEMENTS

JUNIPER INDUSTRIAL HOLDINGS, INC.

Condensed Financial Statements of Juniper Industrial Holdings, Inc. as of March 31, 2021 and for the Periods ended March 31, 2021 and 2020
Condensed Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020	F-3
Unaudited Condensed Statements of Operations for the three months ended March 31, 2021 and 2020	F-4
Unaudited Condensed Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2021 and 2020	F-5
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2021 and 2020	F-6
Notes to Unaudited Condensed Financial Statements	F-7

Audited Financial Statements of Juniper Industrial Holdings, Inc. as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the Period from August 12, 2019 (inception) through December 31, 2019

Report of Independent Registered Public Accounting Firm	F-26
Juniper Industrial Holdings, Inc. Balance Sheets dated as of December 31, 2020 and 2019 (Restated)	F-27
Juniper Industrial Holdings, Inc. Statements of Operations for the year ended December 31, 2020 and for the Period from August 12, 2019 (Inception) through December 31, 2019 (Restated)	F-28

Juniper Industrial Holdings, Inc. Statements of Changes in Stockholders’ Equity for the year ended December 31, 2020 and for the Period from August 12, 2019 (Inception) through December 31, 2019 (Restated)

F-29
Juniper Industrial Holdings, Inc. Statements of Cash Flows for the year ended December 31, 2020 and for the period from August 12, 2019 (inception) through December 31, 2019 (Restated)	F-30
Notes to Financial Statements (Audited)	F-31

JANUS MIDCO, LLC

Consolidated Financial Statements of Janus Midco, LLC as of March 27, 2021 and for the Periods ended March 27, 2021 and March 28, 2020
Consolidated Balance Sheets as of March 27, 2021 (Unaudited) and December 26, 2020	F-64
Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss) for the three months ended March 27, 2021 and March 28, 2020	F-65
Unaudited Consolidated Statements of Changes in Members’ Equity for the three months ended March 27, 2021 and March 28, 2020	F-66
Unaudited Consolidated Statements of Cash Flows for the three months ended March 27, 2021 and March 28, 2020	F-67
Notes to Consolidated Financial Statements	F-68

Index to Audited Financial Statements of Janus Midco, LLC for the Years ended December 26, 2020 (Successor) and December 28, 2019 (Successor), and the Period from February 12, 2018 through December 29, 2018 (Successor) and the Period from December 31, 2017 through February 11, 2018 (Predecessor)

Report of Independent Registered Public Accounting Firm	F-85
Consolidated Balance Sheets as of December 29, 2018 and December 28, 2019	F-86

Consolidated Statements of Operations and Comprehensive (Loss) Income for the Years ended December 26, 2020 (Successor) and December 28, 2019 (Successor), and the Period from February 12, 2018 through December 29, 2018 (Successor) and the Period from December 31, 2017 through February 11, 2018 (Predecessor)

F-87

Consolidated Statements of Changes in Members’ Equity for the Years ended December 26, 2020 (Successor) and December 28, 2019 (Successor) and the Period from February 12, 2018 through December 29, 2018 (Successor) and the Period from December 31, 2017 through February 11, 2018 (Predecessor)

F-88

Consolidated Statements of Cash Flows for the Years ended December  26, 2020 (Successor) and December 28, 2019 (Successor), the Period from February 12, 2018 through December 29, 2018 (Successor) and the Period from December 31, 2017 through February 11, 2018 (Predecessor)

F-89
Notes to Consolidated Financial Statements	F-91

PART I - FINANCIAL INFORMATION

Item 1.	Financial Statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

UNAUDITED CONDENSED BALANCE SHEETS

	March 31, 2021	December 31, 2020
Assets:
Current assets:
Cash	$858,532	$1,789,687
Prepaid expenses and other current assets	164,325	136,012

Total current assets	1,022,857	1,925,699
Cash and marketable securities held in Trust Account	347,371,282	347,472,903

Total assets	$348,394,139	$349,398,602

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$24,852	$11,218
Accrued expenses	5,447,970	3,723,443
Franchise tax payable	43,171	130,974
Income tax payable	325,311	329,661

Total current liabilities	5,841,304	4,195,296
Deferred underwriting commissions	12,075,000	12,075,000
Derivative warrant liabilities	81,541,500	54,070,000

Total liabilities	99,457,804	70,340,296
Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 24,248,144 and 27,215,323 shares subject to possible redemption at $10.06 and $10.07 per share at March 31, 2021 and December 31, 2020, respectively	243,936,330	274,058,304
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 10,251,856 and 7,284,677 shares issued and outstanding (excluding 24,248,144 and 27,215,323 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	1,025	728
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid-in capital	67,850,839	37,729,162
Accumulated Deficit	(62,852,722)	(32,730,751)

Total stockholders’ equity	5,000,005	5,000,002

Total Liabilities and Stockholders’ Equity	$348,394,139	$349,398,602

The accompanying notes are an integral part of these unaudited condensed financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2021	2020
General and administrative expenses	$2,641,049	$254,917
Franchise tax expense	50,000	50,050

Loss from operations	(2,691,049)	(304,967)
Other (expense) income:
Change in fair value of derivative warrant liabilities	(27,471,500)	7,144,500
Interest income in operating account	45	1,213
Interest earned on marketable securities held in Trust Account	34,479	1,337,239
Unrealized gain on marketable securities held in Trust Account	1,704	592,352

(Loss) Income before income tax expense	(30,126,321)	8,770,337
Income tax benefit (expense)	4,350	(435,437)

Net (loss) income	$(30,121,971)	$8,334,900

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	27,182,354	30,290,702

Basic and diluted net income per share, common stock subject to redemption	$0.00	$0.04

Weighted average shares outstanding of common stock, basic and diluted	15,942,646	12,834,375

Basic and diluted net (loss) income per share, common stock	$(1.89)	$0.55

The accompanying notes are an integral part of these unaudited condensed financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—December 31, 2020	7,284,677	$728	8,625,000	$863	37,729,162	$(32,730,751)	$5,000,002
Class A common stock subject to possible redemption	2,967,179	297	—	—	30,121,677	—	30,121,974
Net loss	—	—	—	—	—	(30,121,971)	(30,121,971)

Balance -March 31, 2021 (unaudited)	10,251,856	$1,025	8,625,000	$863	$67,850,839	$(62,852,722)	$5,000,005

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance—December 31, 2019	4,216,416	$422	8,625,000	$863	—	$4,998,723	$5,000,008
Additional offering costs	—	—	—	—	11,424	—	11,424
Class A common stock subject to possible redemption	(647,749)	(65)	—	—	(11,424)	(8,334,837)	(8,346,326)
Net income	—	—	—	—	—	8,334,900	8,334,900

Balance -March 31, 2020 (unaudited)	3,568,667	$357	8,625,000	$863	$—	$4,998,786	$5,000,006

The accompanying notes are an integral part of these unaudited condensed financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net (loss) income	$(30,121,971)	$8,334,900
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust	(34,479)	(1,337,239)
Unrealized gain on marketable securities held in Trust	(1,704)	(592,352)
Change in fair value of derivative warrant liabilities	27,471,500	(7,144,500)
Changes in operating assets and liabilities:
Prepaid expenses	(28,313)	40,483
Accounts payable	13,634	(17,500)
Accrued expenses	1,724,527	86,050
Accrued expenses—related party	—	30,000
Franchise tax payable	(87,803)	50,050
Income tax payable	(4,350)	435,437

Net cash used in operating activities	(1,068,959)	(114,671)

Cash Flows from Investing Activities:
Withdrawal from Trust Account for franchise taxes	137,804	—

Net cash provided by investing activities	137,804	—

Net change in cash	(931,155)	(114,671)
Cash—beginning of the period	1,789,687	2,456,150

Cash—end of the period	$858,532	$2,341,479

Supplemental disclosure of noncash activities:
Change in value of Class A ordinary shares subject to possible redemption	$(30,121,974)	$8,346,326

The accompanying notes are an integral part of these unaudited condensed financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note 1—Description of Organization, Business Operations and Basis of Presentation

Juniper Industrial Holdings, Inc. (the “Company”) was incorporated in Delaware on August 12, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry, sector or geographical location for purposes of consummating a Business Combination, the Company intends to focus its search for a target business in the industrial sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from August 12, 2019 (inception) through March 31, 2021, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and, since the closing of the Initial Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering held in Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Juniper Industrial Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on November 7, 2019. The Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.00 million, and incurring offering costs of approximately $19.58 million, inclusive of approximately $12.08 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,150,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating proceeds of $10.15 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $345.00 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

As of March 31, 2021, the Company had approximately $0.9 million in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although all of the net proceeds of the Initial Public Offering and certain of the proceeds of the sale of the Private Placement Warrants are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust

Account (as defined below) excluding the amount of any deferred underwriting discount held in trust and taxes on the income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (as it may be amended and restated, the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of such Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to provide holders of our Class A common stock the right to have their shares redeemed or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the time frame described below or with respect to any other provisions relating to the rights of holders of Public Shares, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or November 13, 2021 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to the deferred underwriting commission (Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account due to reductions in the value of the trust assets as of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes. This liability will not apply with respect to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, Targets or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination and Proposed Private Placement

On December 21, 2020, the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Janus Parent, Inc. (“Parent”), JIH Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc. (collectively referred to as the “Blocker Merger Subs”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (collectively referred to as the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative, which provides, among other things, that (a) Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger and a wholly owned subsidiary of Parent (the “JIH Merger”), (b) each of the Blocker

Merger Subs will be merged with and into the corresponding Blockers with each such Blocker being the surviving corporation in each such merger and a wholly owned subsidiary of Parent (the “Blocker Mergers”), and each Blocker thereafter will be merged with and into Parent with Parent being the surviving corporation in each such merger (the “Parent Mergers,” together with the JIH Merger and the Blocker Mergers, the “Mergers”), (c) each other equityholder of Midco will contribute certain equity interests in Midco to Parent in exchange for shares of Parent common stock and Parent warrants and will sell its remaining equity interests in Midco to the Company in exchange for cash and (d) Parent will contribute (directly or indirectly) all of the equity interests in Midco acquired pursuant to the foregoing transactions to the Company (the transactions contemplated by the foregoing clauses (a)-(d) together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”) such that, as a result of the consummation of the Transactions, Midco will become a direct or indirect wholly owned subsidiary of the Company (the “Business Combination”).

Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase up to an aggregate of 25,000,000 shares of Parent common stock (the “PIPE Shares”) at a purchase price per share of $10.00. Certain of the Company’s directors purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment. The purchase of the PIPE Shares will be consummated concurrently with the closing.

The foregoing descriptions of the Business Combination Agreement and ancillary agreements are qualified in their entirety by reference to the full text of the Agreements, copies of which were filed with the SEC as Current Reports on Form 8-K on December 21, 2020 and which are incorporated herein by reference.

Going Concern Considerations

As indicated in the accompanying financial statements, at March 31, 2021, the Company had approximately $0.9 million in cash, and a working capital deficit of approximately $4.4 million (not taking into account franchise and income tax obligations), and approximately $2.4 million of interest available to pay for its taxes, after $0.1 million was withdrawn during the three months ended March 31, 2021.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the proceeds of $25,000 from the sale of the Founders Shares (as defined in Note 4), and loans from the Sponsor of approximately $97,000. The loan was repaid in full on November 15, 2019. Subsequent from the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds received from the consummation of the Initial Public Offering and the Private Placement.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Basis of Presentation – Going Concern,” management has determined that the working capital deficit raises substantial about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, November 13, 2021. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the period for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Amended Annual Report filed by the Company with the SEC on April 26, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an Initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an Initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 2—Summary of Significant Accounting Policies

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At March 31, 2021 and December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed financial statements, primarily due to their short in nature.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements . Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future conforming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Cash and marketable securities held in Trust Account

At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. During the three months ended March 31, 2021, the Company withdrew $0.1 million from the Trust Account for the payment of income and franchise tax.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering, and were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

Accordingly, at March 31, 2021 and December 31, 2020, 24,248,144 and 27,215,323 shares of Class A common stock subject to possible redemption, respectively, is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 17,250,000 Public Warrants issued in connection with the Initial Public Offering and the 10,150,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black-Scholes option pricing model each measurement date. The fair value of Public Warrants issued in connection with our Initial Public Offering have subsequently been measured based on the market price of such warrants.

Net (Loss) Income Per Share of Common Stock

Net (loss) income per share is computed by dividing (loss) income by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 27,399,995 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited statements of operations include a presentation of net income per share for common shares subject to possible redemption in a manner similar to the two-class method of net (loss) income per share. Net (loss) income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net (loss) income per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net (loss) income, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net (loss) income per common share:

	Three Months Ended March 31,
	2021	2020
Class A Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Income from investments held in Trust Account	$25,429	$1,730,071
Less: Income from investments held in Trust Account used to pay for income taxes and franchise taxes	(14,815)	(435,288)

Net income attributable to Class A Common stock subject to possible redemption	$10,615	$1,294,784

Denominator: Weighted Average Class A Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	27,182,354	30,290,702

Basic and diluted net income per share, Class A Common stock subject to possible redemption	$0.00	$0.04

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(30,121,971)	$8,334,900
Net income allocable to Class A Common stock subject to possible redemption	(10,615)	(1,294,784)

Non-Redeemable Net Loss	$(30,132,586)	$7,040,116

Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	15,942,646	12,834,375

Basic and diluted net (loss) income per share, Non-redeemable common stock	$(1.89)	$0.55

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021 and December 31, 2020, the Company has a deferred tax asset of approximately $2.0 million and $1.2 million, respectively, which has a full valuation allowance recorded against it.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company’s currently taxable income primarily consists of interest earned on marketable securities held in the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. The Company’s effective tax rate for the three months ended March 31, 2021 and 2020 was 0% and 5%, respectively. The effective tax rate for the three months ended March 31, 2021 differs from the expected income tax rate due to start-up costs (discussed above) which are not currently deductible.

No amounts were accrued for the payment of interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.

Recent Accounting Standards

The Company’s management does not believe that there are any recently issued, but not yet effective, accounting standards, if currently adopted, that would have a material effect on the Company’s condensed financial statements.

Note 3—Initial Public Offering

On November 13, 2019, the Company sold 34,500,000 Units, including 4,500,000 Over-Allotment Units, at a price of $10.00 per Unit, generating gross proceeds of $345.00 million, and incurring offering costs of approximately $19.58 million, inclusive of approximately $12.08 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (Note 6).

Note 4—Related Party Transactions

Founder Shares

On August 29, 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share, for an aggregate price of $25,000. On October 10, 2019, the Sponsor transferred 35,000 Founder Shares to each of the Company’s independent directors. The initial stockholders agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on November 13, 2019; thus, the Founder Shares were no longer subject to forfeiture.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until one year after the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

On November 13, 2019, the Company sold 10,150,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.15 million.

Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable under certain redemption scenarios and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On August 29, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. Prior to the consummation of the Initial Public Offering, the Company has borrowed approximately $97,000 under the Note. The Company repaid this Note in full on November 15, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not consummated, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no Working Capital Loans outstanding.

Administrative Services Agreement

Upon closing of the Initial Public Offering and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities, secretarial support and administrative services. The Company incurred $30,000 and $30,000 in expenses in connection with such services and recorded in general and administrative expenses in the statement of operations for the three months ended March 31, 2021 and 2020, respectively. As of March 31, 2021 and December 31, 2020, the Company had $0 in accrued expenses for related party in connection with such services in the accompanying balance sheets.

The Sponsor and the Company’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf, such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor or the Company’s officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.

Note 5—Commitments & Contingencies

Registration and Stockholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.08 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Underwriter has agreed to reimburse the Company $315,000 for expenses under certain circumstances. The Company received such reimbursement on November 14, 2019.

Note 6- Derivative Warrant Liabilities

As of both March 31, 2021 and December 31, 2020, the Company has 17,250,000 and 10,150,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement.

Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants, will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable under certain scenarios so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the Public Warrants for Class A common stock:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to a table in the warrant agreement based on the redemption date and the “fair market value” the Company’s Class A common stock (the “fair market value” of the Class A common stock shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants);

•

if, and only if, the last reported sale price of Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given, or an exemption from registration is available.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of stock splits, stock dividends, recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance, and (ii) without taking into account the transfer of Founder Shares or private placement warrants (including if such transfer is effectuated as a surrender to the Company and subsequent reissuance by the Company) by the Sponsor in connection with such issuance)) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The Company will recognize the value of the exercise price reset provision if and when it becomes triggered, by recognizing the value of the effect of the exercise price reset as a deemed dividend and a reduction of income available to common stockholders in computing basic earnings per share.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Stockholders’ Equity

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020, there were 34,500,000 shares of Class A common stock issued or outstanding, including 24,248,144 and 27,215,323 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock—The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020, there were 8,625,000 shares of Class B common stock outstanding.

Prior to the initial Business Combination, only holders of the Company’s Class B common stock will have the right to vote on the election of directors. Holders of the Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of the Certificate of Incorporation may only be amended if approved by holders representing a majority of the Class B common stock voting. With respect to any other matter submitted to a vote of the Company’s stockholders, including any vote in connection with the initial Business Combination, except as required by applicable law or stock exchange rule, holders of the Company’s Class A common stock and holders of the Company’s Class B common stock will vote together as a single class, with each share entitling the holder to one vote.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

Note 8 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

March 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$347,371,282	$—	$—
Liabilities:
Derivative warrant liabilities- Public Warrants	$47,437,500	$—	$—
Derivative warrant liabilities- Private Placement Warrants	—	—	34,104,000

December 31, 2020
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$347,472,903	$—	$—
Liabilities:
Derivative warrant liabilities- Public Warrants	$31,740,000	$—	$—
Derivative warrant liabilities- Private Placement Warrants	—	—	22,330,000

Approximately $2,300 and $2,800 of the balance held in Trust Account was held in cash as of March 31, 2021 and December 31, 2020, respectively.

Public Warrants issued in connection with the Initial Public Offering were valued based on the warrant’s quoted the market price.

As of March 31, 2021 and December 31, 2020, the estimated fair value of Private Placement Warrants was determined using a Black-Scholes valuation model using Level 3 inputs. Significant inputs to the valuation are as follows:

	As of March 31, 2021	As of December 31, 2020
Exercise price	$11.50	$11.50
Stock price	$12.40	$10.71
Volatility	25.0%	25%
Probability of completing a Business Combination	100%	100%
Term	5.1	5.23
Risk-free rate	0.93%	0.39%
Dividend yield	0.0%	0.0%

The change in fair value of the derivative warrant liabilities during the three months ended March 31, 2021 and 2020 is as follows:

	Public Warrants	Private Placement Warrants	Total Derivative Warrant Liability
Derivative warrant liabilities at December 31, 2019	$13,455,000	$14,007,000	$27,462,000
Change in fair value of warrant liabilities	(3,795,000)	(3,349,500)	(7,144,500)
Derivative warrant liabilities at March 31, 2020	$9,660,000	$10,657,500	$20,317,500

	Public Warrants	Private Placement Warrants	Total Derivative Warrant Liability
Derivative warrant liabilities at December 31, 2020	$31,740,000	$22,330,000	$54,070,000
Change in fair value of warrant liabilities	15,697,500	11,774,000	27,471,500
Derivative warrant liabilities at March 31, 2021	$47,437,500	$34,104,000	$81,541,500

Note 9 – Proposed Business Combination and Related Transactions

On December 21, 2020, the Company, entered into the Business Combination Agreement by and among the Company, Parent, Merger Sub, Blocker Merger Subs, the Blockers, Midco, Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative, which provides, among other things, that (a) Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger and a wholly owned subsidiary of Parent, (b) each of the Blocker Merger Subs will be merged with and into the corresponding Blockers with each such Blocker being the surviving corporation in each such merger and a wholly owned subsidiary of Parent, and each Blocker thereafter will be merged with and into Parent with Parent being the surviving corporation in each such merger (c) each other equityholder of Midco will contribute certain equity interests in Midco to Parent in exchange for shares of Parent common stock and Parent warrants and will sell its remaining equity interests in Midco to the Company in exchange for cash and (d) Parent will contribute (directly or indirectly) all of the equity interests in Midco acquired pursuant to the foregoing transactions to the Company such that, as a result of the consummation of the Transactions, Midco will become a direct or indirect wholly owned subsidiary of the Company.

The aggregate consideration to be paid in the Transactions to the direct or indirect owners of Midco will consist of, (i) based on Midco’s current capitalization and assuming no redemptions, an estimated $490.0 million in cash and 70.0 million shares of Parent’s common stock or, assuming $138.8 million in redemptions, an estimated $351.2 million in cash and 83.8 million shares of Parent’s common stock and (ii) warrants to acquire 5,075,000 shares of Parent common stock. The cash consideration will be funded from the cash held in the Company’s trust account (after permitted redemptions) and the proceeds of an expected issuance and sale of $250.0 million of the Parent’s common stock in a private placement. The number of shares of the equity consideration will be based on a $10.00 per share value for Parent’s common stock.

Concurrently with the Business Combination Agreement, the Sponsor entered into a Sponsor Voting Agreement with Midco and the other parties thereto (the “Sponsor Voting Agreement”), pursuant to which the parties to the Sponsor Voting Agreement have agreed to vote their securities entitled to vote in the election of the directors of the Company (the “Voting Shares”) and to execute written consents with respect to such Voting Shares if stockholders of the Company are requested to vote their shares through the execution of an action by written consent: (i) in favor of the voting matters contemplated by the Business Combination Agreement; and (ii) against (A) any proposal or offer from any person (other than the Company or any of its affiliates) that is not a voting matter contemplated by the Business Combination Agreement concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company, or (3) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets and (B) any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions or the fulfillment of the Company’s conditions to the consummation of the Transactions under the Business Combination Agreement. The obligations under the Sponsor Voting Agreement will terminate upon the earlier to occur of (a) the closing of the transactions contemplated by the Business Combination Agreement and (b) the date on which the Business Combination Agreement is terminated in accordance with its terms. The Sponsor Voting Agreement also provides for the designation of proxies and attorneys-in-fact to act by written consent and the waiver of certain appraisal and dissenters’ rights.

Concurrently the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase up to an aggregate of 25,000,000 shares of Parent common stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s directors purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment. The purchase of the PIPE Shares will be consummated concurrently with the closing.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, including, among others, that (i) the Transactions be approved by the Company’s stockholders; (ii) there has been no material adverse effect (as defined in the Business Combination Agreement) with respect to the Parent Parties since the date of the Business Combination Agreement; (iii) the registration statement on Form S-4 of Parent containing the proxy statement/prospectus for the Company’s special meeting of stockholders will have become effective; (iv) the amended and restated certificate of incorporation of the Parent will have been filed with the Delaware Secretary of State and the amended and restated bylaws of the Parent will have been adopted by Parent; (v) satisfaction of certain representations and warranties of the Parent Parties, Blockers and the Company; (vi) the redemption of public shares by the Company’s public stockholders shall not exceed 40% of all holders of the Company’s public shares after giving effect to the redemption of public shares by the Company’s public stockholders, the payment of the Company’s transaction expenses, the payment of reimbursable transaction expenses (as defined in the Business Combination Agreement) and the payment of deferred underwriting fees; (vii) the Parent common stock will be listed on the New York Stock Exchange; (viii) the PIPE Investment will have been consummated; (ix) all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws will have expired or been terminated; (x) the Company will have made all necessary and appropriate arrangements with the trustee to disburse all remaining funds in the trust account to the Company with no proceedings pending or threatened with respect to or against the trust account that would reasonably expect to have a material adverse effect on the Company or Parent’s ability to perform their obligations under the Business Combination Agreement; and (xi) the individuals as set forth in the Investors Rights Agreement as of the closing will have been appointed to the Parent’s board of directors at the closing.

Termination

The Business Combination Agreement may be terminated at any time prior to the consummation of the Transactions (whether before or after the required Company stockholder vote has been obtained) by mutual written consent of the Company and Midco and in certain other limited circumstances, including if the Transactions have not been consummated by August 31, 2021 (the “outside date”).

If the Business Combination Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Business Combination Agreement.

Additional Agreements to be Executed at Closing

The Business Combination Agreement provides that, upon consummation of the Transactions, Parent will enter into an Investor Rights Agreement, Lock-Up Agreement and the Earnout Agreement (each, as defined below).

Investor Rights Agreement

At the closing, Parent will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Sponsor, and certain stockholders of the Company and certain former stockholders of Holdings with respect to the shares of Parent common stock that will be issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement will require Parent to, among other things, file a resale shelf registration statement on behalf of the stockholders promptly after the closing of the Transactions. The Investor Rights Agreement will also provide certain demand rights and piggyback rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. Parent will agree to pay certain fees and expenses relating to registrations under the Investor Rights Agreement.

The Investor Rights Agreement will grant certain rights to nominate members of the board of Parent and a board observer right to Clearlake Capital Group, L.P. (“CCG”) following the closing of the Transactions, subject to certain conditions set forth in the Investor Rights Agreement, until CCG no longer beneficially owns at least 5% of the total voting power of the then outstanding shares of Parent common stock. In addition, CCG will have the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of CCG’s beneficial ownership at such time. CCG will also receive certain customary negative consent rights.

Lock-Up Agreement

At the closing, Parent will enter into a Lock-Up Agreement (the “Lock-Up Agreement”) with CCG, pursuant to which the parties to the Lock-Up Agreement will not be able to (i) transfer shares beneficially owned or otherwise held by them for a period of 180 days from the closing, subject to certain customary exceptions and (ii) transfer warrants beneficially owned or otherwise held by them for a period of 30 days from the closing.

Earnout Agreement

At the closing, Parent and Sponsor will enter into an Earnout Agreement (the “Earnout Agreement”), pursuant to which the Earnout Shares shall be subject to certain voting and transfer restrictions until such Earnout Shares vest in accordance with the terms of the Earnout Agreement. Pursuant to the Earnout Agreement, (i) 400,000 Earnout Shares vest and become unrestricted by the terms of the Earnout Agreement at such time as the volume weighted average price (“VWAP”) of a share of Parent common stock exceeds $11.50 (the “Minimum Price”) for 10 trading days in any 20 consecutive trading day period, and (ii) 1,600,000 Earnout Shares vest at such time as the VWAP of a share of Parent common stock exceeds $12.50 (the “Maximum Price”) for 10 trading days in any 20 consecutive trading day period. If Parent undergoes a change of control transaction on or prior to the second anniversary of the closing, all of the Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to the consummation of such change of control. If Parent undergoes a change of control transaction (or enters into definitive agreements in respect of a change of control transaction) after the second anniversary but prior to the third anniversary of the closing, then (A) 400,000 Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to such change of control to the extent the per-share of Parent common stock payable to the holders thereof in such change of control exceeds the Minimum Price, and (B) 1,600,000 Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to such change of control to the extent the per-share of Parent common stock payable to the holders thereof in such change of control exceeds the Maximum Price.

Warrant Agreement

At the closing, Parent will enter into a Warrant Agreement (the “Warrant Agreement”) principally to (i) reflect that the warrants issuable thereunder constitute warrants exercisable for common stock of the Parent warrants (rather than the common stock of the Company), (ii) remove provisions in the warrant agreement, dated November 13, 2019, by and between the Company and Continental Stock Transfer & Trust Company that relate to the Company’s pre-closing status as a blank check company incorporated for the purpose of acquiring one or more operating businesses through a business combination (including delineations between public warrants, private placement warrants and working capital warrants, provisions related to the issuance of working capital warrants and provisions related to the Company’s initial public offering) and (iii) to reflect any other agreements amongst the Parent and the Company with respect to the terms of the Parent warrants to be issued pursuant to the Warrant Agreement. At the closing, Parent shall issue the Parent warrants that are required to be issued pursuant to the terms of the Warrant Agreement.

Amendments to the Insider Letter and Sponsor Registration and the Stockholders Rights Agreement

At the closing, the Company, (i) the Sponsor and the other parties to the Sponsor Letter Agreement, dated November 7, 2019 (the “Sponsor Letter Agreement”), will enter into an amendment, in a form mutually agreed in good faith between the Company, the Sponsor and Midco, pursuant to which (A) all references to “Founder Shares” or “Common Stock” (each as defined in the Sponsor Letter Agreement) will be deemed to be references to Parent common stock, (B) all references to “Private Placement Warrants” (as defined in the Sponsor Letter Agreement) will be deemed to be references to Parent warrants and (C) the Parent will have third-party beneficiary rights to enforce certain rights and obligations of the Sponsor Letter Agreement, and (ii) the Company, the Sponsor and the other parties to the Sponsor Registration and Stockholders Rights Agreement, dated November 13, 2019 (the “Sponsor Registration and Stockholder Rights Agreement”), will enter into an amendment to the Sponsor Registration and Stockholders Rights Agreement (the “Sponsor Registration and Stockholders Rights Amendment”), in a form mutually agreed in good faith between the Company, the Sponsor and Midco, pursuant to which (A) all references to “Founder Shares” or “Common Stock” (each as defined in the Sponsor Registration and Stockholders Rights Agreement) will be deemed to be references to Parent common stock, (B) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Sponsor Registration and Stockholders Rights Agreement) will be deemed to be references to Parent warrants, (C) references to the registration rights to which the Sponsor may be entitled pursuant to the Investor Rights Agreement are appropriately updated for the transaction structure and (D) certain governance rights included in Article V are being removed and the governance rights included in the Form of Investor Rights Agreement will control.

The Business Combination Agreement has been approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the Business Combination Agreement and approve the Transactions.

Note 10—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Juniper Industrial Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Juniper Industrial Holdings, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from August 12, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from August 12, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of 2020 and 2019 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from August 12, 2019 (inception) through December 31, 2019, have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

Hartford, CT

March 18, 2021, except for the effects of the restatement discussed in Notes 2, 7 and 9, as to which the date is April 23, 2021

JUNIPER INDUSTRIAL HOLDINGS, INC.

BALANCE SHEETS

	December 31,
	2020	2019
	(Restated)
Assets:
Current assets:
Cash	$1,789,687	$2,456,150
Prepaid expenses and other current assets	136,012	275,686

Total current assets	1,925,699	2,731,836
Cash and marketable securities held in Trust Account	347,472,903	345,714,541

Total assets	$349,398,602	$348,446,377

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$11,218	$75,406
Accrued expenses	3,723,443	166,318
Accrued expenses - related party	—	20,000
Franchise tax payable	130,974	77,310
Income tax payable	329,661	128,824

Total current liabilities	4,195,296	467,858
Deferred underwriting commissions	12,075,000	12,075,000
Derivative warrant liabilities	54,070,000	27,462,000

Total liabilities	70,340,296	40,004,858
Commitments and Contingencies (Note 6)
Class A common stock, $0.0001 par value; 27,215,323 and 30,283,584 shares subject to possible redemption at $10.07 and $10.02 per share at December 31, 2020 and 2019, respectively	274,058,304	303,441,511
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 7,284,677 and 4,216,416 shares issued and outstanding (excluding 27,215,323 and 30,283,584 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	728	422
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid-in capital	37,729,162	-
(Accumulated Deficit) Retained earnings	(32,730,751)	4,998,723

Total stockholders’ equity	5,000,002	5,000,008

Total Liabilities and Stockholders’ Equity	$349,398,602	$348,446,377

The accompanying notes are an integral part of these financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 12, 2019

(INCEPTION) THROUGH DECEMBER 31, 2019

	For the Year Ended December 31, 2020	For the Period from August 12, 2019 (Inception) through December 31, 2019
	(Restated)
General and administrative expenses	$4,200,717	$186,884
Franchise tax expense	200,050	77,310

Loss from operations	(4,400,767)	(264,194)
Other (loss) income:
Change in fair value of derivative warrant liabilities	(26,608,000)	4,829,500
Interest income in operating account	1,390	100
Interest earned on marketable securities held in Trust Account	2,225,201	690,662
Unrealized gain on marketable securities held in Trust Account	6,221	23,879

(Loss) Income before income tax expense	(28,775,955)	5,279,947
Income tax expense	(618,682)	(128,824)

Net (loss) income	$(29,394,637)	$5,151,123

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	29,869,873	29,840,997

Basic and diluted net income per share, common stock subject to redemption	$0.04	$0.01

Weighted average shares outstanding of common stock, basic and diluted	13,255,127	9,767,329

Basic and diluted net income (loss) per share, common stock	$(2.30)	$0.48

The accompanying notes are an integral part of these financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020 AND FOR THE PERIOD FROM AUGUST 12, 2019

(INCEPTION) THROUGH DECEMBER 31, 2019

	Common Stock				Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - August 12, 2019 (inception)	—	$—	—	$—	$—	$—	$-
Issuance of Class B common stock to Sponsor (“Founder Shares”)	—	—	8,625,000	863	24,137	—	25,000
Sale of units in initial public offering, gross	34,500,000	3,450	—	—	344,996,550	—	345,000,000
Offering costs	—	—	—	—	(19,593,104)	—	(19,593,104)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	10,150,000	—	10,150,000
Fair value of derivative warrant liabilities issued in public offering and private placement	—	—	—	—	(32,291,500)		(32,291,500)
Common stock subject to possible redemption	(30,283,584)	(3,028)	—	—	(303,286,083)	(152,400)	(303,441,511)
Net income	—	—	—	—	—	5,151,123	5,151,123

Balance - December 31, 2019 (Restated)	4,216,416	$422	8,625,000	$863	—	$4,998,723	$5,000,008
Additional offering costs	—	—	—	—	11,424	—	11,424
Class A common stock subject to possible redemption	3,068,261	306	—	—	37,717,738	(8,334,837)	29,383,207
Net loss	—	—	—	—	—	(29,394,637)	(29,394,637)

Balance - December 31, 2020 (Restated)	7,284,677	$728	8,625,000	$863	$37,729,162	$(32,730,751)	$5,000,002

(1)	This number includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of these financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Period from August 12, 2019 (Inception) through December 31, 2019
	(Restated)
Cash Flows from Operating Activities:
Net (loss) income	$(29,394,637)	$5,151,123
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust	(2,225,201)	(690,662)
Unrealized gain on marketable securities held in Trust	(6,221)	(23,879)
Change in fair value of warrant liabilities	26,608,000	(4,829,500)
Changes in operating assets and liabilities:
Prepaid expenses	139,674	(275,686)
Accounts payable	10,061	1,157
Accrued expenses	3,642,125	81,318
Accrued expenses - related party	(20,000)	20,000
Franchise tax payable	53,664	77,310
Income tax payable	200,837	128,824

Net cash used in operating activities	(991,698)	(359,995)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(345,000,000)
Withdrawal from Trust Account for income and franchise taxes	473,060	—

Net cash provided by (used in) investing activities	473,060	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds received from note payable to related party	—	97,031
Repayment of note payable from related parties	—	(97,031)
Proceeds received from initial public offering, gross	—	345,000,000
Proceeds received from private placement	—	10,150,000
Reimbursement from underwriters for certain offering costs	—	315,000
Payment of offering costs	(147,825)	(7,673,855)

Net cash provided by financing activities	(147,825)	347,816,145

Net change in cash	(666,463)	2,456,150
Cash - beginning of the period	2,456,150	—

Cash - end of the period	$1,789,687	$2,456,150

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$417,845	$—

Supplemental disclosure of noncash activities:
Change in value of Class A ordinary shares subject to possible redemption	$(29,383,207)	$5,123,752

Initial value of common stock subject to possible redemption	$—	$298,317,760

Deferred underwriting commissions in connection with the initial public offering	$—	$12,075,000

Deferred offering costs included in accrued expenses	$—	$85,000

Deferred offering costs included in accounts payable	$—	$74,249

The accompanying notes are an integral part of these financial statements.

JUNIPER INDUSTRIAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

Juniper Industrial Holdings, Inc. (the “Company”) was incorporated in Delaware on August 12, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry, sector or geographical location for purposes of consummating a Business Combination, the Company intends to focus its search for a target business in the industrial sector. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 12, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and, since the closing of the Initial Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering held in Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Juniper Industrial Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on November 7, 2019. The Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.00 million, and incurring offering costs of approximately $19.59 million, inclusive of approximately $12.08 million in deferred underwriting commissions (Note 6). Each Unit consists of one share of Class A common stock and one half of one redeemable warrant.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 10,150,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating proceeds of $10.15 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $345.00 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

As of December 31, 2020, the Company had approximately $1.8 million in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although all of the net proceeds of the Initial Public Offering and certain of the proceeds of the sale of the Private Placement Warrants are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) excluding the amount of any deferred underwriting discount held in trust and taxes on the income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Initial Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). These Public Shares are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (as it may be amended and restated, the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of such Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to provide holders of our Class A common stock the right to have their shares redeemed or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the time frame described below or with respect to any other provisions relating to the rights of holders of Public Shares, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or November 13, 2021 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to the deferred underwriting commission (Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account due to reductions in the value of the trust assets as of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes. This liability will not apply with respect to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, Targets or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination and Proposed Private Placement

On December 21, 2020, the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Janus Parent, Inc. (“Parent”), JIH Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc. (collectively referred to as the “Blocker Merger Subs”), Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc. (collectively referred to as the “Blockers”), Janus Midco, LLC (“Midco”), Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative, which provides, among other things, that (a) Merger

Sub will be merged with and into the Company with the Company being the surviving corporation in the merger and a wholly owned subsidiary of Parent (the “JIH Merger”), (b) each of the Blocker Merger Subs will be merged with and into the corresponding Blockers with each such Blocker being the surviving corporation in each such merger and a wholly owned subsidiary of Parent (the “Blocker Mergers”), and each Blocker thereafter will be merged with and into Parent with Parent being the surviving corporation in each such merger (the “Parent Mergers,” together with the JIH Merger and the Blocker Mergers, the “Mergers”) and (c) each other equityholder of Midco will contribute certain equity interests in Midco to Parent in exchange for shares of Parent common stock and Parent warrants and will sell its remaining equity interests in Midco to the Company in exchange for cash (the transactions contemplated by the foregoing clauses (a)-(c) together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”) such that, as a result of the consummation of the Transactions, Midco will become a direct and indirect wholly owned subsidiary of Parent (the “Business Combination”).

Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase up to an aggregate of 25,000,000 shares of Parent common stock (the “PIPE Shares”) at a purchase price per share of $10.00. Certain of the Company’s directors purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment. The purchase of the PIPE Shares will be consummated concurrently with the closing.

The foregoing descriptions of the Business Combination Agreement and ancillary agreements are qualified in their entirety by reference to the full text of the Agreements, copies of which were filed with the SEC as Current Reports on Form 8-K on December 21, 2020 and which are incorporated herein by reference.

Going Concern

As indicated in the accompanying financial statements, at December 31, 2020, the Company had approximately $1.8 million in cash, and a working capital deficit of approximately $1.8 million (not taking into account franchise and income tax obligations), and approximately $2.5 million of interest available to pay for its taxes, after $0.5 million was withdrawn during the year ended December 31, 2020.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the proceeds of $25,000 from the sale of the Founders Shares (as defined in Note 5), and loans from the Sponsor of approximately $97,000. The loan was repaid in full on November 15, 2019. Subsequent from the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds received from the consummation of the Initial Public Offering and the Private Placement.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Basis of Presentation – Going Concern,” management has determined that the working capital deficit raises substantial about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate, November 13, 2021. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the periods beginning with the period from August 12, 2019 (Inception) through December 31, 2019 through the year ended December 31, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Basis of Presentation

The accompanying balance sheet is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an Initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an Initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Note 2— Restatement of Financial Statements

In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its Public and Private Placement warrants the Company issued in November 2019, the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s financial statements as opposed to equity. Since issuance on November 2019, the Company’s warrants were accounted for as equity within the Company’s previously reported financial statements, and after discussion and evaluation, including with the Company’s independent auditors, management concluded that the warrants should be presented as liabilities as of the IPO date reported at fair value with subsequent fair value remeasurement at each reporting period.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on November 7, 2019, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the periods beginning with the period from August 12, 2019 (inception) through December 31, 2019 through the year ended December 31, 2020 (collectively, the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for certain of our outstanding warrants to purchase common stock (the “Warrants”) and should no longer be relied upon. The Warrants were issued in connection with the Company’s Initial Public Offering of 34,500,000 Units and the sale of Private Placement warrants completed on November 7, 2019. Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value and one-half of one redeemable warrant. Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The Warrants will expire worthless five years from the date of issuance. The material terms of the warrants are more fully described in Note 7—Warrants. See revised Footnote 9 – Fair Value Measurements for the estimated fair value of the warrants and a discussion of the inputs used to estimate the fair value.

Impact of the Restatement

The impact of the restatement on the Balance Sheet, Statement of Operations and Statement of Cash Flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$349,398,602	$—	$349,398,602

Liabilities, redeemable non-controlling interest and stockholders’ equity
Total current liabilities	$4,195,296	$—	$4,195,296
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	54,070,000	54,070,000

Total liabilities	16,270,296	54,070,000	70,340,296
Class A common stock, $0.0001 par value; shares subject to possible redemption	328,128,299	(54,069,995)	274,058,304
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock—$0.0001 par value	188	540	728
Class B common stock—$0.0001 par value	863	—	863
Additional paid-in-capital	7,463,970	30,265,192	37,729,162
Accumulated deficit	(2,465,014)	(30,265,737)	(32,730,751)

Total stockholders’ equity	5,000,007	(5)	5,000,002

Total liabilities and stockholders’ equity	$349,398,602	$—	$349,398,602

	Year Ended December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(4,400,767)	$—	$(4,400,767)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(26,608,000)	(26,608,000)
Interest income from operating account	1,390	—	1,390
Interest income and unrealized gains from investments held in Trust Account	2,231,422	—	2,231,422

Total other (expense) income	2,232,812	(26,608,000)	(24,375,188)

Loss before income tax expense	(2,167,955)	(26,608,000)	(28,775,955)
Income tax expense	618,682	—	618,682

Net loss	$(2,786,637)	$(26,608,000)	$(29,394,637)

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	32,984,807	—	29,869,873
Basic and diluted net income per share, common stock subject to redemption	$0.04	—	$0.04
Weighted average shares outstanding of common stock, basic and diluted	10,140,193	—	13,255,127
Basic and diluted net loss per share, common stock	$(0.41)	—	$(2.30)

	Year Ended December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(2,786,637)	$(26,608,000)	$(29,394,637)
Adjustment to reconcile net loss to net cash used in operating activities	1,794,939	26,608,000	28,402,939
Net cash used in operating activities	(991,698)	—	(991,698)
Net cash provided by investing activities	473,060	—	473,060
Net cash used in financing activities	(147,825)	—	(147,825)

Net change in cash	$(666,463)	$—	$(666,463)

Supplemental disclosure of noncash activities:
Change in value of Class A ordinary shares subject to possible redemption	(2,775,217)	(26,607,990)	(29,383,207)

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$349,757,739	$—	$349,757,739

Liabilities, redeemable non-controlling interest and stockholders’ equity
Total current liabilities	$1,880,414	$—	$1,880,414
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	48,214,000	48,214,000

Total liabilities	13,955,414	48,214,000	62,169,414
Class A common stock, $0.0001 par value; shares subject to possible redemption	330,802,316	(48,213,992)	282,588,324
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock—$0.0001 par value	162	485	647
Class B common stock—$0.0001 par value	863	—	863
Additional paid-in-capital	4,789,979	24,409,243	29,199,222
(Accumulated Deficit) Retained earnings	209,005	(24,409,736)	(24,200,731)

Total stockholders’ equity	5,000,009	(8)	5,000,001

Total liabilities and stockholders’ equity	$349,757,739	$0	$349,757,739

	Three Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(1,183,520)	$—	$(1,183,520)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(21,229,500)	(21,229,500)
Interest income from operating account	58	—	58
Interest income and unrealized gains from investments held in Trust Account	102,116	—	102,116

Total other (expense) income	102,174	(21,229,500)	(21,127,326)

Loss before income tax expense	(1,081,346)	(21,229,500)	(22,310,846)
Income tax expense	14,447		14,447

Net loss	$(1,095,793)	$(21,229,500)	$(22,325,293)

Basic and Diluted weighted-average Class A common shares outstanding	10,101,853	—	12,869,733
Basic and Diluted net loss per Class A common shares	$(0.11)	—	$(1.74)

	Nine Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(1,645,537)	$—	$(1,645,537)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(20,752,000)	(20,752,000)
Interest income from operating account	1,343	—	1,343
Interest income and unrealized gains from investments held in Trust Account	2,140,182	—	2,140,182

Total other (expense) income	2,141,525	(20,752,000)	(18,610,475)

Income (loss) before income tax expense	495,988	(20,752,000)	(20,256,012)
Income tax expense	608,606	—	608,606

Net loss	$(112,618)	$(20,752,000)	$(20,864,618)

Weighted average shares outstanding of common stock, basic and diluted	10,105,017	—	12,635,899
Basic and diluted net loss per share, common stock	$(0.14)	—	$(1.74)

	Nine Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(112,618)	$(20,752,000)	$(20,864,618)
Adjustment to reconcile net loss to net cash used in operating activities	(596,558)	20,752,000	20,155,442
Net cash used in operating activities	(709,176)	—	(709,176)
Net cash provided by investing activities	259,413	—	259,413
Net cash provided by financing activities	—	—	—

Net change in cash	$(449,763)	$—	$(449,763)

Supplemental disclosure of noncash activities:
Change in value of Class A ordinary shares subject to possible redemption	(101,200)	(20,751,986)	(20,853,186)

	As of June 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$350,047,016	$—	$350,047,016

Liabilities, redeemable non-controlling interest and stockholders’ equity
Total current liabilities	$1,073,898	$—	$1,073,898
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	26,984,500	26,984,500

Total liabilities	13,148,898	26,984,500	40,133,398
Class A common stock, $0.0001 par value; shares subject to possible redemption	331,898,115	(26,984,507)	304,913,608
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock—$0.0001 par value	148	274	422
Class B common stock—$0.0001 par value	863	—	863
Additional paid-in-capital	3,694,194	3,179,969	6,874,163
(Accumulated Deficit) Retained earnings	1,304,798	(3,180,236)	(1,875,438)

Total stockholders’ equity	5,000,003	7	5,000,010

Total liabilities and stockholders’ equity	$350,047,016	$0	$350,047,016

	Three Months Ended June 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(157,050)	$—	$(157,050)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(6,667,000)	(6,667,000)
Interest income from operating account	72	—	72
Interest income and unrealized gains from investments held in Trust Account	108,475	—	108,475

Total other (expense) income	108,547	(6,667,000)	(6,558,453)

Loss before income tax expense	(48,503)	(6,667,000)	(6,715,503)
Income tax expense	158,722	—	158,722

Net loss	$(207,225)	$(6,667,000)	$(6,874,225)

Weighted average shares outstanding of common stock, basic and diluted	10,112,541	—	12,200,753
Basic and diluted net loss per share, common stock	$(0.02)	—	$(0.56)

	Six Months Ended June 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(462,017)	$—	$(462,017)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	477,500	477,500
Interest income from operating account	1,285	—	1,285
Interest income and unrealized gains from investments held in Trust Account	2,038,066	—	2,038,066

Total other income	2,039,351	477,500	2,516,851

Income before income tax expense	1,577,334	477,500	2,054,834
Income tax expense	594,159	—	594,159

Net income	$983,175	$477,500	$1,460,675

Weighted average shares outstanding of common stock, basic and diluted	10,105,435	—	12,517,564
Basic and diluted net income (loss) per share, common stock	$(0.03)	—	$0.02

	Six Months Ended June 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net income	$983,175	$477,500	$1,460,675
Adjustment to reconcile net income to net cash used in operating activities	(1,339,697)	(477,500)	(1,817,197)
Net cash used in operating activities	(356,522)	—	(356,522)
Net cash provided by investing activities	259,413	—	259,413
Net cash provided by financing activities	—	—	—

Net change in cash	$(97,109)	$—	$(97,109)

Supplemental disclosure of noncash activities:
Change in value of Class A ordinary shares subject to possible redemption	994,599	477,499	1,472,098

	As of March 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$350,220,814	$—	$350,220,814

Liabilities, redeemable non-controlling interest and stockholders’ equity
Total current liabilities	$1,040,471	$—	$1,040,471
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	20,317,500	20,317,500

Total liabilities	13,115,471	20,317,500	33,432,971
Class A common stock, $0.0001 par value; shares subject to possible redemption	332,105,338	(20,317,501)	311,787,837
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock—$0.0001 par value	149	208	357
Class B common stock—$0.0001 par value	863	—	863
Additional paid-in-capital	3,486,970	(3,486,970)	—
Retained earnings	1,512,023	3,486,764	4,998,787

Total stockholders’ equity	5,000,005	1	5,000,006

Total liabilities and stockholders’ equity	$350,220,814	$0	$350,220,814

	Three Months Ended March 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(304,967)	$—	$(304,967)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	7,144,500	7,144,500
Interest income from operating account	1,213	—	1,213
Interest income and unrealized gains from investments held in Trust Account	1,929,591	—	1,929,591

Total other income	1,930,804	7,144,500	9,075,304

Loss before income tax expense	1,625,837	7,144,500	8,770,337
Income tax expense	435,437	—	435,437

Net income	$1,190,400	$7,144,500	$8,334,900

Weighted average shares outstanding of common stock, basic and diluted	10,100,827	—	12,834,375
Basic and diluted net income (loss) per share, common stock	$(0.02)	—	$0.55

	Three Months Ended March 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net income	$1,190,400	$7,144,500	$8,334,900
Adjustment to reconcile net income to net cash used in operating activities	(1,305,071)	(7,144,500)	(8,449,571)
Net cash used in operating activities	(114,671)	—	(114,671)
Net cash provided by investing activities	—	—	—
Net cash provided by financing activities	—	—	—

Net change in cash	$(114,671)	$—	$(114,671)

Supplemental disclosure of noncash activities:
Change in value of Class A ordinary shares subject to possible redemption	1,201,822	7,144,504	8,346,326

	As of December 31, 2019
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$348,446,377	$—	$348,446,377

Liabilities, redeemable non-controlling interest and stockholders’ equity
Total current liabilities	$467,858	$—	$467,858
Deferred underwriting commissions	12,075,000	—	12,075,000
Derivative warrant liabilities	—	27,462,000	27,462,000

Total liabilities	12,542,858	27,462,000	40,004,858
Class A common stock, $0.0001 par value; shares subject to possible redemption	330,903,516	(27,462,005)	303,441,511
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock—$0.0001 par value	148	274	422
Class B common stock—$0.0001 par value	863	—	863
Additional paid-in-capital	4,677,369	(4,677,369)	—
Accumulated deficit	321,623	4,677,100	4,998,723

Total stockholders’ equity	5,000,003	5	5,000,008

Total liabilities and stockholders’ equity	$348,446,377	$—	$348,446,377

	Period From August 12, 2019 (Inception) Through December 31, 2019
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(264,194)	$—	$(264,194)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	4,829,500	4,829,500
Interest income from operating account	100	—	100
Interest income and unrealized gains from investments held in Trust Account	714,541	—	714,541

Total other (expense) income	714,641	4,829,500	5,544,141

Loss before income tax expense	450,447	4,829,500	5,279,947
Income tax expense	128,824	—	128,824

Net Income (loss)	$321,623	$4,829,500	$5,151,123

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	33,060,179	—	29,840,997
Basic and diluted net income per share, common stock subject to redemption	$0.04	—	$0.01
Weighted average shares outstanding of common stock, basic and diluted	8,505,410	—	9,767,329
Basic and diluted net income (loss) per share, common stock	$0.41	—	$0.48

	Period From August 12, 2019 (Inception) Through December 31, 2019
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net Income	$321,623	$4,829,500	$5,151,123
Adjustment to reconcile net loss to net cash used in operating activities	(681,618)	(4,829,500)	(5,511,118)
Net cash used in operating activities	(359,995)	—	(359,995)
Net cash used in investing activities	(345,000,000)	—	(345,000,000)
Net cash provided by financing activities	347,816,145	—	347,816,145

Net change in cash	$2,456,150	$—	$2,456,150

Change in value of Class A ordinary shares subject to possible redemption	294,256	4,829,496	5,123,752
Initial value of common stock subject to possible redemption	330,609,260	(32,291,500)	298,317,760

Note 3—Summary of Significant Accounting Policies

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the financial statements, primarily due to their short-term nature.

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future conforming events. Accordingly, the actual results could differ from those estimates.

Cash and marketable securities held in Trust Account

At December 31, 2020 and 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. During the year ended December 31, 2020, the Company withdrew approximately $0.5 million from the Trust Account for the payment of income and franchise tax.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 17,250,000 Public Warrants issued in connection with the Initial Public Offering and the 10,150,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black-Scholes option pricing model each measurement date. The fair value of Public Warrants issued in connection with our Initial Public Offering have subsequently been measured based on the market price of such warrants.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering, and were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, 27,215,323 and 30,283,584 shares of Class A common stock subject to possible redemption, respectively is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net (Loss) Income Per Share of Common Stock

Net (loss) income per share is computed by dividing (loss) income by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 27,399,995 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of net income per share for common shares subject to possible redemption in a manner similar to the two-class method of net (loss) income per share. Net (loss) income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net (loss) income per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net (loss) income, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net (loss) income per common share:

	For the Year Ended December 31, 2020	For the Period from August 12, 2019 (Inception) through December 31, 2019
	(Restated)
Class A Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Income from investments held in Trust Account	$1,760,146	$627,224
Less: Income from investments held in Trust Account used to pay for income taxes and franchise taxes	(645,816)	(180,944)

Net income attributable to Class A Common stock subject to possible redemption	$1,114,330	$446,280

Denominator: Weighted Average Class A Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	29,869,873	29,840,997

Basic and diluted net income per share, Class A Common stock subject to possible redemption	$0.04	$0.01

Non-Redeemable Common Stock
Numerator: Net (Loss) Income minus Net Earnings
Net (loss) income	$(29,394,637)	$5,151,123
Net income allocable to Class A Common stock subject to possible redemption	(1,114,330)	(446,280)

Non-Redeemable Net (Loss) Income	$(30,508,967)	$4,704,843

Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	13,255,127	9,767,329

Basic and diluted net (loss) income per share, Non-redeemable common stock	$(2.30)	$0.48

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020 and 2019, respectively. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company’s currently taxable income primarily consists of interest earned and unrealized gain on marketable securities held in the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible.

No amounts were accrued for the payment of interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.

Recent Accounting Pronouncements

The Company’s management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, that would have a material effect on the Company’s financial statements.

Note 4—Initial Public Offering

On November 13, 2019, the Company sold 34,500,000 Units, including 4,500,000 Over-Allotment Units, at a price of $10.00 per Unit, generating gross proceeds of $345.00 million, and incurring offering costs of approximately $19.59 million, inclusive of approximately $12.08 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (Note 7).

Note 5—Related Party Transactions

Founder Shares

On August 29, 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share, for an aggregate price of $25,000. On October 10, 2019, the Sponsor transferred 35,000 Founder Shares to each of the Company’s independent directors. The initial stockholders agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on November 13, 2019; thus, the Founder Shares were no longer subject to forfeiture.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until one year after the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

On November 13, 2019, the Company sold 10,150,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.15 million.

Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable under certain redemption scenarios and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On August 29, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. In 2019, prior to the consummation of the Initial Public Offering, the Company borrowed approximately $97,000 under the Note. The Company repaid this Note in full on November 15, 2019.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not consummated, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no Working Capital Loans outstanding.

Administrative Services Agreement

Upon closing of the Initial Public Offering and continuing until the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities, secretarial support and administrative services. The Company incurred $120,000 and $20,000 in expenses in connection with such services which are recorded in general and administrative expenses in the Statements of Operations for the year ended December 31, 2020 and for the period from August 12, 2019 (inception) through December 31, 2019. As of December 31, 2020 and 2019, the Company had $0 and $20,000, respectively, in accrued expenses for related party in connection with such services in the accompanying Balance Sheets.

The Sponsor and the Company’s officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf, such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor or the Company’s officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.

Note 6—Commitments

Registration and Stockholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration and stockholder rights agreement entered into in connection with the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $12.08 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The Underwriter has agreed to reimburse the Company $315,000 for expenses under certain circumstances. The Company received such reimbursement on November 14, 2019.

Note 7—Derivative Warrant Liabilities

As of both December 31, 2020 and 2019, the Company has 17,250,000 and 10,150,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants, will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable under certain scenarios so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the Public Warrants for Class A common stock:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to a table in the warrant agreement based on the redemption date and the “fair market value” the Company’s Class A common stock (the “fair market value” of the Class A common stock shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants);

•

if, and only if, the last reported sale price of Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given, or an exemption from registration is available.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of stock splits, stock dividends, recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance, and (ii) without taking into account the transfer of Founder Shares or private placement warrants (including if such transfer is effectuated as a surrender to the Company and subsequent reissuance by the Company) by the Sponsor in connection with such issuance)) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The Company will recognize the value of the exercise price reset provision if and when it becomes triggered, by recognizing the value of the effect of the exercise price reset as a deemed dividend and a reduction of income available to common stockholders in computing basic earnings per share.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8—Stockholders’ Equity

Class A Common Stock—The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020 and 2019, there were 34,500,000 shares of Class A common stock issued or outstanding, including 27,215,323 and 30,283,584 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock—The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020 and 2019, there were 8,625,000 shares of Class B common stock outstanding.

Prior to the initial Business Combination, only holders of the Company’s Class B common stock will have the right to vote on the election of directors. Holders of the Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of the Certificate of Incorporation may only be amended if approved by holders representing a majority of the Class B common stock voting. With respect to any other matter submitted to a vote of the Company’s stockholders, including any vote in connection with the initial Business Combination, except as required by applicable law or stock exchange rule, holders of the Company’s Class A common stock and holders of the Company’s Class B common stock will vote together as a single class, with each share entitling the holder to one vote.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants, will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable under certain scenarios so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Commencing 90 days after the Public Warrants become exercisable, the Company may redeem the Public Warrants for Class A common stock:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to a table in the warrant agreement based on the redemption date and the “fair market value” the Company’s Class A common stock (the “fair market value” of the Class A common stock shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants);

•

if, and only if, the last reported sale price of Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given, or an exemption from registration is available.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of stock splits, stock dividends, recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance, and (ii) without taking into account the transfer of Founder Shares or private placement warrants (including if such transfer is effectuated as a surrender to the Company and subsequent reissuance by the Company) by the Sponsor in connection with such issuance)) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The Company will recognize the value of the exercise price reset provision if and when it becomes triggered, by recognizing the value of the effect of the exercise price reset as a deemed dividend and a reduction of income available to common stockholders in computing basic earnings per share.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 9—Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

December 31, 2020
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$347,472,903	$—	$—
Liabilities:
Derivative warrant liabilities-Public Warrants (restated)	$31,740,000	$—	$—
Derivative warrant liabilities-Private Placement Warrants (restated)	—	—	22,330,000

December 31, 2019
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$345,714,541	$—	$—
Liabilities:
Derivative warrant liabilities-Public Warrants (restated)	$13,455,000	$—	$—
Derivative warrant liabilities-Private Warrants (restated)	—	—	14,007,000

Approximately $2,800 and $1,400 of the balance held in Trust Account was held in cash as of December 31, 2020 and 2019, respectively.

Public Warrants issued in connection with the Initial Public Offering were valued based on the warrant’s quoted the market price.

As of December 31, 2020 and 2019, the estimated fair value of Private Placement Warrants was determined using a Black-Scholes valuation model using Level 3 inputs. Significant inputs to the valuation are as follows:

	At issuance	As of December 31, 2019	As of December 31, 2020
Exercise price	$11.50	$11.50	$11.50
Stock price	$9.56	$9.95	$10.71
Volatility	20.0%	20.0%	25%
Probability of completing a Business Combination	88.0%	88%	100%
Term	5.25	5.25	5.23
Risk-free rate	1.79%	1.75%	0.39%
Dividend yield	0.0%	0.0%	0.0%

The change in fair value of the derivative warrant liabilities through December 31, 2020 is as follows:

	Public Warrants	Private Placement Warrants	Total Derivative Warrant Liability
Derivative warrant liabilities at August 12, 2019 (inception)	$—	$—	$—
Issuance of Public and Private Warrants	20,010,000	12,281,500	32,291,500
Change in fair value of warrant liabilities	(6,555,000)	1,725,500	(4,829,500)

Derivative warrant liabilities at December 31, 2019	$13,455,000	$14,007,000	$27,462,000
Change in fair value of warrant liabilities	18,285,000	8,323,000	26,608,000

Derivative warrant liabilities at December 31, 2020	$31,740,000	$22,330,000	$54,070,000

Note 10—Income Taxes

The Company’s net deferred tax assets are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Startup/organizational costs	$1,233,018	$39,232
Other	804	—

Total deferred tax assets	1,233,822	39,232

Valuation Allowance	(1,228,651)	(34,217)
Deferred tax liabilities:
Unrealized gain on marketable securities held in Trust Account	—	(5,015)
Other	(5,171)	—

Total deferred tax liabilities	(5,171)	(5,015)

Net Deferred tax assets/(liabilities), net of allowance	$—	$—

The income tax provision consists of the following:

	For the Year Ended December 31, 2020	For the Period from August 12, 2019 (Inception) through December 31, 2019
Current
Federal	$380,029	$128,824
State	238,653	—
Deferred
Federal	(880,620)	(34,217)
State	(313,814)	—
Change in valuation allowance	1,194,434	34,217

Income tax provision expense	$618,682	$128,824

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was approximately $1.2 million.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	December 31,
	2020	2019
	(Restated)
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	9.0%	—
Derivative warrant liability	-27.7%	-19.21%
Valuation allowance	-4.2%	0.6%
Other permanent items	-0.2%	—

Income tax provision expense	-2.1%	2.4%

The Company’s major tax jurisdiction is the United States. All of the Company’s tax years will remain open three years for examination by the Federal authorities from the date of utilization of the net operating loss. The Company does not have any tax audits pending.

Note 11—Proposed Business Combination and Related Transactions

On December 21, 2020, the Company, entered into the Business Combination Agreement by and among the Company, Parent, Merger Sub, Blocker Merger Subs, the Blockers, Midco, Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, solely in its capacity as equityholder representative, which provides, among other things, that (a) Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger and a wholly owned subsidiary of Parent, (b) each of the Blocker Merger Subs will be merged with and into the corresponding Blockers with each such Blocker being the surviving corporation in each such merger and a wholly owned subsidiary of Parent, and each Blocker thereafter will be merged with and into Parent with Parent being the surviving corporation in each such merger and (c) each other equityholder of Midco will contribute certain equity interests in Midco to Parent in exchange for shares of Parent common stock and Parent warrants and will sell its remaining equity interests in Midco to the Company in exchange for cash such that, as a result of the consummation of the Transactions, Midco will become a direct and indirect wholly owned subsidiary of Parent.

The aggregate consideration to be paid in the Transactions to the direct or indirect owners of Midco will consist of, (i) based on Midco’s current capitalization and assuming no redemptions, an estimated $490.0 million in cash and 70.0 million shares of Parent’s common stock or, assuming $138.8 million in redemptions, an estimated $351.2 million in cash and 83.8 million shares of Parent’s common stock and (ii) warrants to acquire 5,075,000 shares of Parent common stock. The cash consideration will be funded from the cash held in the Company’s trust account (after permitted redemptions) and the proceeds of an expected issuance and sale of $250.0 million of the Parent’s common stock in a private placement. The number of shares of the equity consideration will be based on a $10.00 per share value for Parent’s common stock.

Concurrently with the Business Combination Agreement, the Sponsor entered into a Sponsor Voting Agreement with Midco and the other parties thereto (the “Sponsor Voting Agreement”), pursuant to which the parties to the Sponsor Voting Agreement have agreed to vote their securities entitled to vote in the election of the directors of the Company (the “Voting Shares”) and to execute written consents with respect to such Voting Shares if stockholders of the Company are requested to vote their shares through the execution of an action by written consent: (i) in favor of the voting matters contemplated by the Business Combination Agreement; and (ii) against (A) any proposal or offer from any person (other than the Company or any of its affiliates) that is not a voting matter contemplated by the Business Combination Agreement concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company, or (3) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets and (B) any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions or the fulfillment of the Company’s conditions to the consummation of the Transactions under the Business Combination Agreement. The obligations under the Sponsor Voting Agreement will terminate upon the earlier to occur of (a) the closing of the transactions contemplated by the Business Combination Agreement and (b) the date on which the Business Combination Agreement is terminated in accordance with its terms. The Sponsor Voting Agreement also provides for the designation of proxies and attorneys-in-fact to act by written consent and the waiver of certain appraisal and dissenters’ rights.

Concurrently the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase up to an aggregate of 25,000,000 shares of Parent common stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s directors purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment. The purchase of the PIPE Shares will be consummated concurrently with the closing.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, including, among others, that (i) the Transactions be approved by the Company’s stockholders; (ii) there has been no material adverse effect (as defined in the Business Combination Agreement) with respect to the Parent Parties since the date of the Business Combination Agreement; (iii) the registration statement on Form S-4 of Parent containing the proxy statement/prospectus for the Company’s special meeting of stockholders will have become effective; (iv) the amended and restated certificate of incorporation of the Parent will have been filed with the Delaware Secretary of State and the amended and restated bylaws of the Parent will have been adopted by Parent; (v) satisfaction of certain representations and warranties of the Parent Parties, Blockers and the Company; (vi) the redemption of public shares by the Company’s public stockholders shall not exceed 40% of all holders of the Company’s public shares after giving effect to the redemption of public shares by the Company’s public stockholders, the payment of the Company’s transaction expenses, the payment of reimbursable transaction expenses (as defined in the Business Combination Agreement) and the payment of deferred underwriting fees; (vii) the Parent common stock will be listed on the New York Stock Exchange; (viii) the PIPE Investment will have been consummated; (ix) all applicable waiting periods and any extensions thereof under applicable antitrust, competition or similar laws will have expired or been terminated; (x) the Company will have made all necessary and appropriate arrangements with the trustee to disburse all remaining funds in the trust account to the Company with no proceedings pending or threatened with respect to or against the trust account that would reasonably expect to have a material adverse effect on the Company or Parent’s ability to perform their obligations under the Business Combination Agreement; and (xi) the individuals as set forth in the Investors Rights Agreement as of the closing will have been appointed to the Parent’s board of directors at the closing.

Termination

The Business Combination Agreement may be terminated at any time prior to the consummation of the Transactions (whether before or after the required Company stockholder vote has been obtained) by mutual written consent of the Company and Midco and in certain other limited circumstances, including if the Transactions have not been consummated by August 31, 2021 (the “outside date”).

If the Business Combination Agreement is validly terminated, no party thereto will have any liability or any further obligation to any other party under the Business Combination Agreement.

Additional Agreements to be Executed at Closing

The Business Combination Agreement provides that, upon consummation of the Transactions, Parent will enter into an Investor Rights Agreement, Lock-Up Agreement and the Earnout Agreement (each, as defined below).

Investor Rights Agreement

At the closing, Parent will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Sponsor, and certain stockholders of the Company and certain former stockholders of Holdings with respect to the shares of Parent common stock that will be issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement will require Parent to, among other things, file a resale shelf registration statement on behalf of the stockholders promptly after the closing of the Transactions. The Investor Rights Agreement will also provide certain demand rights and piggyback rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. Parent will agree to pay certain fees and expenses relating to registrations under the Investor Rights Agreement.

The Investor Rights Agreement will grant certain rights to nominate members of the board of Parent and a board observer right to Clearlake Capital Group, L.P. (“CCG”) following the closing of the Transactions, subject to certain conditions set forth in the Investor Rights Agreement, until CCG no longer beneficially owns at least 5% of the total voting power of the then outstanding shares of Parent common stock. In addition, CCG will have the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of CCG’s beneficial ownership at such time. CCG will also receive certain customary negative consent rights.

Lock-Up Agreement

At the closing, Parent will enter into a Lock-Up Agreement (the “Lock-Up Agreement”) with CCG, pursuant to which the parties to the Lock-Up Agreement will not be able to (i) transfer shares beneficially owned or otherwise held by them for a period of 180 days from the closing, subject to certain customary exceptions and (ii) transfer warrants beneficially owned or otherwise held by them for a period of 30 days from the closing.

Earnout Agreement

At the closing, Parent and Sponsor will enter into an Earnout Agreement (the “Earnout Agreement”), pursuant to which the Earnout Shares shall be subject to certain voting and transfer restrictions until such Earnout Shares vest in accordance with the terms of the Earnout Agreement. Pursuant to the Earnout Agreement, (i) 400,000 Earnout Shares vest and become unrestricted by the terms of the Earnout Agreement at such time as the volume weighted average price (“VWAP”) of a share of Parent common stock exceeds $11.50 (the “Minimum Price”) for 10 trading days in any 20 consecutive trading day period, and (ii) 1,600,000 Earnout Shares vest at such time as the VWAP of a share of Parent common stock exceeds $12.50 (the “Maximum Price”) for 10 trading days in any 20 consecutive trading day period. If Parent undergoes a change of control transaction on or prior to the second anniversary of the closing, all of the Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to the consummation of such change of control. If Parent undergoes a change of control transaction (or enters into definitive agreements in respect of a change of control transaction) after the second anniversary but prior to the third anniversary of the closing, then (A) 400,000 Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to such change of control to the extent the per-share of Parent common stock payable to the holders thereof in such change of control exceeds the Minimum Price, and (B) 1,600,000 Earnout Shares (to the extent not previously vested) will automatically vest immediately prior to such change of control to the extent the per-share of Parent common stock payable to the holders thereof in such change of control exceeds the Maximum Price.

Warrant Agreement

At the closing, Parent will enter into a Warrant Agreement (the “Warrant Agreement”) principally to (i) reflect that the warrants issuable thereunder constitute warrants exercisable for common stock of the Parent warrants (rather than the common stock of the Company), (ii) remove provisions in the warrant agreement, dated November 13, 2019, by and between the Company and Continental Stock Transfer & Trust Company that relate to the Company’s pre-closing status as a blank check company incorporated for the purpose of acquiring one or more operating businesses through a business combination (including delineations between public warrants, private placement warrants and working capital warrants, provisions related to the issuance of working capital warrants and provisions related to the Company’s initial public offering) and (iii) to reflect any other agreements amongst the Parent and the Company with respect to the terms of the Parent warrants to be issued pursuant to the Warrant Agreement. At the closing, Parent shall issue the Parent warrants that are required to be issued pursuant to the terms of the Warrant Agreement.

Amendments to the Insider Letter and Sponsor Registration and the Stockholders Rights Agreement

At the closing, the Company, (i) the Sponsor and the other parties to the Sponsor Letter Agreement, dated November 7, 2019 (the “Sponsor Letter Agreement”), will enter into an amendment, in a form mutually agreed in good faith between the Company, the Sponsor and Midco, pursuant to which (A) all references to “Founder Shares” or “Common Stock” (each as defined in the Sponsor Letter Agreement) will be deemed to be references to Parent common stock, (B) all references to “Private Placement Warrants” (as defined in the Sponsor Letter Agreement) will be deemed to be references to Parent warrants and (C) the Parent will have third-party beneficiary rights to enforce certain rights and obligations of the Sponsor Letter Agreement, and (ii) the Company, the Sponsor and the other parties to the Sponsor Registration and Stockholders Rights Agreement, dated November 13, 2019 (the “Sponsor Registration and Stockholder Rights Agreement”), will enter into an amendment to the Sponsor Registration and Stockholders Rights Agreement (the “Sponsor Registration and Stockholders Rights Amendment”), in a form mutually agreed in good faith between the Company, the Sponsor and Midco, pursuant to which (A) all references to “Founder Shares” or “Common Stock” (each as defined in the Sponsor Registration and Stockholders Rights Agreement) will be deemed to be references to Parent common stock, (B) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Sponsor Registration and Stockholders Rights Agreement) will be deemed to be references to Parent warrants, (C) references to the registration rights to which the Sponsor may be entitled pursuant to the Investor

Rights Agreement are appropriately updated for the transaction structure and (D) certain governance rights included in Article V are being removed and the governance rights included in the Form of Investor Rights Agreement will control.

The Business Combination Agreement has been approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the Business Combination Agreement and approve the Transactions.

Note 12—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, except as disclosed elsewhere in these financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the balance sheets.

Janus Midco, LLC

Consolidated Financial Statements

For the Period Ended March 27, 2021 and the Period Ended March 28, 2020

Janus Midco, LLC

Consolidated Balance Sheets

	March 27,	December 26,
	2021	2020
	(Unaudited)
ASSETS
Current Assets
Cash	$64,504,035	$45,254,655
Accounts receivable, less allowance for doubtful accounts; $3,887,000 and $4,485,000, at March 27, 2021 and December 26, 2020, respectively	74,298,101	75,135,295
Costs and estimated earnings in excess of billing on uncompleted contracts	12,319,195	11,398,934
Inventory, net	30,223,806	25,281,521
Prepaid expenses	5,632,366	5,949,711
Other current assets	11,108,943	5,192,386

Total current assets	$198,086,446	$168,212,502
Property and equipment, net	31,737,021	30,970,507
Customer relationships, net	303,917,260	309,472,398
Tradename and trademarks	85,792,538	85,597,528
Other intangibles, net	17,010,190	17,387,745
Goodwill	260,363,156	259,422,822
Other assets	1,839,573	2,415,243

Total assets	$898,746,184	$873,478,745

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$35,530,541	$29,889,057
Billing in excess of costs and estimated earnings on uncompleted contracts	19,871,491	21,525,319
Current maturities of long-term debt	6,346,071	6,523,417
Other accrued expenses	46,328,873	37,164,627

Total current liabilities	$108,076,976	$95,102,420
Long-term debt, net	617,507,580	617,604,254
Deferred tax liability	14,523,870	15,268,131
Other long-term liabilities	2,779,351	4,631,115

Total liabilities	$742,887,777	$732,605,920

MEMBERS’ EQUITY
Common units, 21,005 units authorized, 19,745 and 19,745 issued, 4,926 and 4,478 outstanding at March 27, 2021 and December 26, 2020, respectively	313,301	261,425
Preferred units, 189,044 issued and outstanding at March 27, 2021 and December 26, 2020, respectively	189,043,734	189,043,734
Accumulated other comprehensive income (loss)	83,608	(227,160)
Accumulated deficit	(33,582,236)	(48,205,174)

Total members’ equity	$155,858,407	$140,872,825

Total liabilities and members’ equity	$898,746,184	$873,478,745

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended
	March 27, 2021	March 28, 2020
	(Unaudited)	(Unaudited)
REVENUE
Sales of product	$121,696,226	$108,110,910
Sales of services	31,128,042	29,702,885

Total revenue	152,824,268	137,813,795
Cost of Sales	99,530,970	89,684,858

GROSS PROFIT	53,293,298	48,128,937
OPERATING EXPENSE
Selling and marketing	9,458,127	10,260,283
General and administrative	19,586,307	17,680,578

Operating Expenses	29,044,434	27,940,861

INCOME FROM OPERATIONS	24,248,864	20,188,076
Interest expense	(8,126,070)	(9,941,148)
Other income (expense)	(1,558,867)	75,327

Other Expense, Net	(9,684,937)	(9,865,821)

INCOME BEFORE TAXES	14,563,927	10,322,255
(Benefit) Provision for Income Taxes	(154,894)	370,225

NET INCOME	$14,718,821	$9,952,030

Other Comprehensive Income (Loss)	310,768	(3,531,485)

COMPREHENSIVE INCOME	$15,029,589	$6,420,545

Net income attributable to preferred unit holders	14,718,821	9,952,030

Net income (loss) attributable to common unit holders	$—	$—

Weighted-average Class B common units outstanding, basic and diluted (Note 14)
Basic	4,907	2,964
Diluted	9,410	8,701
Net income (loss) per Class B common unit, basic and diluted (Note 14)
Basic	$—	$—
Diluted	$—	$—

See accompanying Notes to the Consolidated Financial Statements.

Janus Midco, LLC

Consolidated Statement of Changes in Members’ Equity (Unaudited)

	Class B Common Units		Class A Preferred Units		Accumulated Other Comprehensive Income (Loss)	Accumulated Equity (Deficit)	Total
	Unit	Amount	Unit	Amount
Balance as of December 28, 2019	2,599	$91,278	189,044	$189,043,734	$(2,152,685)	$(56,088,082)	$130,894,245

Number of Class B units vested	373	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	(54,484)	(54,484)
Share-based compensation	—	27,693	—	—	—	—	27,693
Cumulative translation adjustment	—	—	—	—	(3,531,485)	—	(3,531,485)
Net income	—	—	—	—	—	9,952,030	9,952,030

Balance as of March 28, 2020	2,972	$118,971	189,044	$189,043,734	$(5,684,170)	$(46,190,536)	$137,287,999

	Class B Common Units		Class A Preferred Units		Accumulated Other Comprehensive Income (Loss)	Accumulated Equity (deficit)	Total
	Unit	Amount	Unit	Amount
Balance as of December 26, 2020	4,478	$261,425	189,044	$189,043,734	(227,160)	(48,205,174)	140,872,825

Number of Class B units vested	448	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	(95,883)	(95,883)
Share-based compensation	—	51,876	—	—	—	—	51,876
Cumulative translation adjustment	—	—	—	—	310,768	—	310,768
Net income	—	—	—	—	—	14,718,821	14,718,821

Balance as of March 27, 2021	4,926	$313,301	189,044	$189,043,734	$83,608	$(33,582,236)	$155,858,407

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Cash Flows

	Three Months Ended
	March 27, 2021	March 28, 2020
	(Unaudited)	(Unaudited)
Cash Flows Provided By Operating Activities
Net income	$14,718,821	$9,952,030
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,472,999	1,429,921
Intangible amortization	6,832,144	6,709,550
Deferred finance fee amortization	753,509	805,517
Share based compensation	51,876	27,693
Loss on extinguishment of debt	1,421,292	—
Loss on sale of assets	60,794	18,489
Undistributed earnings (losses) of affiliate	(39,631)	16,804
Deferred income taxes	(767,658)	—
Changes in operating assets and liabilities
Accounts receivable	837,194	(8,881,522)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	(920,261)	8,096,424
Prepaid expenses and other current assets	20,047	(1,519,902)
Inventory	(4,942,285)	(1,845,722)
Accounts payable	5,641,484	5,922,331
Other accrued expenses	1,868,381	(263,543)
Other assets and long-term liabilities	(1,448,691)	(149,237)

Net Cash Provided By Operating Activities	25,560,015	20,318,833

Cash Flows Used In Investing Activities
Proceeds from sale of equipment	55,409	5,458
Purchases of property and equipment	(2,363,240)	(1,832,127)
Cash paid for acquisition, net of cash acquired	(1,564,957)	(4,592,779)

Net Cash Used In Investing Activities	(3,872,788)	(6,419,448)

Cash Flows Used In Financing Activities
Distributions to members	(95,883)	(54,484)
Principal payments on long-term debt	(1,630,854)	(1,630,854)
Deferred financing fees	(765,090)	—

Cash Used In Financing Activities	$(2,491,827)	$(1,685,338)

Effect of exchange rate changes on cash and cash equivalents	53,980	(880,394)

Net Increase in Cash and Cash Equivalents	$19,249,380	$11,333,653

Cash and Cash Equivalents, Beginning of Fiscal Year	$45,254,655	$19,905,598

Cash and Cash Equivalents as of March 27, 2021 and March 28, 2020	$64,504,035	$31,239,251

Supplemental Cash Flows Information
Interest paid	$11,292,355	$9,072,238
Income taxes paid	$321,015	$468,480
Deferred transaction costs related to Juniper merger	$8,032,112	—

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Notes to Consolidated Financial Statements

1. Nature of Operations

Janus Midco LLC (“Midco” or “Janus”) is a holding company. Janus International Group, LLC (the “Company”) is a wholly-owned subsidiary of Janus Intermediate, LLC (“Intermediate”). Intermediate is a wholly-owned subsidiary of Midco. These entities are all incorporated in the state of Delaware. The Company is a global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions including: roll up and swing doors, hallway systems, relocatable storage units, and facility and door automation technologies with manufacturing operations in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia, and Singapore.

In 2018, the Company was a wholly-owned subsidiary of Midco, which was a wholly-owned subsidiary of Janus Group Holdings, LLC (“Former Parent”). On February 12, 2018, Midco was acquired by a private equity group, and Midco became the subsidiary of Jupiter Intermediate Holdco, LLC (the “Holdco”) which holds majority equity interest in Midco. As part of the acquisition, Janus Intermediate, LLC, a new entity, became the 100% equity owner of the Company and a wholly-owned subsidiary of Midco. Holdco is a wholly owned subsidiary of Jupiter Topco, L.P. which is wholly-owned by the private equity group. The Company also holds 100% equity in various subsidiaries. As a result of the change of control of the Company, Midco has applied the acquisition method of accounting with respect to the assets and liabilities of the Company, which have been remeasured at their estimated fair value as of the date of the transaction.

The Company’s wholly owned subsidiary, Janus International Europe Holdings Ltd. (UK) (“JIE”), owns 100% of the equity of Janus International Europe Ltd. (UK), a company incorporated in England and Wales, and its subsidiary Steel Storage France (s.a.r.l), a company incorporated in France. JIE owns 100% of the equity for Active Supply & Design (CDM) Ltd. (UK) (“AS&D”), a company incorporated in England and Wales and 100% of the equity for Steel Storage Australia & Asia (“Steel Storage”), companies incorporated in Australia and Singapore.

The Company’s wholly owned subsidiary, Janus Cobb Holdings, LLC (“Cobb”), owns 100% of the equity of Asta Industries, Inc. (“ASTA”), a company incorporated in Georgia, and its subsidiary Atlanta Door Corporation, a company incorporated in Georgia. Cobb also owns 100% of the equity of Nokē, Inc. (“NOKE”), a company incorporated in Delaware, and Betco, Inc. (“BETCO”), a company also incorporated in Delaware.

On January 2, 2020, the Company’s wholly owned subsidiary JIE, purchased 100% of the outstanding shares of Steel Storage.

On December 21, 2020, the Company entered into a Business Combination Agreement with Juniper Industrial Holdings Inc. Immediately following the closing of the proposed transaction, the post-combination company intends to change its name to Janus International Group, Inc. and expects to trade on the NYSE under the ticker symbol “JBI”, pending NYSE approval. The Company and its subsidiaries become the surviving company listed on the NYSE. As of the date of these consolidated financial statements, the business combination is still pending and subject to SEC and shareholder review and approval.

On January 18, 2021, the Company, through its wholly owned subsidiary Steel Storage acquired 100% of the net assets of G & M Stor-More Pty Ltd (“G&M”) as more fully described in Note 9 Business Combinations.

Assets held at foreign locations were approximately $55,303,000 and $53,424,000 as of March 27, 2021 and December 26, 2020, respectively. Revenues earned at foreign locations totaled approximately $12,560,000 and $12,289,000 for the three months ended March 27, 2021 and March 28, 2020, respectively.

Janus Midco, LLC

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information.

In the opinion of the Company’s management, the unaudited consolidated financial statements include all adjustments necessary for the fair presentation of the Company’s balance sheet as of March 27, 2021 and its results of operations, including its comprehensive income (loss), members’ equity and its cash flows for the three months ended March 27, 2021 and March 28, 2020. The results for the three months ended March 27, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending January 1, 2022.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company’s joint venture is accounted for under the equity method of accounting. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s financial statements for the year ended December 26, 2020 included in the Form S-4 filed on February 8, 2021.

Use of Estimates in the Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include, but are not limited to, the recognition of the valuations of unit-based compensation arrangements, the useful lives of property and equipment, revenue recognition, allowances for uncollectible receivable balances, fair values and impairment of intangible assets and goodwill acquired through business combinations, and assumptions used in the recognition of contract assets.

Coronavirus Outbreak

COVID-19 outbreak will continue to have a negative impact on our operations, supply chain, transportation networks and customers. The impact on our business and the results of operations included temporary closure of our operating locations, or those of our customers or suppliers, among others. In addition, the ability of our employees and our suppliers’ and customers’ employees to work may be significantly impacted by individuals contracting or being exposed to COVID-19, which may significantly hamper our production throughout the supply chain and constrict sales channels. The extent of these factors are uncertain and cannot be predicted. Our consolidated financial statements reflect estimates and assumptions made by management as of March 27, 2021. Events and changes in circumstances arising after March 27, 2021, including those resulting from the impacts of COVID-19 pandemic, will be reflected in management’s estimates for future periods.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The Company qualifies as an “Emerging Growth Company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to adopt the new or revised standard at the same time periods as private companies.

Shipping and Handling (Revenue & Cost of Sales)

The Company records all amounts billed to customers in sales transactions related to shipping and handling as revenue earned for the goods provided. Shipping and handling costs are included in cost of sales. Shipping and handling costs were approximately $7,104,000 and $5,923,000 for the three months ended March 27, 2021 and March 28, 2020, respectively.

Inventories

Inventories are measured using the first-in, first-out (FIFO) method. Labor and overhead costs associated with inventory produced by the Company are capitalized. Inventories are stated at the lower of cost or net realizable value as of March 27, 2021 and December 26, 2020. The Company has recorded a reserve for inventory obsolescence as of March 27, 2021 and December 26, 2020, of approximately $1,792,000 and $1,964,000, respectively.

Property and Equipment

Property and equipment acquired in business combinations are recorded at fair value as of the acquisition date and are subsequently stated less accumulated depreciation. Property and equipment otherwise acquired are stated at cost less accumulated depreciation. Depreciation is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or their respective useful lives. Maintenance and repairs are charged to expense as incurred.

The estimated useful lives for each major depreciable classification of property and equipment are as follows

Manufacturing machinery and equipment	3-7 years
Office furniture and equipment	3-7 years
Vehicles	3-5 years
Leasehold improvements	3-20 years

Other Current Assets

Other current assets consist primarily of deferred transaction related costs associated with the proposed Business Combination with Juniper of $8,829,000 and $3,444,000 as of March 27, 2021 and December 26, 2020, respectively, vendor rebates receivable, and VAT and income tax receivable.

Fair Value Measurement

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. A three-tiered hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value. This hierarchy requires

Janus Midco, LLC

Notes to Consolidated Financial Statements

that the Company use observable market data, when available, and minimize the use of unobservable inputs when determining fair value:

•	Level 1, observable inputs such as quoted prices in active markets;

•	Level 2, inputs other than the quoted prices in active markets that are observable either directly or indirectly;

•	Level 3, unobservable inputs in which there is little or no market data, which requires that the Company develop its own assumptions.

The fair value of the Company’s debt approximates its carrying amount as of March 27, 2021 and December 26, 2020. To estimate the fair value of the Company’s long term debt, the Company utilized fair value based risk measurements that are indirectly observable, such as credit risk that fall within Level 2 of the Fair Value hierarchy. The fair value of cash, accounts receivable, less allowance for doubtful accounts and account payable approximate the carrying amounts due to the short-term maturities of these instruments.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13, as subsequently amended for various technical issues, is effective for emerging growth companies following private company adoption dates for fiscal years beginning after December 15, 2022 and for interim periods within those fiscal years. The Company is currently evaluating the impact of this standard to the consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update removes Step 2 of the goodwill impairment test under current guidance, which requires a hypothetical purchase price allocation. The new guidance requires an impairment charge to be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. Upon adoption, the guidance is to be applied prospectively. ASU 2017-04 is effective for Emerging Growth Companies in fiscal years beginning after December 15, 2021, with early adoption permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of the adoption of ASU 2017-04 on the consolidated financial statements and does not expect a significant impact of the standard on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The ASU is effective and may be applied beginning March 12, 2020, and will apply through December 31, 2022. Janus is currently evaluating the impact this adoption will have on Janus’ consolidated financial statements.

In June 2020, the FASB issued ASU 2020-05, deferring the effective date for ASC 842, Leases, for one year. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption would continue to be allowed. The Company is evaluating the impact the standard will have on the consolidated financial statements; however, the standard is expected to have a material impact on the consolidated financial statements due to the recognition of additional assets and liabilities for operating leases.

Janus Midco, LLC

Notes to Consolidated Financial Statements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain convertible instruments, amends guidance on derivative scope exceptions for contracts in an entity’s own equity, and modifies the guidance on diluted earnings per share (EPS) calculations as a result of these changes. The standard will be effective for Janus beginning February 7, 2022 and can be applied on either a fully retrospective or modified retrospective basis. Early adoption is permitted for fiscal years beginning after December 15, 2020. Janus is currently evaluating the impact of this standard on Janus’ consolidated financial statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which have been adopted or will be adopted as applicable, management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial position or results of operations.

3. Inventories

The major components of inventories at :

	March 27,	December 26,
	2021	2020
Raw materials	$20,751,292	$17,431,731
Work-in-process	918,914	637,109
Finished goods	8,553,600	7,212,681

	$30,223,806	$25,281,521

4. Property and Equipment

Property, equipment, and other fixed assets as of March 27, 2021 and December 26, 2020 are as follows:

	March 27,	December 26,
	2021	2020
Land	$3,361,295	$3,361,295
Manufacturing machinery and equipment	27,483,926	26,446,933
Leasehold improvements	5,029,871	5,127,065
Construction in progress	3,236,428	2,170,193
Other	8,532,772	8,084,391

	$47,644,292	$45,189,877
Less accumulated depreciation	(15,907,271)	(14,219,370)

	$31,737,021	$30,970,507

Janus Midco, LLC

Notes to Consolidated Financial Statements

5. Acquired Intangible Assets and Goodwill

Intangible assets acquired in a business combination are recognized at fair value and amortized over their estimated useful lives. The carrying basis and accumulated amortization of recognized intangible assets at March 27, 2021 and December 26, 2020, were as follows:

	March 27,			December 26,
	2021			2020
	Gross Carrying Amount	Accumulated Amortization	Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization
Intangible Assets
Customer relationships	$381,713,639	$77,796,379	12	$380,862,639	$71,390,241
Noncompete agreements	418,322	172,621	6	412,949	151,028
Tradenames and trademarks	85,792,538	—	Indefinite	85,597,528	—
Other intangibles	58,449,459	41,684,970	7	58,404,905	41,279,081

	$526,373,958	$119,653,970		$525,278,021	$112,820,350

Changes to gross carrying amount of recognized intangible assets due to translation adjustments include an approximate $282,000 and $997,000 loss for the period ended March 27, 2021 and December 26, 2020, respectively. Amortization expense was approximately $6,832,000 and $6,710,000 for the three months ended March 27, 2021 and March 28, 2020, respectively.

The changes in the carrying amounts of goodwill for the period ended March 27, 2021 and December 26, 2020 were as follows:

Balance as of December 26, 2020	$259,422,822

Goodwill acquired during the period	929,276
Changes due to foreign currency fluctuations	11,058

Balance as of March 27, 2021	$260,363,156

6. Accrued Expenses

Accrued expenses are summarized as follows:

	March 27,	December 26,
	2021	2020
Sales tax payable	$1,417,994	$1,324,696
Interest payable	3,790,747	4,832,590
Contingent consideration payable - short term	4,000,000	4,000,000
Other accrued liabilities	9,137,840	5,294,414
Employee compensation	6,266,295	6,090,304
Customer deposits and allowances	15,275,853	10,780,783
Other	6,440,144	4,841,839

Total	$46,328,873	$37,164,627

Janus Midco, LLC

Notes to Consolidated Financial Statements

Other accrued liabilities consist primarily of deferred transaction related costs of $8,032,000 and $3,337,000 as of March 27, 2021 and December 26, 2020, respectively. Other consists primarily of property tax, freight accrual, Federal and State income taxes, legal, accounting and other professional fees.

7. Line of Credit

On February 12, 2018, the Company, through Intermediate and Janus International Group LLC, entered into a new revolving line of credit facility with a financial institution. The line of credit facility is for $50,000,000 with interest payments due in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. At the beginning of each quarter the applicable margin is set and determined by the administrative agent based on the average net availability on the line of credit for the previous quarter. As of March 27, 2021 and December 26, 2020, the interest rate in effect for the facility was 3.5%. The line of credit is secured by accounts receivable and inventories. The Company incurred deferred loan costs in the amount of $1,058,000 which are being amortized over the term of the facility that expires on February 12, 2023, using the effective interest method. The amortization of the deferred loan costs is included in interest expense on the consolidated statements of operations and comprehensive income (loss) . The unamortized portion of the fees as of March 27, 2021 and December 26, 2020 was approximately $395,000 and $448,000, respectively. There was no outstanding balance on the line of credit as of March 27, 2021 and December 26, 2020.

8. Long-Term Debt

Long-term debt consists of the following:

	March 27,	December 26,
	2021	2020
Note payable - First Lien	$—	$562,363,000
Note payable - First Lien B2	—	73,875,000
Note payable - Amendment No. 3 First Lien	634,607,146	—

	634,607,146	636,238,000
Less unamortized deferred finance fees	10,753,495	12,110,329
Less current maturities	6,346,071	6,523,417

Total long-term debt	$617,507,580	$617,604,254

Notes Payable – First Lien and First Lien B2 – The First Lien notes payable was comprised of a syndicate of lenders that originated on February 12, 2018, in the amount of $470,000,000 with interest payable in arrears. The Company subsequently entered into the first amendment of the First Lien notes payable on March 1, 2019, to issue an additional tranche of the notes payable in the amount of $75,000,000 (First Lien B2), and the second amendment of the First Lien notes payable on August 9, 2019, to increase the first tranche of the notes payable by $106,000,000. Both tranches bore interest, as chosen by the Company, at a floating rate per annum consisting of LIBOR plus an applicable margin percent, and were secured by substantially all business assets. On July 21, 2020, the Company repurchased $1,989,000 principal amount of the First Lien (the “Open Market Purchase”) at an approximate $258,000 discount, resulting in a gain on the extinguishment of debt of approximately $258,000. Following the repurchase of the First Lien in the Open Market Purchase, approximately $563,806,000 principal amount of the 1st Lien remained outstanding.. The total interest rate for the First Lien was 4.75% as of December 26, 2020. Unamortized debt issuance costs were approximately $10,304,000 at December 26, 2020.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The First Lien B2 was comprised of a syndicate of lenders that originated on March 1, 2019, in the amount of $75,000,000 with interest payable in arrears. The outstanding loan balance was to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2019 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the First Lien B2 notes payable bore interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 5.50% as of December 26, 2020.) The debt was secured by substantially all business assets. Unamortized debt issuance costs were approximately $1,806,000 as of December 26, 2020.

Notes Payable - Amendment No. 3 First Lien - On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans, in which the principal terms of the amendment was a reduction in the overall interest rate based upon the loan type chosen and a consolidation of the prior two outstanding tranches into a single tranche of debt with the syndicate. The Amendment No.3 First Lien is comprised of a syndicate of lenders originating on February 5, 2021 in the amount of $634,607,000 with interest payable in arrears. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of March 2021 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the amended loan bears interest at a floating rate per annum consisting of LIBOR, plus an applicable margin percent (total rate of 4.25% as of March 27, 2021). The debt is secured by substantially all business assets. Unamortized debt issuance costs are approximately $10,753,000 at March 27, 2021.

As a result of the transaction, the Company recognized a loss on extinguishment of approximately $1,421,000. The loss is included in Other income (expense) on the Consolidated Statements of Operations and Comprehensive Income (Loss).

As of March 27, 2021, and December 26, 2020, the Company maintained one letter of credit totaling approximately $295,000, on which there were no balances due.

In connection with the Company entering into the debt agreements discussed above, deferred finance fees were capitalized. These costs are being amortized over the terms of the associated debt under the effective interest rate method. Amortization of approximately $754,000 and $806,000 was recognized for the three months ended March 27, 2021 and March 28, 2020, respectively, as a component of interest expense, including those amounts amortized in relation to the deferred finance fees associated with the outstanding line of credit.

Aggregate annual maturities of long-term debt at March 27, 2021, are:

2021	$4,759,554
2022	6,346,072
2023	6,346,072
2024	6,346,072
2025	610,809,376

Total	$634,607,146

Janus Midco, LLC

Notes to Consolidated Financial Statements

7. Line of Credit

On February 12, 2018, the Company, through Intermediate and Janus International Group LLC, entered into a new revolving line of credit facility with a financial institution. The line of credit facility is for $50,000,000 with interest payments due in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If the Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. At the beginning of each quarter the applicable margin is set and determined by the administrative agent based on the average net availability on the line of credit for the previous quarter. As of March 27, 2021 and December 26, 2020, the interest rate in effect for the facility was 3.5%. The line of credit is secured by accounts receivable and inventories. The Company incurred deferred loan costs in the amount of $1,058,000 which are being amortized over the term of the facility that expires on February 12, 2023, using the effective interest method. The amortization of the deferred loan costs is included in interest expense on the consolidated statements of operations and comprehensive income (loss) . The unamortized portion of the fees as of March 27, 2021 and December 26, 2020 was approximately $395,000 and $448,000, respectively. There was no outstanding balance on the line of credit as of March 27, 2021 and December 26, 2020.

8. Long-Term Debt

Long-term debt consists of the following:

	March 27,	December 26,
	2021	2020
Note payable - First Lien	$—	$562,363,000
Note payable - First Lien B2	—	73,875,000
Note payable - Amendment No. 3 First Lien	634,607,146	—

	634,607,146	636,238,000
Less unamortized deferred finance fees	10,753,495	12,110,329
Less current maturities	6,346,071	6,523,417

Total long-term debt	$617,507,580	$617,604,254

Notes Payable – First Lien and First Lien B2 – The First Lien notes payable was comprised of a syndicate of lenders that originated on February 12, 2018, in the amount of $470,000,000 with interest payable in arrears. The Company subsequently entered into the first amendment of the First Lien notes payable on March 1, 2019, to issue an additional tranche of the notes payable in the amount of $75,000,000 (First Lien B2), and the second amendment of the First Lien notes payable on August 9, 2019, to increase the first tranche of the notes payable by $106,000,000. Both tranches bore interest, as chosen by the Company, at a floating rate per annum consisting of LIBOR plus an applicable margin percent, and were secured by substantially all business assets. On July 21, 2020, the Company repurchased $1,989,000 principal amount of the First Lien (the “Open Market Purchase”) at an approximate $258,000 discount, resulting in a gain on the extinguishment of debt of approximately $258,000. Following the repurchase of the First Lien in the Open Market Purchase, approximately $563,806,000 principal amount of the 1st Lien remained outstanding. The total interest rate for the First Lien was 4.75% as of December 26, 2020. Unamortized debt issuance costs were approximately $10,304,000 at December 26, 2020.

The First Lien B2 was comprised of a syndicate of lenders that originated on March 1, 2019, in the amount of $75,000,000 with interest payable in arrears. The outstanding loan balance was to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2019 with the remaining principal due on the

Janus Midco, LLC

Notes to Consolidated Financial Statements

maturity date of February 12, 2025. As chosen by the Company, the First Lien B2 notes payable bore interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 5.50% as of December 26, 2020.) The debt was secured by substantially all business assets. Unamortized debt issuance costs were approximately $1,806,000 as of December 26, 2020.

Notes Payable - Amendment No. 3 First Lien - On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans, in which the principal terms of the amendment was a reduction in the overall interest rate based upon the loan type chosen and a consolidation of the prior two outstanding tranches into a single tranche of debt with the syndicate. The Amendment No.3 First Lien is comprised of a syndicate of lenders originating on February 5, 2021 in the amount of $634,607,000 with interest payable in arrears. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of March 2021 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the amended loan bears interest at a floating rate per annum consisting of LIBOR, plus an applicable margin percent (total rate of 4.25% as of March 27, 2021). The debt is secured by substantially all business assets. Unamortized debt issuance costs are approximately $10,753,000 at March 27, 2021.

As a result of the transaction, the Company recognized a loss on extinguishment of approximately $1,421,000. The loss is included in Other income (expense) on the Consolidated Statements of Operations and Comprehensive Income (Loss).

As of March 27, 2021, and December 26, 2020, the Company maintained one letter of credit totaling approximately $295,000, on which there were no balances due.

In connection with the Company entering into the debt agreements discussed above, deferred finance fees were capitalized. These costs are being amortized over the terms of the associated debt under the effective interest rate method. Amortization of approximately $754,000 and $806,000 was recognized for the three months ended March 27, 2021 and March 28, 2020, respectively, as a component of interest expense, including those amounts amortized in relation to the deferred finance fees associated with the outstanding line of credit.

Aggregate annual maturities of long-term debt at March 27, 2021, are:

2021	$4,759,554
2022	6,346,072
2023	6,346,072
2024	6,346,072
2025	610,809,376

Total	$634,607,146

9. Business Combination

G & M Stor-More Pty Ltd Acquisition

On January 19, 2021, the Company, through its wholly owned subsidiary Steel Storage Australia Pty Ltd. acquired 100% of the net assets of G & M Stor-More Pty Ltd. for total cash consideration of approximately $1,739,000. In aggregate, $814,000 was attributed to intangible assets, $929,000 was attributable to goodwill, and ($4,000) was attributable to net liabilities assumed. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and Steel Storage. All of the goodwill was assigned to the Janus International segment of the business and is not deductible for income tax purposes.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The weighted-average amortization of acquired intangibles is 11.6 years.

During 2021, the Company incurred approximately $105,000 of third-party acquisition costs. These expenses are included in general and administrative expense of the Company’s Consolidated Statement of Operations and Comprehensive Income (Loss) for the three months ended March 27, 2021.

Pro forma results of operations for this acquisition have not been presented because the acquisition occurred at the beginning of this reporting period and the historic results of operations for G & M Stor-More Pty Ltd. are not material to the consolidated results of operations in the prior year.

10. Equity Incentive Plan and Unit Option Plan

2018 Equity Incentive Plan

Effective March 15, 2018, Midco implemented an equity incentive program designed to enhance the profitability and value of its investment for the benefit of its members by enabling the Company to offer eligible individuals equity-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and the Holdco’s members.

A summary of the status of the Class B unit award activity for the three months ended March 27, 2021 is presented in the table below:

	Grant Units	Vested Units	Non-Vested Units
Balance as of December 26, 2020	19,745	4,478	15,267

Granted	—	—	—
Vested	—	448	(448)
Forfeiture	—	—	—

Balance as of March 27, 2021	19,745	4,926	14,819

11. Related Party Transactions

Holdco, on behalf of the Company, has entered into a Management and Monitoring Services Agreement (MMSA) with the Class A Preferred Unit holders group. The Company paid management fees to the Class A Preferred Unit holders group of approximately $2,615,000 and $1,929,000 for the three months ended March 27, 2021 and March 28, 2020, respectively. Approximately $869,000 of the Class A Preferred Unit holders group management fees were accrued and unpaid as of December 26, 2020 and no fees were accrued and unpaid as of March 27, 2021.

As of March 28, 2020, there were related party sales of approximately $1,000 from the Company to its Mexican Joint Venture and no related party sales as of March 27, 2021.

The Company leases a manufacturing facility in Butler, Indiana, from Janus Butler, LLC, an entity wholly owned by a member of the board of directors of Midco. Rent payments paid to Janus Butler, LLC for the three months ended March 27, 2021 and March 28, 2020, were approximately $49,000 and $36,000, respectively. The lease extends through July 31, 2021, with monthly payments of approximately $12,000 with an annual escalation of 1.5%.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The Company is a party to a lease agreement with 134 Janus International, LLC, an entity majority owned by a member of the board of directors of Midco. Rent payments paid to 134 Janus International, LLC in the three months ended March 27, 2021 and March 28, 2020, were approximately $114,000 and $112,000, respectively. The lease extends through September 30, 2021, with monthly payments of approximately $38,000 per month with an annual escalation of 2.5%.

The Company leases a distribution center in Fayetteville, Georgia from French Real Estate Investments, LLC, an entity partially owned by a unit holder of the Company. Rent payments paid to French Real Estate Investments, LLC for the three months ended March 27, 2021 and March 28, 2020, were approximately $26,000 and $26,000, respectively. The lease extends through July 31, 2022, with monthly payments of approximately $9,000 per month. The Company additionally acquired a lease agreement with ASTA Investment, LLC, for a manufacturing facility in Cartersville, Georgia an entity partially owned by a unit holder of the Company. The original lease term began on April 1, 2018 and extended through March 31, 2028 and was amended in March 2020 to extend the term until March 1, 2030, with monthly lease payments of $66,000 per month with an annual escalation of 2.0%. Rent payments to ASTA Investment, LLC for the three months ended March 27, 2021 and March 28, 2020, were approximately $198,000 and $149,000, respectively.

12. Revenue Recognition

The Company accounts for a contract with a customer when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights and payment terms can be identified, the contract has commercial substance, and it is probable that the Company will collect substantially all of the consideration to which it is entitled. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised good or service to a customer.

Contract Balances

Contract assets are the rights to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. Contract assets primarily result from contracts that include installation which are billed via payment requests that are submitted in the month following the period during which revenue was recognized. Contract liabilities are recorded for any services billed to customers and not yet recognizable if the contract period has commenced or for the amount collected from customers in advance of the contract period commencing. Contract assets are disclosed as costs and estimated earnings in excess of billings on uncompleted contracts, and contract liabilities are disclosed as billings in excess of costs and estimated earnings on uncompleted contracts in the consolidated balance sheet. Contract balances for the three months ended March 27, 2021 were as follows:

March 27,
2021
Contract assets, beginning of the year	$11,398,934

Contract assets, end of the period	12,319,195

Contract liabilities, beginning of the year	21,525,319

Contract liabilities, end of the period	$19,871,491

During the three months ended March 27, 2021, the Company recognized revenue of approximately $14,116,000 related to contract liabilities at December 26, 2020. This reduction was offset by new billings of approximately $12,463,000 for product and services for which there were unsatisfied performance obligations to customers and revenue had not yet been recognized as of March 27, 2021.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Disaggregation of Revenue

The principal categories we use to disaggregate revenues are by timing and sales channel of revenue recognition. The following disaggregation of revenues depict the Company’s reportable segment revenues by timing and sales channel of revenue recognition for the three months ended March 27, 2021 and March 28, 2020:

Revenue by Timing of Revenue Recognition

	Three Months Ended
Reportable Segments by Timing of Revenue Recognition	March 27, 2021	March 28, 2020
Janus North America
Goods transferred at a point in time	$120,893,159	$104,525,473
Services transferred over time	25,641,256	23,905,690

	146,534,415	128,431,163

Janus International
Goods transferred at a point in time	7,073,066	$6,492,069
Services transferred over time	5,486,786	$5,797,195

	12,559,852	12,289,264

Eliminations	(6,269,999)	(2,906,632)

Total Revenue	$152,824,268	$137,813,795

Revenue by Sale Channel Revenue Recognition

	Three Months Ended
Reportable Segments by Sales Channel Revenue Recognition	March 27, 2021	March 28, 2020
Janus North America
Self Storage-New Construction	$48,700,531	$61,460,169
Self Storage-R3	39,331,457	37,570,119
Commercial and Others	58,502,427	29,400,875

	146,534,415	128,431,163

Janus International
Self Storage-New Construction	8,901,413	8,411,053
Self Storage-R3	3,658,439	3,878,211

	12,559,852	12,289,264

Eliminations	(6,269,999)	(2,906,632)

Total Revenue	$152,824,268	$137,813,795

Janus Midco, LLC

Notes to Consolidated Financial Statements

13. Income Taxes

The Company is a limited liability company taxed as a partnership for U.S. federal income tax purposes. The Company is generally not directly subject to income taxes under the provisions of the Internal Revenue Code and most applicable state laws. Therefore, taxable income or loss is reported to the member for inclusion on its respective tax returns.

The provision for income taxes for the three months ended March 27, 2021 and March 28, 2020 includes amounts related to entities within the group taxed as corporations in the United States, United Kingdom, France, Australia, and Singapore. The Company determines its provision for income taxes for interim periods using an estimate of its annual effective tax rate on year to date ordinary income and records any changes affecting the estimated annual effective tax rate in the interim period in which the change occurs. Additionally, the income tax effects of significant unusual or infrequently occurring items are recognized entirely within the interim period in which the event occurs.

During the three months ended March 27, 2021 and March 28, 2020, the Company recorded a total income tax (benefit) provision of approximately ($155,000) and $370,000 on pre-tax income of approximately $14,564,000 and $10,322,000 resulting in an effective tax rate of (1.0%) and 3.6%, respectively. The effective tax rates for these periods were primarily impacted by statutory rate differentials, changes in estimated tax rates, and permanent differences.

14. Net Income Per Unit

During the three months ended March 27, 2021 and March 28, 2020, the Company computed net income per unit (EPU) using the two-class method required for participating securities. The two-class method requires net income to be allocated between common units and participating securities based upon their respective rights to receive distributions as if all income for the period had been distributed.

The Class A preferred units are entitled to receive distributions prior and in preference on Class A preferred unit unpaid cumulative dividends (“Unpaid Preferred Yield”) followed by Class A preferred unit capital contributions that have not been paid back to the holders (the “Unreturned Capital”). Vested Class B common units participate in the remaining distribution on a pro-rata basis with Class A preferred units if they have met the respective Participation Threshold and, if applicable, the Target Value defined in the respective Unit Grant Agreement. Unvested Class B common units are participating securities in periods where net profit was allocated to the respective capital accounts and tax distributions are declared to the respective holders. The holders of Class A preferred units and unvested Class B common units are not contractually obligated to fund the Company’s losses regardless of whether the Company is liquidating. As such, in periods of net loss or periods where total distribution exceeds the net income, all such losses will be allocated to Class B common units.

During the three months ended March 27, 2021 and March 28, 2020, unvested Class B Time Vesting Units did not receive tax distributions and were not participating securities for the basic EPU calculation. Class A preferred units were allocated net income for Unpaid Preferred Yield accrued in the three months ended March 27, 2021 and March 28, 2020 and were allocated tax distributions declared and paid. The undistributed net income was allocated entirely to Class A preferred units for the three months ended March 27, 2021 and March 28, 2020 as its holders are entitled to preferred distributions on Unreturned Capital prior and in preference to the vested Class B common units.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The following table sets forth the computation of basic and diluted EPU attributable to common and participating unit holders for the three months ended March 27, 2021 and March 28, 2020:

	Three Months Ended
	March 27, 2021		March 28, 2020
Numerator:	Class A Preferred Units	Class B Common Units	Class A Preferred Units	Class B Common Units
Net income attributable to unit holders:
Distributions	95,883	—	54,484	—
Unpaid cumulative preferred distribution	2,097,824	—	3,039,693	—
Allocation of undistributed income attributable to unit holders	12,525,114	—	6,857,853	—

Basic	$14,718,821	$—	$9,952,030	$—
(Subtract) Add: undistributed income (loss) allocated to participating securities	(12,525,114)	12,525,114	(6,857,853)	6,857,853
Reallocation of undistributed earnings (loss) to participating securities	12,525,114	(12,525,114)	6,857,853	(6,857,853)

Diluted	$14,718,821	$—	$9,952,030	$—
Denominator:

Weighted average number of units:
Basic	189,044	4,907	189,044	2,964
Adjustment for dilutive effect of unvested Class B common units	—	4,503	—	5,737

Diluted	189,044	9,410	189,044	8,701

Basic net income per unit attributable to unit holders	$77.86	$—	$52.64	$—
Diluted net income per unit attributable to unit holders	$77.86	$—	$52.64	$—

Janus Midco, LLC

Notes to Consolidated Financial Statements

15. Segments Information

The Company operates its business and reports its results through two reportable segments: Janus North America and Janus International, in accordance with ASC Topic 280, Segment Reporting. The Janus International segment is comprised of JIE with its production and sales located largely in Europe. The Janus North America segment is comprised of all the other entities including Janus Core, BETCO, NOKE, ASTA, Janus Door and Steel Door Depot.

Summarized financial information for the Company’s segments is shown in the following tables:

	March 27,	March 28,
	2021	2020
Revenue
Janus North America	$146,534,415	$128,431,163
Janus International	12,559,852	12,289,264
Intersegment	(6,269,999)	(2,906,632)

Consolidated Revenue	$152,824,268	$137,813,795

Operating Income
Janus North America	$23,915,308	$19,439,899
Janus International	306,671	706,306
Eliminations	26,885	41,871

Total Segment Operating Income	$24,248,864	$20,188,076

Depreciation Expense
Janus North America	$1,366,590	$1,299,185
Janus International	106,409	130,736

Consolidated Depreciation Expense	$1,472,999	$1,429,921

Amortization of Intangible Assets
Janus North America	$6,413,650	$6,414,198
Janus International	418,494	295,352

Consolidated Amortization Expense	$6,832,144	$6,709,550

	March 27,	December 26,
	2021	2020
Identifiable Assets
Janus North America	$843,686,183	$820,259,539
Janus International	55,060,001	53,219,206

Consolidated Assets	$898,746,184	$873,478,745

16. Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Self-Insurance

Under the Company’s workers’ compensation insurance program, coverage is obtained for catastrophic exposures under which the Company retains a portion of certain expected losses. Provision for losses expected under this program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled approximately $451,000 and $391,000 as of March 27, 2021, and December 26, 2020, respectively. The amount of actual losses incurred could differ materially from the estimates reflected in these consolidated financial statements.

Under the Company’s health insurance program, coverage is obtained for catastrophic exposures under which the Company retains a portion of certain expected losses. The Company has stop loss insurance for claims in excess of $250,000 and $250,000 as of March 27, 2021 and December 26, 2020, respectively. Provision for losses expected under this program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled approximately $656,000 and $916,000 as of March 27, 2021 and December 26, 2020, respectively. The amount of actual losses incurred could differ materially from the estimates reflected in these consolidated financial statements.

17. Subsequent Events

For the interim consolidated financial statements as of March 27, 2021, the Company has evaluated subsequent events through the financial statements issuance date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and the Board of Directors

Janus Midco, LLC

Temple, GA

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Janus Midco, LLC (the “Company”) as of December 26, 2020 and December 28, 2019 (Successor), the related consolidated statements of operations and comprehensive (loss) income, changes in members’ equity, and cash flows for the years ended December 26, 2020 and December 28, 2019 (Successor), the period from February 12, 2018 through December 29, 2018 (Successor) and the period from December 31, 2017 through February 11, 2018 (Predecessor), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 26, 2020 and December 28, 2019 (Successor), and the results of its operations and its cash flows for the years ended December 26, 2020 and December 28, 2019 (Successor), the period from February 12, 2018 through December 29, 2018 (Successor), and the period from December 31, 2017 through February 11, 2018 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the consolidated financial statements, on February 12, 2018, an unrelated investor group acquired the capital stock of the Company from the Company’s existing shareholders. The financial information for the period subsequent to the change in control is presented on a different cost basis than that of the periods before the change and, therefore, is not comparable. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2018.

Atlanta, GA

March 22, 2021

Janus Midco, LLC

Consolidated Balance Sheets

	December 26,	December 28,
	2020	2019
ASSETS
Current Assets
Cash	$45,254,655	$19,905,598
Accounts receivable, less allowance for doubtful accounts; $4,485,000 and $2,321,000	75,135,295	72,618,541
Costs and estimated earning in excess of billing on uncompleted contracts	11,398,934	11,323,675
Inventory	25,281,521	28,167,068
Prepaid expenses	5,949,711	3,754,283
Other current assets	5,192,386	1,691,359

Total current assets	168,212,502	137,460,524
Property and equipment, net	30,970,507	30,172,182
Customer relationships, net	309,472,398	331,981,272
Tradename and trademarks	85,597,528	85,359,216
Other intangibles, net	17,387,745	18,784,881
Goodwill	259,422,822	256,227,020
Other assets	2,415,243	1,947,617

Total assets	$873,478,745	$861,932,712

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$29,889,056	$29,514,697
Billing in excess of costs and estimated earning on uncompleted contracts	21,525,319	22,443,914
Current maturities of long-term debt	6,523,417	7,431,334
Other accrued expenses	37,164,627	29,935,782

Total current liabilities	95,102,419	89,325,727
Long-term debt, net	617,604,254	622,192,781
Deferred tax liability	15,268,131	14,851,587
Other long-term liabilities	4,631,115	4,668,372

Total liabilities	$732,605,920	$731,038,467

MEMBERS’ EQUITY
Common Class B units, 21,005 units authorized, 19,745 and 17,933 issued, and 4,478 and 2,599 outstanding at December 26, 2020 and December 28, 2019	261,425	91,278
Preferred units, 189,044 issued and outstanding at December 28, 2019 and December 29, 2018	189,043,734	189,043,734
Accumulated other comprehensive loss	(227,160)	(2,152,685)
Accumulated deficit	(48,205,174)	(56,088,082)

Total members’ equity	$140,872,825	$130,894,245

Total liabilities and members’ equity	$873,478,745	$861,932,712

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Operations and Comprehensive (Loss) Income

	Year Ended December 26 2020	Year Ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11 2018
	Successor			Predecessor
REVENUE
Sales of product	$439,457,684	$460,071,382	$362,435,351	$36,877,514
Sales of services	109,515,524	105,220,805	76,523,154	8,894,905

Total revenue	548,973,208	565,292,187	438,958,505	45,772,419
Cost of Sales	345,150,110	368,394,574	284,969,471	30,467,846

GROSS PROFIT	203,823,098	196,897,613	153,989,034	15,304,573
OPERATING EXPENSE
Selling and marketing	34,532,168	34,544,621	22,434,140	2,401,205
General and administrative	76,945,660	75,692,824	92,274,874	3,669,132
Contingent consideration fair value adjustments	(2,175,248)	—	—	—

Operating Expenses	109,302,580	110,237,445	114,709,014	6,070,337

INCOME FROM OPERATIONS	94,520,518	86,660,168	39,280,020	9,234,236

Interest expense	(36,010,847)	(42,575,909)	(32,249,170)	(2,293,486)
Other income (expense)	441,322	(4,049,578)	168,736	(4,451)

Other Expense, Net	(35,569,525)	(46,625,487)	(32,080,434)	(2,297,937)

INCOME BEFORE TAXES	58,950,993	40,034,681	7,199,586	6,936,299
Provision for Income Taxes	2,114,375	635,540	1,703,022	220,293

NET INCOME	$56,836,618	$39,399,141	$5,496,564	$6,716,006

Other Comprehensive Income (Loss)	1,925,525	481,484	(2,634,169)	164,083

COMPREHENSIVE INCOME	$58,762,143	$39,880,625	$2,862,395	$6,880,089

Net income attributable to preferred unit holders	56,506,277	70,944,612	29,562,175	N/A
Net income attributable to unvested common unit holders	201,246	374,423	—	N/A

Net income (loss) attributable to common unit holders	$129,095	$(31,919,894)	$(24,065,611)	$6,716,006

Weighted-average Class A common units outstanding, basic and diluted (Note 18)	N/A	N/A	N/A	60,400
Net income per Class A common unit, basic and diluted, (Note 18)	N/A	N/A	N/A	$111.19
Weighted-average Class B common units outstanding, basic and diluted (Note 18)	3,657	1,725	N/A	N/A
Net income (loss) per Class B common unit, basic and diluted, (Note 18)	$35.30	$(18,504.29)	N/A	N/A

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Changes in Members’ Equity

	Class A Common Units		Class B Common Units		Class A Preferred Units		Accumulated Other Comprehensive Loss	Accumulated Equity (deficit)	Total
	Unit	Amount	Unit	Amount	Unit	Amount
Balance as of December 30, 2017	60,400	$—	—	$—	—	$—	$561,024	$(111,377,326)	$(111,377,326)

Distributions to members	—	—	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	164,083	—	164,083
Net income	—	—	—	—	—	—	—	6,716,006	6,716,006

Balance as of February 11, 2018	60,400	$—	—	$—	—	$—	$725,107	$(104,661,320)	$(104,497,237)

Issuance of Equity at February 12, 2018	—	$—	—	$—	189,044	$189,043,734	—	$—	$189,043,734
Issuance of Class A preferred units	—	—	—	—	—	—	—	—	—
Number of Class B units vested	—	—	—	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	—	—	(29,562,175)	(29,562,175)
Share-based compensation	—	—	—	25,650	—	—	—	—	25,650
Cumulative translation adjustment	—	—	—	—	—	—	(2,634,169)	—	(2,634,169)
Net income	—	—	—	—	—	—	—	5,496,564	5,496,564

Balance as of December 29, 2018	—	$—	—	$25,650	189,044	$189,043,734	$(2,634,169)	$(24,065,611)	$162,369,604

Number of Class B units vested	—	—	2,599	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	—	—	(70,944,612)	(70,944,612)
Distribution to Class B common units	—	—	—	—	—	—	—	(477,000)	(477,000)
Share-based compensation	—	—	—	65,628	—	—	—	—	65,628
Cumulative translation adjustment	—	—	—	—	—	—	481,484	—	481,484
Net income	—	—	—	—	—	—	—	39,399,141	39,399,141

Balance as of December 28, 2019	—	$—	2,599	$91,278	189,044	$189,043,734	$(2,152,685)	$(56,088,082)	$130,894,245

Number of Class B units vested	—	—	1,879	—	—	—	—	—	—
Distributions to Class A preferred units	—	—	—	—	—	—	—	(48,623,369)	(48,623,369)
Distribution to Class B common units	—	—	—	—	—	—	—	(330,341)	(330,341)
Share-based compensation	—	—	—	170,147	—	—	—	—	170,147
Cumulative translation adjustment	—	—	—	—	—	—	1,925,525	—	1,925,525
Net income	—	—	—	—	—	—	—	56,836,618	56,836,618

Balance as of December 26, 2020	—	$—	4,478	$261,425	189,044	$189,043,734	$(227,160)	$(48,205,174)	$140,872,825

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Consolidated Statements of Cash Flow

	Year End December 26, 2020	Year Ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11 2018
	Successor			Predecessor
Cash Flows Provided From (Used In) Operating Activities
Net income	$56,836,618	$39,399,141	$5,496,564	$6,716,006
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	5,984,782	4,812,420	2,487,468	377,445
Intangible amortization	27,045,820	30,511,101	55,475,630	566,767
Deferred finance fee amortization	3,227,064	2,683,536	2,317,208	226,102
Share based compensation	170,147	65,628	25,650	—
(Gain) loss on sale of assets	36,332	(8,969)	2,032	(5,500)
Undistributed earnings of affiliate	(61,432)	(89,018)	(75,815)	(18,218)
Deferred income taxes (benefit) expense	349,471	(689,358)	763,449	7,070
Change in fair value of contingent consideration	(2,175,248)	—	—	—
(Gain) Loss on extinguishment of debt	(257,545)	3,978,795	—	—

Changes in operating assets and liabilities
Accounts receivable	(2,516,753)	12,754,495	(26,659,446)	(12,765,610)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	(75,259)	(420,444)	(652,577)	5,260,132
Prepaid expenses	(2,680,905)	(632,783)	(2,456,667)	557,118
Inventories	2,885,548	(193,253)	724,971	(2,140,546)
Accounts payable and accrued expenses	2,151,423	(9,457,005)	8,055,980	(2,090,954)
Other current assets and liabilities	7,553,944	9,962,198	3,752,900	(641,531)
Other long-term liabilities	2,373,379	35,787	(1,660,311)	34,791

Cash provided by (used in) operating activities	$100,847,385	$92,712,271	$47,597,036	$(3,916,928)

Cash Flows Provided By (Used In) Investing Activities
Proceeds from sale of equipment	42,968	198,597	27,840	—
Purchases of property and equipment	(6,338,091)	(8,842,509)	(10,080,397)	(324,822)
Cash paid for acquisition, net of cash acquired	(4,472,105)	(39,467,138)	(733,476,134)	—

Cash used in investing activities	$(10,767,228)	$(48,111,050)	$(743,528,691)	$(324,822)

Janus Midco, LLC

Consolidated Statements of Cash Flow

	Year End December 26, 2020	Year Ended December 28, 2019	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11 2018
	Successor			Predecessor
Cash Flows Provided By (Used In) Financing Activities
Net (paydown) borrowings on line of credit	—	(29,346,188)	29,346,188	7,900,000
Distributions to members	(48,953,710)	(71,421,612)	(29,562,175)	—
Principal payments on long-term debt	(8,254,455)	(78,675,000)	(2,350,000)	—
Principal payments on long-term debt- related party	—	(26,225,000)	—	—
Proceeds from issuance of members’ equity	—	—	154,153,663	—
Proceeds from issuance of long-term debt	—	181,000,000	570,000,000	—
Payment of contingent consideration	(6,923,271)	—	—	—
Deferred financing fees	—	(5,516,928)	(18,247,568)	—

Cash provided by (used in) from financing activities	$(64,131,436)	$(30,184,728)	$703,340,108	$7,900,000

Effect of exchange rate changes on cash and cash equivalents	(599,663)	(74,411)	(1,844,937)	(5,729)

Net Increase in Cash and Cash Equivalents	$25,349,058	$14,342,082	$5,563,516	$3,652,521

Cash and Cash Equivalents, Beginning of Fiscal Year	$19,905,598	$5,563,516	$—	$2,946,129

Cash and Cash Equivalents, End of Period	$45,254,655	$19,905,598	$5,563,516	$6,598,650

Supplemental Cash Flows Information
Interest paid	$30,849,102	$39,584,529	$27,945,787	$1,489,691
Income taxes paid	$1,301,111	$1,044,564	$1,932,856	$97,236

See accompanying Notes to the Consolidated Financial Statements

Janus Midco, LLC

Notes to Consolidated Financial Statements

1. Nature of Operations

Janus Midco LLC (“Midco”, “Janus”, or the “Company”) is a holding company. Janus International Group, LLC is a wholly-owned subsidiary of Janus Intermediate, LLC (“Intermediate”). Intermediate is a wholly-owned subsidiary of Midco. These entities are all incorporated in the state of Delaware. The Company manufactures and installs steel roll-up doors and steel structures for commercial and self-storage customers throughout the United States of America and the world. In addition, the Company rolled out a new product offering in 2018 pertaining to access control for self-storage facilities which is marketed as the Nokē Smart Entry Solution. Manufacturing operations are conducted in Georgia, Texas, Arizona, Indiana, North Carolina, United Kingdom, Australia and Singapore.

In 2018, the Company was a wholly-owned subsidiary of Midco, which was a wholly-owned subsidiary of Janus Group Holdings, LLC (“Former Parent”). On February 12, 2018, Midco was acquired by a private equity group, and Midco became the subsidiary of Jupiter Intermediate Holdco, LLC (the “Holdco”) which holds majority equity interest in Midco. As part of the acquisition, Janus Intermediate, LLC, a new entity, became the 100% equity owner of the Company and a wholly-owned subsidiary of Midco. Holdco is a wholly owned subsidiary of Jupiter Topco, L.P. which is wholly-owned by the private equity group. The Company also holds 100% equity in various subsidiaries. As a result of the change of control of the Company in 2018, the Midco has applied the acquisition method of accounting with respect to the assets and liabilities of the Company, which have been remeasured at their estimated fair value as of the date of the transaction.

The Company’s wholly owned subsidiary, Janus International Europe Holdings Ltd. (UK) (“JIE”), owns 100% of the equity of Janus International Europe Ltd. (UK), a company incorporated in England and Wales, and its subsidiary Steel Storage France (s.a.r.l), a company incorporated in France. JIE owns 100% of the equity for Active Supply & Design (CDM) Ltd. (UK) (“AS&D”), a company incorporated in England and Wales and 100% of the equity for Steel Storage Australia & Asia (“SSA”), companies incorporated in Australia and Singapore.

The Company’s wholly owned subsidiary, Janus Cobb Holdings, LLC (“Cobb”), owns 100% of the equity of Asta Industries, Inc. (“ASTA”), a company incorporated in Georgia, and its subsidiary Atlanta Door Corporation, a company incorporated in Georgia. Cobb also owns 100% of the equity of Nokē, Inc. (“NOKE”), a company incorporated in Delaware, and Betco, Inc. (“BETCO”), a company also incorporated in Delaware.

On January 2, 2020, JIE, purchased 100% of the outstanding shares of Steel Storage Asia Pte Ltd and Steel Storage Australia Pty Ltd (“SSA”) as more fully described in Note 9 Business Combinations.

Assets held at foreign locations were approximately $53,424,000 and $37,967,000 as of December 26, 2020 and December 28, 2019, respectively. Revenues earned at foreign locations totaled approximately $45,490,000 for the year ended December 26, 2020 and $43,543,000 for the year ended December 28, 2019 and $27,493,000 for the period from February 12, 2018 through December 29, 2018 and $4,441,000 for the period from December 31, 2017 through February 11, 2018.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Revision of Prior Period Financial Statements

As of December 26, 2020, we identified an error impacting our previously reported deferred tax liability and goodwill balances and deferred tax expenses. The identified error was the result of the incorrect accounting for

Janus Midco, LLC

Notes to Consolidated Financial Statements

the deferred tax liability and the goodwill associated with our December 2018 acquisition of NOKE. The error impacted our deferred tax liability and goodwill balances by approximately $5,000,000 as of December 29, 2018 and December 28, 2019. Our deferred tax expense was impacted by immaterial amounts for the fiscal periods ending December 29, 2018 and December 28, 2019. The Company has not revised its previously issued consolidated statements of operations and comprehensive (loss) income.

The revision adjustments impacted the following balance sheet accounts in our December 28, 2019 balance sheet:

	As Reported	Adjustments	As Revised
Goodwill	$251,168,300	$5,058,720	$256,227,020

Total Assets	$856,873,992	$5,058,720	$861,932,712

Deferred tax liability	9,792,867	5,058,720	14,851,587

Total Liabilities	$725,979,747	$5,058,720	$731,038,467

Predecessor and Successor Accounting

As a result of the February 12, 2018, transaction described in Note 1 Nature of Operations, the Company applied the acquisition method of accounting which requires assets and liabilities to be reflected at estimated fair values. All periods prior to the transaction reflect the historical accounting basis in the Company’s assets and liabilities and are labeled “Predecessor”. The financial statements and footnotes include a black-line division, which appears between the columns titled Predecessor and Successor, and signifies that the amounts shown for the periods prior to and following the transaction are not comparable.

Fiscal Year

The Company’s fiscal year ends the Saturday closest to December 31. The years ended December 26, 2020, December 28, 2019, and December 29, 2018 each consisted of 52 weeks.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company’s joint venture is accounted for under the equity method of accounting. All significant intercompany accounts and transactions have been eliminated in consolidation.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The Company qualifies as an “Emerging Growth Company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to adopt the new or revised standard at the same time periods as a private company.

Use of Estimates in the Consolidated Financial Statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

Janus Midco, LLC

Notes to Consolidated Financial Statements

assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Acquisitions

The Company accounts for business combinations under the acquisition method of accounting, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires assets acquired and liabilities assumed to be recognized at their fair values on the acquisition date. Any excess of the fair value of purchase consideration over the fair value of the assets acquired less liabilities assumed is recorded as goodwill. The fair values of the assets acquired and liabilities assumed are determined based upon the valuation of the acquired business and involves management making significant estimates and assumptions. Contingent consideration is recorded at fair value at the acquisition date. See Note 9 Business Combinations for details.

Revenue from Contracts with Customers

Effective December 29, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective approach and applying ASC 606 to all revenue contracts with customers. Results for periods beginning on or after December 29, 2018 are presented under ASC 606. In accordance with the modified retrospective approach, as the prior periods were not adjusted, and are reported under ASC Topic 605, Revenue Recognition, there was no impact on our consolidated financial statements prior to December 29, 2018. The Company’s revenue is derived from the sale and installation of steel roll-up doors, steel structures, NOKE products, and software support fees for its NOKE products. ASC 606 requires revenue recognition to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

The Company made the following accounting policy elections available under ASC 606:

•

Shipping and handling activities – Amounts billed for shipping and handling costs are recorded as a component of net sales and costs as a component of cost of sale when control transfers to the customer.

•

Sales taxes/other similar taxes collected from customers on behalf of third parties – As permitted with the election of this accounting policy, the Company excludes from the transaction price all sales taxes that are assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from a customer.

The Company has applied these practical expedients available under ASC 606:

•

Significant financing components – The Company’s payment terms are short-term as are customary for the industry and the contracts are typically less than one year in length and do not contain a significant financing component.

•

Costs of obtaining a contract – For incremental costs of obtaining a contract, the Company elected the practical expedient which permits an entity to recognize incremental costs to obtain a contract as an expense when incurred if the amortization period is less than one year. The Company’s contracts with customers are typically less than one year in length and incremental costs to obtain contracts for contracts with lengths greater than one year are not material.

Refer to Note 11 Revenue Recognition for additional information regarding the nature and timing of the Company’s revenues, contract balances, and disaggregation of revenues.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Shipping and Handling (Revenue & Cost of Sales)

The Company records all amounts billed to customers in sales transactions related to shipping and handling as revenue earned for the goods provided. Shipping and handling costs are included in cost of sales. Shipping and handling costs were approximately $24,061,000; $26,285,000; $21,595,000; and $2,096,000 for the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018 and the period from December 31, 2017 through February 11, 2018, respectively.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 26, 2020 and December 28, 2019, cash equivalents consisted primarily of money market accounts.

At December 26, 2020 and December 28, 2019, the Company’s domestic cash accounts exceeded federally insured limits by approximately $28,102,000 and $17,474,000 respectively. At December 26, 2020 and December 28, 2019, cash balances of approximately $8,366,000 and $2,503,000, respectively, were held outside of the United States of America. At December 26, 2020 and December 28, 2019, the Company’s foreign accounts exceeded foreign insured limits by approximately $6,329,000 and $2,123,000, respectively.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. Certain receivables are subject to liens filed and released in the ordinary course of business. Management determines when accounts are past due based on the contractual terms of the sale or from payment history on the account. Based upon review of the outstanding receivables, historical collection information and existing economic conditions, the Company has established an allowance for doubtful accounts and other returns not yet processed. The Company does not typically charge interest on past due accounts.

Inventories

Inventories are measured using the first-in, first-out (FIFO) method. Labor and overhead costs associated with inventory produced by the Company are capitalized. Inventories are stated at the lower of cost or net realizable value as of December 26, 2020 and December 28, 2019. The Company has recorded a reserve for inventory obsolescence as of December 26, 2020 and December 28, 2019, of approximately $1,964,000 and $1,282,000, respectively.

Property and Equipment

Property and equipment acquired in business combinations are recorded at fair value as of the acquisition date and are subsequently stated less accumulated depreciation. Property and equipment otherwise acquired are stated at cost less accumulated depreciation. Depreciation is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or their respective useful lives. Maintenance and repairs are charged to expense as incurred.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Manufacturing machinery and equipment	3-7 years
Office furniture and equipment	3-7 years
Vehicles	3-5 years
Leasehold improvements	3-20 years

Janus Midco, LLC

Notes to Consolidated Financial Statements

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value of the reporting units is less than its carrying amount. If, based on the evaluation, it is determined to be more likely than not that the fair value is less than the carrying value, then the goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, an impairment loss is recognized in an amount equal to the difference. There was no impairment of goodwill for the years ended December 26, 2020 and December 28, 2019.

Intangible Assets

Intangibles with indefinite lives are not amortized, but instead are tested for impairment annually or when indicators of impairment exist. Intangible assets with finite lives, primarily customer relationships, and developed technology, are amortized over their useful lives and reported net of accumulated amortization. The Company reviews the intangible assets in accordance with ASC 360 and measures recoverability by comparing the carrying amount to the estimated future undiscounted cash flows that the asset is expected to generate, which requires significant judgment that is dependent on internal forecasts. Changes in the estimates and assumption could affect the determination of fair value and any impairment. If the asset is not recoverable, its carrying amount would be adjusted down to its fair value.

Customer Relationships

Customer relationships are finite-lived intangible assets which are amortized over their estimated useful lives for 10 to 15 years on a straight line basis based on the assessment of a number of factors that may impact useful life including customer attrition rates and other relevant factors. The weighted average remaining life is 12 years as of December 26, 2020.

Trade names and Trademarks

Trade names and trademarks have been identified as indefinite-lived intangible assets and are not amortized, but instead are tested for impairment annually or when indicators of impairment exist.

Other intangible assets

Other intangible assets include noncompete agreements, backlog, and software which are amortized on the straight-line basis over estimated useful lives between less than 1 year to 10 years with the weighted average remaining life of 6 years for noncompete agreements and 7 years for other intangible assets as of December 26, 2020.

Deferred Finance Fees

Deferred financing fees consist of loan costs, which are being amortized on the effective interest method over the life of the related debt. During the year ended December 28, 2019, the Company incurred approximately $5,516,000 in deferred finance fees in connection with the March 1, 2019 and August 9, 2019 debt transactions. There were no additional deferred finance fees capitalized as of year ended December 26, 2020. Debt issuances are more fully described in Note 7 Line of Credit and Note 8 Long-Term Debt.

Deferred Transaction Costs

Deferred transaction costs are capitalized in other current assets in the consolidated balance sheet of approximately $3,444,000 for the business combination with Juniper Industrial Holdings Inc, which is fully

Janus Midco, LLC

Notes to Consolidated Financial Statements

disclosed in Note 21 Subsequent Events, and approximately $3,337,000 is recorded in other accrued expenses in the consolidated balance sheet as of December 26, 2020.

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the fiscal years ended December 26, 2020 and December 28, 2019.

Other Income (Expense)

Other income (expense) consists primarily of the miscellaneous expenses or income that are not related to the core business operation and undistributed earnings related to the investment in joint venture. For the year ended December 26, 2020 and December 28, 2019, approximately $258,000 of gain on extinguishment of long-term debt and $3,979,000 of loss on extinguishment of long-term debt was included respectively.

General and Administrative

General and administrative expenses consist primarily of administrative personnel costs, including salaries of general administrative, accounting, engineering, human resources, and IT departments, supplies, health benefits, management fee, depreciation of leasehold improvements and furniture and fixtures, and amortization of intangible assets.

Sales and Marketing Expense

Sales and marketing expenses consist primarily of expenses associated with advertising, marketing, commissions, salaries, travel costs, and health benefits for sales department personnel.

Cost of Sales

Cost of sales consists of manufacturing costs (including related depreciation), products costs (net of purchase discounts and vendor allowances), product acquisition costs, in-bound freight to manufacturing facilities, installation and services costs, and changes in reserve levels for inventory realizability and shrinkage.

Income Taxes

The Company is a limited liability company taxed as a partnership. The Company is generally not directly subject to income taxes under the provisions of the Internal Revenue Code and most applicable state laws. Therefore, taxable income or loss is reported to the member for inclusion in its respective tax returns.

Each of the United States of America’s wholly owned subsidiaries are treated as disregarded entities for tax purposes, except for Cobb, BETCO, ASTA and NOKE, as further discussed below. The disregarded entities’ taxable income or loss is included in the Company’s income tax returns. The foreign subsidiaries file income tax returns and are subject to income tax expense in the United Kingdom, France, Australia and Singapore, as necessary. The Company’s provision for income taxes consists of provisions for federal, state, and foreign income taxes.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The tax effects of income tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. Recognized income tax positions are measured at the largest amount of tax benefit that has a greater than 50% likelihood of being realized. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

The Company recognizes accrued interest associated with unrecognized tax benefits as part of interest expense and penalties associated with unrecognized tax benefits as part of other expenses. As of December 26, 2020 and December 28, 2019, there were no accrued interest and penalties associated with unrecognized tax benefits. Management believes there are no material amounts of tax positions for which there is uncertainty as of December 26, 2020 and December 28, 2019.

Warranty

Product manufactured by the Company comes with a standard warranty. The Company provides repairs or replacement parts on their doors, building components, hardware and fittings parts if they become defective during the warranty period, which is usually one to three years. Warranty expense and the Company’s related accrual is not significant for the years ended December 26, 2020 and December 28, 2019 and the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11, 2018, respectively.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes foreign currency translation adjustments.

Unit Compensation Plan

The Company measures compensation expense for stock options and other stock awards in accordance with ASC Topic 718, Compensation – Stock Compensation. Stock-based compensation is measured at fair value on the grant date and recognized as compensation expense over the requisite service period. The Company issued stock options under its unit option plan in the predecessor period and equity incentive units in the successor period to employees with service-based or market-based and performance-based vesting conditions. For awards with only service-based vesting conditions, the Company records compensation cost for these awards using the straight-line method. For awards with both market and performance-based vesting conditions, the Company recognizes compensation cost when the performance condition is achieved as the performance condition is the occurrence of change of control, sale of the company, or IPO and the market condition is assessed on such date. For awards with a market condition that is only expected to be probable of being achieved upon the occurrence of a liquidity event such as an IPO, sale of the company, or change of control, the Company recognizes compensation cost

Janus Midco, LLC

Notes to Consolidated Financial Statements

when such a liquidity event occurs as it is an implied performance condition. If the market condition is not yet achieved at the time that performance condition is achieved, the proportionate amount of compensation expense recognized on a straight-line basis over the derived service period on that date will be recognized and the remaining compensation cost will be recognized on a straight-line basis over the remaining derived service period regardless of whether the market condition is ultimately achieved. Forfeitures are recognized as they occur. Unit-based compensation expense related to the Class B common unit grants is allocated to general and administrative based on the functional responsibilities of the award unit holders who were all executives and board members and recorded in the accompanying consolidated statements of operations and comprehensive (loss) income.

Coronavirus Outbreak

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

As of the date of this report, the COVID-19 pandemic may continue to have negative impacts on our operations, supply chain, transportation networks and customers. Any resulting economic downturn could adversely affect demand for our products and contribute to volatile supply and demand conditions affecting prices and volumes in the markets for our products, services and raw materials. The progression of this matter could also negatively impact our business or results of operations through the temporary closure of our operating locations or those of our customers or suppliers, among others. The extent to which COVID-19 pandemic may adversely impact our business depends on future developments, which are highly uncertain and unpredictable, including new information concerning the severity of the pandemic and the effectiveness of actions globally to contain or mitigate its effects. COVID-19 has not had a material direct effect on the Company’s financial condition, liquidity or operations. The Company and the majority of its customers and vendors continue to operate in a normal capacity. The Company continues to monitor the impact of the global situation on financial condition, liquidity, operations, supplier, industry and workforce.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. Under the CARES Act, the Company deferred $1.3 million in payroll taxes and for the 2019 tax year Janus Cobb elected to use the 50%-of-ATI rule to increase its Federal interest expense deduction under I.R.C. § 163(j).

New Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for emerging growth companies following private company adoption dates in fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022, with early adoption permitted, including adoption in an interim period. Janus is currently evaluating the impact of this standard to the consolidated financial statements.

Janus Midco, LLC

Notes to Consolidated Financial Statements

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) - Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force) (“ASU 2020-01”), which clarifies the interaction between the accounting for equity securities, equity method investments, and certain derivative instruments. The ASU, among other things, clarifies that a company should consider observable transactions that require a company to either apply or discontinue the equity method of accounting under Topic 323, Investments-Equity Method and Joint Ventures, for the purposes of applying the measurement alternative in accordance with Topic 321 immediately before applying or upon discontinuing the equity method. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years and should be applied prospectively. Early adoption is permitted. We are currently evaluating the impact that ASU 2020-01 will have on our financial statements and do not expect a significant impact of the standard on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard provides optional expedients and exceptions for applying generally accepted accounting principles to contract modifications and hedging relationships, subject to meeting certain criteria, that reference LIBOR or another reference rate expected to be discontinued. The ASU is effective for all entities at any time after March 12, 2020, but no later than December 31, 2022. The Company is currently evaluating the impact this adoption will have on the consolidated financial statements.

For other recent accounting pronouncements, there is no significant impact on the Company’s consolidated financial statements, but the Company will continue to monitor the impacts.

3. Inventories

The major components of inventories at each year end were:

	December 26,	December 28,
	2020	2019
Raw materials	$17,431,730	$22,382,828
Work-in-process	637,109	475,715
Finished goods	7,212,681	5,308,525

	$25,281,521	$28,167,068

4. Property and Equipment

Property, equipment, and other fixed assets as of December 26, 2020 and December 28, 2019, are as follows:

	December 26,	December 28,
	2020	2019
Land	$3,361,295	$3,361,295
Manufacturing machinery and equipment	26,446,933	22,390,262
Leasehold improvements	5,127,065	4,419,871
Construction in progress	2,170,193	1,752,212
Other	8,084,391	6,663,051

	$45,189,877	$38,586,693
Less accumulated depreciation	(14,219,370)	(8,414,509)

	$30,970,507	$30,172,182

Janus Midco, LLC

Notes to Consolidated Financial Statements

For the years ended December 26, 2020, December 28, 2019 and for the period from February 12, 2018 to December 29, 2018 and the period from December 31, 2017 through February 11, 2018 the Company recorded depreciation expense of $5,985,000; $4,812,000; $2,487,000; and $377,000, respectively.

5. Acquired Intangible Assets and Goodwill

The carrying amount and accumulated amortization of recognized intangible assets at December 26, 2020 and December 28, 2019, were as follows:

	December 26,			December 28,
	2020			2019
	Gross Carrying Amount	Accumulated Amortization	Weighted Average Remaining Life in Years	Gross Carrying Amount	Accumulated Amortization
Intangible Assets
Customer relationships	$380,862,639	$71,390,241	12	$377,815,499	$45,834,227
Noncompete agreements	412,949	151,028	6	284,089	70,363
Tradenames and trademarks	85,597,528	—	Indefinite	85,359,216	—
Other intangibles	58,404,905	41,279,081	7	58,355,343	39,784,188

	$525,278,021	$112,820,350		$521,814,147	$85,688,778

Changes to gross carrying amount of recognized intangible assets due to translation adjustments include an approximate $997,000 and, $704,000 gain for the years ended December 26, 2020 and December 28, 2019, respectively.

Amortization expense was approximately $27,046,000, $30,511,000, $55,476,000 and $567,000 for the periods ended December 26, 2020 and December 28, 2019 and for the period from February 12, 2018 through December 29, 2018 and the period from December 31, 2017 through February 11, 2018, respectively. Estimated amortization expense for each of the following five years and thereafter is:

2021	26,796,184
2022	26,761,806
2023	26,761,807
2024	26,761,806
2025	26,736,943
Thereafter	193,041,597

Total	$326,860,143

Janus Midco, LLC

Notes to Consolidated Financial Statements

The changes in the carrying amounts of goodwill for the years ended December 26, 2020 and December 28, 2019, were:

Balance as of December 29, 2018	$233,176,370

Goodwill adjusted during the period	109,510
Goodwill acquired during the period	22,685,021
Changes due to foreign currency fluctuations	256,119

Balance as of December 28, 2019	$256,227,020

Goodwill adjusted during the period	—
Goodwill acquired during the period	2,606,825
Changes due to foreign currency fluctuations	588,977

Balance as of December 26, 2020	$259,422,822

6. Investment in Joint Venture

The Company holds a 45% interest in a joint venture with a foreign corporation. The joint venture, located in Mexico, manufactures and distributes steel rolling doors in Mexico and South America. The Company originally contributed $636,500 of machinery and equipment. The Company accounts for its investment in the joint venture by using the equity method of accounting under which the Company’s share of the net income of the joint venture is recognized as income in the Company’s consolidated statements of operations and added to the investment account. Distributions received from the joint venture are treated as a reduction of the investment account.

As of December 26, 2020 and December 28, 2019, the Company’s investment in the joint venture was approximately $1,002,000 and $941,000, respectively. The investment in joint venture is included within other assets on the consolidated balance sheets. For the fiscal year ended December 26, 2020 and December 28, 2019, approximately $61,000 and $89,000 of undistributed earnings are included in other income (expense), respectively.

7. Line of Credit

On February 12, 2018, the Company, through Intermediate and Janus International Group LLC, entered into a new revolving line of credit facility with a financial institution. The line of credit facility is for $50,000,000 with interest payments due in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. At the beginning of each quarter the applicable margin is set and determined by the administrative agent based on the average net availability on the line of credit for the previous quarter. As of December 26, 2020 and December 28, 2019, the interest rate in effect for the facility was 3.5% and 5.0%, respectively. The line of credit is secured by accounts receivable and inventories. The Company incurred deferred loan costs in the amount of $1,058,000 which are being amortized over the term of the facility that expires on February 12, 2023, using the effective interest method. The amortization of the deferred loan costs is included in interest expense on the consolidated statements of operations and comprehensive (loss) income . The unamortized portion of the fees as of December 26, 2020 and December 28, 2019 is $448,000 and $659,000, respectively. There was no outstanding balance on the line of credit as of December 26, 2020 and December 28, 2019.

Janus Midco, LLC

Notes to Consolidated Financial Statements

8. Long-Term Debt

Long-term debt consists of the following:

	December 26,	December 28,
	2020	2019
Note payable - First Lien	$562,363,000	$570,125,000
Note payable - First Lien B2	73,875,000	74,625,000

	636,238,000	644,750,000

Less unamortized deferred finance fees	12,110,328	15,125,885
Less current maturities	6,523,418	7,431,334

Total long-term debt	$617,604,254	$622,192,781

Notes Payable – First Lien – The First Lien notes payable is comprised of a syndicate of lenders that originated on February 12, 2018, in the original amount of $470,000,000. The First Lien was amended on August 9, 2019 to increase the notes payable by $106,000,000. The increase was accounted for as a partial modification and extinguishment. Interest on the First Lien is payable in arrears, and the interest rate on the facility is based on a Base Rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If Base Rate is elected, the interest computation is equal to the Base Rate plus the Base Rate Margin. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2018 with the remaining principal due on the maturity date of February 12, 2025.

As chosen by the Company, the First Lien loan bears interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 4.75% and 5.45% as of December 26, 2020 and December 28, 2019, respectively). The debt is secured by substantially all business assets. Unamortized debt issuance costs are approximately $10,304,000 and $12,873,000 at December 26, 2020 and December 28, 2019, respectively.

On July 21, 2020, the Company repurchased $1,989,000 principal amount of the First Lien (the “Open Market Purchase”) at an approximate $258,000 discount, resulting in a gain on the extinguishment of debt of approximately $258,000.

Notes Payable – Second Lien – The Second Lien notes payable is comprised of a syndicate of lenders that originated on February 12, 2018, in the original amount of $100,000,000 with interest payable quarterly in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If Base Rate is elected, the interest computation is equal to the base rate plus the base rate Margin. The outstanding loan balance is to be repaid at maturity of February 12, 2026. As chosen by the Company, the Second Lien loan bears interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 10.09% as of December 29, 2018). The debt is secured by substantially all business assets. Unamortized debt issuance costs were approximately $4,242,000 at December 29, 2018. The private equity group was one of the members in the syndicate that held the Company’s Second Lien. As of December 29, 2018, the Company owed the private equity group $25,000,000. See Note 15 Related Party Transactions.

In August of 2019 this Note was repaid and replaced with an amended First Lien amount as discussed above. This transaction was accounted for as a partial modification and extinguishment. In conjunction with the refinancing transaction approximately $2,402,000 of the unamortized fees were accounted for in the extinguishment transaction and were expensed in August of 2019. The total loss on extinguishment for this

Janus Midco, LLC

Notes to Consolidated Financial Statements

transaction was approximately $3,402,000 which included a prepayment penalty of $1,000,000 and were recognized in other income (expense). The remainder of the unamortized fess of $1,472,000 were deferred and are being amortized along with the fees shown above for the Notes Payable – First Lien.

Notes Payable – First Lien B2 – The First Lien amended loan (B2) is comprised of a syndicate of lenders that originated on March 1, 2019, in the original amount of $75,000,000 with interest payable in arrears. The interest rate on the facility is based on a base rate, unless a LIBOR Rate option is chosen by the Company. If the LIBOR Rate is elected, the interest computation is equal to the LIBOR Rate plus the LIBOR Rate Margin. If base rate is elected, the interest computation is equal to the base rate plus the base rate margin. The outstanding loan balance is to be repaid on a quarterly basis of 0.25% of the original balance beginning the last day of June 2019 with the remaining principal due on the maturity date of February 12, 2025. As chosen by the Company, the First Lien B2 loan bears interest at a floating rate per annum consisting of LIBOR plus an applicable margin percent (total rate of 5.50% and 6.20% as of December 26, 2020 and December 28, 2019, respectively). The debt is secured by substantially all business assets. Unamortized debt issuance costs are approximately $1,806,000 and $2,253,000 at December 26, 2020 and December 28, 2019, respectively.

On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans, as described in Note 21 Recent Development and Subsequent Events.

As of December 26, 2020 and December 28, 2019, the Company maintains one letter of credit totaling approximately $295,000 on which there was no balance due.

In connection with the Company entering into the debt agreements discussed above, deferred finance fees of approximately $5,516,000 have been capitalized for the years ended December 28, 2019. These costs are being amortized over the terms of the associated debt under the effective interest method. Amortization of approximately $3,227,000 and $2,684,000 was recognized for the years ended December 26, 2020 and December 28, 2019, respectively, as a component of interest expense, including those amounts amortized in relation to the deferred finance fees associated with the outstanding line of credit as discussed in Note 7 Line of Credit.

Aggregate annual maturities of long-term debt at December 26, 2020, are:

2021	6,523,418
2022	6,523,418
2023	6,523,418
2024	6,523,418
2025	610,144,328
Thereafter	—

Total	$636,238,000

9. Business Combinations

SSA Acquisition

On January 2, 2020, the Company, through its wholly owned subsidiary JIE acquired 100% of the outstanding common stock of SSA.

In 2020, the Company incurred approximately $205,000 of third-party acquisition costs. The expenses are included in general and administrative expense in the Company’s consolidated statement of operations and comprehensive (loss) income for the year ended December 26, 2020.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The goodwill of approximately $2,402,000 arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and SSA. All of the goodwill was assigned to the Janus International segment of the business. The goodwill is not deductible for income tax purposes.

The following table summarizes the consideration paid for SSA and the amounts of the assets acquired and liabilities assumed at the acquisition date.

Fair Value of Consideration Transferred	2020
Cash Plus Restricted Cash to be Provided to the Seller	$6,537,833

Recognized Amounts of Identifiable Assets Acquired and liabilities assumed
Cash	1,515,728
Accounts Receivable	1,353,487
Inventories	392,859
Prepaid expenses and other current assets	629,310
Property and equipment	378,372

Identifiable intangible assets
Customer relationships	2,347,000
Noncompete	120,000
Other assets	10,543

Recognized amounts of identifiable liabilities assumed
Accounts payable	(1,280,061)
Accrued expenses	(678,591)
Other liabilities	(652,447)

Total identifiable net assets	$4,136,200

Deferred tax liability	—
Goodwill	$2,401,632

The weighted-average amortization of acquired intangible assets is 9.8 years.

The amounts of approximately $9,511,000 of revenue and $205,000 of net loss of SSA included in the results from the transaction date of January 2, 2020 through December 26, 2020 are included in the consolidated statement of operations.

Supplemental pro forma information has not been provided as this acquisition did not have a material impact on the Company’s Consolidated Statements of Operations and Comprehensive (Loss) Income.

BETCO Acquisition

On March 1, 2019, the Company, through its wholly owned subsidiary Cobb acquired 100% of the outstanding common stock of BETCO. BETCO is in the business of manufacturing and installing steel building structures for self-storage customers. As a result of the acquisition, the Company will be able to expand its product offerings. The Company also expects to reduce costs through economies of scale.

In 2019, the Company incurred approximately $736,000 of third-party acquisition-related costs. The expenses are included in general and administrative expense in the Company’s consolidated statement of operations and comprehensive (loss) income for the year ended December 28, 2019.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The goodwill of approximately $22,685,000 arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and BETCO. All of the goodwill was assigned to the Janus North America segment of the business. The goodwill is not deductible for income tax purposes.

During year ended December 26, 2020, the final settlement of the contingent consideration occurred. The total contingent consideration paid was less than the original estimate. As such, an approximate $2,875,000 adjustment to the liability was recorded in the period.

The following table summarizes the consideration paid for BETCO and the amounts of the assets acquired and liabilities assumed at the acquisition date.

Fair value of consideration transferred	2019
Cash	$42,084,597
Contingent Consideration	4,600,000

Total Consideration	$46,684,597

Recognized amounts of identifiable assets acquired
Cash	$2,726,969
Accounts receivable	1,033,556
Inventories	4,030,737
Prepaid expenses and other current assets	341,859
Property and equipment	3,628,364

Identifiable intangible assets
Customer relationships	20,200,000
Trademark	5,400,000
Backlog	3,800,000
Other assets	5,500
Recognized amounts of identifiable liabilities assumed
Accounts payable	(1,937,060)
Accrued expenses	(456,637)
Other liabilities	(8,593,204)

Total identifiable net assets	$30,180,084

Deferred tax liability	(6,180,508)

Goodwill	$22,685,021

The weighted-average amortization period of acquired intangible assets is 12.8 years.

The amounts of revenue and net loss of BETCO included in the results from the transaction date of March 1, 2019 through December 28, 2019 are as follows:

Periods from March 1, 2019 through December 28, 2019
Revenue	$50,468,036
Net Income (loss)	$(463,941)

The following unaudited pro forma information has been prepared as if the BETCO acquisition had taken place on January 1, 2019. The Company prepared the table based on certain estimates and assumptions. These estimates and assumptions were made solely for the purposes of developing such unaudited pro forma

Janus Midco, LLC

Notes to Consolidated Financial Statements

information and have not been adjusted to provide period over period comparability.

	Year Ended December 28, 2019	Year Ended December 29, 2018
Revenue	$574,284,000	$543,226,000
Net Income (loss)	$35,777,000	$13,492,000

NOKE Acquisition

On December 11, 2018, the Company, through its wholly owned subsidiary Cobb acquired 100% of the outstanding common stock of NOKE. NOKE is in the business of designing, manufacturing, supporting, and selling commercial security hardware and software solutions. As a result of the acquisition, the Company will have an opportunity to accelerate its smart entry solutions and expand its product offerings. The Company also expects to reduce costs through economies of scale.

In 2018, the Company incurred approximately $470,000 of third-party acquisition-related costs. The expenses are included in general and administrative expense in the Company’s consolidated statement of operations and comprehensive (loss) income for the period from February 12, 2018 through December 29, 2018.

The goodwill of approximately $18,101,000 arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and NOKE. The goodwill was assigned to the Janus North America segment of the business. The goodwill is not deductible for income tax purposes. In 2019, the Company finalized its purchase accounting for the NOKE business combination and recorded a net working capital adjustment of $109,510 which resulted in an increase to the goodwill balance over the prior year.

The following table summarizes the consideration paid for NOKE and the amounts of the assets acquired and liabilities assumed at the acquisition date.

Fair value of consideration transferred	2018
Cash	$27,483,007
Contingent Consideration	8,300,000

Total Consideration	$35,783,007

Recognized amounts of identifiable assets acquired
Cash	$5,701
Accounts receivable	36,323
Inventories	303,442
Prepaid expenses and other current assets	31,203
Property and equipment	287,261
Identifiable intangible assets
Trademark	4,600,000
Software	17,600,000
Recognized amounts of identifiable liabilities assumed
Accounts payable	(137,534)
Accrued expenses	(114,987)
Other liabilities	(584,699)

Total identifiable net assets	$22,026,710

Deferred tax asset	4,344,208

Goodwill	$18,100,505

Janus Midco, LLC

Notes to Consolidated Financial Statements

The weighted-average amortization period of acquired intangible assets is 10 years.

Supplemental pro forma information has not been provided as this acquisition did not have a material impact on the Company’s Consolidated Statements of Operations and Comprehensive (Loss) Income.

AS&D Acquisition

On December 11, 2018, the Company, through its subsidiary JIE, acquired 100% of the outstanding stock of AS&D. AS&D is a self-storage design, construction and installation company. As a result of the acquisition, the Company will have an opportunity to increase its market share of the self-storage industry and expand its product offerings. The Company also expects to reduce costs through geographic presence.

In 2018, the Company incurred approximately $295,000 of third-party acquisition-related costs in conjunction with this acquisition. The expenses are included in general and administrative expense in the Company’s consolidated statement of operations and comprehensive (loss) income for the period from February 12, 2018 through December 29, 2018.

Goodwill in the amount of approximately $3,355,000 resulted from this transaction which is further detailed below. All of the goodwill was assigned to the Janus International segment of the business. The goodwill is not deductible for income tax purposes.

The following table summarizes the consideration paid for AS&D and the amounts of the assets acquired and liabilities assumed at the acquisition date:

Fair value of consideration transferred	2018
Cash	$6,322,929
Contingent Consideration	841,560

Total Consideration	$7,164,489

Recognized amounts of identifiable assets acquired
Cash	$1,421,505
Accounts receivable	1,272,048
Inventories	3,404
Property and equipment	2,401
Identifiable intangible assets
Customer relationships	3,400,000
Noncomplete agreements	100,000
Trademark	700,000
Recognized amounts of identifiable liabilities assumed
Accounts payable	(1,221,362)
Accrued expenses	(1,013,962)
Other liabilities	(145,512)

Total identifiable net assets	$4,518,522

Deferred tax liability	(708,707)

Goodwill	$3,354,673

The weighted-average amortization period of acquired intangible assets is 14.7 years.

Supplemental pro forma information has not been provided as this acquisition did not have a material impact on the Company’s Consolidated Statements of Operations and Comprehensive (Loss) Income.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Private Equity Group Acquisition

On February 12, 2018, the Company was acquired by a private equity group. The total purchase price was approximately $742,755,000, which consisted of cash of approximately $707,865,000 and the fair value of noncontrolling interest relating to equity issued to previous owners and management of approximately $34,890,000.

Upon the consumption of this acquisition, the unit options from the predecessor’s 2013 Unit Option Plan vested in full and the employees rolled over a portion of their vested unit options into Class A preferred units of the successor. Vested options that were not rolled over were settled in cash. Management assessed which period the compensation costs related to the vested unit options should be recorded and concluded that no compensation costs would be recorded in either the predecessor or the successor period.

The Company incurred approximately $4,850,000 of third-party acquisition-related costs in conjunction with this acquisition. The expenses are included in general and administrative expense in the Company’s consolidated statement of operations and comprehensive (loss) income for the period from February 12, 2018 through December 29, 2018.

Goodwill in the amount of approximately $212,241,000 resulted from this transaction which is further detailed below. Goodwill of $206,813,000 and $5,428,000 was assigned to the Janus North America and Janus International segments of the business, respectively. The goodwill is not deductible for income tax purposes.

The following table summarizes the consideration paid for the Company and the amounts of the assets acquired and liabilities assumed at the acquisition date.

Fair value of consideration transferred and noncontrolling interest	2018
Cash	$707,865,194
Fair value of consideration transferred in noncontrolling interest related to equity issued to previous owners and management	34,890,071

Total fair value of consideration transferred in noncontrolling interest	$742,755,265

Recognized amounts of identifiable assets
Cash	$6,347,362
Accounts receivable	62,471,662
Inventories	24,361,204
Prepaid expenses and other current assets	5,667,757
Property and equipment	15,022,550
Identifiable intangible assets
Customer relationships	354,700,000
Technology	2,900,000
Trademark	74,900,000
Backlog	34,300,000
Other assets	1,259,539
Recognized amounts of identifiable liabilities assumed
Accounts payable	(26,070,529)
Accrued expenses	(2,620,881)
Other liabilities	(18,899,983)

Total identifiable net assets	$534,338,681

Deferred tax liability	(3,824,489)

Goodwill	$212,241,073

Janus Midco, LLC

Notes to Consolidated Financial Statements

The fair value of the assets acquired includes receivables with a fair value of approximately $62,472,000. The gross amount due under the contracts was approximately $64,158,000, of which $1,686,000 was expected to be uncollectible.

The weighted-average amortization period of acquired intangible assets is 13.7 years.

10. Accrued Expenses

Accrued expenses are summarized as follows:

	December 26,	December 28,
	2020	2019
Sales tax payable	$1,324,696	$1,152,608
Interest payable	4,832,590	2,897,910
Contingent payable - short term	4,000,000	9,798,519
Other accrued liabilities	5,294,414	1,572,462
Employee compensation	6,090,304	3,359,619
Customer deposits and allowances	10,780,783	6,183,102
Other	4,841,839	4,971,563

Total	$37,164,627	$29,935,782

Other accrued liabilities consist primarily of deferred transaction related costs of $3,337,000 as of year ended December 26, 2020.

11. Revenue Recognition

Revenue from contracts with customers

The Company accounts for a contract with a customer when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights and payment terms can be identified, the contract has commercial substance, and it is probable that the Company will collect substantially all of the consideration it is entitled to. Our performance obligations include material (traditional and NOKE products), installation, and software support fees for NOKE Smart Entry solution. The Company generally contracts with customers at fixed amounts and has not experienced significant returns or price concessions and discounts to give rise to any contracts having variable consideration. Our payment terms generally do not contain a significant financing component given that contract terms are typically one year or less and payment terms that are short-term. A contract’s transaction price is allocated to each distinct performance obligation identified within the contract. Standalone selling prices are estimated based on historical cost plus an appropriate margin for BETCO, which does not sell NOKE products or support and maintenance services. Standalone selling prices are estimated using an adjusted market assessment approach for all performance obligations for all other entities. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the relative standalone selling price of each distinct good or services in the contract. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised good or service to a customer.

For materials, which includes all traditional products such as steel roll-up doors, steel structures, and NOKE components and replacement parts, revenue is recognized at a point in time when the control over the product is transferred to the customer which is at the time of a customer pickup or upon the delivery of the material to the customer depending on the arrangement of the contract. Installation services are separate, single performance obligations and the revenue is recognized over time.

Janus Midco, LLC

Notes to Consolidated Financial Statements

NOKE products are required to be purchased with installation for sales to domestic customers, which includes training. As installation of NOKE products requires specialized knowledge and the customers cannot install the product on their own or through an alternative third-party, the customer cannot benefit from the product until the installation is complete and the customer has been trained to use the product. NOKE products sold with installation services are therefore not capable of being distinct and considered a single performance obligation with the installation. Revenue for the single performance obligation is recognized over time. NOKE products contain embedded software which is not considered to be distinct from the product as the embedded software is integral to the functionality of the product and the customer cannot benefit from the product alone without the embedded software.

Material installation services and domestic NOKE product and installation services are recognized over time using an input measure to determine progress completed as of end of reporting periods. The Company believes cumulative costs incurred to-date as a percentage of estimated total contract costs at completion is an appropriate measure of progress towards the satisfaction of these performance obligations as it most accurately depicts the progress of the work and transfer of control to our customers.

Installation services for both materials and NOKE product sales are performed by trained third-parties designated by the Company. The Company provides necessary training to the third-party installation service providers. The customer cannot benefit from the product until the installation is complete and the customer has been trained to use the product. Therefore, revenue is recognized at a point in time when the installation services and training provided by the third-party is complete.

Software support is a stand-ready obligation to provide customer support and when-and-if-available updates to the embedded software within NOKE products that do not significantly modify the functionality of the software. The customers are able to benefit from the use of the NOKE products without these updates. Software support is therefore a distinct performance obligation and revenue is recognized on a straight-line basis over the support period, which is typically one year, as the customer simultaneously receives and consumes the benefit as the Company satisfies the performance obligation.

Contract Balances

Contract assets are the rights to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. Contract assets primarily result from contracts that include installation which are billed via payment requests that are submitted in the month following the period during which revenue was recognized. Contract liabilities are recorded for any services billed to customers and not yet recognizable if the contract period has commenced or for the amount collected from customers in advance of the contract period commencing. Contract assets are disclosed as costs and estimated earnings in excess of billings on uncompleted contracts, and contract liabilities are disclosed as billings in excess of costs and estimated earnings on uncompleted contracts in the consolidated balance sheet. Contract balances for the years ended as of December 26, 2020 and December 28, 2019 were as follows:

	December 26,	December 28,
	2020	2019
Contract assets, beginning of the year	$11,323,675	$10,903,231
Contract assets, end of the year	11,398,934	11,323,675
Contract liabilities, beginning of the year	22,443,914	5,187,530
Contract liabilities, end of the year	$21,525,319	$22,443,914

The increase in contract assets during 2020 and 2019 were primarily driven by business volumes and changes in the services business of Janus.

Janus Midco, LLC

Notes to Consolidated Financial Statements

During year ended December 26, 2020, the Company recognized revenue of approximately $20,661,000 related to contract liabilities at December 28, 2019. This reduction was offset by new billings for product and services for which there were unsatisfied performance obligations to customers and revenue had not yet been recognized as of December 26, 2020.

During year ended December 28, 2019, the Company recognized revenue of approximately $5,050,000 related to contract liabilities at December 29, 2018. This reduction was offset by new billings for product and services for which there were unsatisfied performance obligations to customers and revenue had not yet been recognized as of December 28, 2019.

There were no impairment losses recognized on the Company’s accounts receivables and contract assets during fiscal 2020 and 2019.

Disaggregation of Revenues

The principal categories the Company uses to disaggregate revenues is by timing and sales channel of revenue recognition. Our business is comprised of three primary sales channels: Self-Storage-New Construction, Self-Storage-R3, and Commercial and Other. Self-Storage-New Construction consists of engineering and project management pertaining to the design, building and logistics of new Self-Storage facilities tailored to customer specifications. Self-Storage-New Construction includes new capacity being brought online through greenfield operations. Self-Storage-R3 consists of facility transformation projects through door replacements, facility upgrades, smart entry systems (NOKE) implementation, and relocatable storage or MASS (Moveable Additional Storage Structure). Self-Storage-R3 includes new capacity being brought online through conversions and expansions. Commercial and Other sales channels consist of the sale of commercial roll-up and rolling steel doors and sales that do not fall under other sales channels.

The following disaggregation of revenues depicts the Company’s reportable segment revenues by its timing and sales channel of revenue recognition for the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018 and the period from December 31, 2017 through February 11, 2018:

Revenue by Timing of Revenue Recognition

Reportable Segments by Timing of Revenue Recognition	Year Ended December 26	Year Ended December 28	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018
	2020	2019
	Successor			Predecessor
Janus North America
Goods transferred at a point in time	$430,585,005	$442,499,219	$348,559,586	$33,897,784
Services transferred over time	89,534,308	90,269,677	68,234,477	7,684,648

	520,119,313	532,768,896	416,794,063	41,582,432

Janus International
Goods transferred at a point in time	25,508,998	28,592,093	19,204,548	3,230,332
Services transferred over time	19,981,216	14,951,128	8,288,677	1,210,257

	45,490,214	43,543,221	27,493,225	4,440,589

Elimination	(16,636,319)	(11,019,930)	(5,328,783)	(250,602)

Total Revenue	$548,973,208	$565,292,187	$438,958,505	$45,772,419

Janus Midco, LLC

Notes to Consolidated Financial Statements

Revenue by Sale Channel Revenue Recognition:

	Year Ended December 26	Year Ended December 28	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11, 2018
Reportable Segments by Sales Channel Revenue Recognition
	2020	2019
	Successor			Predecessor
Janus North America
Self-storage-New Construction	$246,547,039	$279,889,907	$223,493,492	$26,455,506
Self-storage-R3	132,283,651	126,597,707	86,881,133	5,225,607
Commercial and Other	141,288,623	126,281,282	106,419,438	9,901,319

	520,119,313	532,768,896	416,794,063	41,582,432

Janus International
Self-storage-New Construction	25,508,998	28,723,105	17,025,129	2,858,816
Self-storage-R3	19,981,216	14,820,116	10,468,096	1,581,773

	45,490,214	43,543,221	27,493,225	4,440,589
Elimination	(16,636,319)	(11,019,930)	(5,328,783)	(250,602)

Total Revenue	$548,973,208	$565,292,187	$438,958,505	$45,772,419

12. Operating Leases

The Company is party to various leases all of which are illustrated in the table below:

Leasing Entity	Property Address	Term End Date	Monthly Rate
Janus International Group, LLC	Surprise, AZ	4/30/2034	$36,857
Janus International Group, LLC	Temple, GA	4/30/2034	65,275
Janus International Group, LLC	Houston, TX	4/30/2034	26,110
Janus International Group, LLC	Anaheim, CA	6/30/2021	17,613
Janus International Group, LLC	Butler, IN	7/31/2021	12,181
Janus International Group, LLC	Orlando, FL	11/1/2023	16,118
Janus International Group, LLC	Temple, GA	9/30/2021	37,188
Janus International Group, LLC	Houston, TX	1/31/2023	10,275
Janus International Group, LLC	Sumner, WA	5/30/2023	5,432
Janus International Group, LLC	Douglasville, GA	4/30/2024	22,543
Asta Industries, Inc.	Cartersville, GA	3/1/2030	54,642
Asta Industries, Inc.	Fayetteville, GA	7/31/2022	8,800
Asta Industries, Inc.	Houston, TX	1/31/2023	8,220
Janus International Europe Ltd. (UK)	Peterlee, UK	6/30/2021	22,180
Janus International Europe Ltd. (UK)	Twickenham, UK	4/29/2028	14,073
Active Supply and Design (UK)	Cheshire, UK	12/31/2025	2,844
Steel Storage Australia Pty Ltd.	Hendra, Queensland	2/28/2021	8,396
Noke, Inc.	Lehi, UT	10/31/2022	15,607
Betco, Inc.	Statesville, NC	3/31/2024	47,258
Betco, Inc.	Charlotte, NC	1/31/2023	6,220

The Company also leases certain equipment under various noncancellable operating lease agreements expiring through 2024.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Total rent expense under operating leases was approximately $5,533,000, $5,154,000, $3,603,000 and $406,000 for the years ended December 26, 2020 and December 28, 2019 and for the period from February 12, 2018 to December 29, 2018 and the period from December 31, 2017 through February 11, 2018, respectively. Rent expense of approximately $211,000, $347,000, $350,000 and $22,000 was recognized for the years ended December 26, 2020, December 28, 2019 and for the period from February 12, 2018 to December 29, 2018 and the period from December 31, 2017 through February 11, 2018, respectively, in excess of cash paid for straight-line rent considerations. This amount is included in deferred rent as a part of other long-term liabilities at year-end.

Future minimum lease payments under these noncancellable operating leases are as follows:

2020
2021	4,766,930
2022	3,983,638
2023	3,587,400
2024	2,885,730
2025	2,723,328
Thereafter	19,655,630

Total	$37,602,656

13. Profit Sharing Plan

The Company had two 401(k) plans for the year ended December 28, 2019 and December 29, 2018, and only one plan for the year ended December 26, 2020 covering substantially all U.S. employees for Janus International Group, LLC, BETCO, NOKE and ASTA. Eligible employees may contribute up to the limits established by applicable income tax regulations. The Company made employer matching contributions of approximately $901,000, $867,000, $601,000 and $72,000 for the years ended December 26, 2020 and December 28, 2019 and the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11, 2018, respectively.

The Company may also make discretionary matching contributions to the plans. The Company did not make a discretionary contribution for the year ended December 26, 2020 and December 28, 2019.

14. Equity Incentive Plan and Unit Option Plan

2018 Equity Incentive Plan

Effective March 15, 2018, Midco implemented an equity incentive program (the “Janus 2018 Plan”) designed to enhance the profitability and value of its investment for the benefit of its members by enabling the Company to offer eligible individuals equity-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and the Holdco’s members. Class B common units issued under the Janus 2018 Plan are structured to qualify as “profits interests” for tax purposes.

When Class B common units are granted, one-half of the Class B common units are granted as Time Vesting Units and one-half are granted as Performance Vesting Units. Both provide the holders with the right to receive the Company’s future profits and distributions. Distributions made are first paid to Class A preferred unit Unpaid Preferred Yield then to Class A Preferred Unreturned Capital. Any remaining undistributed portion is distributed to Class A preferred unit holders and vested Class B common unit holders on a pro-rata basis subject to the

Janus Midco, LLC

Notes to Consolidated Financial Statements

achievement of the respective Class B common unit Participation Threshold as defined in the Second Amended and Restated Limited Liability Company Agreement of Janus Midco LLC, dated February 12, 2018 (“Midco’s LLC Agreement”) and as specified in the respective Unit Grant Agreement. For some awards, the right to distributions is also subject to a Target Value as defined in the respective Unit Grant Agreements, and the unit holders are not entitled to any distribution until the Target Value is met. Vested and unvested Class B Time Vesting Units are also entitled to tax distributions if net profits are allocated to them in a fiscal period. Class B Performance Vesting Units are not entitled to any tax distributions until they vest.

As of December 26, 2020 and December 28, 2019, there were 19,744.57 and 17,932.88 outstanding Class B common units, respectively, granted to the Company’s executives and directors, all of which are subject to continuous employment with the Company through the vesting dates. Time Vesting Units vest 20% on the first anniversary of the grant date and an additional 5% at each calendar quarter end thereafter. Time Vesting Units become fully vested upon (a) a change of control of Intermediate with non-affiliates or (b) sale of all or substantially all of Intermediate’s assets determined on a consolidated basis subject to the holder’s continuous employment through such date. Performance Vesting Units vest upon the achievement of the Performance Threshold as defined in Midco’s LLC Agreement, which is a market condition with an implied performance condition (i.e. the occurrence of a liquidity event such as an IPO, change of control, or sale of the Company).

A summary of the status of the Class B common unit award activities for the years ended December 26, 2020 and December 28, 2019 is presented in the table below. The number of Class B common units vested during the years ended December 26, 2020 and December 28, 2019 was 1,878.62 and 2,599.35, respectively. There were 0 units forfeited in the years ended December 26, 2020 and December 28, 2019, respectively.

	Grant Units	Vested Units	Non-Vested Units
Balance as of February 12, 2018	—	—	—
Granted	16,173.74	—	16,173.74
Vested	—	—	—
Forfeiture	(1,260.29)	—	(1,260.29)

Balance as of December 29, 2018	14,913.45	—	14,913.45

Granted (Class B2 Units & Class B3 Units)	3,019.45	—	3,019.45
Vested	—	2,599.35	(2,599.35)
Forfeiture	—	—	—

Balance as of December 28, 2019	17,932.90	2,599.35	15,333.55

Granted (Class B4 Units)	1,811.67	—	1,811.67
Vested	—	1,878.62	(1,878.62)
Forfeiture	—	—	—

Balance as of December 26, 2020	19,744.57	4,477.97	15,266.60

Valuation Assumptions

To determine the grant date fair value for Time Vesting Units, the Black-Scholes option pricing model (“BSOPM”) was used to allocate the equity value to different classes of equity, with inputs for unit value of the Company, term to exit (i.e. merger or IPO), risk-free rate, expected volatility, and exercise price. To determine the grant date fair value for Performance Vesting Units, the Company used a combination of probability analysis and Monte Carlo Simulation to estimate the fair value with inputs for the Company’s equity value, risk-free rate,

Janus Midco, LLC

Notes to Consolidated Financial Statements

expected volatility, expected tax and non-tax distributions, probability of merger and acquisition, expected term of the awards, and expected timing of achieving the vesting conditions. Discount for lack of marketability (“DLOM”) was applied in the valuation of all grants.

For grants made in fiscal 2018, equity value of the Company was determined using the market approach, specifically the subject company transaction method (the “Backsolve” method), weighted on the probability of the Company’s Performance Vesting Units achieving the vesting conditions to estimate the fair value of the Company’s equity. Monte Carlo simulations were used to determine the probability. The Backsolve method was used due to the fact that it is based on the terms of the then-recent acquisition of the Company by a certain private equity group in February 2018, representing the most reliable indication of value.

For grants made in fiscal 2020 and 2019, the Company considered a combination of the income and market approaches to determine the equity value. The discounted cash flow method, the guideline public company method and the comparable transaction method were selected and weighted equally to estimate the fair value of the Company’s equity as they all provide relevant indications of value that reasonably converge with each other. The key inputs and assumptions to the valuation include the estimated income tax rate, revenue, capital expenditures, change in net working capital, operating expenses, and depreciation forecasts.

As the Company does not have publicly traded equity, the estimate of expected volatility over the expected term of the awards was derived from an analysis of the historical volatility of comparable public companies and factors specific to the Company. The comparable public companies selected in the market approach and in the volatility calculation include small, mid, and/or large capitalization companies in industries similar to the Company. The risk-free interest rate used in the analysis is based on the U.S. Treasury securities for a term consistent with the selected term. Analysis to determine the appropriate DLOM considers both the Chaffe European protective put and the Finnerty models. Qualitative factors such as the Company’s capital structure, stage of development, and other characteristics that may affect a shareholders’ ability to liquidate common shares were considered in the analysis to determine the appropriate DLOM.

Equity Allocation Key Assumptions	Class B1 Time Vesting Units	Class B1 Performance Vesting Units	Class B2 Time Vesting Units	Class B2 Performance Vesting Units	Class B3 Time Vesting Units	Class B3 Performance Vesting Units	Class B4 Time Vesting Units	Class B4 Performance Vesting Units
Grant Date	3/15/2018 and 6/4/2018	3/15/2018 and 6/4/2018	4/15/2019	4/15/2019	9/2/2019	9/2/2019	7/23/2020	7/23/2020
Equity Valuation Date	March 31, 2018	March 31, 2018	September 2, 2019	September 2, 2019	September 2, 2019	September 2, 2019	July 23, 2020	July 23, 2020
Volatility	64%	55%	55%	51%	55%	51%	66%	82%
Risk Free Rate	2.39%	2.74%	1.50%	1.39%	1.50%	1.39%	0.21%	0.16%
Term to Exit	3	3	2	2	2	2	2	2
DLOM - Common	45%	45%	32%	32%	32%	32%	33%	33%
Grant Date Fair Value (Per Units for Time Vesting Units / Total for Performance Vesting Units)	$23.15	$444,000	$230.96	$50,000	$255.75	$394,000	$1,680.47	$447,000

Tax distributions of $330,000 and $477,000 were made to Class B common units during the years ended December 26, 2020 and December 28, 2019 respectively. The fair value of Class B common units that vested during the years ended December 26, 2020 and December 28, 2019 was approximately $132,000 and $60,000, respectively. The total unrecognized compensation expense related to non-vested Class B common units was

Janus Midco, LLC

Notes to Consolidated Financial Statements

approximately $1,039,000, which is expected to be recognized in 2020, 2021, and 2022. Unit-based compensation expense related to the Class B common unit grants was $170,147 and $65,628 during the years ended December 26, 2020 and December 28, 2019, respectively. Unit-based compensation expense related to the Class B common unit grants is allocated to general and administrative based on the functional responsibilities of the award unit holders who were all executives and board members and recorded in the accompanying consolidated statements of operations and comprehensive (loss) income.

2013 Unit Option Plan

On December 11, 2013, the Former Parent company of the Company, implemented a unit option plan (the “Janus 2013 Plan”) designed to enhance the profitability and value of its investment for the benefit of its members by enabling the Company to offer eligible individuals equity-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and the Former Parent’s members. The number of Former Parent common units, which may be issued under the plan, was limited to 12.5% of the total outstanding Former Parent common units, and the term of each unit option was fixed by the Former Parent’s board of directors but such term shall not exceed 10 years from the date the unit option was granted with further limitations of five years for a 10% equity holder. The exercise price was established by the board and could not be less than fair market value of a common unit of the Former Parent at the time of the grant or 110% of fair market value for a 10% equity holder.

The unit options issued under the Janus 2013 Plan were subjected to both market and performance-based vesting conditions. The unit options become vested and exercisable upon occurrence of a Qualified Transaction, such as a sale of the Company, change of control, or IPO. The number of unit options that become vested upon the occurrence of a Qualified Transaction was determined by the aggregated Internal Rate of Return (“IRR”) with respect to the Qualified Transaction as defined in the unit option award agreement. Options not vested upon the occurrence of a Qualified Transaction are automatically forfeited and cancelled with no value or consideration paid. No compensation costs were recorded prior to the occurrence of a Qualified Transaction as it is not deemed to be probable of being achieved until it occurs. All options, vested or not, expire by the term specified in the respective unit option award agreement from the grant date or earlier if the grantee was terminated.

As of February 11, 2018 and December 30, 2017, there were 6,476.68 outstanding units issued to 11 executives, two former employees, and one director of the Company of which 1,611 expire in 2025, 336 expires in 2024 and 4,530 expires in 2023. None of the unit options were vested or exercisable as of these two dates. There were no unit options issued, vested, or forfeited during the period from December 31, 2017 through February 11, 2018 and the year ended December 30, 2017.

The initial exercise prices varied from $1,000 to $2,145 per unit. The Board approved the reduction of the exercise prices for all outstanding unit options on January 18, 2017 and again approved another reduction to the exercise price of all unit option awards on March 24, 2017 resulting from the impact of significant distributions on the per share value of the Company. The reduced exercise price for all previously mentioned unvested unit options was $0.01. There was no incremental compensation cost that resulted from the modification as the unit options were not probable of vesting before or after the modification.

On February 12, 2018, the Company was acquired by a private equity group as described in Note 9 Business Combinations. The acquisition was a Qualified Transaction and met the aggregate IRR threshold for 100% of the unit options to vest. As a result, all outstanding options became fully vested as of February 12, 2018. As part of the acquisition, employee option holders entered into subscription agreements to rollover a portion of their vested Unit Options for Class A preferred units of the new entity. The rollover Unit Options were net settled in Class A

Janus Midco, LLC

Notes to Consolidated Financial Statements

preferred units based on the acquisition date fair value of the common units as reflected in the deal. Non-rollover employee vested unit options and vested unit options held by former employees were net settled in cash based on the acquisition date fair value of the common units as reflected in the deal. No compensation costs for the vested unit options were recorded in either the predecessor or the successor period as they were reflected in equity of the successor financial statements as part of acquisition accounting adjustment. Total amount included in the acquisition accounting adjustment was $41,349,000, of which $5,812,000 was related to the rollover unit options and $35,537,000 related to cash settlement of vested non-rollover unit options.

15. Related Party Transactions

For the period ended February 11, 2018, the Former Parent company entered into a Management Services Agreement (MSA) with the previous private equity ownership. As part of the MSA, the previous private equity ownership provided the Company with general management services, support with financing and acquisitions, strategic planning and other agreed-upon services. In return for the support, the Company paid the previous private equity ownership a quarterly management fee equal to the greater of $125,000 or 3% of adjusted EBITDA for the trailing 12 months divided by four with a maximum fee of $250,000 per quarter. Additionally, the previous private equity ownership received additional fees in connection with the consummation of certain transactions, such as acquisitions or financing, plus the reimbursement of any out-of-pocket expenses. For the period from December 31, 2017 through February 11, 2018, the Company paid management fees of approximately $275,000. The agreement with the previous private equity ownership was terminated in February 2018.

For the period from February 12, 2018 through December 29, 2018 and the years ended December 28, 2019 and December 26, 2020, the Holdco, on behalf of the Company, has entered into a Management and Monitoring Services Agreement (MMSA) with the Class A preferred unit holders group. As part of the MMSA, the Class A preferred unit holders group will provide the Company with general management services, support with financing and acquisitions, strategic planning and other agreed-upon services. In return for the support, the Company will pay in advance to the Class A preferred unit holders group a quarterly management fee equal to the greater of $1,250,000 or 5% of the estimated adjusted consolidated EBITDA calculated according to the Company’s current credit agreements for the applicable quarter. The Company will also pay, or deduct from subsequent amounts due, any additional fees due or refundable to or by the Class A preferred unit holders group on a quarterly basis once the actual consolidated EBITDA is calculated under the existing credit agreements. Additionally, the Class A preferred unit holders group will receive additional fees in connection with the consummation of certain transactions, such as acquisitions or financing, plus the reimbursement of any out-of-pocket expenses. For the years ended December 26, 2020 and December 28, 2019, and for the period from February 12, 2018 through December 29, 2018, the Company paid management fees to the Class A preferred unit holders group of approximately $7,101,000, $6,947,000 and $5,228,000, respectively. Approximately $869,000 and $679,000 of the Class A preferred unit holders group management fees were accrued and unpaid as of December 26, 2020 and December 28, 2019, respectively.

On July 21, 2020, the Company entered into an Assignment and Assumption Agreement with the private equity group that owns a majority of the Holdco, in which private equity group acted as the assignor to sell and assign to the Company rights and obligations under the First Lien Term Loan Credit Agreement for the approximate principal amount of $1,989,000 in exchange for consideration of $1,731,000. This transaction resulted in an approximate $258,000 gain for the Company.

The private equity group is one of the members of the syndicate that held the Company’s Second Lien. As of December 29, 2018, the Company owed the private equity group $25,000,000 of outstanding principal on this facility. Interest and principal payments will be made to the private equity group under the terms of the Note

Janus Midco, LLC

Notes to Consolidated Financial Statements

Payable described in Note 8 Long-Term Debt. The Company made interest payments of $1,970,000 to the private equity group during the period from February 12, 2018 through December 29, 2018 and $1,815,000 for the year ended December 28, 2019. As more fully described in Note 8 Long-Term Debt, this debt was paid in full in August of 2019.

For the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11, 2018, there were related party sales of approximately $6,000; $43,000; $144,000; and $0, respectively, from the Company to its Mexican Joint Venture.

The Company leases a manufacturing facility in Butler, Indiana, from Janus Butler, LLC, an entity wholly owned by a board of director member of the Company. Rent payments paid to Janus Butler, LLC for the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11, 2018, were approximately $134,000; $132,000; $130,000; and $12,000, respectively. The lease extends through July 31, 2021, with monthly payments of approximately $12,000 with an annual escalation of 1.5%.

The Company is party to a lease agreement with 134 Janus International, LLC, an entity majority owned by a board of director member of the Company. Rent payments paid to 134 Janus International, LLC for the year ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11, 2018, were approximately $446,000; $417,000; $188,000; and $17,000; respectively. The lease extends through September 30, 2021, with monthly payments of approximately $37,000 per month with an annual escalation of 2.5%. The Company executed an amendment in December 2018 to assume the entire square footage of the building effective January 1, 2019.

The Company leases a distribution center in Fayetteville, Georgia with French Real Estate Investments, LLC, an entity partially owned by a unit holder of the Company. Rent payments paid to French Real Estate Investments, LLC for the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018 and the period from December 31, 2017 through February 11, 2018, were approximately $106,000, $114,000, $88,000 and $18,000, respectively. The lease extends through July 31, 2022, with monthly payments of approximately $9,000 per month. The Company additionally acquired a lease agreement with ASTA Investment, LLC, for a manufacturing facility in Cartersville, Georgia an entity partially owned by a unit holder of the Company. The original lease term began on April 1, 2018 and extended through March 31, 2028 and was amended in March 2020 to extend the term until March 1, 2030, with monthly lease payments of $66,000 per month with an annual escalation of 2.0%. Rent payments to ASTA Investment, LLC for the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018 and the period from December 31, 2017 through February 11, 2018, were approximately $838,000; $541,000; $410,000 and $0, respectively.

16. Income Taxes

The Company is a limited liability company taxed as a partnership for U.S. federal income tax purposes. The Company is generally not directly subject to income taxes under the provisions of the Internal Revenue Code and most applicable state laws. Therefore, taxable income or loss is reported to the member for inclusion on its respective tax returns.

The provision for income taxes for the year ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11,

Janus Midco, LLC

Notes to Consolidated Financial Statements

2018 includes amounts related to entities within the group taxed as corporations in the United States, United Kingdom, France, Australia, and Singapore. Additionally, amounts relating to state taxes on margins and other income tax equivalents accounted for under Financial Accounting Standards Board (FASB) ASC 740 are included in the Company’s income tax provisions for the year ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 29, 2018, and the period from December 31, 2017 through February 11, 2018.

For the years ended December 26, 2020, December 28, 2019, and the period from February 12, 2018 through December 29, 2018 income from continuing operations before taxes consist of the following:

	Year Ended December 26	Year Ended December 28,	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11 2018
	2020	2019
	Successor			Predecessor
U.S. operations	$56,018,928	$35,179,312	$4,861,173	$6,105,758
Foreign operations	2,932,065	4,855,369	2,338,414	830,541

	$58,950,993	$40,034,681	$7,199,586	$6,936,299

Income tax expense (benefit) attributable to income from continuing operations consists of:

	Current	Deferred	Total
Year ended December 26, 2020:
U.S. federal	$(2,000)	$823,091	$821,091
State and local	611,915	(472,615)	139,300
Foreign jurisdiction	1,154,989	(1,005)	1,153,984

	$1,764,904	$349,471	$2,114,375

	Current	Deferred	Total
Year ended December 28, 2019:
U.S. federal	$(222,593)	$(568,720)	$(791,313)
State and local	313,407	(193,760)	119,647
Foreign jurisdiction	1,234,084	73,122	1,307,206

	$1,324,898	$(689,358)	$635,540

	Current	Deferred	Total
Period from February 12, 2018, through December 29, 2018:
U.S. federal	$233,663	$55,309	$288,972
State and local	427,461	(26,806)	400,655
Foreign jurisdiction	1,006,066	7,329	1,013,395

	$1,667,190	$35,832	$1,703,022

	Current	Deferred	Total
Period from December 31, 2017, through February 11, 2018:
U.S. federal	$(11,870)	$12,628	$758
State and local	17,277	1,435	18,712
Foreign jurisdiction	207,816	(6,993)	200,823

	$213,223	$7,070	$220,293

Janus Midco, LLC

Notes to Consolidated Financial Statements

Income tax expense attributable to income from continuing operations was approximately $2,114,000; $636,000; $1,703,000; and $220,000 for the years ended December 26, 2020 and December 28, 2019, the period from February 12, 2018 through December 28, 2018 and the period from December 31, 2017 through February 11, 2018, respectively, and differed from the amounts computed by applying the partnership’s U.S. federal income tax rate of zero for all years presented to pretax income from continuing operations as a result of the following:

	Year Ended December 26,	Year Ended December 28,	Period from February 12, 2018 through December 29, 2018	Period from December 31, 2017 through February 11 2018
	2020	2019
	Successor			Predecessor
Income before taxes	$58,950,993	$40,034,681	$7,199,586	$6,936,299
Computed “expected” tax expense		—	—	—
Increase (reduction) in income taxes resulting from:
Statutory rate differential	1,280,708	12,914	935,932	140,424
Permanent difference	697,448	363,695	205,694	31,696
State income taxes, net of federal benefit	519,147	154,332	381,673	19,568
Change in tax rates	(420,531)	172,178	89,105	1,964
Change in estimate	(146,436)	(151,605)	26,438	5,830
Other, net	184,039	84,025	64,181	20,810

	$2,114,375	$635,540	$1,703,022	$220,293

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 26, 2020 and December 28, 2019 are presented below:

	December 26,	December 28,
	2020	2019
Deferred tax assets
Allowance for doubtful accounts	$15,004	$13,825
Other accrued expenses	222,410	61,353
Inventories	65,977	5,835
Interest expense	—	629,284
Leases	9,482	18,175
Net operating loss carryforward	1,669,802	2,148,348
Other	83,231	18,576

Total gross deferred tax assets	2,065,906	2,895,396
Less: valuation allowance	—	—

Net deferred tax assets	2,065,906	2,895,396

Deferred tax liabilities
Intangibles	(15,199,982)	(15,835,860)
Property and equipment	(2,134,055)	(1,911,122)

Total gross deferred liabilities	(17,334,037)	(17,746,982)

Net deferred tax liability	$(15,268,131)	$(14,851,587)

Janus Midco, LLC

Notes to Consolidated Financial Statements

The difference between income tax expense recorded in our consolidated statements of operations and comprehensive (loss) income and income taxes computed by applying the corporate statutory federal income tax rate (21% for 2020, 2019 and 2018) to income before income tax expense is due to the fact that the majority of our income is not subject to federal income tax due to our status as a limited liability company. In general, only the corporate entities in our structure are subject to federal tax at 21%. The Company realized a current tax benefit of $2,792,000 from the utilization of net operating loss carryforwards. We record a tax provision related to the amount of undistributed earnings of our foreign subsidiaries expected to be repatriated.

At December 26, 2020 and December 28, 2019, Janus Cobb & Subsidiaries has net operating loss carryforwards for Federal income tax purposes of $6,901,000 and $9,260,000, respectively, which are available to offset future Federal taxable income, if any, and are not subject to expiration. At December 26, 2020 and December 28, 2019, the Company has net operating loss carryforwards for state income tax purposes of $4,961,000 and $6,767,000, respectively, which are available to offset future state taxable income, of which $1,950,000 and $2,812,000 are subject to expiration beginning in 2024 and 2036, respectively.

The Company recognizes accrued interest associated with unrecognized tax benefits as part of interest expense and penalties associated with unrecognized tax benefits as part of other expenses. As of December 26, 2020 and December 28, 2019 there were no accrued interest and penalties associated with unrecognized tax benefits. Management believes there are no material amounts of tax positions for which there is uncertainty as of December 26, 2020 and December 28, 2019. There are no changes expected in the next 12 months. For the years before 2015, the Company is no longer subject to U.S. federal or state income tax examinations. For the years before 2016, the Company is no longer subject to examination by the United Kingdom, French, Australia, and Singapore taxing authorities in those jurisdictions.

17. Preferred and Common Units

Class A Preferred Units

On February 12, 2018, the Company was acquired by a private equity group. In connection with the transaction, 154,154 units of Class A preferred units were acquired by the private equity group, 29,079 units of Class A preferred units were issued to former owners of the Company for the rollover portion of their shares in the Company, and 5,811 units were issued to vested unit option holders for the rollover portion of their vested unit options. The total of 189,044 units of Class A preferred units was priced at $1,000 per unit. The Company was authorized to issue 189,044 Class A preferred units. As of December 26, 2020 and December 28, 2019, 189,044 Class A preferred units are issued and outstanding.

Preferred Yield

The Class A preferred unit holders are entitled to receive a preferred yield equal to 10% per annum, accruing daily, compounded each calendar quarter on the Class A preferred unit Unreturned Capital and Unpaid Preferred Yield. Preferred Yield amounts accrued in a period that have not been paid through distributions are accumulated as Unpaid Preferred Yield.

Voting Rights

The holders of the Class A preferred units are entitled to notice of all unit holder meetings and are entitled to vote on all matters submitted to the unit holders. Each Class A preferred unit is entitled to one vote.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Non-liquidation Distribution and Tax Distribution

The Class A preferred units are entitled to receive distributions prior and in preference on Class A preferred unit unpaid cumulative dividends (“Unpaid Preferred Yield”) followed by Class A preferred unit capital contributions that have not been paid back to the holders (the “Unreturned Capital”). Thereafter, any distribution declared in excess is distributed to Class A preferred unit holders then to participating Class B common unit holders on a pro-rata basis. Class B common units will only participate in distributions if they have vested and the respective Participation Threshold as defined in Midco’s LLC Agreement and the respective Unit Grant Agreement has been met. Some Class B common units awarded are not entitled to participate in any distributions until the aggregate amounts distributed to all outstanding equity interests of Intermediate is also at least equal to the Target Value specified and defined within the respective Unit Grant Agreements.

In accordance with the provisions of Midco’s LLC Agreement, the Company pays quarterly tax distributions to unit holders of Class A preferred units and both vested and unvested Class B Time Vesting Units if net profits are allocated to them in the fiscal quarter. Net profit or net loss allocation to each unit holder in each period is determined by the change in each unit holder’s capital account determined as if the Company were to hypothetically liquidate as of the reporting date. Tax distributions are not subjected to the same rights and preferences described above for non-liquidation distributions.

The distributions declared by the Board of Directors and made to Class A preferred units and Class B common units in the years ended December 26, 2020 and December 28, 2019 are provided in the below table.

Distributions	Class A Preferred Units	Class B Common Units
Period from February 12, 2018 through December 29, 2018	(29,562,175)	—
Year ended December 28, 2019	(70,944,612)	(477,000)
Year ended December 26, 2020	(48,623,369)	(330,341)

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the assets of the Company will be paid and distributed first to creditors then distributed to the Class A preferred and Class B common unit holders in accordance with the non-liquidation distribution priority and preference noted above.

Common Units

In Midco’s LLC Agreement, Midco was authorized to issue Class B common units, which are profits interests, to existing or new employees, officers, directors, managers, other service providers or consultants of the LLC or its Subsidiaries pursuant to written agreements (“Unit Grant Agreement”) approved by the Board. Class B common units do not require any capital contribution. For each grant of Class B common units, one-half are granted as Time Vesting Units and one-half are granted as Performance Vesting Units. The 2018 equity incentive plan is fully described in Note 14 Equity Incentive Plan and Unit Option Plan.

Voting Rights

The holders of Class B common units are not entitled to a vote in respect of any such units or any matters submitted to the unit holders for a vote.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Time Vesting Units

20% of the Time Vesting Units vest on the first anniversary from the grant date (First vesting date) and 5% of Time Vesting Units shall vest on each calendar quarter-end thereafter (i.e. March 31, June 30, September 30 and December 31). Continuous employment from the issuance date through each of the vesting dates is required. Only vested Time Vesting Units are entitled to participate in distributions declared in accordance with the non-liquidation distribution priority and preference noted above.

Performance Vesting units

Performance Vesting Units are deemed fully vested as and when the Performance Threshold, as defined in Midco’s LLC Agreement, has been achieved. Continuous employment from the issuance date through the vesting dates is required. Performance Vesting Units are not entitled to any distribution until it vests.

As of December 26, 2020 and December 28, 2019, the Company had 1,878.62 and 2,599.35 Class B common units vested, respectively. There was a tax distribution of $330,000 and $477,000 made to the Class B common unit holders for the years ended December 26, 2020 and December 28, 2019, respectively.

18. Net Income (Loss) Per Unit

Successor Periods

During the years ended December 26, 2020 and December 28, 2019 and the period from February 12, 2018 through December 29, 2018, the Company computed net income (loss) per unit (EPU) using the two-class method required for participating securities. The two-class method requires net income to be allocated between common units and participating securities based upon their respective rights to receive distributions as if all income for the period had been distributed.

The Company’s Class A preferred units and certain Class B common units are participating securities. Vested Class B common units that met the Participation Threshold and, if applicable, Target Value associated with those units are participating securities because holders of such units have non-forfeitable distribution rights in the event a cash distribution is declared and participate in liquidation distributions. Tax distributions may be declared and paid to unvested Class B Time Vesting Units in periods where net profit was allocated to the respective capital accounts. Unvested Class B Time Vesting Units are participating securities in such periods as the holders have non-forfeitable rights to the tax distribution declared or paid. Holders of unvested Class B Time Vesting Units do not have non-forfeitable rights to undistributed earnings as they do not have the rights to participate in either non-liquidation or liquidation distributions until the Time Vesting Units vest. Unvested Performance Vesting Units are not entitled to receive any form of distribution.

As discussed in Note 17 Preferred and Common Units, the holders of the Class A preferred units are entitled to certain distributions declared prior and in preference to common unit holders. Vested Class B common units participate in the remaining distribution on a pro-rata basis with Class A preferred units if they have met the Participation Threshold and, if applicable, the Target Value associated with them. The holders of Class A preferred units and unvested Class B common units are not contractually obligated to fund the Company’s losses regardless of whether the Company is liquidating. As such, in periods of net loss or periods where total distribution exceeds the net income, all such losses will be allocated to Class B common units.

The Company’s basic EPU is calculated by dividing net income (loss) attributable to common unit holders by the weighted-average number of units of Class B common units outstanding for the period, without consideration of

Janus Midco, LLC

Notes to Consolidated Financial Statements

potentially dilutive securities. The diluted EPU is calculated by giving effect to all potentially dilutive securities (representing the unvested Class B Time Vesting Units) outstanding for the period using the more dilutive of the treasury stock method and the two-class method. Unvested Class B Performance Vesting Units are not included in the diluted EPU calculation as none met the contingency to be considered contingently issuable potential common units as of any of the reporting dates. Diluted EPU is the same as basic EPU in periods when the effects of potentially dilutive units of common unit are anti-dilutive.

During the year ended December 26, 2020, unvested Class B Time Vesting Units received tax distributions proportionately with the vested Class B common units and were participating securities for the basic EPU calculation. Class A preferred units were allocated the preferred distribution. The undistributed net income was allocated entirely to Class A preferred units as its holders are entitled to preferred distributions on Unreturned Capital prior and in preference to the vested Class B common units.

During the year ended December 28, 2019, unvested Class B Time Vesting Units received tax distributions proportionately with the vested Class B common units and were participating securities for the basic EPU calculation. Class A preferred units were allocated the preferred distribution. The total distribution in the year exceeded the net income and resulted in an undistributed net loss, which was allocated entirely to the outstanding Class B common units as the Class A preferred units and the unvested Class B common units were not contractually obligated to fund losses in the Company.

During the period from February 12, 2018 through December 29, 20188, unvested Class B common units did not receive any tax distributions and were not participating securities for the basic EPU calculation. Class A preferred units were allocated the preferred distribution. The total distribution in the period exceeded the net income and resulted in an undistributed net loss, which was allocated entirely to the outstanding Class B common units as the Class A preferred units and unvested Class B common units were not contractually obligated to fund losses in the Company. During this period, no Class B common units were vested and outstanding, as such, the calculation of the basic EPU is not applicable.

Predecessor Period

For the period from December 31, 2017 through February 11, 2018, the Company had Class A common units being the only common units outstanding. Unit options were also issued under the 2013 Unit Option Plan. As discussed in Note 14 Equity Incentive Plan and Unit Option Plan, no unit options vested during the predecessor periods. Basic EPU is determined using the weighted average number of Class A common units outstanding during the period. Diluted EPU is the same as basic EPU during the predecessor periods as none of the unvested unit options met the contingency to be considered contingently issuable potential common units as of February 11, 2018. The Company’s net income has not been adjusted for the predecessor period for purposes of computing basic or diluted EPU due to the Company’s simple capital structure.

Janus Midco, LLC

Notes to Consolidated Financial Statements

The following table sets forth the computation of basic and diluted EPU attributable to common and participating unit holders for the years ended December 26, 2020 and December 28, 2019, and the periods from February 12, 2018 through December 29, 2018 and from December 31, 2017 through February 11, 2018:

	Year Ended December 26,			Year Ended December 28,			Period from February 12, 2018 through December 29, 2018			Period from December 31, 2017 through February 11
	2020			2019						2018
	Successor									Predecessor
Numerator:	Class A Preferred Units	Unvested Class B Units	Class B Common Units	Class A Preferred Units	Unvested Class B Units	Class B Common Units	Class A Preferred Units	Unvested Class B Units	Class B Common Units	Class A Common Units
Net income (loss) attributable to unit holders:
Distributions	$48,623,369	$201,246	$129,095	$70,944,612	$374,423	$102,577	$29,562,175	—	—	—
Allocation of undistributed income (loss) attributable to unit holders	7,882,908	—	—	—	—	(32,022,471)	—	—	(24,065,611)	6,716,006

Basic	$56,506,277	$201,246	$129,095	$70,944,612	$374,423	$(31,919,894)	$29,562,175	$—	$(24,065,611)	$6,716,006
Diluted	$56,506,277	$201,246	$129,095	$70,944,612	$374,423	$(31,919,894)	$29,562,175	$—	$(24,065,611)	$6,716,006
Denominator:
Weighted average number of units:
Basic	189,044	5,700	3,657	189,044	6,297	1,725	189,044	—	—	60,400
Diluted	189,044	5,700	3,657	189,044	6,297	1,725	189,044	—	—	60,400

Basic net income (loss) per unit attributable to unit holders	$298.91	$35.31	$35.30	$375.28	$59.46	$(18,504.29)	$156.38	N/A	N/A	$111.19
Diluted net income (loss) per unit attributable to unit holders	$298.91	$35.31	$35.30	$375.28	$59.46	$(18,504.29)	$156.38	N/A	N/A	$111.19

For the year ended December 26, 2020, the effect of the earnings per incremental unit of unvested Class B common units would have been anti-dilutive. As such, 5,337 incremental units of unvested Class B common units as of December 26, 2020 were excluded from the computation of diluted EPU as of December 26, 2020 and basic EPU was the same as diluted EPU.

For the year ended December 28, 2019 and the period from February 12, 2018 through December 29, 2018, since the Company was in a loss position attributable to vested Class B common unit holders, the effect of earnings per incremental unit of the unvested Class B common units would have been anti-dilutive. As such, 6,027 and 6,289 incremental units of unvested Class B common units for the year ended December 28, 2019 and the period ended December 29, 2018 were excluded from the computation of diluted EPU, respectively, and basic EPU was the same as diluted EPU.

19. Segment Information

The Company operates its business and reports its results through two operating and reportable segments: Janus North America and Janus International, in accordance with ASC Topic 280, Segment Reporting. The Janus International segment is comprised of JIE which its production and sales are largely in Europe. The Janus North

Janus Midco, LLC

Notes to Consolidated Financial Statements

America segment is comprised of all the other entities including Janus Core, BETCO, NOKE, ASTA, Janus Door and Steel Door Depot. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Chief Executive Officer and Chief Financial Officer are the CODM. To date, the Company’s CODM has made such decisions and assessed performance across the operating units. The reportable segments are determined based on several factors including, but not limited to, customer base, homogeneity of products, distribution channels and similar economic characteristics. The basis of accounting used for the transactions between reportable segments is following the principles of consolidations noted in Note 2 Summary of Significant Accounting Policies.

Janus North America

The Company manufactures and installs steel roll-up doors and steel structures for commercial and self-storage customers throughout the United States and the world. In addition, the Company rolled out a new product offering in 2018 pertaining to access control for self-storage facilities which is marketed as the Nokē Smart Entry Solution. Manufacturing operations are conducted in Georgia, Texas, Arizona, Indiana and North Carolina.

Janus International

The Company produces and provides similar products and services with the exception of building components as Janus North America but focused on the self-storage industry in Europe.

Summarized financial information for the Company’s segments is shown in the following tables:

	Year Ended December 26,	Year Ended December 28,	Period from February 12, 2018 through December 29,	Period from December 31, 2017 through February 11
	2020	2019	2018	2018
	Successor			Predecessor
Revenue
Janus North America	$520,119,313	$532,768,896	$416,794,063	$41,582,432
Janus International	45,490,214	43,543,221	27,493,225	4,440,589
Intersegment	(16,636,319)	(11,019,930)	(5,328,783)	(250,602)

Consolidated Revenue	$548,973,208	$565,292,187	$438,958,505	$45,772,419

Operating Income
Janus North America	$91,664,612	$81,823,846	$37,023,397	$8,377,404
Janus International	2,810,775	5,013,131	2,256,623	856,834
Eliminations	45,131	(176,809)	—	—

Total Segment Operating income	$94,520,518	$86,660,167	$39,280,020	$9,234,238

Depreciation Expense
Janus North America	5,390,393	$4,532,989	$2,287,015	$352,845
Janus International	594,389	279,431	200,453	24,600

Consolidated Depreciation Expense	$5,984,782	$4,812,420	$2,487,468	$377,445

Amortization of intangible Assets
Janus North America	25,661,226	$29,414,574	$53,458,238	$528,667
Janus International	1,384,594	1,096,527	2,017,392	38,100

Consolidated Amortization	$27,045,820	$30,511,101	$55,475,630	$566,767

Janus Midco, LLC

Notes to Consolidated Financial Statements

	December 26,	December 28,
	2020	2019
Capital Expenditures
Janus North America	$6,001,648	$8,568,247
Janus International	336,443	274,262

Consolidated Capital Expenditures	$6,338,091	$8,842,509

Identifiable Assets
Janus North America	$820,259,539	$823,463,950
Janus International	53,219,205	38,468,762

Consolidated Assets	$873,478,745	$861,932,712

Equity Method Investments
Janus North America	$1,002,256	$940,823
Janus International	$—	$—

20. Significant Estimates and Contingencies

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain contingencies. Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial statements.

Self-Insurance

Under the Company’s workers’ compensation insurance program, coverage is obtained for catastrophic exposures under which the Company retains a portion of certain expected losses. Provision for losses expected under this program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled approximately $391,000 and $500,000 as of December 26, 2020 and December 28, 2019, respectively. The amount of actual losses incurred could differ materially from the estimates reflected in these consolidated financial statements.

Under the Company’s health insurance program, coverage is obtained for catastrophic exposures under which the Company retains a portion of certain expected losses. The Company has stop loss insurance for claims in excess of $250,000 and $225,000 as of December 26, 2020 and December 28, 2019, respectively. Provision for losses expected under this program is recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled approximately $916,000 and $561,000 at December 26, 2020 and December 28, 2019, respectively. The amount of actual losses incurred could differ materially from the estimates reflected in these consolidated financial statements.

Significant Estimates

The Company employs estimates in a number of areas in financial reporting. It is reasonably possible that events could occur that would change the estimated amounts of these items materially in the near term. In addition to the estimates discussed above, the more significant estimates include:

Accounts receivable allowance – based on an analysis of customers’ return histories, current status, aging of the receivable’s balances and management’s expectations of collections.

Janus Midco, LLC

Notes to Consolidated Financial Statements

Inventory costing – based on management estimates associated with material costs and allocations of certain labor and overhead cost pools for which a portion is ultimately captured within inventory costs.

Goodwill and other intangibles – evaluated for impairment by management whenever events or circumstances indicate the carrying amount may not be recoverable.

Revenue recognized over time

In addition to the wide array of product offerings, the Company also offers installation services to customers. Installation revenue is recognized over time based on appropriate input measures.

21. Recent Development and Subsequent Events

The Company has evaluated events subsequent to December 26, 2020, and through the financial statement issuance date of March 22, 2021. The following events occurring subsequent to the balance sheet date merited recognition or disclosure in these statements.

On December 21, 2020, the Company entered into a Business Combination Agreement with Juniper Industrial Holdings Inc. Immediately following the closing of the proposed transaction, the post-combination company intends to change its name to Janus International Group, Inc. and expects to trade on the NYSE under the ticker symbol “JBI”, pending NYSE approval. The Company and any of its subsidiaries will be the surviving company listed on the NYSE. As of the date of these Financial Statements the Business Combination is still pending and subject to SEC and Shareholder review and approval.

On January 18, 2021, the Company, through its wholly owned subsidiary Steel Storage Australia Pty Ltd. acquired 100% of the net assets of G & M Stor-More for approximately $1,740,000. G & M Stor-More has over 23 years experience in self-storage building, design, construction and consultation. As a result of the acquisition, the Company will have an opportunity to increase its customer base of the self-storage industry and expand its product offerings in the Australian market.

On February 5, 2021, the Company completed a repricing of its First Lien and First Lien B2 Term Loans in order to take advantage of currently available lower interest rates. The repricing allowed the Company to combine the two First Lien Term Loans into one Term Loan. This repricing decreases the interest rate by 50 basis points on the original First Lien Term Loan and by 125 basis points on the First Lien B2 Term Loan. The transaction did not include additional borrowings, and the maturity date of the financing arrangement remains unchanged.

JANUS INTERNATIONAL GROUP, INC.

Up to 114,045,400 Shares of Common Stock

Up to 10,150,000 Warrants

Up to 10,150,000 Shares of Common Stock Underlying Warrants

PROSPECTUS